As filed with the Securities and Exchange Commission on January 20, 2015
Registration No. 333-170802

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Post-Effective Amendment No. 11
to
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
_____________________

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its governing instruments)
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
With Copies to:
Rosemarie A. Thurston
Lesley H. Solomon
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000
_____________________
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 11 consists of the following:

1.	The Registrant's final prospectus dated April 29, 2014, previously filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on April 29, 2014, and refiled herewith;

2.
Supplement No. 18 dated January 20, 2015, to the Registrant's final prospectus, which supersedes and replaces all prior supplements to the prospectus and which will be delivered as an unattached document along with the prospectus;

3.	Part II, included herewith; and

4.	Signature page, included herewith.

Sponsored by NorthStar Realty Finance Corp.
$1,100,000,000 Maximum Offering
NorthStar Healthcare Income, Inc. is a Maryland corporation formed in October 2010 to acquire, originate and asset manage a diversified portfolio of equity and debt investments in healthcare real estate, with a focus on the mid-acuity senior housing sector. As of April 15, 2014, we own a healthcare real estate portfolio consisting of 11 equity and debt investments. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes beginning with the taxable year ended December 31, 2013.
We are offering up to $1,000,000,000 in shares of our common stock to the public at $10.00 per share. We are also offering up to $100,000,000 in shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share. We expect to offer shares of common stock in our primary offering until August 7, 2015.
Investing in our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 23. These risks include the following:

•	We have a limited operating history, and we may not achieve our investment objectives.

•	No public trading market currently exists for our common stock. If you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

•	You do not have the opportunity to evaluate a significant portion of our investments before we make them, which makes your investment more speculative.

•
We depend on NorthStar Healthcare Income Advisor, LLC, or our advisor, and its affiliates to conduct our operations. The fees we pay to our advisor and its affiliates were not determined on an arm’s length basis.

•	Our equity investments are subject to the risks typically associated with real estate, including decreases in some or all of the value over time.

•
The collateral securing our debt and securities investments may decrease in value or lose all value over time, which may lead to a loss of some or all of principal. Any unsecured debt may involve a heightened level of risk.

•	We have broad authority to use leverage, and high levels of leverage could hinder our ability to make distributions and decrease the value of your investment.

•	The amount of distributions we may pay, if any, is uncertain. There is no guarantee of any return and you may lose a part or all of your investment.

•
Our executive officers and sponsor’s key professionals face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our company.

•	If we raise substantially less than the maximum offering, we may not be able to acquire a diverse portfolio of investments.

•	We may change our targeted investments or investment policies without stockholder consent.

•
Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. We have paid, and may continue to pay, distributions from sources other than our cash flow from operations, and consequently, we will have less cash available for investments and your overall return may be reduced. Our sponsor has agreed to purchase shares of our common stock in our offering under certain circumstances in order to provide additional cash to support distributions to stockholders; which will dilute the equity ownership interests of our public stockholders.

•
We established the offering price of our shares on an arbitrary basis. The offering price of our shares bears no relationship to our book or asset value or to any other criteria for valuing shares. The actual value of your investment may be substantially less than what you pay.

•	We are not required to liquidate our assets or list our shares for trading on a national securities exchange by a specified date.

•	Our failure to qualify as a REIT for federal income tax purposes would subject us to federal income tax and reduce cash available for distribution.
Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of our offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in our offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in shares of our common stock.

	Price To Public(1)	Selling Commissions(2)	Dealer Manager Fee(2)	Net Proceeds (Before Expenses)
Primary Offering Per Share	$10.00	$0.70	$0.30	$9.00
Total Primary Offering	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000
Distribution Reinvestment Plan Per Share	$9.50	$—	$—	$9.50
Total Distribution Reinvestment Plan	$100,000,000	$—	$—	$100,000,000

(1)	We reserve the right to reallocate shares of common stock being offered between our primary offering and our distribution reinvestment plan.

(2)	Discounts are available to investors who purchase more than $500,000 in shares of our common stock and to other categories of investors.
Our dealer manager for our offering, NorthStar Realty Securities, LLC, is an affiliate of our advisor. Our dealer manager is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum initial investment in shares of our common stock is $4,000.
We are an “emerging growth” company as defined under the federal securities laws.
The date of this prospectus is April 29, 2014

SUITABILITY STANDARDS
The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling any shares that you purchase.
In consideration of these factors, we have established suitability standards for investors in our offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.
The following states have established suitability standards that are in addition to those we have established. Shares will be sold only to investors in these states who also meet the special suitability standards set forth below.
Alabama—Alabama investors must represent that, in addition to meeting our suitability standards listed above, they have a liquid net worth of at least ten times their investment in us and other similar programs.
California—A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and the total investment in our offering may not exceed 10% of the investor’s net worth.
Iowa—An Iowa investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of at least $100,000, and the aggregate investment in our offering may not exceed 10% of the investor’s liquid net worth.
Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
Kentucky—A Kentucky investor’s aggregate investment in our offering may not exceed 10% of the investor’s net worth.
Maine—The Maine Office of Securities recommends that a Maine investor’s aggregate investment in our offering and other similar offerings not exceed 10% of the investor’s liquid net worth.
Massachusetts—A Massachusetts’ investor may not invest more than 10% of the investor’s liquid net worth in us and other non-traded REITs or other non-traded direct participation programs.
Nebraska—A Nebraska investor must have a net worth of at least $100,000 and an annual income of at least $70,000 or, in the alternative, a minimum net worth of at least $350,000, and the total investment in us may not exceed 10% of the investor’s net worth.
New Jersey—A New Jersey investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and the aggregate investment in our offering and other similar offerings may not exceed 10% of the investor’s liquid net worth.
New Mexico—A New Mexico investor’s aggregate investment in our offering, the offerings of our affiliates and the offerings of other non-traded REITs may not exceed 10% of the investor’s liquid net worth.
North Dakota—North Dakota investors must represent that, in addition to meeting our suitability standards listed above, they have a net worth of at least ten times their investment in our offering.
Ohio—An Ohio investor’s aggregate investment in our offering, the offerings of our affiliates and the offerings of other non-traded REITs may not exceed 10% of the investor’s liquid net worth.
Oregon—An Oregon investor’s aggregate investment in us may not exceed 10% of the investor’s net worth.

i

Pennsylvania—A Pennsylvania investor’s aggregate investment in our offering may not exceed 10% of the investor’s net worth.
Tennessee—A Tennessee investor’s aggregate investment in our offering must not exceed 10% of the investor’s liquid net worth.
For purposes of determining the suitability of an investor, net worth (total assets minus total liabilities) in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh Plans or pension or profit-sharing plans), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.
Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in our offering must make every reasonable effort to determine that the purchase of shares in our offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives.
HOW TO SUBSCRIBE
Subscription Procedures
Investors seeking to purchase shares of our common stock who meet the suitability standards described herein should proceed as follows:

•	Read this entire prospectus and any supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•
Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer. Your check should be made payable to “NorthStar Healthcare Income, Inc.” or “NorthStar Healthcare.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum income and net worth standards as described in this prospectus. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers with interest and without deduction for any expenses within ten business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.
An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.
Minimum Purchase Requirements
You must initially invest at least $4,000 in our shares of common stock to be eligible to participate in our offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares of common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100, except for shares purchased pursuant to our distribution reinvestment plan, or our DRP.

Investments by Qualified Accounts
Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.
Investments through IRA Accounts
State Street Bank and Trust Company, or State Street, has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. Our advisor will pay the fees related to the establishment of new investor accounts of $25,000 or more in us with State Street. We will not reimburse our advisor for such fees. Thereafter, investors will be responsible for the annual IRA maintenance fees. Prospective investors should consult their tax advisors regarding our advisor’s payment of the establishment fees and any other tax issues associated with an investment in our common stock through an IRA or other retirement plan. Further information about custodial services is available through your broker-dealer or through our dealer manager at 877-940-8777.
IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as this prospectus. You should rely only on the information contained in this prospectus and the registration statement of which it is a part. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

QUESTIONS AND ANSWERS ABOUT OUR OFFERING
The following questions and answers about our offering highlight material information regarding us and our offering that may not otherwise be addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase shares of our common stock.
Q:    What is NorthStar Healthcare Income, Inc.?

A:
We are a Maryland corporation formed to acquire, originate and asset manage a diversified portfolio of equity and debt investments in healthcare real estate, with a focus on the mid-acuity senior housing sector, which we define as assisted living, memory care, skilled nursing and independent living facilities, that have an emphasis on private pay patients. We may also acquire and originate equity and debt investments in facilities that rely on public pay patients and other healthcare property types, including medical office buildings and rehabilitation facilities. In addition, we may acquire healthcare-related securities, which we expect would be less than 10% of our portfolio. Our equity investments will generally be in the form of lease or management transactions whereby we will purchase a property and enter into a long-term lease or management agreement with an operator responsible for contractual payments to us. In certain instances, we will enter into structures permitted by the REIT Investment Diversification and Empowerment Act of 2007, or RIDEA, whereby we participate directly in the operational cash flow of a property. Our debt investments will consist of first mortgage loans, subordinate mortgages, mezzanine loans, preferred equity investments and participations in such investments. However, we have not established any limits on the percentage of our portfolio that may be comprised of these various categories of equity and debt investments, which present differing levels of risk. We have also not established any limits on the percentage of our portfolio that may be comprised of equity and debt investments in facilities that rely on public pay patients. The healthcare-related securities in which we may invest will primarily include commercial mortgage backed securities, or CMBS, and other related securities. Given the current and changing market conditions, we expect that a majority of our capital will be invested in equity. We cannot, however, predict our actual allocation of assets under management at this time because such allocation will also be dependent, in part, upon the amount of financing we are able to obtain with respect to each asset class in which we invest, as well as other micro and macro market conditions. We commenced operations on February 11, 2013 and as of April 15, 2014, own a healthcare real estate portfolio consisting of 11 equity and debt investments. See “Prospectus Summary—Summary of Our Investments” and “Description of Our Investments” for additional information regarding our healthcare real estate portfolio.

The use of the terms “NorthStar Healthcare Income,” “NorthStar Healthcare,” our “company,” “we,” “us” or “our” in this prospectus refer to NorthStar Healthcare Income, Inc., acting through our external advisor, unless the context indicates otherwise.
Q:    Who might benefit from an investment in our shares of common stock?

A:
An investment in our shares may be beneficial for you if you: (i) meet the minimum suitability standards described in this prospectus; (ii) seek to diversify your personal portfolio with a REIT investment primarily focused on equity and debt investments in healthcare real estate; (iii) seek to receive current income; (iv) seek to preserve capital; and (v) are able to hold your investment for at least five years following the completion of our offering stage, consistent with our liquidity strategy. See “Description of Capital Stock—Liquidity Events.” On the other hand, we caution persons who require immediate liquidity, guaranteed income or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:    What is a real estate investment trust, or REIT?
A:    In general, a REIT is an entity that:

•
combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management, some of which may focus on a particular property type or geographic location;

v

•
is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•	pays distributions to investors of at least 90% of its annual ordinary taxable income.
In this prospectus, we refer to an entity that qualifies and elects to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We are not currently qualified as a REIT. However, we intend to qualify and elect to be taxed as a REIT for U.S. federal income tax purposes commencing with the taxable year ended December 31, 2013.

Q:	What is an “UPREIT”?

A:
We own substantially all of our assets and conduct our operations, directly or indirectly, through a limited partnership called NorthStar Healthcare Income Operating Partnership, LP, which we refer to as NorthStar Healthcare Income Operating Partnership, or our operating partnership. We refer to partnership interests and special partnership interests in our operating partnership, respectively, as common units and special units. We are the sole general partner of our operating partnership. Because we conduct substantially all of our operations through an operating partnership, we are organized as an umbrella partnership real estate investment trust, or “UPREIT.”

Q:	Why should I invest in a portfolio of equity and debt investments?

A:
Allocating some portion of your investment portfolio to equity and debt investments in healthcare real estate may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation and attractive risk-adjusted returns. For these reasons, institutional investors like pension funds and endowments have embraced commercial real estate, or CRE, as a significant asset class for purposes of asset allocations within their investment portfolios. According to survey data published by Preqin in 2013, private pension plans in the United States had an average real estate allocation of 9.0%, compared with 4.6% in 2012, while public pension plans had an average real estate allocation of 8.3%, compared with 5.1% in 2012. In addition, 91% of the institutional investors surveyed in the Preqin report planned to maintain or increase their allocation to real estate investments in the future. Individual investors can also benefit by adding a real estate component to their investment portfolios. You and your financial advisor should determine whether investing in real estate would benefit your investment portfolio.

Q:	Why should I invest specifically in a company that is primarily focused on equity and debt investments in healthcare real estate?

A:
We believe the current market presents an attractive environment for us to invest in healthcare real estate, with a focus on the mid-acuity senior housing sector. We expect the supply of suitable investment opportunities to grow as: (i) senior housing operators seek to monetize real estate assets to fund growth in their core businesses; (ii) investment managers seek liquidity for investors in limited life funds; and (iii) senior housing owners, operators and investors face challenges attracting equity and debt capital to acquire, develop or reposition senior housing facilities given the expertise required to focus on this sector. Moreover, we believe this barrier to entry may result in less competition in the senior housing market compared to other CRE sectors since we have observed generalist real estate investors refocus on less operationally intensive assets in the multifamily, industrial, office and retail sectors. In addition, senior housing cash flows should benefit from favorable supply and demand dynamics. Specifically, we believe that senior housing cash flows will benefit as occupancy levels improve. Although construction is beginning in certain markets, we believe that favorable demographic trends and overall limited supply growth will continue to place upward pressure on occupancy and rent levels. In addition, we believe that our growth-oriented capital, together with our management team’s experience and extensive network of long-standing relationships in the senior housing and CRE finance industries, position us to take advantage of the opportunities described above.

Q:	How do we differ from other public, non-traded REITs sponsored by our sponsor?

A:
By investing in our shares of common stock, you will have the opportunity to add equity, debt and securities investments in healthcare real estate to your investment portfolio. Because our investment strategy is focused on healthcare real estate, we may be considered a specialty REIT. NorthStar Real Estate Income Trust, Inc., or NorthStar Income, and NorthStar Real Estate Income II, Inc., or NorthStar Income II, the public, non-traded REITs sponsored by our sponsor, were formed to originate, acquire and manage a diverse portfolio of CRE debt, securities and select equity investments. In addition, NorthStar/RXR New York Metro Income, Inc., or NorthStar/RXR Income, a public, non-traded REIT currently seeking registration with the SEC and co-sponsored by our sponsor, was formed to make commercial real estate investments located in the New York City metropolitan area. As a result, NorthStar Income’s and NorthStar Income II’s investment strategy is more broadly diversified, and NorthStar/RXR Income’s investment strategy is expected to be more narrowly focused geographically and none of their investment strategies specifically target investments in healthcare real estate. In comparison to NorthStar Income and NorthStar Income II, which have or expect to have, as the case may be, substantially all of their respective investment portfolios comprised of debt investments, we expect that, given the current and changing market opportunity, a majority of our investment portfolio will be comprised of equity investments, with the balance comprised of debt and securities investments, which may provide investors the ability to realize growth as well as income from an investment in our shares. Further, in comparison to NorthStar/RXR Income, which is expected to focus on investments located in the New York City metropolitan area, our investments are, and our future investments are expected to be, more diversified geographically.

Q.	What is the impact of being an “emerging growth company?”

A.
We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, will have a significant impact on our business or this offering. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will not be for so long as our shares of common stock are not traded on a securities exchange, we are not subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. In addition, so long as we are externally managed by our advisor and we do not reimburse our advisor or our sponsor for the compensation it pays our executive officers, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and as a result do not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Q:	What kind of offering is this?

A:
Through NorthStar Realty Securities, LLC, or our dealer manager, we are offering a maximum of $1,100,000,000 in shares of common stock in a continuous, public offering, of which $1,000,000,000 in shares can be offered pursuant to our primary offering, or our primary offering, and $100,000,000 in shares are being offered pursuant to our DRP, which are herein collectively referred to as our offering. We are offering shares in our primary offering on a “best efforts” basis at $10.00 per share and shares in our DRP at $9.50 per share. Discounts are also available to investors who purchase more than $500,000 in shares of our common stock and to other categories of investors. We reserve the right to reallocate shares of our common stock being offered between our primary offering and our DRP.

Q:	How does a “best efforts” offering work?

A:
When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in our offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:	Who can buy shares?

A:	Generally, you may purchase shares if you have either:

•	a minimum net worth (excluding the value of your home, furnishings and personal automobiles) of at least $70,000 and a minimum annual gross income of at least $70,000; or

•	a minimum net worth (not including home, furnishings and personal automobiles) of at least $250,000.
However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:
If you choose to purchase shares of our common stock in our offering, you will need to contact your broker-dealer or financial advisor and fill out a subscription agreement like the one attached to this prospectus as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:	Is there any minimum initial investment required?

A:
Yes. You must initially invest at least $4,000 in shares. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our DRP.

Q:	How long will our offering last?

A:
In April 2014, our board of directors determined to extend our offering for one year to August 7, 2015, which is three years after the commencement of our offering. We could in some circumstances continue our offering under rules promulgated by the SEC until as late as February 3, 2016. If we decide to continue our offering beyond August 7, 2015, we will provide that information in a prospectus supplement. In addition, we reserve the right to terminate our offering for any other reason at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:
•    an annual report;
•    supplements to this prospectus, generally provided quarterly during our offering; and
•    three quarterly financial reports.
In addition, from and after 18 months after the completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock based on an appraisal of our assets and operations and other factors deemed relevant. However, we may not obtain independent appraisals or valuations for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. We will provide this information to you in our annual report. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a “public offering of securities” to include offerings on behalf of selling stockholders or offerings related to our DRP, employee benefit plan or the redemption of interests in our operating partnership.
We will provide the periodic updates and the estimated value per share, once required, to you via one or more of the following methods, in our discretion and with your consent, if necessary:
•    U.S. mail or other courier;
•    facsimile;
•    electronic delivery; or
•    posting on our website at www.northstarreit.com/healthcare.
Information on our website is not incorporated into this prospectus.

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year, unless extended.

Q:	Who can help answer my questions about this offering?

A:	If you have more questions about our offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
NorthStar Realty Securities, LLC
5299 DTC Blvd., Ste. 900
Greenwood Village, CO 80111
Attn: Investor Relations
(877) 940-8777

PROSPECTUS SUMMARY
This prospectus summary highlights material information regarding our business and our offering that is not otherwise addressed in the “Questions and Answers About Our Offering” section of this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand our offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section before making a decision to invest in our common stock.
NorthStar Healthcare Income, Inc.
NorthStar Healthcare Income, Inc. is a Maryland corporation formed on October 5, 2010 primarily to acquire, originate, and asset manage a diversified portfolio of equity and debt investments in healthcare real estate, with a focus on the mid-acuity senior housing sector, which we define as assisted living, memory care, skilled nursing and independent living facilities, that have an emphasis on private pay patients. We may also acquire and originate equity and debt investments in facilities that rely on public pay patients and other healthcare property types, including medical office buildings and rehabilitation facilities. In addition, we may acquire healthcare-related securities, which we expect would be less than 10% of our portfolio. Our equity investments will generally be in the form of lease or management transactions whereby we will purchase a property and enter into a long-term lease or management agreement with an operator responsible for contractual payments to us. In certain instances, we will enter into structures permitted by RIDEA, whereby we participate directly in the operational cash flow of a property. Our debt investments will consist of first mortgage loans, subordinate mortgages, mezzanine loans, preferred equity investments and participations in such investments. However, we have not established any limits on the percentage of our portfolio that may be comprised of these various categories of equity and debt investments, which present differing levels of risk. We have also not established any limits on the percentage of our portfolio that may be comprised of equity and debt investments in facilities that rely on public pay patients. The healthcare-related securities in which we may invest will primarily include CMBS and other related securities. Given the current and changing market conditions, we expect that a majority of our capital will be invested in equity. We cannot, however, predict our actual allocation of assets under management at this time because such allocation will also be dependent, in part, upon the amount of financing we are able to obtain with respect to each asset class in which we invest, as well as other micro and macro market conditions. We commenced operations on February 11, 2013 and as of April 15, 2014, own a healthcare real estate portfolio consisting of 11 equity and debt investments.
We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to stockholders at least 90% of their annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain).
Our office is located at 399 Park Avenue, 18th Floor, New York, New York 10022. Our telephone number is (212) 547-2600. Information regarding our company is also available on our website at www.northstarreit.com/healthcare. The information contained on our website is not incorporated into this prospectus.
Investment Objectives
Our primary investment objectives are:
•    to pay attractive and consistent current income through cash distributions;
•to preserve, protect and return your capital contribution; and
•to realize capital appreciation through the potential sale of our assets or other liquidity event.
We will also seek to realize growth in the value of our investments by timing their sale to maximize value.

Summary of Risk Factors
Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•
We have a limited operating history. The prior performance of our sponsor or other real estate investment vehicles sponsored by our sponsor may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•
No public trading market currently exists for our common stock. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. If you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

•	You do not have the opportunity to evaluate a significant portion of our investments before we make them, which makes your investment more speculative.

•	We depend on our advisor and its affiliates to conduct our operations. We will pay substantial fees to our advisor and its affiliates, which were not determined on an arm’s length basis.

•
We intend to use a majority of the proceeds from our offering, after the payment of fees and expenses, for investment in real estate equity investments, and the remaining proceeds for commercial real estate debt and healthcare-related securities. The value of our real estate equity investments may decline below the initial cost to us of the investment, which would increase the likelihood of an impairment and have a negative impact on the value of our equity investment portfolio. Similarly, the value of collateral securing any of our commercial real estate debt investments could decrease below the outstanding principal amount of such investment, which would increase the likelihood of default and taking title to collateral and have a negative impact on the value of our debt portfolio.

•
The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return and you may lose a part or all of your investment.

•
Certain of our executive officers and our sponsor’s key professionals are also officers, directors, partners, managers and key professionals of our sponsor, our dealer manager and other affiliated entities of our sponsor. As a result, they will face conflicts of interest, including significant conflicts created by their compensation arrangements with us and other entities affiliated with our sponsor and conflicts in allocating investment opportunities and their time among us and these other entities affiliated with our sponsor.

•
The fees we pay to affiliates in connection with our offering and in connection with the acquisition, origination and management of our investments, including to our advisor, were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

•	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

•
We may change our targeted investments and investment guidelines without stockholder consent, which could result in investments that are different from, and possibly riskier than, those investments described in this prospectus.

•
The equity, debt and mortgage loans underlying the healthcare-related securities investments in which we may invest are subject to the risks typically associated with real estate, including decreases in some or all of the value over time, which may lead to a loss of some or all of the capital we invest.

•
Our investments in CMBS may be subject to certain risks, including the first risk of loss, lack of standardized terms, payment of all or substantially all of the principal only at maturity and additional risks related to the type and use of a particular commercial property.

•
Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. Until the proceeds of our offering are fully invested and otherwise during the course of our existence, we may not generate sufficient cash flow from operations to fund distributions. Pursuant to a distribution support agreement, in certain circumstances where our cash distributions exceed our modified funds from operations, or MFFO, our sponsor agreed to purchase up to $10.0 million of shares of our common stock (which includes the $2.0 million of shares purchased by an affiliate of our sponsor to satisfy the minimum offering amount) at $9.00 per share to provide additional cash to support distributions to our stockholders. Such sales of shares cause dilution of the ownership interests of our public stockholders. After our distribution support agreement with our sponsor has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. We have paid, and may continue to pay, distributions from sources other than our cash flow from operations, and consequently, we will have less cash available for investments, and your overall return may be reduced.

•
We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset value or to any other established criteria for valuing shares. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers. The actual value of our shares may be substantially less than our offering price.

•
Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our net assets, which is generally expected to approximate 75% of the aggregate cost of our investments, including cash, before deducting loan loss reserves, other non-cash reserves and depreciation. High financing levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

•
Our charter does not require our board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require us to list our shares for trading on a national securities exchange by a specified date or otherwise pursue a transaction to provide liquidity to our stockholders.

•
Our charter prohibits the ownership of more than 9.8% in value of the aggregate of the outstanding shares of our stock of any class or series or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount to the public offering price.

•	Our investments will be concentrated in healthcare real estate, making us more vulnerable economically than if we were targeting a more diversified real estate investment strategy.

•	Adverse economic conditions and dislocation in the credit markets could materially adversely affect our business and ability to make distributions.

•
Our failure to qualify as a REIT for federal income tax purposes would adversely affect our operations, the value of our shares and our ability to make distributions to our stockholders because we would be subject to U.S. federal income tax at regular corporate rates with no ability to deduct dividends distributed to our stockholders.

Investment Strategy
Our strategy is to use substantially all of the net proceeds of our offering primarily to acquire, originate, and asset manage a diversified portfolio of equity and debt investments in healthcare real estate, with a focus on the mid-acuity senior housing sector, which we define as assisted living, memory care, skilled nursing and independent living facilities, that have an emphasis on private pay patients. We may also acquire and originate equity and debt investments in facilities that rely on public pay patients and other healthcare property types, including medical office buildings and rehabilitation facilities. In addition, we may acquire healthcare-related securities, which we expect would be less than 10% of our portfolio. Our equity investments will generally be in the form of lease or management transactions whereby we will purchase a property and enter into a long-term lease or management agreement with an operator responsible for contractual payments to us. In certain instances, we will enter into structures permitted by RIDEA, whereby we participate directly in the operational cash flow of a property. Our debt investments will consist of first mortgage loans, subordinate mortgages, mezzanine loans, preferred equity investments and participations in such investments. However, we have not established any limits on the percentage of our portfolio that may be comprised of these various categories of equity and debt investments, which present differing levels of risk. We have also not established any limits on the percentage of our portfolio that may be comprised of equity and debt investments in facilities that rely on public pay patients. The healthcare-related securities in which we may invest will primarily include CMBS and other related securities. Given the current and changing market conditions, we expect that a majority of our capital will be invested in equity. We cannot, however, predict our actual allocation of assets under management at this time because such allocation will also be dependent, in part, upon the amount of financing we are able to obtain with respect to each asset class in which we invest, as well as other micro and macro market conditions. The key components of our investment strategy are as follows:
Focus on Mid-Acuity Senior Housing.   As shown in the graphic below, we will seek investments in what we characterize as mid-acuity senior housing facilities. Mid-acuity senior housing facilities generally provide the broadest level of services to residents in a more cost-effective setting resulting in a longer length of stay for residents and less turnover in tenancy.
Focus on Private Pay Facilities.   We will generally seek investments in mid-acuity senior housing facilities that have an emphasis on private pay patients. Private pay patients are individuals who are personally obligated to pay the costs of their housing and services. Due to the fact that private pay facilities are not subject to governmental rate setting, we believe they provide for more predictable and potentially higher rental rates from residents than facilities providing government-funded services.
Capitalize on Market Inefficiency.   The U.S. Department of Housing and Urban Development, or HUD, Fannie Mae, or FNMA, and Freddie Mac, or FRMA have significantly increased origination volumes to satisfy the void created by the exit of typical healthcare lenders following the recent liquidity crisis and resulting recession. According to HUD, healthcare loans insured by the Federal Housing Authority reached $5.8 billion in 2013, an increase of 132% over 2010 levels. However, federal programs have limited capacity given their rigid eligibility criteria. For example, HUD requires senior housing property owners to have utilized equivalent borrowing amounts on their properties for at least the prior two years to qualify for an equivalent amount of financing. FNMA and FRMA generally require that a senior housing property has achieved 90% occupancy for at least twelve months in order to qualify for their programs. Although these agencies are willing to lend efficient debt capital to qualifying borrowers and properties, there are significant properties, markets and borrowers that do not qualify for these federal programs and that have limited access to healthcare real estate lending capital. We believe a dynamic opportunity exists given our flexible capital to provide interim financing to owners and operators who do not qualify for U.S. government-sponsored programs, while also borrowing from these programs directly when we acquire properties. This allows us to invest throughout the healthcare real estate capital structure to target both equity and debt investments that maximize our stockholders’ risk-adjusted returns.
Leverage Strategic Relationships with Operators.   We will focus on leveraging our relationships with high quality national and regional operators of senior housing facilities that have demonstrated successful operating capabilities and have growth potential. We will focus on these operators to help them achieve their growth objectives by providing them with strategic equity and debt capital for both external growth through acquisitions and internal growth through property improvements and expansions that may assist them to optimize property-level performance.
Summary of Our Investments
As of April 15, 2014, our healthcare real estate portfolio consists of 11 equity and debt investments.
Equity Investments
The following table presents a summary of our equity investment portfolio as of April 15, 2014 (dollars in thousands):

Location City, State	Units	Type(1)	Date of Acquisition	Contract Purchase Price
Net Lease Portfolio
Cheektowaga, NY	100	ALF	Feb-14	$12,500
Clinton, CT	48	MCF	Oct-13	10,500
Leawood, KS	70	ALF	Oct-13	8,000
Skaneateles, NY	14	ALF	Oct-13	3,000
Smyrna, GA	56	MCF	Dec-13	10,000
Spring Hill, KS	48	ALF	Oct-13	7,000
RIDEA Portfolio(2)
Denver, CO	183	ALF	Jan-14	31,500
Frisco, TX	202	ILF	Feb-14	38,958
Milford, OH	125	ILF	Dec-13	15,600
Total	846			$137,058
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(1)	MCF – memory care facility; ALF – assisted living facility; and ILF – independent living facility. Classification based on predominant services provided, but may include other services.

(2)	Represents our joint venture investments using the RIDEA structure. We own a 97% ownership interest in the joint venture that holds these investments.

Debt Investments
The following table presents a summary of our debt investment portfolio as of April 15, 2014 (dollars in thousands):

Collateral Type(1)	Location	Initial Maturity Date	Principal Amount	Spread over LIBOR(2)
First Mortgage Loans
SNF	Newark, DE & Dallastown, PA	Jan-17	$14,637	7.0%
MCF	Medeira, CA	Mar-16	11,250	8.0%
Total/Weighted Average			$25,887	7.4%
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(1)	SNF – skilled nursing facility; and MCF – memory care facility. Classification based on predominant services provided, but may include other services.
(2)    All loans are subject to a LIBOR floor. The weighted average LIBOR floor is 0.6%.
Status of Our Initial Public Offering
We are offering up to $1.1 billion in shares of common stock, including $100.0 million in shares that are being offered pursuant to our DRP.
As of April 15, 2014, we received and accepted subscriptions in our offering for 23.0 million shares, or $229.5 million, including 0.2 million shares, or $2.1 million, sold to an affiliate of our sponsor. As of April 15, 2014, 87.5 million shares remained available for sale pursuant to our offering.
Market Opportunity
Aging of U.S. Population.   We believe owners and operators of senior housing facilities and other healthcare real estate are benefitting from demographic trends, specifically the aging of the U.S. population. The U.S. Census Bureau estimates the total number of Americans aged 65 and older (a demographic group that tends to need substantial medical services) is expected to increase four times faster than the rate of the overall U.S. population from approximately 47.7 million in 2015 to approximately 77.3 million by 2035, as the Baby Boomer generation ages and life expectancies lengthen.
Demand for Need Driven Services.   Demand for healthcare facilities is driven not only by the growing elderly population, which is generally defined as ages 65 and older, but also by the increasing variety of services and level of support required by residents. Senior housing facilities provide varying levels of care as seniors progressively become more dependent on third-party care providers and their health conditions deteriorate. According to the U.S. Census Bureau, the percentage of older Americans between ages 75 to 79 seeking assistance with activities of daily living, or ADLs, and instrumental activities of daily living, or IADLs such as bathing, walking, medication administration, eating and others, is approximately 15%. Over the age of 80, this percentage increases to almost 30%. According to the Alzheimer’s Association, or AA, nearly 46% of all individuals 85 years old and older have Alzheimer’s disease. Many of these individuals will require care outside the scope available in their private homes.
Increased National Healthcare Expenditures.   According to projections by the Center for Medicare and Medicaid, or CMS, healthcare expenditures are expected to account for approximately 18% of the U.S. gross domestic product, or GDP, in 2014 and overall healthcare spending is expected to rise to approximately $5.0 trillion by 2022, nearly 20% of GDP. The trend for increasing healthcare costs may also be accelerated by the Patient Protection and Affordable Care Act, or PPACA, a healthcare reform law that was enacted on March 23, 2010 which is expected to increase the number of Americans with healthcare insurance by 30 million people.
Limited New Construction for Senior Housing.   While the elderly population is growing, the rate of supply growth of new senior housing facilities decreased during the recent recession. According to the National Investment Center, or NIC, senior housing units under construction began a significant decline starting in 2008 and continued at a slower pace in 2012. While construction regained momentum in 2013, with units under construction increasing 11% over 2012 levels, we expect demand for senior housing facilities to remain above what the current and near-term senior supply can accommodate, which should create a favorable market dynamic for the foreseeable future.
Fragmented Senior Housing Market.   According to NIC, the senior housing sector consisted of approximately 2.9 million units/beds within 22,100 facilities in 2013. There is a high degree of fragmentation among both senior housing owners and operators given the lack of industry consolidation and a high percentage of smaller owners and operators controlling their respective markets. We believe providing debt and/or equity capital to many of these small and highly qualified owners and operators will result in mutually beneficial relationships. We also believe that an opportunity exists to participate in the consolidation of this fragmented market through the growth of our portfolio.
Benefit from the Strong Performance of the Senior Housing Sector.   The senior housing has sector has experienced strong operating fundamentals. During the recent recession, occupancy and rent growth in senior housing did not experience the same volatility compared to similar trends in other real estate sectors and is trending back towards peak levels. For example, out of approximately $6.5 billion of loans in FRMA’s seniors program since inception, less than 1% have experienced delinquencies.
In summary, the growth in total demand for healthcare, broad U.S. demographic changes, the shift towards cost-effective settings and limited senior housing construction are resulting in dynamic changes to the healthcare delivery system. As an equity and debt capital provider to both owners and operators of senior housing facilities, we have the flexibility to take advantage of this fragmented market while enabling growth. We believe we will generate appropriate risk-adjusted returns by investing in this real estate sector given its demonstrated strong performance during the recession and positive expected growth fundamentals for the future.
Our Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, corporate governance, compliance and disclosure. We have four members of our board of directors, three of which are independent of us, our advisor and its affiliates. Our charter requires that a majority of our directors be independent. A majority of our independent directors are required to review and approve all matters our board believes may involve a conflict of interest between us and our sponsor or its affiliates. Our directors are elected annually by the stockholders. When we refer to our charter in this prospectus, we are referring to our charter as it has been amended and restated prior to the date of this prospectus.
Our Sponsor
NorthStar Realty Finance Corp. (NYSE: NRF), or our sponsor, is a publicly traded diversified CRE investment and asset management company that was formed in October 2003 and completed its initial public offering in October 2004. As of December 31, 2013, our sponsor employed 155 persons. As of the date of this prospectus, our sponsor manages three public non-traded REITs: our company, NorthStar Income and NorthStar Income II, which we refer to collectively in this prospectus as the NorthStar Non-Traded REITs. In addition, our sponsor co-sponsors NorthStar/RXR Income, a public, non-traded REIT currently seeking registration with the SEC. On December 10, 2013, our sponsor announced that its board of directors unanimously approved a plan to spin-off its asset management business into an independent publicly traded company, NorthStar Asset Management Group Inc., or NSAM. On February 5, 2014, NSAM filed an initial registration statement on Form 10 with the SEC to register shares of NSAM’s common stock. The spin-off is expected to be completed in the second quarter of 2014 and our sponsor expects shares of NSAM common stock to be listed on the New York Stock Exchange, or NYSE. Following the completion of the spin-off of NSAM, one or more subsidiaries of NSAM will manage our sponsor, the NorthStar Non-Traded REITs and any other companies our sponsor and its affiliates may manage or sponsor in the future. We refer in this prospectus to our sponsor and the NorthStar Non-Traded REITs, collectively, as the Managed Companies. We expect this transaction to have no impact on our operations. Our sponsor’s headquarters are located at 399 Park Avenue, 18th Floor, New York, New York 10022.

The assets of the Managed Companies grew significantly over the past several years driven by the ability of our sponsor and the NorthStar Non-Traded REITs to raise capital and, in turn, effectively deploy such capital. The following table presents the assets of the Managed Companies as of December 31, 2013 and 2012 (dollars in thousands):

	December 31, 2013		December 31, 2012
	Amount	Percentage	Amount	Percentage
NorthStar Realty(1)	$8,660,375	81.5%	$6,547,116	88.5%
Non-Traded REITs:(2)
NorthStar Healthcare	115,839	1.1%	—	—
NorthStar Income	1,831,104	17.2%	854,516	11.5%
NorthStar Income II	25,326	0.2%	—	—
Total	$10,632,644	100.0%	$7,401,632	100.0%
___________________________________

(1)
Based on principal amount of loans and securities, cost basis of real estate and fair value for investments in private equity funds and equity interests in our sponsor’s collateralized debt obligations.

(2)    Based on consolidated total assets.
In 2013, our sponsor issued aggregate net capital of $1.9 billion, including $1.6 billion from the issuance of common and preferred equity. As of December 31, 2013, our sponsor’s market capitalization was $4.2 billion.
Our sponsor’s management team, which is led by David T. Hamamoto, Daniel R. Gilbert and Albert Tylis and includes, among others, Debra A. Hess and Ronald J. Lieberman, has broad and extensive experience in real estate investment and finance with some of the nation’s leading CRE and lending institutions. In addition, James F. Flaherty III, our Chief Executive Officer and President, has substantial experience in the healthcare real estate sector, including overseeing the third largest publicly traded REIT (and largest healthcare REIT) in the United States. Please see “Management—Directors, Executive Officers and Other Key Professionals” for biographical information regarding the executive officers and key professionals of our company and our advisor. We believe that our sponsor’s active and substantial ongoing participation in the real estate markets, and the depth of experience and disciplined investment approach of our sponsor’s management team allows our advisor to successfully execute our investment strategy.
Our Advisor
Our advisor manages our day-to-day operations. Our advisor is indirectly owned by our sponsor, whose team of investment professionals, acting through our advisor, makes most of the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Following the spin-off of NSAM, our advisor will be an affiliate of NSAM. Our advisor also provides asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. In addition to the executive officers identified above, our advisor’s management team includes a team of experienced healthcare real estate professionals, including Douglas W. Bath, our Chief Investment Officer and Ronald J. Jeanneault, our Executive Vice President and Head of Asset Management. We expect that Messrs. Bath and Jeanneault will dedicate a large part of their professional time and efforts to us after we have acquired a substantial portfolio of investments with the proceeds of our offering of the nature that requires substantial management-level attention in order to achieve optimal returns from our investments. Our advisor does not have employees. The members of our advisor’s management team and other personnel performing services for us on behalf of our advisor are employees of our sponsor and its affiliates. Our advisor’s headquarters are located at 399 Park Avenue, 18th Floor, New York, New York 10022.
Competitive Strengths
We believe we have a combination of competitive strengths that will contribute to our performance. Our advisor utilizes the personnel and resources of our sponsor to select our investments and manage our day-to-day operations. Our sponsor’s corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other competitive strengths, including the following:

•
Experienced Management Team—Our sponsor has a highly experienced management team of investment professionals. Our senior management team includes executives who acquired and manage our sponsor’s and affiliates’ historical and existing portfolio of investments in healthcare real estate and who possess significant operational and management experience in the healthcare real estate finance industry, including senior housing. In addition, our management team has significant senior management experience in the healthcare real estate sector, with Mr. Flaherty previously serving as chairman and chief executive officer of the largest healthcare REIT in the United States. We believe our business benefits from the knowledge and industry contacts these seasoned executives have gained through their accomplished careers while investing in numerous real estate and healthcare industry cycles. We believe that the accumulated experience of our sponsor’s senior management team will allow us to deploy capital throughout the CRE capital structure fluidly in response to changes in the investment environment. Please see “Management—Directors, Executive Officers and Other Key Professionals” for biographical information regarding these individuals.

•
Healthcare Real Estate Knowledge and Relationships—Our sponsor has been a significant investor in the healthcare real estate industry since May 2006. Our sponsor currently owns a portfolio of healthcare real estate that includes 90 facilities located in 17 states. According to American Senior Housing Association, as of July 2013, NorthStar Realty Healthcare, LLC, or NRF Healthcare, a subsidiary of our sponsor, was the 22nd largest owner of senior housing properties in the United States. In addition, our team of healthcare professionals has significant experience, including our Chief Executive Officer and President, who has over 29 years of direct healthcare experience and previously served as chairman and chief executive officer of HCP, Inc. (NYSE: HCP), during which assets under management grew from $2 billion to $20 billion and provided an average annual shareholder return in excess of 15% during that period while focusing on healthcare investing similar to our strategy. We believe that the combination of Mr. Flaherty’s and our sponsor’s extensive healthcare investment experience and relationships with owners, operators, brokers and other intermediaries who are active participants in the healthcare real estate industry will provide us with a competitive advantage in selecting and sourcing attractive investment opportunities. Since the inception of our sponsor’s investing activities through December 31, 2013, our sponsor has purchased or originated a total of $1.1 billion of investments in healthcare-related investments in 157 separate properties and CRE loans. As of December 31, 2013, our sponsor’s portfolio of investments included $679 million of healthcare-related investments made up of 102 properties and CRE loans. In addition, in February 2014, our sponsor entered into a term sheet to acquire a $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 43 senior housing facilities and 37 skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. There is no assurance our sponsor will be able to enter into a definitive agreement to acquire this portfolio or close the transaction on the terms anticipated, or at all. Furthermore, 16 of the healthcare-related CRE loans within our sponsor’s portfolio of investments, totaling $240 million, have been repaid.

•
Real Estate Experience—Our sponsor has developed a reputation as a leading, diversified CRE investment and asset management company because of its strong performance record in underwriting and managing approximately $10.6 billion in real estate investments. We believe that we can leverage our sponsor’s extensive real estate experience and the depth and thoroughness of our sponsor’s underwriting process and portfolio management skills to structure and manage our investments prudently and efficiently.

•
Public Company and REIT Experience—Our sponsor’s common stock has traded on the NYSE under the symbol “NRF” since October 2004. Its management team is skilled in public company reporting and compliance with the requirements of the Sarbanes-Oxley Act, including internal control certifications, stock exchange regulations and investor relations. In addition, our sponsor, through advisor entities, currently manages the NorthStar Non-Traded REITs, including us, with the first being declared effective by the SEC in 2010, and is co-sponsoring NorthStar/RXR Income, which has confidentially submitted a draft Registration Statement on Form S-11 with the SEC, which will be advised and managed by NSAM following the completion of its spin-off from our sponsor. Our sponsor’s management teams are also skilled in compliance with the requirements under the Internal Revenue Code to obtain REIT status and to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes. Its management team also has experience listing a REIT on the NYSE.

•
Distribution Support Commitment—In order to provide additional cash to pay distributions to our stockholders at a rate of at least 6.75% per annum on stockholders’ invested capital, our sponsor has agreed to purchase up to an aggregate of $10,000,000 in shares of our common stock (which includes shares purchased by an affiliate of our sponsor in order to satisfy the minimum offering amount) at $9.00 per share until August 7, 2015. If the cash distributions we pay for any calendar quarter exceed our MFFO for such quarter, our sponsor will purchase shares following the end of each quarter for a purchase price equal to the amount by which the distributions paid to stockholders exceed MFFO for such quarter, up to an amount equal to a 6.75% cumulative, non-compounded annual return on stockholders’ invested capital prorated for such quarter. Notwithstanding our sponsor’s obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders at a rate of 6.75% per annum or at all. After our distribution support agreement with our sponsor has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. For more information regarding our sponsor’s share purchase commitment, the purchase of shares thereunder as of the date of this prospectus and our distribution policy, please see “Description of Capital Stock—Distributions.”

Our Structure
The chart below shows the relationship among various affiliates of our sponsor and our company as of the date of this prospectus. We refer to affiliates of our sponsor as NorthStar affiliates or NorthStar entities.
___________________________________

(1)	For a description of our sponsor, please see “—Our Sponsor.”

(2)
The Public REIT OP, of which our sponsor is the sole general partner, is the entity through which our sponsor makes its investments and conducts, directly and indirectly, substantially all of its operations.

(3)	The Private REIT is a wholly owned subsidiary of the Public REIT OP.

(4)	For a description of our advisor, please see “—Our Advisor.”

(5)	For a description of our operating partnership, please see “Questions and Answers About our Offering—What is an UPREIT?” and “The Operating Partnership Agreement.”

(6)
We granted special units in the operating partnership to the special unit holder. For a description of these special units, please see “Management Compensation—Special Units—NorthStar Healthcare Income OP Holdings.”

(7)	For a description of our dealer manager, please see “Management—Affiliated Dealer Manager” and “Plan of Distribution—General.”

(8)	Our sponsor may grant equity interests in our advisor and the special unit holder to certain management personnel performing services for our advisor and our dealer manager.

(9)
Includes shares purchased to satisfy our minimum offering requirement, as well as shares purchased pursuant to our distribution support agreement with our sponsor. See “Description of Capital Stock—Distributions.”

Management Compensation
Our dealer manager, our advisor and its affiliates will receive fees and expense reimbursements for services relating to our offering and the investment and management of our assets. The most significant items of compensation are included in the following table. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes that we sell all shares of common stock in our offering at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). No selling commissions or dealer manager fees are payable on shares sold through our DRP. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our dealer manager, our advisor and its affiliates and for a more detailed description of the special units.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
	Organization and Offering Stage
Selling Commissions—Dealer Manager	Up to 7% of gross offering proceeds, except no selling commissions are payable on shares sold under our DRP. Our dealer manager will reallow selling commissions to participating broker-dealers.	$70,000,000
Dealer Manager Fee—Dealer Manager	Up to 3% of gross offering proceeds, except no dealer manager fee is payable on shares sold under our DRP. Our dealer manager may reallow a portion of the dealer manager fee to any participating broker-dealer, based upon factors such as the number of shares sold by the participating broker-dealer and the assistance of such broker-dealer in marketing our primary offering.	$30,000,000
Other Organization and Offering Costs—Advisor	We reimburse our advisor for organization and offering costs it incurs on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering costs borne by us to exceed 15% of gross proceeds from our primary offering as of the date of the reimbursement.	$15,000,000
	Acquisition and Origination Stage
Acquisition Fee—Advisor
2.25% of the cost of each real estate property acquired by us, including acquisition expenses and any financing attributable to such investment; 1% of the amount funded or allocated by us to originate or acquire investments, other than real estate property, including acquisition expenses and any financing attributable to such investments.

No financing:
$16,594,000
No financing and DRP:
$18,469,000
Leverage of 50% of cost of investments:
$33,188,000
Leverage of 75% of cost of
investments:
$66,375,000
For illustration purposes, we have assumed that 70% of our investments will be equity and 30% of our investments will be debt, although we have no fixed targeted portfolio allocation between equity and debt investments and actual results could differ materially.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Reimbursement of Acquisition Expenses—Advisor	We reimburse our advisor for actual costs incurred in connection with the selection, acquisition or origination of an investment, whether or not acquired or originated.	No financing: $4,425,000 No financing and DRP: $4,925,000 Leverage of 50% of cost of investments: $8,850,000 Leverage of 75% of cost of investments: $17,700,000
Operational Stage
Asset Management Fee— Advisor
A monthly asset management fee equal to one-twelfth of 1% of the sum of the amount funded or allocated by us for investments, including expenses and any financing attributable to such investments, less any principal received on our debt and securities investments.
Actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.
Other Operating Expenses—Advisor
We reimburse our advisor for operating costs to the extent allowable. We reimburse the expenses incurred by our advisor in connection with its providing of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and technology costs. Employee costs may include our allocable portion of salaries of personnel engaged in managing our operations, including public reporting and investor relations. We do not reimburse our advisor for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.
Actual amounts are dependent upon actual expenses incurred; we cannot determine these amounts at the present time.
Liquidation/Listing Stage
Disposition Fees—Advisor
For substantial assistance in connection with the sale of properties, as determined by our independent directors, 2% of the contract sales price of each property sold and 1% of the contract sales price of each debt investment sold. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a debt investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1% of the principal amount of the debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property.
Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Special Units—NorthStar Healthcare Income OP Holdings, LLC
NorthStar Healthcare Income OP Holdings, LLC, or NorthStar Healthcare Income OP Holdings, an affiliate of our advisor, was issued special units upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our advisor, and as the holder of special units will be entitled to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.75% cumulative, non-compounded annual pre-tax return on such invested capital. Through our sponsor’s long-term partnership with Mr. Flaherty, our Chief Executive Officer and President, Mr. Flaherty is entitled to receive one-third of any such distributions received by NorthStar Healthcare Income OP Holdings. In addition, NorthStar Healthcare Income OP Holdings will be entitled to a separate payment if it redeems its special units. The special units may be redeemed upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that NorthStar Healthcare Income OP Holdings would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. Please see “Management Compensation—Special Units—NorthStar Healthcare Income OP Holdings” for a description of the calculation of the enterprise valuation.
Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.

Compensation Paid to Our Advisor and Our Dealer Manager
The following table presents the fees and reimbursements incurred to our advisor and our dealer manager for the year ended December 31, 2013 and the amounts due to related party as of December 31, 2013:

Type of Fee or Reimbursement	Financial Statement Location	Year Ended December 31, 2013	Due to related party as of December 31, 2013
Fees to Advisor
Asset management	Asset management and other fees-related party	$100,537	$37,532
Acquisition(1)	Real estate debt investments, net/Asset management and other fees-related party	1,346,268	564,405
Disposition(1)	Real estate debt investments, net	—	—
Reimbursements to Advisor
Operating costs(2)	General and administrative expenses	188,755	164,080
Organization(3)	General and administrative expenses	81,530	18,768
Offering(3)	Cost of capital(4)	1,549,065	356,594
Selling commissions/Dealer manager fees	Cost of capital(4)	10,561,191	—
Total			$1,141,379
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(1)
Acquisition/disposition fees incurred to our advisor related to debt investments are generally offset by origination/exit fees paid to us by borrowers. Our advisor may determine to defer fees or seek reimbursement.

(2)	As of December 31, 2013, our advisor incurred unreimbursed operating costs on our behalf and $4.4 million is still allocable.

(3)	As of December 31, 2013, our advisor incurred unreimbursed organization and offering costs on our behalf and $1.8 million is still allocable.

(4)	Cost of capital is included in net proceeds from issuance of common stock in our consolidated statements of equity.
Conflicts of Interest
Our advisor and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our advisor and its affiliates face include the following:

•
Our sponsor’s investment professionals acting on behalf of our advisor and our advisor’s investment committee must determine which investment opportunities to recommend to us and other NorthStar entities, which could reduce the number of potential investments presented to us. If fewer investments are presented to us, we may have less invested offering proceeds and fewer desirable investments.

•
Our executive officers and our sponsor’s investment professionals acting on behalf of our advisor must allocate their time among us, our sponsor’s business, including our sponsor’s investments in assisted living and skilled nursing facilities, and other programs and activities in which they are involved, which could cause them to devote less of their time to our business than they otherwise would.

•
Our advisor and its affiliates receive fees in connection with transactions involving the acquisition, origination, management and sale of our investments regardless of the quality or performance of the investment acquired or the services provided. This fee structure may cause our advisor to recommend borrowing amounts in excess of our stated borrowing policy in order to acquire investments or to fail to negotiate the best terms for the investments we acquire or originate.

•
Because our advisory agreement and our dealer manager agreement (including the substantial fees our advisor and its affiliates receive thereunder) were not negotiated at arm’s length, their terms may not be as advantageous to us as those available from unrelated third parties.

•
Upon termination or non-renewal of our advisory agreement by our advisor for good reason, or by us, other than for cause, or in connection with a listing of our shares or a merger or sale of all our assets, NorthStar Healthcare Income OP Holdings may be entitled to have the special units redeemed as of the termination date if our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.75% cumulative non-compounded annual pre-tax return on such invested capital. This potential obligation would reduce the overall return to stockholders to the extent such return exceeds 6.75%.

•
At some future date after we have acquired a substantial investment portfolio that our board of directors determines would be most effectively managed by our own personnel, we may seek to internalize our management by acquiring assets and employing the key investment professionals performing services to us on behalf of our advisor for consideration that would be negotiated at that time and may include shares of our common stock. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, our sponsor’s investment professionals that become our employees may receive more compensation than they previously received from our sponsor or its affiliates. These possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our stockholders’ best interests.

Distributions
We generally intend to pay cash distributions on a monthly basis based on daily record dates. You generally begin to qualify for distributions on the date we mail a confirmation of your subscription for shares of our common stock. Since we commenced operations on February 11, 2013, we authorized and declared distributions based on daily record dates for each period from April 5, 2013 through June 30, 2014 at a rate of $0.00184932 per share per day, which we will pay on a monthly basis, but we are not required to continue to approve and pay distributions at that rate or at all. Of the distributions declared for the period from April 5, 2013 through December 31, 2013 of $1.3 million, $0.6 million was reinvested in our DRP. For such period, we paid distributions at an annualized distribution rate of 6.75% based on a purchase price of $10.00 per share of our common stock. Distributions are generally paid to stockholders on the first day of the month following the month for which the distribution has accrued.
The following table presents distributions declared for the period from April 5, 2013 through December 31, 2013:

	Distributions(1)			Cash Flow from	Funds from
Period	Cash	DRP	Total	Operations	Operations
Period from April 5, 2013 through December 31, 2013	$670,925	$640,961	$1,311,886	$(343,225)	$(2,428,445)
___________________________________

(1)	Represents distributions declared for such period, even though such distributions are actually paid to stockholders the month following such period.
All distributions declared for the period from April 5, 2013 through December 31, 2013 were paid using proceeds from our offering, including from the purchase of additional shares by our sponsor. Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings, sales of assets, fees deferred by our advisor and offering proceeds, or we may make distributions in the form of taxable stock dividends. We have not established a cap on the use of proceeds to fund distributions. Over the long-term, we expect that our distributions will be paid entirely from cash flow provided by operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment, the type and mix of our investments and accounting of our investments in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. As a result, future distributions declared and paid may continue to exceed cash flow provided by operations.
In order to provide additional cash to pay distributions to our stockholders at a rate of at least 6.75% per annum on stockholders’ invested capital, our sponsor has agreed to purchase up to an aggregate of $10,000,000 in shares of our common stock (which includes shares purchased by an affiliate of our sponsor in order to satisfy the minimum offering amount) at $9.00 per share until August 7, 2015 pursuant to the terms of a distribution support agreement. If the distributions we pay for any calendar quarter exceed MFFO, following the end of such quarter, our sponsor will purchase shares for a purchase price equal to the amount by which the distributions paid exceed our MFFO for such quarter, up to an amount equal to a 6.75% cumulative, non-compounded annual return on stockholders’ invested capital prorated for such quarter. In such instance, we may be paying distributions from proceeds of the shares purchased by our sponsor, not from cash flow from our operations.
The purchase price for shares issued to our sponsor pursuant to this commitment will be equal to the per share price in our primary offering as of the purchase date, reduced by the selling commissions and dealer manager fee which are not payable in connection with sales to our affiliates. As a result, the net proceeds to us from the sale of shares to our sponsor will be the same as the net proceeds we receive from the sales of shares to the public in our offering. For more information regarding our sponsor’s share purchase commitment and our distribution policy, please see “Description of Capital Stock—Distributions.”
For so long as we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders each year equal to at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP). See “U.S. Federal Income Tax Considerations—Taxation of NorthStar Healthcare Income, Inc.—Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our Performance—Funds from Operations and Modified Funds from Operations
We believe that funds from operations, or FFO, and modified funds from operations, or MFFO, both of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of us in particular. Management believes MFFO is a useful performance measure to evaluate our business and further believes it is important to disclose MFFO in order to be consistent with the Investment Program Association, or the IPA, recommendation and other non-traded REITs. MFFO that adjusts for items such as acquisition fees would only be comparable to non-traded REITs that have completed the majority of their acquisition activity and have other similar operating characteristics as us. The following table presents a reconciliation of FFO and MFFO to net income (loss) attributable to our common stockholders for the year ended December 31, 2013:

Funds from Operations:
Net income (loss) attributable to NorthStar Real Estate Healthcare Income, Inc. common stockholders	$(2,560,264)
Adjustments:
Depreciation and amortization	131,989
Depreciation and amortization related to non-controlling interests	(170)
Funds from operations	(2,428,445)
Modified Funds from Operations:
Funds from Operations	(2,428,445)
Adjustments:
Acquisition fees and transaction costs	2,813,929
Straight-line rental (income) loss	(53,101)
Amortization of premiums, discounts and fees on investments and borrowings, net	31,348
Adjustments related to non-controlling interests	(9,312)
Modified funds from operations	$354,419
See “Description of Capital Stock—Funds from Operations and Modified Funds from Operations.”
Distribution Reinvestment Plan
You may reinvest distributions you receive from us in shares of our common stock by participating in our DRP. You may enroll in our DRP by checking the appropriate box on the subscription agreement. You may also withdraw at any time, without penalty, by delivering written notice to us. Shares of our common stock issued pursuant to our DRP are being offered at $9.50 per share. Unless the rules and regulations governing valuations change, from and after 18 months after the completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in our annual report that we publicly file with the SEC. At that time, shares issued pursuant to our DRP will be priced at 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a “public offering of securities” to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. No selling commissions or dealer manager fees are payable on shares sold under our DRP. We may amend or terminate our DRP for any reason, except that we may not amend our DRP to eliminate a participant’s ability to withdraw from our DRP upon ten-days prior written notice to participants. Please see Appendix C: Distribution Reinvestment Plan for all of the terms of our DRP.
As of April 15, 2014, we issued a total of 214,058 shares, raising gross proceeds of approximately $2.0 million, pursuant to our DRP. We may issue up to 10,312,258 additional shares of our common stock pursuant to DRP.

Share Repurchase Program
Our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased by us, without fees and subject to certain restrictions and limitations. The purchase price for your shares repurchased under our share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. Unless the rules and regulations governing valuations change, from and after 18 months after completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in the annual report that we publicly file with the SEC.
Prior to the date that we establish an estimated value per share of our common stock, we will initially repurchase shares at a price equal to, or at a discount from, the purchase price you paid for the shares being repurchased as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%
After we establish an estimated value per share of our common stock, we will repurchase shares at 95% of the estimated value per share.
Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we will not repurchase shares unless you have held the shares for at least one year. Repurchase requests made within two years of the death or qualifying disability of a stockholder will be repurchased at the higher of the price paid for the shares or our estimated per share value.
We are not obligated to repurchase shares of our common stock under our share repurchase program. The number of shares to be repurchased during the calendar year is limited to: (i) 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds of the sale of shares under our DRP in the prior calendar year plus such additional cash as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder.
Our share repurchase program only provides stockholders a limited ability to have shares repurchased for cash until a secondary market develops for our shares or until our shares are listed on a national securities exchange at which time our share repurchase program would terminate. No secondary market presently exists nor are the shares currently listed on an exchange, and we cannot assure you that any market for our shares will ever develop or that we will list the shares on a national securities exchange. Shares repurchased under our share repurchase program will become unissued shares and will not be resold unless such sales are made pursuant to transactions that are registered or exempt from registration under applicable securities laws.
We may amend or terminate our share repurchase program at our discretion at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of our board of directors) will only take effect upon ten days prior written notice to stockholders except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten business days prior written notice.
As of December 31, 2013, we had not received any requests to repurchase shares of common stock pursuant to our share repurchase program.

Borrowing Policy
We have financed and may continue to finance our investments to provide more cash available for investment and to generate improved returns. We believe that careful use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of our offering, our financing will generally not exceed 50% of the greater of the cost or fair value of our investments, although it may exceed this level as we are building our portfolio or otherwise. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our investments plus cash before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may enter into financing arrangements that further limit our borrowing capacity. Alternatively, we may borrow in excess of these amounts if such action is approved by a majority of our board of directors, including a majority of our independent directors, and disclosed to stockholders in our next quarterly report along with justification for the excess. Our board of directors reviews our aggregate borrowings, including secured and unsecured financing, at least quarterly to ensure they remain reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.
Liquidity
Subject to then-existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage; however, there is no definite date by which we must do so. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale or roll-off to scheduled maturity of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest of our company or within the expectations of our stockholders.
Investment Company Act Considerations
We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership, are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
Our company is organized as a holding company that conducts its businesses primarily through our operating partnership and our operating partnership’s subsidiaries. Both our company and our operating partnership intend to conduct their operations so that they comply with the 40% test. The securities issued to our operating partnership by any wholly owned or majority-owned subsidiaries that we may form in the future that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership is considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.
We expect that most of our investments will be held by wholly owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exclusion from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available to entities “primarily engaged in [the business of]... purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio be comprised of qualifying real estate assets and at least 80% of its portfolio be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusion provided by Sections 3(c)(5)(C), we classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Although we intend to monitor our portfolio on a regular basis and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion from registration for each of these subsidiaries.
We may in the future organize special purpose subsidiaries of our operating partnership that will borrow under or participate in government sponsored incentive programs to the extent they exist. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exclusion and, therefore, our operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether our operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exclusion provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any guidance that may be issued by the SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the amount of transactions that may occur. We expect that the aggregate value of our operating partnership’s interests in subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our operating partnership’s (and, therefore, our company’s) total assets on an unconsolidated basis.
In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.
Qualification for exclusion from the definition of “investment company” under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the more specific or different guidance regarding these exclusions that may be published by the SEC or its staff will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiaries’ failure to maintain an exclusion or exemption from the Investment Company Act.

RISK FACTORS
An investment in shares of our common stock involves substantial risks. You should carefully consider all of the material risks described below in conjunction with the other information contained in this prospectus before purchasing shares. The risks discussed in this prospectus could materially adversely affect our business, operating results, prospects and financial condition. The occurrence of any of the following risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment.
Risks Related to Our Business
The commercial real estate finance industry has been and may continue to be adversely affected by economic conditions in the U.S. and global financial markets generally.
Our business and operations are dependent on the commercial real estate finance and healthcare industries generally, which in turn is dependent upon broad economic conditions in the United States and abroad. The U.S. economy improved in 2013 but at a slower than expected pace. Challenges still remain due to the uncertainty of the political climate, including federal budget deficits, debt ceiling, gridlock, Federal Reserve policy, concern with emerging market economies and other matters and their impact to the U.S. economy. We would expect this dynamic along with global market instability and the risk of maturing commercial real estate debt that may have difficulties being refinanced, to continue to cause periodic volatility in the market for some time which in turn could impact the commercial real estate industry generally and our business and operations specifically. Adverse conditions in the commercial real estate finance and healthcare industries could harm our business and financial condition by, among other factors, reducing the value of our existing assets, limiting our access to debt and equity capital, harming our ability to acquire properties, originate new debt and make other investments, and otherwise negatively impacting our operations.
Challenging economic and financial market conditions could significantly reduce the amount of income we earn on our investments and further reduce the value of our investments.
Challenging economic and financial market conditions may result in a decrease in the value of our properties and the collateral securing our debt investments, resulting in non-performing assets and delinquencies, which could adversely affect our results of operations. We may incur substantial loan losses and need to establish significant provision for loan losses even with respect to loans that are performing in accordance with their contractual terms and consequently do not constitute non-performing loans. Loan defaults result in a decrease in interest income and may require the establishment of, or an increase in provision for loan losses. The decrease in interest income resulting from a loan default may continue for a prolonged period of time as we seek to recover, primarily through legal proceedings, the outstanding principal amount, accrued interest and default interest due on a defaulted loan. Legal proceedings, which may include taking title to collateral and bankruptcy proceedings, are expensive and time consuming and may not result in the recovery of our principal. The decrease in interest income and the costs involved in pursuing our legal remedies will reduce the amount of cash available to meet our expenses and adversely impact our liquidity and operating results.
We primarily acquire, originate and asset manage a diversified portfolio of equity and debt investments in healthcare real estate, with a focus on the mid-acuity senior housing sector. As a result of economic and market conditions, the value of our properties and the collateral securing any of our debt investments could decrease below the outstanding principal amount of such investment. In addition, revenue on the properties and other assets underlying any investments we may make could decrease, making it more difficult for borrowers and operators to meet their payment obligations to us. Each of these factors would increase the likelihood of default and taking title to collateral, which would likely have a negative impact on the value of our portfolio.
More generally, the risks arising from the current financial market and economic conditions are applicable to all of the investments we may make, including our equity and debt investments, whether mortgage, subordinate or bridge loans or direct senior housing and other healthcare real estate investments, the performance of which depends on the performance of operator to which the property is leased, whose business may be adversely impacted by these conditions. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

These conditions, or similar conditions that may exist in the future, may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you. Among other potential consequences, the recent economic slowdown may materially adversely affect:

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our ability to borrow on terms and conditions that we find acceptable, or at all, which could reduce our ability to pursue acquisition and origination opportunities and refinance existing borrowings, reduce our returns from our acquisition and origination activities and increase our future interest expense;

•	the financial condition of our operators, which may result in defaults under leases due to bankruptcy, lack of liquidity, operational failures or for other reasons;

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the value of our healthcare real estate and the ability of our borrowers, and in certain circumstances, our ability to dispose of these assets at attractive prices or to obtain financing collateralized by these assets; and

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the value and liquidity of our long-term and short-term investments and cash deposits, including as a result of a deterioration of the financial condition of the institutions that hold our cash deposits or the institutions or assets in which we have made short-term investments, the dislocation of the markets for our short-term investments, increased volatility in market rates for such investments or other factors.

Risks Related to the Healthcare Industry and Our Investments in Mid-Acuity Senior Housing and Other Healthcare Properties
The healthcare industry is highly competitive and we expect it to become more competitive.
The healthcare industry is highly competitive and we expect that it may become more competitive in the future. The operators of the properties we own or lend to compete with numerous other companies that provide long-term care alternatives such as home healthcare agencies, life care at home, facility-based service programs, retirement communities and other independent living, assisted living and skilled nursing providers, including not-for-profit entities. In general, regulatory and other barriers to competitive entry in the assisted living and independent living segments of the healthcare industry are not substantial, although there are often regulatory barriers to the development of skilled nursing facilities. Consequently, our operators may encounter increased competition that could limit their ability to attract new residents, raise resident fees or expand their businesses, which could adversely affect our revenues and earnings.
Our failure or the failure of our operators to comply with licensing and certification requirements, the requirements of governmental reimbursement programs such as Medicare or Medicaid, fraud and abuse regulations or new legislative developments may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
We or our operators, as the case may be, are subject to numerous federal, state and local laws and regulations that are subject to frequent and substantial changes (sometimes applied retroactively) resulting from legislation, adoption of rules and regulations and administrative and judicial interpretations of existing laws. The ultimate timing or effect of any changes in these laws and regulations cannot be predicted. With respect to our healthcare properties held and operated through net lease structures, we have no direct control over our operators’ ability to meet the numerous federal, state and local regulatory requirements. Changes in these laws and regulations could negatively affect the ability of our operators to make lease payments to us and our ability to make distributions to you. The ultimate timing or effect of any changes in these laws and regulations cannot be predicted. In addition, failure to comply with these laws, requirements and regulations may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you. In particular:

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Licensing and Certification.   We, our operators and our healthcare properties are subject to regulatory and licensing requirements of federal, state and local authorities and are periodically surveyed by them to confirm compliance. Failure to obtain licensure or loss or suspension of licensure or certification may prevent a facility from operating or result in a suspension of reimbursement payments until all licensure or certification issues have been resolved and the necessary licenses or certification are obtained or reinstated. Our healthcare properties may require governmental approval in the form of a certificate of need, or CON, that generally varies by state and is subject to change, prior to the addition of new beds, the addition of service or certain capital expenditures. Facilities may also be affected by changes in accreditation standards or procedures of accrediting agencies that are recognized by governments in the certification process. State licensing laws require operators of healthcare facilities to comply with extensive standards governing operations. State agencies administering those laws regularly inspect such facilities and investigate complaints. Failure to meet all regulatory requirements could result in the loss of the ability to provide or bill and receive payment for healthcare services. In such event, revenues from those facilities could be reduced or eliminated for an extended period of time or permanently. Transfers of operations of healthcare facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and real estate.

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Government Funded Reimbursement Programs.   Generally, a portion of the revenue from the operation of our healthcare properties (and a significant portion of the revenue in the case of a skilled nursing facility) is derived from government funded reimbursement programs, primarily Medicare and Medicaid, and failure to maintain enrollment and participation in these programs would result in a loss of funding from such programs. Moreover, federal and state governments have adopted and continue to consider various reform proposals to control healthcare costs. In recent years, there have been fundamental changes in the Medicare program that have resulted in reduced levels of payment for a substantial portion of healthcare services. In many instances, revenues from Medicaid programs are already insufficient to cover the actual costs incurred by our operators in providing care to patients. In addition, reimbursement from private payors has in many cases effectively been reduced to levels approaching those of government payors. Governmental concern regarding healthcare costs and their budgetary impact and Medicare and Medicaid program integrity reviews and associated recoupment may result in significant reductions in payments to our operators, and future reimbursement rates for either governmental or private payors may not be sufficient to cover cost increases in providing services to patients. Exclusion, debarment, suspension or other ineligibility to participate in federal healthcare programs or any changes in reimbursement policies that reduce reimbursement to levels that are insufficient to cover the cost of providing patient care could cause our or our operator’s revenue and the value of the affected healthcare properties to decline.

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Fraud and Abuse Laws and Regulations.   There are complex federal and state laws governing a wide array of referrals, financial relationships and arrangements involving healthcare providers and prohibiting fraudulent activities by such providers. Among other things, these laws prohibit financial inducements for referrals, filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund identified overpayments or improper payments. Governments are devoting increasing attention and resources to anti-fraud investigations and enforcement actions against healthcare providers. The Office of the Inspector General of the U.S. Department of Health and Human Services has announced a number of new and ongoing audits and evaluations to study instances of potential Medicare and Medicaid overbilling and/or fraud. Violations of these laws may subject persons and entities to, among other things, civil monetary penalties, criminal penalties and termination from participation in Medicare, Medicaid and other federally funded healthcare programs. In addition, the federal False Claims Act allows a private individual with knowledge of fraud to bring a claim on behalf of the federal government and, if the government intervenes, share a portion of the federal government’s recovery. Because of these incentives, these so-called “whistleblower” suits have become more frequent. The violation of any of these laws or regulations by us or by any of our operators may result in the imposition of significant monetary damages, fines and other penalties.

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Other Laws.   Other laws impact how we and our operators conduct business. Those laws include but are not limited to: federal and state laws designed to protect the confidentiality and security of patient health information; state and local licensure laws; laws protecting consumers against deceptive practices; laws generally affecting the management of our healthcare properties and equipment and how our operators generally conduct their operations, such as fire, health and safety, and environmental laws; federal and state laws affecting healthcare facilities mandating quality of services and care, and quality of food service; resident rights (including abuse and neglect laws); and health standards set by the federal Occupational Safety and Health Administration.

•	Legislative and Regulatory Developments. Legislative proposals are often introduced or proposed in Congress and in some state legislatures that would effect changes in the healthcare system.
Comprehensive healthcare reform legislation could materially and adversely affect our business, financial condition and results of operations and our ability to pay distributions to you.
On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010 which in part modified the Patient Protection and Affordable Care Act. Together, the two laws serve as the primary vehicle for comprehensive healthcare reform in the United States and are becoming effective through a phased approach, which began in 2010 and will conclude in 2018. The laws are intended to reduce the number of individuals in the United States without health insurance and significantly change the means by which healthcare is organized, delivered and reimbursed. The healthcare reform legislation includes program integrity provisions that both create new authorities and expand existing authorities for federal and state governments to address fraud, waste and abuse in federal health programs. In addition, the healthcare reform legislation expands reporting requirements and responsibilities related to property ownership and management, patient safety and care quality. In the ordinary course of their businesses, our operators may be regularly subjected to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. If they do not comply with the additional reporting requirements and responsibilities, our operators’ ability to participate in federal health programs may be adversely affected. In addition, the healthcare reform legislation contains new initiatives to strengthen post-acute care services and promote relationships between acute and post-acute care providers. If our operators fail to strengthen or maintain their relationships with acute care providers, the operators’ revenues could decline which could ultimately have an impact on their ability to pay rent. Moreover, there may be other aspects of the healthcare reform legislation for which regulations have not yet been adopted. All of these provisions of the healthcare reform legislation including those that have yet to be adopted, could materially and adversely affect our operators, and therefore our business, financial condition, results of operations and ability to pay distributions to you.
State law may limit the availability of certain types of healthcare facilities for our acquisition or development and may limit our ability to replace obsolete properties.
CON laws may impose investment barriers for us. Some states regulate the supply of some types of healthcare facilities, such as skilled nursing facilities or assisted living facilities, through CON laws. A CON typically is a written statement issued by a state regulatory agency evidencing a community’s need for a new, converted, expanded or otherwise significantly modified healthcare facility or service which is regulated pursuant to the state’s statutes. These restrictions may create barriers to entry or expansion and may limit the availability of properties for our acquisition or development. In addition, we may invest in properties which cannot be replaced if they become obsolete unless such replacement is approved or exempt under a CON law.
Some operators of our mid-acuity senior housing and other healthcare properties are subject to fraud and abuse laws, the violation of which by an operator may jeopardize the operator’s ability to make rent payments to us.
There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain operators may also be subject to these fraud and abuse laws.

These laws include, but are not limited to:

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the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation, inducement or receipt of any form of remuneration in return for the referral or recommendation for ordering of any item or service reimbursed by Medicare or Medicaid;

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the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician or an immediate family member, has a financial relationship;

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the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.
Each of these laws includes criminal and civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our operators could jeopardize that operator’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to you.
Economic downturns, weakness in the housing and equity markets, lowered consumer confidence and other events could adversely affect the ability of seniors to afford the entrance fees or monthly resident fees for our healthcare facilities and, in turn, materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
Costs to seniors associated with independent and assisted living services are generally not reimbursable under government reimbursement programs such as Medicare and Medicaid. Only seniors with income or assets meeting or exceeding the comparable median in the regions where our facilities are located typically will be able to afford to pay the entrance fees and monthly resident fees for the mid-acuity type senior housing facilities we acquire. Economic downturns, softness in the housing market, lower levels of consumer confidence, reductions or declining growth of government entitlement programs (such as social security benefits), stock market volatility, changes in demographics and other events could adversely affect the ability of seniors to afford the entrance fees or monthly resident fees for our healthcare facilities. If our operators are unable to retain and attract seniors with sufficient income, assets or other resources required to pay the fees associated with independent and assisted living services and other services provided by our operators at our mid-acuity senior housing facilities we acquire, our occupancy rates could decline, which could, in turn, materially adversely affect our business, results of operations and financial condition and our ability to make distributions to you.
The inability of seniors to sell real estate may delay their moving into our facilities which could materially adversely affect our occupancy rates and our business, financial condition and results of operations and our ability to make distributions to you.
The recession followed by a period of slow economic growth has negatively affected the U.S. housing market, with certain geographic areas experiencing more acute deterioration than others. Downturns in the U.S. housing market could adversely affect the ability (or perceived ability) of seniors to afford entrance fees and monthly resident fees at our mid-acuity senior housing facilities we acquire, as potential residents frequently use the proceeds from the sale of their homes to cover the costs of these fees. Specifically, if seniors have a difficult time selling their homes, these difficulties could impact their ability to relocate into our facilities or finance their stays at our facilities. This could cause the amount of our revenues generated by private payment sources to decline. The U.S. housing market has improved, however, the uncertainty over the federal budget deficit, political gridlock and many other factors continue to weigh on the markets and the economy. If the housing market does not continue to improve or again declines, it could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
Government budget deficits could lead to a reduction in Medicare and Medicaid reimbursement.
The recession and subsequent slow recovery of the U.S. economy continues to affect state budgets, which may put pressure on states to decrease reimbursement rates with the goal of decreasing state expenditures under state Medicaid programs. The need to control Medicaid expenditures may be exacerbated by the potential for increased enrollment in state Medicaid programs due to unemployment, declines in family incomes and eligibility expansions authorized by the healthcare reform law. These potential reductions could be compounded by the potential for federal cost-cutting efforts that could lead to reductions in reimbursement rates under the federal Medicare program, state Medicaid programs and other healthcare-related programs. Potential reductions in reimbursements under these programs could negatively impact the ability of our operators and their ability to meet their obligations to us.
Possible changes in the acuity profile of our residents as well as payor mix and payment methodologies may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
The sources and amounts of our revenues from our healthcare property portfolio are determined by a number of factors, including licensed bed capacity, occupancy, the acuity profile of residents and the rate of reimbursement. Changes in the acuity profile of the residents as well as payor mix among private pay, Medicare and Medicaid may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
Because of the unique and specific improvements required for healthcare properties, including private pay senior housing facilities, we may be required to incur substantial renovation costs to make certain of our properties suitable for other operators, which could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to you.
Healthcare properties, including private pay senior housing facilities, are typically highly customized and may not be easily adapted to non-healthcare-related uses. The improvements generally required to conform a property to healthcare use, such as upgrading electrical, gas and plumbing infrastructure, are costly and often times operator-specific. A new or replacement operator may require different features in a property, depending on that operator’s particular operations. If a current operator is unable to pay rent and vacates a property, we may incur substantial costs to modify a property for a new operator, or for multiple operators with varying infrastructure requirements, before we are able to release the space. Consequently, our healthcare properties may not be suitable for lease to other operators or for alternative uses without significant costs or renovations, which costs may materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to you.
If our operators fail to maintain a positive reputation and cultivate new or maintain existing relationships with residents in the markets in which they operate, our operators’ occupancy percentage, payor mix and resident rates may deteriorate which could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to you.
We intend to build relationships with several key operators, which will make us extremely dependent on those select operators. The ability of our operators to obtain and maintain the overall occupancy percentage, payor mix and resident rates at our senior housing and other healthcare facilities, depends on our operators’ reputation in the communities they serve and our operators’ ability to successfully market our facilities to potential residents. A large part of our operators’ marketing and sales effort is directed towards cultivating and maintaining legally compliant relationships with key community organizations that work with seniors, physicians and other healthcare providers in the communities where our facilities are located, whose referral practices significantly affect the choices seniors make with respect to their long-term care needs. If our operators are unable to successfully cultivate and maintain strong relationships with these community organizations, physicians and other healthcare providers, occupancy rates at our facilities could decline, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you. In addition, for the year ended December 31, 2013, gross revenues from two of our operators were 25% and 23% of our total revenues, respectively. Our operators may mismanage our healthcare properties, be subjected to governmental intervention, including shutting down of the facilities and be the subject of negative public news articles and other adverse attention. In such a case, our operators’ ability to continue functioning would be in severe jeopardy and our ability to realize value on our underlying assets could be materially adversely affected.
We may not be able to compete effectively in those markets where overbuilding exists and our inability to compete in those markets may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to you.
Overbuilding in the senior housing segment in the late 1990s reduced occupancy and revenue rates at senior housing facilities. This, combined with unsustainable levels of borrowings, forced several operators into bankruptcy. The occurrence of another period of overbuilding could adversely affect our future occupancy and resident fee rates, which in turn could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
Our operators may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to meet their obligations to us.
Our operators may be subject to claims that their services have resulted in resident injury or other adverse effects. The insurance coverage maintained by our operators, whether through commercial insurance or self-insurance, may not cover all claims made against them or continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and litigation may not, in certain cases, be available to our operators due to state law prohibitions or limitations of availability. As a result, our operators operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. From time-to-time, there may also be increases in government investigations of long-term care providers, particularly in the area of Medicare/Medicaid fraud and abuse and resident care, as well as increases in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or government investigation, whether currently asserted or arising in the future, could lead to potential termination from government programs, large penalties and fines and otherwise have a material adverse effect on a healthcare operator’s financial condition. If a healthcare operator is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a healthcare operator is required to pay uninsured punitive damages, or if a healthcare operator is subject to an uninsurable government enforcement action, the healthcare operator could be exposed to substantial additional liabilities, which could result in its bankruptcy or insolvency or have a material adverse effect on the healthcare operator’s business and its ability to meet its obligations to us.
Moreover, advocacy groups that monitor the quality of care at healthcare facilities have sued healthcare operators and called upon state and federal legislators to enhance their oversight of trends in healthcare facility ownership and quality of care. In response, the healthcare reform law imposes additional reporting requirements and responsibilities for healthcare operators. Patients have also sued healthcare operators and have, in certain cases, succeeded in winning very large damage awards for alleged abuses. Even if the plaintiffs are not successful in obtaining the awards, the allegations may have an adverse effect on our operators’ reputation and may be detrimental to future operations. This litigation and potential future litigation has materially increased the costs incurred by our operators for monitoring and reporting quality of care compliance. Furthermore, the cost of medical malpractice and liability insurance has increased and may continue to increase so long as the present litigation environment affecting the operations of healthcare facilities continues. Compliance with the requirements in the healthcare reform law could increase costs as well. Increased costs could limit our operators’ ability to meet their obligations to us, potentially decreasing our revenue and increasing our collection and litigation costs. To the extent we are required to remove or replace an operator, our revenue from the affected property could be reduced or eliminated for an extended period of time.

Delays in our operators’ collection of their accounts receivable could adversely affect their cash flow and financial condition and their ability to meet their obligations to us.
Prompt billing and collection are important factors in the liquidity of our operators. Billing and collection of accounts receivable are subject to the complex regulations that govern Medicare and Medicaid reimbursement and rules imposed by non-government payors. The inability of our operators to bill and collect on a timely basis pursuant to these regulations and rules or pursuant to any other programs, federal, state or otherwise, could subject them to payment delays that could negatively impact their cash flow and ultimately their financial condition and their ability to meet their obligations to us.
We face increasing competition for the acquisition of senior housing and other healthcare properties which may impede our ability to make acquisitions or may increase the cost of these acquisitions which, in turn, could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
We compete with many other businesses engaged in real estate investment activities for the acquisition of mid-acuity senior housing and other healthcare properties, including local, regional and national operators and acquirers and developers of healthcare real estate. The competition for senior housing and other healthcare properties may significantly increase the price we might pay for a facility or property we seek to acquire and our competitors may succeed in acquiring those facilities or properties themselves. In addition, operators with whom we attempt to do business may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition may result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for healthcare properties, our business, financial condition and results of operations and our ability to make distributions to you may be materially adversely affected.
Adverse trends in healthcare provider operations may negatively affect lease revenues and our ability to make distributions to you.
The healthcare industry, including the senior housing sector, is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third-party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	continued pressure by private and governmental payors to reduce payments to providers of services; and

•	increased scrutiny of billing, referral and other practices by federal and state authorities.
These factors may adversely affect the economic performance of some or all of our senior housing and other healthcare-property operators and, in turn, our lease revenues and our ability to make distributions to you.
Reimbursement rates from third-party payors have been reduced in the past and could be reduced again in the future, which would materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
Our ability to generate revenue and income influences the underlying value of our mid-acuity senior housing facilities. With respect to our skilled nursing facilities primarily, these revenues are generally derived from reimbursements paid to our operators. Sources of reimbursements include Medicare, state Medicaid programs, private insurance carriers, healthcare service plans, health maintenance organizations, preferred provider arrangements, self-insured employers and the patients themselves. Medicare and Medicaid programs, as well as numerous private insurance and managed care plans, generally require participating providers to accept government-determined reimbursement levels as payment in full for services rendered, without regard to a facility’s charges. Changes in the reimbursement rate or methods of payment from third-party payors, including Medicare and Medicaid, or the implementation of other measures to reduce reimbursements, have in the past, and could in the future, result in a substantial reduction in our operators’ revenues and, therefore, our operators’ ability to pay rent. Additionally, revenue realizable under third-party payor agreements can change after examination and retroactive adjustment by payors during the claims settlement processes or as a result of post-payment audits. Payors may disallow requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable or because additional documentation is necessary or because certain services were not covered or were not medically necessary. The recently enacted healthcare reform law and regulatory changes could impose further limitations on government and private payments to healthcare providers. The Patient Protection and Affordable Care Act requires annual Medicare provider payment updates, including for skilled nursing facilities, to be reduced by a productivity adjustment based on economy-wide productivity. In 2012, Centers for Medicare and Medicaid reduced overall Medicare payments to skilled nursing facilities by 11% and changed payment and reporting requirements for therapy services. Under the Budget Control Act of 2011, the enforcement mechanism has been triggered so that the U.S. President is required to issue a sequestration order each year for across-the-board federal spending cuts applicable to fiscal years 2013 to 2021. Medicare provider payments are subject to this sequestration. The President issued a sequestration order so that Medicare payments to plans and providers are to be reduced by two percent during this time period. Also, the Bipartisan Budget Act of 2013 extended this sequestration to include fiscal years 2022 and 2023. In some cases, states have enacted or are considering enacting measures designed to reduce their Medicaid expenditures and to make changes to private healthcare insurance. Moreover, owners and operators of senior housing facilities continue to experience pressures from private payors attempting to control healthcare costs and reimbursement from private payors has in many cases effectively been reduced to levels approaching those of government payors. We cannot assure stockholders that adequate reimbursement levels will continue to be available. We also cannot accurately predict the percentage of revenue that will be generated from our facilities as a result of private pay or government funded reimbursements. Further limits on the scope of services reimbursed and on reimbursement rates could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to you.
Subsidiaries of ours may enter into management contracts with third party independent contractors to manage one or more of our healthcare real estate properties. Such an arrangement could cause us to assume additional operational risks and could also subject us to additional regulation and liability.
RIDEA permits REITs, such as us, to lease healthcare properties that we own or partially own to a taxable REIT subsidiary, or TRS, provided that our TRS hires an independent qualifying management company to operate the facility. This structure would allow us to earn income as a landlord under the lease with our TRS and we can also directly benefit from the cash flow generated by the operation of the facility by owning all or a portion of our TRS. Under the RIDEA lease structure, the independent qualifying management company would receive a management fee from our TRS for operating the facility as an independent contractor. As the owner of the facility contracting out operational responsibility, we may be assuming more of the operational risk relative to other structures since we would be leasing our facility to our own partially or wholly owned subsidiary rather than a third party operator. Our income would be more dependent on occupancy rates, the rates charged to residents and the ability to control operating expenses. Our TRS, and hence we, will be responsible for any operating deficits incurred by the facility.
The operator, which would be our TRS if we use a RIDEA lease structure, of a healthcare facility is generally required to be the holder of the applicable healthcare license, which could subject our TRS, and us (through our ownership interest in our TRS) to various regulatory laws. Most states regulate and inspect healthcare facility operations, construction and the safety of the physical environment. In the event that one or more of our healthcare real estate facilities are out of compliance with the relevant laws, a state may impose upon our TRS (if it is the holder of the healthcare license), penalties such as administrative sanctions, including possibility the termination of government funding (i.e. Medicare or Medicaid), civil monetary penalties and licensure sanctions such as suspension or termination and in certain instances, criminal penalties. Additionally, if our TRS is the holder of the healthcare license, it could have exposure to professional liability claims arising out of an alleged breach of the applicable standard of care rules.

Risks Related to Our Investments
A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our investments.
Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses and a decrease in revenues, earnings and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of our investments. For example, during such periods, our tenants may not be able to pay their rent, which would reduce our rental income and cause our real estate values to decline. Declining real estate values will likely reduce our level of new loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our debt investments if the economy weakens and property values decline. Further, declining real estate values significantly increase the likelihood that we will incur losses on our investments in the event of a sale of one of our equity investments or a default, because the value of our collateral may be insufficient to cover our cost. Any sustained period of increased payment delinquencies, taking title to collateral or losses could adversely affect both our equity investments as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to stockholders.
We have no established investment criteria limiting the geographic concentration of our investments. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.
Certain of our investments may be located in, or secured by a single property or properties located in, one geographic location and a substantial portion of our senior housing and other healthcare investments may be concentrated in a geographic location. These investments carry the risks associated with significant geographical concentration. The likelihood of our investments being concentrated in or secured by a single or multiple properties in one geographic location is greater towards the earlier periods of our offering until we have raised significant proceeds and made a number of investments. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, senior housing properties and properties underlying our investments may be overly concentrated in certain geographic areas and we may experience losses as a result. A worsening of economic conditions, a natural disaster or civil disruptions in a geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for senior housing, new financings, limiting the ability of borrowers to pay financed amounts and impairing the value of our collateral.
We have no established investment criteria limiting the size of each investment we make in healthcare-related equity, debt and securities investments. If we have an investment that represents a material percentage of our assets and that investment experiences a loss, the value of your investment in us could be significantly diminished.
We are not limited in the size of any single investment we may make and certain of our healthcare-related equity, debt and securities investments may represent a significant percentage of our assets. This concentration risk will always exist, however, it is particularly heightened during the early stages of our offering, before we have raised significant capital and invested across a diverse portfolio of assets. We may be unable to raise significant capital and invest in a diverse portfolio of assets which would increase our asset concentration risk. Any such investment may carry the risk associated with a significant asset concentration. For example, in February 2014, we acquired, through a joint venture using the RIDEA structure, an independent living facility located in Frisco, Texas, for a purchase price of $39.5 million, plus closing costs and credits for certain capital expenditures, which represents approximately 24% of our portfolio as of April 15, 2014. Should this investment, or any other investment representing a material percentage of our assets, experience a loss on all or a portion of the investment, we could experience a material adverse effect, which would result in the value of your investment in us being diminished. For the year ended December 31, 2013, one debt investment generated all of our interest income.

We may not be effective in acquiring, originating and managing our investments.
We acquire, originate and generally manage our investments. Our acquisition and origination capabilities depend on our ability to leverage our relationships in the market and deploy capital to operators and borrowers that hold properties meeting our underwriting standards. Managing these investments requires significant resources, adherence to internal policies and attention to detail. Managing investments may also require significant judgment and, despite our expectations, we may make decisions that result in losses. If we are unable to successfully acquire and originate investments on favorable terms, or at all, and if we are ineffective in managing those investments, our business, financial condition and results of operations could be materially adversely affected.
The debt we originate and invest in and mortgage loans underlying the healthcare-related securities we invest in are subject to risks of delinquency, taking title to collateral, loss and bankruptcy of the borrower under the loan. If the borrower defaults, it may result in losses to us.
Our debt investments are secured by healthcare real estate and are subject to risks of delinquency, loss, taking title to collateral and bankruptcy of the borrower. The ability of a borrower to repay a loan secured by healthcare real estate is typically dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced or is not increased, depending on the borrower’s business plan, the borrower’s ability to repay the loan may be impaired. Net operating income of a property can be affected by, each of the following factors, among other things:

•	macroeconomic, regional or local economic conditions;

•	operator mix;

•	success of operator businesses;

•	property management decisions;

•	property location and condition;

•	property operating costs, including insurance premiums, real estate taxes and maintenance costs;

•	competition from comparable types of properties;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•	any need to address environmental contamination at the property;

•	the occurrence of any uninsured casualty at the property;

•	changes in local, regional, national or international economic conditions and/or specific industry segments;

•	declines in local or regional real estate values;

•	branding, marketing and operational strategies;

•	declines in local or regional rental or occupancy rates;

•	increases in interest rates;

•	changes in public and private reimbursement rates;

•	natural disasters;

•	social unrest and civil disturbances;

•	terrorism; and

•	increases in costs associated with leasing, renovation and/or construction.

Any one or a combination of these factors may cause a borrower to default on a loan or to declare bankruptcy. If a default or bankruptcy occurs and the underlying asset value is less than the loan amount, we will suffer a loss.
Additionally, we may suffer losses for a number of reasons, including the following, which could have a material adverse effect on our financial performance:

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If the value of our healthcare real property or the healthcare assets securing our debt investments deteriorates.   We expect that our debt and healthcare-related securities investments will generally be directly or indirectly secured by a lien on real property. The occurrence of a default on a debt investment could result in our taking title to collateral. We will not know whether the value of the properties ultimately securing our debt and ultimately securing the mortgage loans underlying our securities will remain at the levels existing on the dates of origination of the underlying debt and the dates of origination of the mortgage loans ultimately securing our securities, as applicable. If the value of the properties drop, our risk will increase because of the lower value of the collateral and reduction in borrower equity associated with the related debt. In this manner, real estate values could impact the value of our debt and securities investments. Our equity investments (investments in real property) may be similarly affected by real estate property values. Therefore, our equity, debt and securities investments will be subject to the risks typically associated with real estate. We expect that our debt investments will be fully or substantially non-recourse. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the real estate-related assets (including escrowed funds and reserves, if any) collateralizing the debt. For this purpose, we consider debt made to special purpose entities formed solely for the purpose of holding and financing particular assets to be non-recourse. We may sometimes also originate debt that is secured by equity interests in the borrowing entities or by investing directly in the owner of the property. There can be no assurance that the value of the assets securing our debt investments will not deteriorate over time due to factors beyond our control, as was the case during the credit crisis and as a result of the recent economic recession. Mezzanine loans are subject to the additional risk that senior lenders may be directly secured by the real estate assets of the borrowing entity, whereas the mezzanine loans may be secured by ownership interests in the borrower.

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If a borrower or guarantor defaults on recourse obligations under a debt investment.   We may sometimes obtain personal or corporate guarantees, which will not be secured, from borrowers or their affiliates. These guarantees are often triggered only upon the occurrence of certain trigger, or “bad boy,” events. In cases where guarantees are not fully or partially secured, we will typically rely on financial covenants from borrowers and guarantors which are designed to require the borrower or guarantor to maintain certain levels of creditworthiness. As a result of challenging economic and market conditions, many borrowers and guarantors faced, and continue to face, financial difficulties and were unable, and may continue to be unable, to comply with their financial covenants. If the economy does not strengthen, our borrowers could experience additional financial stress. Where we do not have recourse to specific collateral pledged to satisfy such guarantees or recourse loans, we will only have recourse as an unsecured creditor to the general assets of the borrower or guarantor, some or all of which may be pledged to satisfy other lenders. There can be no assurance that a borrower or guarantor will comply with its financial covenants or that sufficient assets will be available to pay amounts owed to us under our debt and related guarantees.

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Our due diligence may not reveal all material issues relating to our acquisition or origination of a particular investment.   In making an assessment of the strength and skills of the management of the borrower or the tenant of a property and other factors that we believe are material to the performance of the investment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entity. This due diligence may not uncover all material issues relating to such investment and factors outside of our control may later arise. If our due diligence fails to identify issues specific to certain investments, we may be forced to write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses.

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In the event of a default or bankruptcy of a borrower, particularly in cases where the borrower has incurred debt that is senior to our debt.   If a borrower defaults on our debt and the mortgaged real estate or other borrower assets collateralizing our debt are insufficient to satisfy the loan, we may suffer a loss of principal or interest. In the event of a borrower bankruptcy, we may not have full recourse to the assets of the borrower or the assets of the borrower may not be sufficient to satisfy our debt. In addition, certain of our debt investments may be subordinate to other debt of the borrower. If a borrower defaults on our debt or on debt senior to our debt or in the event of a borrower bankruptcy, our debt will be satisfied only after the senior debt, if any. Bankruptcy and borrower litigation can significantly increase the time needed for us to acquire underlying collateral in the event of a default, during which time the collateral may decline in value. In addition, there are significant monetary costs and delays associated with the process of taking title to collateral. Borrower bankruptcies and litigation have increased appreciably during the recent economic recession, which may require us to spend significant amounts of money and devote significant senior management resources in order to protect our interests. If the economic markets do not continue to improve, we will experience such costs and delays.

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In the event provisions of our debt agreements are adjudicated to be unenforceable.   Our rights and obligations with respect to our debt investments are governed by loan agreements and related documentation. It is possible that a court could determine that one or more provisions of a loan agreement or related documentation are unenforceable, such as a loan prepayment provision or the provisions protecting our security interest in the underlying collateral.

Delays in liquidating defaulted debt investments could reduce our investment returns.
If there are defaults under the agreements securing the collateral of our debt investments, we may not be able to take title to and sell the collateral securing the loan quickly. Taking title to collateral can be an expensive and lengthy process that could have a negative effect on the return on our investment. Borrowers often resist when lenders, such as us, seek to take title to collateral by asserting numerous claims, counterclaims and defenses, including but not limited to, lender liability claims, in an effort to prolong the foreclosure action. In some states, taking title to collateral can take several years or more to resolve. At any time during a foreclosure proceeding, for example, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our investment in the defaulted loans. Furthermore, an action to take title to collateral securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other things, may impede our ability to take title to and sell the collateral securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any collateral for which we take title for a substantial period of time, which could be a distraction for our management team and may require us to pay significant costs associated with such collateral. We may not recover any of our investment even if we take title to collateral.
Jurisdictions with one action or security first rules or anti-deficiency legislation may limit the ability to take title to collateral or to realize the obligation secured by the property by obtaining a deficiency judgment.
In the event of any default under our debt investments and in the mortgage loans underlying the healthcare-related securities in which we may invest, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. Certain states in which the collateral securing our debt and securities investments may be located may have laws that prohibit more than one judicial action to enforce a mortgage obligation, requiring the lender to exhaust the remedies on such collateral to satisfy the obligation first or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral, in particular if a non-judicial foreclosure is pursued. These statutes may limit the right to take title to collateral or to realize the obligation secured by the property by obtaining a deficiency judgment.

Our borrowers may be unable to achieve their business plans due to the challenging U.S. and global economic conditions, which could cause incremental stress to our debt investments.
Many of our debt investments are made to borrowers who have business plans to improve occupancy and cash flow that may not be accomplished. Slower than expected economic growth pressured by a strained labor market, along with overall financial uncertainty, could result in lower occupancy rates and lower lease rates across many property types and may create obstacles for our borrowers attempting to achieve their business plans. If our borrowers are unable to achieve their business plans, our related debt investments could default and severely impact our liquidity and operating results.
We may be subject to risks associated with future advance or capital expenditure obligations, such as declining real estate values and operating performance.
Our debt investments may require us to advance future funds. We may also need to fund capital expenditures and other significant expenses for our real estate property investments. Future funding obligations subject us to significant risks such as that the property may have declined in value, projects to be completed with the additional funds may have cost overruns and the borrower and operator may be unable to generate enough cash flow and execute its business plan, or sell or refinance the property, in order to repay our debt due. We could determine that we need to fund more money than we originally anticipated in order to maximize the value of our investment even though there is no assurance additional funding would be the best course of action. Further, future funding obligations require us to maintain higher liquidity than we might otherwise maintain and this could reduce the overall return on our investments.
We may be unable to restructure our investments in a manner that we believe maximizes value, particularly if we are one of multiple creditors in a large capital structure.
In order to maximize value we may be more likely to extend and work out an investment, rather than pursue other remedies such as taking title to collateral. However, in situations where there are multiple creditors in large capital structures, it can be particularly difficult to assess the most likely course of action that a lender group or the borrower may take and it may also be difficult to achieve consensus among the lender group as to major decisions. Consequently, there could be a wide range of potential principal recovery outcomes, the timing of which can be unpredictable, based on the strategy pursued by a lender group or other applicable parties. These multiple creditor situations tend to be associated with larger loans. If we are one of a group of lenders, we may be a lender on a subordinated basis and may not independently control the decision making. Consequently, we may be unable to restructure an investment in a manner that we believe would maximize value. Restructuring an investment may ultimately result in us receiving less than had we not restructured the investment.
Debt restructurings may reduce our net interest income.
Although the commercial real estate market has improved, the U.S. economy and financial markets continue to be challenged. As a result, our borrowers may be at increased risk of default and we, or a third party may need to restructure loans if our borrowers are unable to meet their obligations to us and we believe restructuring is the best way to maximize value. In order to preserve long-term value, we may determine to lower the interest rate on loans in connection with a restructuring, which will have an adverse impact on our net interest income. We may also determine to extend the maturity and make other concessions with the goal of increasing overall value, however, there is no assurance that the results of our restructurings will be favorable to us. We may lose some or all of our investment even if we restructure in an effort to increase value.
Our debt investments may be funded with interest reserves and our borrowers may be unable to replenish those interest reserves once they run out.
Given the transitional nature of our debt investments, we generally expect to require borrowers to pre-fund reserves to cover interest and operating expenses until the property cash flow increases sufficiently to cover debt service costs. We would also generally require the borrower to refill these reserves if they became deficient due to underperformance and if the borrower wanted to exercise extension options under the loan. Despite low interest rates and improving real estate fundamentals, we expect that in the future our borrowers may still have difficulty servicing our debt investments. Many of our borrowers may only be able to meet their obligations to us because of the reserves we expect to set up at the origination of the loans. We expect that in the future, many of the reserves will run out and some of our borrowers will have difficulty servicing our debt and will not have sufficient capital to replenish reserves, which could have a significant impact on our operating results and cash flow.
The properties underlying certain of our debt investments may not currently be generating sufficient operating cash flow to support debt service payments which may pose a heightened risk of loss.
We may originate debt investments in which the operating cash flow generated from the underlying property is insufficient to support current debt service payments. In such cases, the borrower will typically plan to re-position, re-develop or otherwise lease-up the property in accordance with an established business plan that we will evaluate during our underwriting of the investment. We expect to generally require the borrower to fund interest or other reserves, whether through proceeds from our loan or otherwise, to support debt service payments and capital expenditures during the period that the borrower is implementing the approved business plan. Despite our expectations, the applicable borrowers may not effectively implement their business plans because of cost over-runs, slower than anticipated leasing and other factors that negatively affect healthcare real estate generally as described more specifically elsewhere in these risk factors. As a result, the subject properties may never generate sufficient cash flow to support debt service payments. The interest and other reserves established at origination of the debt investment may be insufficient to support debt service payments and/or capital expenditures while the borrower is implementing the business plan. Investments in these assets generally entail more significant risk than investments in assets that are currently generating sufficient cash flow to support debt service. We may suffer significant losses with respect to these investments which would negatively impact our operating performance and our ability to make distributions to stockholders.
Our debt and securities investments may be adversely affected by changes in credit spreads.
Our debt we originate or acquire and securities investments we may invest in are subject to changes in credit spreads. When credit spreads widen, the economic value of our investments decrease even if such investment is performing in accordance with its terms and the underlying collateral has not changed.
Higher provision for loan losses and asset impairment charges may occur if economic conditions do not continue to improve.
We could experience defaults resulting in provision for loan losses and asset impairment charges in the future. Borrowers, for a variety of reasons, may be unable to remain current with principal and interest on loans. Declines in real property values also increase loan-to-value ratios on our loans and, therefore, weaken our collateral coverage and increase the likelihood of higher provision for loan losses. Even if our cash flow remains relatively stable, we could suffer losses in accordance with U.S. GAAP, which could adversely affect our access to credit and ability to satisfy financing covenants.
Provision for loan losses is difficult to estimate, particularly in a challenging economic environment.
Our provision for loan losses is evaluated on a quarterly basis. Our determination of provision for loan losses requires us to make certain estimates and judgments, which may be difficult to determine, particularly in a challenging economic environment. While commercial real estate fundamentals have improved, the U.S. economy and financial markets remain challenged. Our estimates and judgments are based on a number of factors, including projected cash flow from the collateral securing our debt structure, including the availability of reserves and recourse guarantees, likelihood of repayment in full at the maturity of a loan, potential for refinancing and expected market discount rates for varying property types, all of which remain uncertain and are subjective. Our estimates and judgments may not be correct, particularly during challenging economic environments, and, therefore, our results of operations and financial condition could be severely impacted.
With respect to commercial properties, options and other purchase rights may affect value or hinder recovery in the event of taking title to collateral.
A borrower under certain of our debt investments may give its operators or another person a right of first refusal or an option to purchase all or a portion of the related collateral. These rights may impede our ability to sell the related collateral if we take title or may adversely affect the value or marketability of the collateral. We may also determine to give our operators a right of first refusal or similar option, which could negatively affect the residual value of the property.
Both our borrowers’ and operators’ forms of entities may cause special risks.
Most of the borrowers for our debt investments and our operators in the healthcare real estate that we may own, as well as borrowers underlying the healthcare-related securities in which we may invest, will most likely be legal entities rather than individuals. The obligations these entities will owe us are typically non-recourse so we can only look to our collateral, and at times, the assets of the entity may not be sufficient to recover our investment. Unlike individuals involved in bankruptcies, these legal entities will generally not have personal assets and creditworthiness at stake. As a result, the default or bankruptcy of one of our borrowers or operators, or a general partner or managing member of that borrower or operator, may impair our ability to enforce our rights and remedies under the related mortgage or the terms of the lease agreement, respectively.
The subordinate debt we may originate or invest in may be subject to risks relating to the structure and terms of the related transactions, as well as subordination in bankruptcy, and there may not be sufficient funds or assets remaining to satisfy our investments, which may result in losses to us.
We intend to originate, structure and acquire subordinate debt investments secured primarily by healthcare properties, which may include subordinate mortgage loans, mezzanine loans and participations in such loans and preferred equity interests in borrowers who own such properties. We have not placed any limits on the percentage of our portfolio that may be comprised of these types of investments, which may involve a higher degree of risk than the type of assets that we expect will constitute the majority of our debt investments, namely first mortgage loans secured by real property. These investments may be subordinate to other debt on commercial property and are secured by subordinate rights to the commercial property or by equity interests in the borrower. In addition, real properties with subordinate debt may have higher loan-to-value ratios than conventional debt, resulting in less equity in the real property and increasing the risk of loss of principal and interest. If a borrower defaults or declares bankruptcy, after senior obligations are met, there may not be sufficient funds or assets remaining to satisfy our subordinate interests. Because each transaction is privately negotiated, subordinate investments can vary in their structural characteristics and lender rights. Our rights to control the default or bankruptcy process following a default will vary from transaction to transaction. The subordinate investments that we originate and invest in may not give us the right to demand taking title to collateral as a subordinate real estate debt holder. Furthermore, the presence of intercreditor agreements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers. Similarly, a majority of the participating lenders may be able to take actions to which we object, but by which we will be bound. Even if we have control, we may be unable to prevent a default or bankruptcy and we could suffer substantial losses. Certain transactions that we may originate and invest in could be particularly difficult, time consuming and costly to work out because of their complicated structure and the diverging interests of all the various classes of debt in the capital structure of a given asset.
Many of our investments may be illiquid and we may not be able to vary our portfolio in response to further changes in economic and other conditions, which may result in losses to us.
Many of our investments may be illiquid. As a result, our ability to sell investments in response to changes in economic and other conditions could be limited, even at distressed prices. The Internal Revenue Code also places limits on our ability to sell certain properties held for fewer than two years. These considerations could make it difficult for us to dispose of any of our assets even if a disposition is in the best interests of stockholders. As a result, our ability to vary our portfolio in response to further changes in economic and other conditions may be relatively limited, which may result in losses to us.
We may make investments in assets with lower credit quality, which will increase our risk of losses.
The healthcare-related securities in which we may invest may have explicit ratings assigned by at least one of the major rating agencies (Moody’s Investor Services, Standard & Poor’s, Fitch Ratings,

Morningstar, DBRS and/or Kroll, generally referred to as rating agencies). However, we may invest in unrated healthcare-related securities, enter into leases with unrated operators or participate in subordinate, unrated or distressed mortgage loans. Because the ability of obligors of properties and mortgages, including mortgage loans underlying CMBS, to make rent or principal and interest payments may be impaired during an economic downtown, prices of lower credit quality investments and healthcare-related securities may decline. The existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these investments.
Investments in non-conforming or non-investment grade rated debt or healthcare-related securities involve greater risk of loss.
Some of our investments may not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans or securities, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to you and may adversely affect the value of our common stock.
Investments in non-performing real estate assets involve greater risks than investments in stabilized, performing assets and make our future performance more difficult to predict, however, we may still incur losses on performing real estate assets.
Traditional performance metrics of real estate assets are generally not as reliable for non-performing real estate assets as they are for performing real estate assets. Non-performing properties, for example, do not have stabilized occupancy rates and may require significant capital for repositioning. Similarly, non-performing loans do not have a consistent stream of cash flow to support normalized debt service. In addition, for non-performing loans, often there is greater uncertainty as to the amount or timeliness of principal repayment.
In addition, we may pursue more than one strategy to create value in a non-performing real estate investment. With respect to a property, these strategies may include development, redevelopment or lease-up of such property. With respect to certain of our debt investments, these strategies may include negotiating with the borrower for a reduced payoff, restructuring the terms of the loan or enforcing our rights as lender under the loan and taking title to collateral securing the loan.
The factors described above make it challenging to evaluate non-performing investments. We may further incur losses even on our performing investments.
Floating-rate debt, which is often associated with transitional assets, may entail greater risks of default to us than fixed-rate debt.
Floating-rate loans are often, but not always, associated with transitional properties as opposed to those with highly stabilized cash flow. Floating-rate debt may have higher delinquency rates than fixed-rate loans. Borrowers with floating-rate loans may be exposed to increased monthly payments if the related interest rate adjusts upward from the initial fixed rate in effect during the initial period of the loan to the rate calculated in accordance with the applicable index and margin. Increases in a borrower’s monthly payment, as a result of an increase in prevailing market interest rates may make it more difficult for the borrowers with floating-rate loans to repay the loan and could increase the risk of default of their obligations under the loan.
We may be subject to risks associated with construction lending, such as declining real estate values, cost overruns and delays in completion.
Our debt investments may include loans made to developers to construct prospective projects, which may include ground-up construction or repositioning an existing asset. The primary risks to us of construction loans are the potential for cost overruns, the developer’s failing to meet a project delivery schedule and the inability of a developer to sell or refinance the project at completion in accordance with its business plan and repay our debt. These risks could cause us to have to fund more money than we originally anticipated in order to complete the project. We may also suffer losses on our debt if the developer is unable to sell the project or refinance our debt investment.
Investments that are not insured involve greater risk of loss than insured investments.
We will originate and acquire loans and assets as part of our investment strategy. Unlike agency residential mortgages, the debt we invest in will not be insured by any quasi-governmental body or similar third party. Our debt investments may include first mortgage loans, subordinate mortgage and mezzanine loans, preferred equity interests and participations in such loans as well as equity and healthcare-related securities investments. While holding such interests, we will be subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses. To the extent we suffer such losses with respect to our investments, the value of our company and the value of our common stock may be adversely affected.
Insurance may not cover all potential losses on debt investments which may impair the value of our assets.
We will generally require that each of the borrowers under our debt investments obtain comprehensive insurance covering the collateral, including liability, fire and extended coverage. We also will generally obtain insurance directly on any property we acquire. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. We may not require borrowers to obtain certain types of insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might decrease the value of the property and in turn impair our investment.
Uninsured losses or losses in excess of our operators’ insurance coverage could adversely affect our financial position, results of operations and our cash flow.
We expect that our leases will require our operators to maintain comprehensive general liability, fire, flood, earthquake, boiler and machinery, nursing home or long-term care professional liability and extended coverage insurance with respect to our properties with policy specifications, limits and deductibles set forth in the leases or other written agreements between us and the operator. However, our properties may be adversely affected by casualty losses which exceed insurance coverages and reserves. Should an uninsured loss occur, we could lose both our investment in, and anticipated profits and cash flow from, the property. Even if it were practicable to restore the damage caused by a major casualty, the operations of the affected property would likely be suspended for a considerable period of time. In the event of any substantial loss affecting a property, disputes over insurance claims could arise.
The debt, equity and mortgage loans underlying the healthcare-related securities investments in which we may invest are subject to the risks typically associated with real estate.
The debt and healthcare-related securities investments in which we may invest will generally be directly or indirectly secured by a lien on real property. The occurrence of a default on a debt investment could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our debt and ultimately securing the mortgage loans underlying our securities will remain at the levels existing on the dates of origination of these underlying mortgage loans and the dates of origination of the loans ultimately securing our securities, as applicable. If the values of the properties drop, our risk will increase because of the lower value of the collateral and reduction in borrower equity associated with the related loans. In this manner, real estate values could impact the values of our debt and securities investments. Our equity investments in senior housing and other healthcare properties may be similarly affected by real estate property values. Therefore, our equity, debt and securities investments are subject to the risks typically associated with real estate, including:

•	local, state, national or international economic conditions;

•	real estate conditions, such as an oversupply of or a reduction in demand for real estate space in an area;

•	the perceptions of the quality, convenience, attractiveness and safety of the properties;

•	competition from comparable properties;

•	the occupancy rate of, and the rental rates charged at, the properties;

•	the ability to collect on a timely basis all rent;

•	the effects of any bankruptcies or insolvencies;

•	the expense of re-leasing space;

•	changes in interest rates and in the availability, cost and terms of mortgage financing;

•	unknown liens being placed on the properties;

•	bad acts of third parties;

•	the ability to refinance mortgage notes payable related to the real estate on favorable terms, if at all;

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the impact of present or future environmental legislation and compliance with environmental laws, including costs of remediation and liabilities associated with environmental conditions affecting properties;

•	cost of compliance with the Americans with Disabilities Act of 1990, or ADA;

•	adverse changes in governmental rules and fiscal policies;

•	civil unrest;

•	acts of nature, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses);

•	the potential for uninsured or underinsured property losses;

•	adverse changes in state and local laws, including zoning laws; and

•	other factors which are beyond our control.
The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenses associated with properties (such as operating expenses and capital expenses) cannot be reduced when there is a reduction in income from the properties.
These factors may have a material adverse effect on the ability of our borrowers to pay their loans and the ability of the borrowers on the underlying loans securing our securities to pay their loans, as well as on the value and the return that we can realize from assets we acquire and originate.
We may obtain only limited warranties when we purchase a property, which will increase the risk that we may lose some or all of our invested capital in the property or rental income from the property which, in turn, could materially adversely affect our business, financial condition and results from operations and our ability to pay distributions to you.
The seller of a property often sells such property in an “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, the related real estate purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Despite our efforts, we may fail to uncover all material risks during our diligence process. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property if an issue should arise that decreases the value of that property and is not covered by the limited warranties. If any of these results occur, it may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.
Our investments in healthcare properties are dependent upon operators successfully operating their businesses and their failure to do so could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
We depend on our operators to manage the day-to-day operations of our healthcare properties in a manner that generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent, maintain certain insurance coverage, pay real estate taxes and maintain the properties under their operational control in a manner that does not jeopardize their operating licenses or regulatory status. The ability of our operators to fulfill their obligations to us may depend, in part, upon the overall profitability of their operations, including any other facilities, properties or businesses they may acquire or operate. The cash flow generated by the operation of our properties may not be sufficient for an operator to meet its obligations to us. In several cases, a single operator operates several of our healthcare properties and the failure of one operator could materially adversely affect many properties. For the year ended December 31, 2013, gross revenues from two of our operators were 25% and 23% of our total revenues, respectively. Operators who are having trouble with their cash flow are more likely to expose us to unknown liens and other risks to our assets. Our financial position could be weakened and our ability to fulfill our obligations under our real estate borrowings could be limited if our operators are unable to meet their obligations to us or we fail to renew or extend our contractual relationship with any of our operators. Any of these results could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
We depend on borrowers and operators for a substantial portion of our revenue and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such borrowers and operators.
The success of our acquisition or origination of investments in the healthcare real estate industry significantly depends on the financial stability of the borrowers and operators underlying such investments. For the year ended December 31, 2013, gross revenues from two of our operators were 25% and 23% of our total revenues, respectively. The inability of a single major borrower or operator, or a number of smaller borrowers or operators, to meet their payment obligations could result in reduced revenue or losses.
If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.
Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. We value our potential investments based on yields and risks, taking into account estimated future losses on the loans and the property included in the securitization’s pools or equity investments, and the estimated impact of these losses on expected future cash flow and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.
Lease defaults, terminations or landlord-operator disputes may reduce our income from our healthcare real estate investments.
The creditworthiness of our operators in our real estate investments have been, or could become, negatively impacted as a result of challenging economic conditions or otherwise, which could result in their inability to meet the terms of their leases. Lease defaults or terminations by one or more operators may reduce our revenues unless a default is cured or a suitable replacement operator is found promptly. In addition, disputes may arise between the landlord and operator that result in the operator withholding rent payments, possibly for an extended period. These disputes may lead to litigation or other legal procedures to secure payment of the rent withheld or to evict the operator. Upon a lease default, we may have limited remedies, be unable to accelerate lease payments and have limited or no recourse against a guarantor. Operators as well as guarantors may have limited or no ability to satisfy any judgments we may obtain. We may also have duties to mitigate our losses and we may not be successful in that regard. Any of these situations may result in extended periods during which there is a significant decline in revenues or no revenues generated by a property. If this occurred, it could adversely affect our results of operations. Furthermore, we have three healthcare operators, which account for 100% of our total rental income. Failure or inability of an operator contributing to a significant percentage of our contractual rental revenue to meet its obligations to us could materially reduce our rental revenue and net income, which could in turn reduce the amount of distributions we pay.
A significant portion of our leases may expire in the same year.
A significant portion of the leases for our healthcare real estate investments may expire in the same year, which may coincide with the maturities on the borrowing for the properties subject to such leases. As a result, we could be subject to a sudden and material change in value of our healthcare real estate investments and available cash flow from such investments in the event that these leases are not renewed or in the event that we are not able to extend or refinance the mortgage notes payable on the properties that are subject to these leases.
Our lease or management transactions may not result in market rates over time.
We expect substantially all of our rental and fee income to come from lease or management transactions, which may have longer terms or renewal options that specify maximum rate increases than standard arrangements. If we do not accurately judge the potential for increases in market rates, rental and fee increases under the terms may fail to result in fair market rates over time. Further, we may have no ability to terminate our lease or management transactions or adjust the rent and fees to then-prevailing market rates. As a result, our income and distributions to you could be lower than they would otherwise be if we did not enter into such lease or management agreements.
The leases at the properties underlying our real estate debt investments or the lease or management agreements related to our senior housing or other healthcare properties may not be renewed on favorable terms.
The properties underlying the healthcare real estate debt we originate or acquire and our portfolio of senior housing and other healthcare properties could be negatively impacted by weak economic conditions and rental markets. Upon expiration or earlier termination of leases or management agreements on these properties, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to operators) may be less favorable than current lease terms. Weak economic conditions would likely reduce an operator’s ability to make rent payments under their leases. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by a property. Additionally, to the extent that market rental rates are reduced, property-level cash flow would likely be negatively affected as existing leases or management agreements renew at lower rates. If the leases or management agreements for these properties cannot be renewed for all or substantially all of the space at these properties or if the rental rates upon such renewal or reletting are significantly lower than expected, the value of our investments may be adversely affected.
The bankruptcy, insolvency or financial deterioration of any of our operators could significantly delay our ability to collect unpaid rents or require us to find new operators.
If our operators are unable to comply with the terms of their agreements with us, we may be forced to modify the agreements in ways that are unfavorable to us. Alternatively, the failure of an operator to perform under an agreement could require us to declare a default, repossess the property, find a suitable replacement operator or sell the property. There is no assurance that we would be able to lease a property or enter into a management agreement with respect to such property on substantially equivalent or better terms than the prior agreements, or at all, find another operator, successfully reposition the property for other uses or sell the property on terms that are favorable to us.
Because our leases with our operators are generally net leases, we depend on our operators not only for rental income, but also to pay insurance, taxes, utilities, maintenance and repair and other operating expenses in connection with the leased properties. If any of our agreements with our operators expire or are terminated, we could be responsible for all of the operating expenses for that property until it is re-leased or until the property is sold. If we experience a significant number of un-leased properties, our operating expenses could increase significantly. Any significant increase in our operating costs may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to you and the value of our common stock.
Any bankruptcy filing by or relating to one of our operators could bar all efforts by us to collect pre-bankruptcy debts from that operator or seize its property and may require us to find new operators. An operator’s bankruptcy could also delay our efforts to collect past due balances, including unpaid rents, and could ultimately preclude collection of all or a portion of these sums. It is possible that we may recover substantially less than the full value of any unsecured claims we hold, if any, which may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to you and the trading price of our common stock. Furthermore, dealing with an operator’s bankruptcy or other default may divert management’s attention and cause us to incur substantial legal and other costs.
Our intent to engage in sale-leaseback transactions involves special risks stemming from the potential characterization of such transactions in bankruptcy proceedings. It is possible that a bankruptcy court could re-characterize a sale and leaseback transaction as a secured lending transaction. If a transaction were re-characterized as a secured lending transaction, we would not be treated as the owner of the property, but might have certain additional rights as a secured creditor.
Because real estate investments are relatively illiquid, our ability to promptly sell properties in our portfolio is limited.
The real estate market is affected by many factors that are beyond our control, such as general economic conditions, availability of financing, interest rates and supply and demand that are beyond our control. Transfers of operations of healthcare properties are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. We cannot predict whether we will be able to sell any property for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. To the extent we are unable to sell any property for its book value or at all, we may be required to take a non-cash impairment charge or loss on the sale, either of which would reduce our earnings.
We may be required to expend cash to correct defects or to make improvements before a property can be sold. We cannot assure that we will have cash available to correct those defects or to make those improvements. We may agree to transfer restrictions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of financing that can be placed or repaid on that property. These transfer restrictions would impede our ability to sell a property even if we deem it necessary or appropriate. These facts and any others that would impede our ability to respond to adverse changes in the performance of our properties may have a material adverse effect on our business, financial condition and results of operations and our ability to make cash distributions to you.
To the extent capital improvements to the senior housing facilities which are subject to lease or management agreements with our operators are not undertaken, the ability of our operators to manage our properties effectively and on favorable terms may be affected, which in turn could materially adversely affect our business, financial conditions and results of operations and our ability to make distributions to you.
To the extent capital improvements to the senior housing facilities which are subject to lease or management agreements with our operators are not undertaken or are deferred, occupancy rates and the amount of rental and reimbursement income generated by the facility may decline, which would negatively impact the overall value of the affected senior housing facility. We may be forced to incur unexpected significant expense to maintain properties that are net leased. Any of these results could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to you.

Compliance with ADA, Fair Housing Act and fire, safety and other regulations may require us, our borrowers or our operators to make unanticipated expenditures which could adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
Our properties are required to comply with the ADA, which generally requires that buildings be made accessible to people with disabilities. We must also comply with the Fair Housing Act, which prohibits us and our operators from discriminating against individuals on certain bases in any of our practices if it would cause such individuals to face barriers in gaining residency in any of our facilities. In addition, our properties are required to operate in compliance with applicable fire and safety regulations, building codes and other land use regulations and licensing or certification requirements as they may be adopted by governmental agencies and bodies from time-to-time. We may be required to incur substantial costs to comply with those requirements. Changes in labor and other laws could also negatively impact us, our borrowers and our operators. For example, changes to labor-related statutes or regulations could significantly impact the cost of labor in the workforce, which would increase the costs faced by our borrowers and operators and increase their likelihood of default.
Environmental compliance costs and liabilities associated with our properties or our real estate-related investments may materially impair the value of our investments.
Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property, such as us and our operators, may be liable in certain circumstances for the costs of investigation, removal or remediation of, or related releases of, certain hazardous or toxic substances, including materials containing asbestos, at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous or toxic substances, including government fines and damages for injuries to persons and adjacent property. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and the costs it incurs in connection with the contamination. These laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances and liability may be imposed on the owner in connection with the activities of an operator at the property. The presence of contamination or the failure to remediate contamination may adversely affect our or our operators’ ability to sell or lease real estate, or to borrow using the real estate as collateral. We, or our operators, as owner or operator of a site, may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. The cost of any required investigation, remediation, removal, fines or personal or property damages and our or our operators’ liability could exceed the value of the property. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect our or our operators’ ability to attract additional residents, ability to sell or rent such property or to borrow using such property as collateral which, in turn, could reduce our revenues.
The scope of the indemnifications our operators have agreed to provide us may be limited. For instance, some of our agreements with our operators do not require them to indemnify us for environmental liabilities arising before the operator took possession of the premises. Further, we cannot assure you that any such operator would be able to fulfill its indemnification obligations. If we were deemed liable for any such environmental liabilities and were unable to seek recovery against our operator, our business, financial condition and results of operations could be materially and adversely affected.
Furthermore, we may invest in real estate, or mortgage loans secured by real estate, with environmental problems that materially impair the value of the real estate. Even as a lender, if we take title to collateral with environmental problems or if other circumstances arise, we could be subject to environmental liability. There are substantial risks associated with such an investment.
We are exposed to environmental liabilities with respect to properties to which we may take title.
In the course of our business, we may take title to real estate and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and clean-up costs incurred by these parties in connection with environmental contamination or may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.
Our joint venture partners could take actions that decrease the value of an investment to us and lower our overall return.
We currently have, and may in the future, enter into joint ventures with third parties to make investments. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become in conflict with our business interests or goals; or

•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.
Any of the above might subject us to liabilities and thus reduce our returns on our investment with that co-venturer or partner. In addition, disagreements or disputes between us and our co-venturer or partner could result in litigation, which could increase our expenses and potentially limit the time and effort our officers and directors are able to devote to our business.
We may invest in healthcare-related securities, including CMBS and other subordinate securities, which entail certain heightened risks.
We may invest in a variety of healthcare-related securities, including CMBS and other subordinate securities, subject to the first risk of loss if any losses are realized on the underlying mortgage loans. CMBS entitle the holders thereof to receive payments that depend primarily on the cash flow from a specified pool of commercial or multifamily mortgage loans. Consequently, CMBS and other healthcare-related securities will be adversely affected by payment defaults, delinquencies and losses on the underlying mortgage loans, which increase during times of economic stress and uncertainty. Furthermore, if the rental and leasing markets deteriorate, including by decreasing occupancy rates and decreasing market rental rates, it could reduce cash flow from the mortgage loan pools underlying our CMBS investments that we may make. The market for healthcare-related securities is dependent upon liquidity for refinancing and may be negatively impacted by a slowdown in new issuance.
Additionally, healthcare-related securities such as CMBS may be subject to particular risks, including lack of standardized terms and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. Additional risks may be presented by the type and use of a particular commercial property. Special risks are presented by hospitals, nursing homes, hospitality properties and certain other healthcare property types. Commercial property values and net operating income are subject to volatility, which may result in net operating income becoming insufficient to cover debt service on the related loan. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying collateral. Furthermore, the net operating income from and value of any commercial property are subject to various risks. The exercise of remedies and successful realization of liquidation proceeds relating to healthcare-related securities may be highly dependent upon the performance of the servicer or special servicer. Expenses of enforcing the underlying mortgage loan (including litigation expenses) and expenses of protecting the properties securing the loan may be substantial. Consequently, in the event of a default or loss on one or more loans contained in a securitization, we may not recover a portion or all of our investment.
The healthcare-related securities, including CMBS, in which we may invest are subject to the risks of the debt capital markets as a whole and risks of the securitization process.
The value of securities may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the debt market as a whole. Investments in subordinate securities are also subject to several risks created through the securitization financing transaction process. Subordinate CMBS, for example, are paid only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the payment on our subordinate CMBS will not be fully paid, if paid at all. Subordinate securities are also subject to greater credit risk than those securities that are senior and more highly rated.
Any credit ratings assigned to our securities will be subject to ongoing surveillance and revisions and we cannot assure you that those ratings will not be downgraded.
Certain of the healthcare-related securities in which we may invest may be rated by at least one of the major rating agencies. Any credit ratings on our healthcare-related securities, or operators occupying the properties underlying our healthcare-related securities, will be subject to ongoing surveillance by credit rating agencies. We cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which could adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of third parties to satisfy their debt service obligations to us.
We may not control the special servicing of the mortgage loans or other debt underlying the healthcare-related securities in which we may invest and, in such cases, the special servicer may take actions that could adversely affect our interest.
Overall control over the special servicing of the mortgage loans or other debt underlying the healthcare-related securities in which we may invest may be held by a directing certificate holder which is typically appointed by the holders of the most subordinate class of such securities then outstanding. We ordinarily do not have the right to appoint the directing certificate holder. In connection with the servicing of the specially serviced loans, the related special servicer may, at the direction of the directing certificate holder, take actions that could adversely affect our interest.
With respect to certain mortgage loans and other debt included in the healthcare-related securities in which we may invest, the collateral that secures the mortgage loan or other debt underlying the healthcare-related securities may also secure one or more related mortgage loans or other debt that are not in the securitization pool, which may conflict with our interest.
Certain mortgage loans or other debt included in the healthcare-related securities in which we may invest may be part of a loan combination or split loan structure that includes one or more additional cross-collateralized mortgage loans (senior, subordinate or pari passu and not included in the securitization pool) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination or split loan structure may be granted various rights and powers that affect the mortgage loan in that loan combination or split loan structure, including: (i) cure rights; (ii) a purchase option; (iii) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (iv) the right to replace the directing certificate holder (without cause). These rights could adversely affect our position.
Market conditions may cause uncertainty in valuing our securities.
Periods of market volatility and lack of liquidity may make the valuation process pertaining to certain of our assets difficult, particularly any CMBS assets for which there was limited market activity. Our estimate of the value of these investments will be primarily based on active issuances and the secondary trading market of such securities as compiled and reported by independent pricing agencies. Our estimate of fair value, which will be based on the notion of orderly market transactions, requires significant judgment and consideration of other indicators of value such as current interest rates, relevant market indices, broker quotes, expected cash flow and other relevant market data as appropriate. Our estimates could be wrong and there is a heightened risk of this during challenging and volatile market environments. The amount that we could obtain if we were forced to liquidate our securities investments into the current market could be materially different than management’s best estimate of fair value.

We are dependent on investments in a single industry, making our profitability more vulnerable to a downturn or slowdown in that sector than if we were targeting investments in multiple industries.
We expect to concentrate our investments within the mid-acuity senior housing sector of the healthcare real estate industry. As a result, we will be subject to risks inherent to investments in this sector of the healthcare real estate industry. A downturn or slowdown in the senior housing sector or the healthcare real estate industry generally would have a greater adverse impact on our business than if we were targeting investments in multiple industries or sectors of the healthcare real estate industry. Specifically, any downturn in the senior housing sector or the healthcare real estate industry could negatively impact the ability of our operators to make lease or loan payments to us as well as their ability to maintain rental and occupancy rates, which could adversely affect our business, financial condition and results of operations as well as our ability to make distributions to you.
Our investments in securities, which may include preferred and common equity, will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.
Our investments in securities, which may include preferred and common equity, will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related investments discussed in this prospectus. Issuers that are finance companies are subject to the inherent risks associated with structured financing investments also discussed in this prospectus. Furthermore, securities, including preferred and common equity, may involve greater risk of loss than secured financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in securities, including preferred and common equity, are subject to risks of: (i) limited liquidity in the secondary trading market; (ii) substantial market price volatility resulting from changes in prevailing interest rates; (iii) subordination to the prior claims of banks and other senior lenders to the issuer; (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding securities, including preferred and common equity, and the ability of the issuers thereof to make principal, interest and distribution payments to us.
We may change our targeted investments and investment guidelines without stockholder consent.
Our board of directors may change our targeted investments and investment guidelines at any time without the consent of stockholders, which could result in our making investments that are different from, and possibly riskier than the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you.
Declines in the fair value of our investments may adversely affect our periodically reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to you.
Our securities investments will be classified for accounting purposes as “available-for-sale.” These securities will be carried at estimated fair value and temporary changes in the fair value of those assets will generally be directly charged or credited to equity with no impact in our statements of operations. If we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize the appropriate loss on that security in our statements of operations, which will reduce our earnings in the period.
A decline in the fair value of our assets may adversely affect us particularly in instances where we have borrowed money based on the fair value of those assets. If the fair value of those assets declines, the lender may require us to post additional collateral to support the asset. If we were unable to post the additional collateral, our lenders may refuse to continue to lend to us or reduce the amounts they are willing to lend to us. Additionally, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to you.
Further, lenders may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.
The fair value of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.
We may invest in collateralized debt obligation, or CDO, notes, which may involve significant risks.
We may invest in CDO notes which are multiple class securities secured by pools of assets, such as CMBS, mortgage loans, subordinate mortgage and mezzanine loans and REIT debt. Like typical securitization structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the CDO bonds. Like CMBS, CDO notes are affected by payments, defaults, delinquencies and losses on the underlying loans or securities. CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS where repayment of principal allows for redemption of bonds sequentially. To the extent we may invest in the equity interest of a CDO, we will be entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the senior securities and its expenses. However, there may be little or no income or principal available to the holders of CDO equity interests if defaults or losses on the underlying collateral exceed a certain amount. In that event, the value of our investment in any equity interest of a CDO could decrease substantially. In addition, the equity interests of CDOs are illiquid and often must be held by a REIT and because they represent a leveraged investment in the CDO’s assets, the value of the equity interests will generally have greater fluctuations than the value of the underlying collateral.
Some of our investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.
Some of our investments will be recorded at fair value but will have limited liquidity or will not be publicly traded. The fair value of these investments that have limited liquidity or are not publicly traded may not be readily determinable. We will estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates and assumptions, our determinations of fair value may differ materially from the values that would have been used if a readily available market for these securities existed. If our determinations regarding the fair value of these investments are materially different than the values that we ultimately realize upon their disposal, this could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
The price we pay for acquisitions of real property will be based on our projections of market demand, occupancy and rental income, as well as on market factors, and our return on our investment may be lower than expected if any of our projections are inaccurate.
The price we pay for real property investments will be based on our projections of market demand, occupancy levels, rental income, the costs of any development, redevelopment or renovation of a newly acquired property and other factors. In addition, as the real estate market continues to strengthen with the improvement of the U.S. economy, we will face increased competition, which may drive up prices for real estate assets. If any of our projections are inaccurate or we overpay for assets and their value subsequently drops or fails to rise because of market factors, returns on our investment may be lower than expected.

We will be subject to additional risks if we make investments internationally.
We may acquire real estate assets located outside of the United States and we may originate or acquire senior or subordinate loans made to borrowers located outside of the United States or secured by properties located outside of the United States. Our expertise to date is in the United States and neither we nor our Sponsor has expertise in international markets. Any international investments we make may be affected by factors peculiar to the laws of the jurisdiction in which the borrower or the property is located and these laws may expose us to risks that are different from and/or in addition to those commonly found in the United States. We may not be as familiar with the potential risks to our investments outside of the United States and we may incur losses as a result.
Any international investments we make could be subject to the following risks: governmental laws, rules and policies including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin; variations in currency exchange rates; adverse market conditions caused by inflation or other changes in national or local economic conditions; changes in relative interest rates; changes in the availability, cost and terms of borrowings resulting from varying national economic policies; changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment; imposition of adverse or confiscatory taxes; our REIT tax status not being respected under foreign laws, in which case any income or gains from foreign sources would likely be subject to foreign taxes, withholding taxes, transfer taxes, and value added taxes; lack of uniform accounting standards (including availability of information in accordance with U.S. GAAP); the potential for expropriation; changes in land use and zoning laws; more stringent environmental laws or changes in such laws; changes in the social or political stability or other political, economic or diplomatic developments in or affecting a country where we have an investment; legal and logistical barriers to enforcing our contractual rights in other countries; and possible liability under the United States Foreign Corrupt Practices Act of certain people acting on our behalf or at our request, contrary to our instructions, engaging in practices in violation of such act. Certain of these risks may be greater in emerging markets and less developed countries. Each of these risks might adversely affect our performance and impair our ability to make distributions to stockholders required to maintain our REIT qualification. In addition, there is less publicly available information about foreign companies and a lack of uniform financial accounting standards and practices (including the availability of information in accordance with U.S. GAAP) which could impair our ability to analyze transactions and receive timely and accurate financial information from tenants or borrowers necessary to meet our reporting obligations to financial institutions or governmental or regulatory agencies.
Risks Related to Our Financing Strategy
We may not be able to access financing sources on attractive terms, if at all, which could adversely affect our ability to execute our business plan.
We require outside capital to fund and grow our business. While we will continue to seek and we prefer long-term, non-recourse, non mark-to-market financing, we may also use recourse financing as this is typical for the healthcare market. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for companies in the healthcare real estate industry has been the debt and equity capital markets. Access to the capital markets and other sources of liquidity was severely disrupted during the credit crisis and, despite recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, we do not know whether any sources of capital will be available to us in the future on terms that are acceptable to us, if at all. If we cannot obtain sufficient debt and equity capital on acceptable terms, our business and our ability to operate could be severely impacted.
We may not successfully align the maturities of our liabilities with the maturities on our assets, which could harm our operating results and financial condition.
Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.
Our performance can be negatively affected by fluctuations in interest rates and shifts in the yield curve may cause losses.
Our financial performance is influenced by changes in interest rates, in particular, such changes may affect our securities, floating-rate borrowings and debt to the extent such debt does not float as a result of floors or otherwise. Changes in interest rates, including changes in expected interest rates or “yield curves,” affect our business in a number of ways. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense incurred in connection with our interest-bearing borrowings and hedges. Changes in the level of interest rates also can affect, among other things, our ability to acquire securities, originate or acquire debt at attractive prices and enter into hedging transactions. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond our control.
Interest rate changes may also impact our net book value as our securities and hedge derivatives, if any, are marked to market each quarter. Generally, as interest rates increase, the value of our fixed rate securities decreases, which decreases the book value of our equity.
Furthermore, shifts in the U.S. Treasury yield curve reflecting an increase in interest rates would also affect the yield required on our securities and therefore their value. For example, increasing interest rates would reduce the value of the fixed rate assets we hold at the time because the higher yields required by increased interest rates result in lower market prices on existing fixed rate assets in order to adjust the yield upward to meet the market, and vice versa. This would have similar effects on our securities portfolio and our financial position and operations to a change in interest rates generally.
Our interest rate risk sensitive assets, liabilities and related derivatives, if any, are generally held for non-trading purposes. As of December 31, 2013, our floating-rate investment had a LIBOR floor, so a hypothetical 100 basis point increase in interest rates would have no material impact on our earnings.
In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets or LIBOR capped floating rate assets would not change, which would adversely affect our profitability.
Our operating results depend in large part on differences between the income from our assets, reduced by any credit losses and financing costs. Income from our assets may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates may decrease our net income and fair value of our assets. Interest rate fluctuations resulting in our interest expense exceeding the income from our assets would result in operating losses for us and may limit our ability to make distributions to you. In addition, if we need to repay existing borrowings during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on those investments, which would adversely affect our profitability.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to you.
We may enter into interest rate swap, cap or floor agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on interest rate levels, the type of investments held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•
the counterparties with which we trade may cease making markets and quoting prices in such instruments, which may render us unable to enter into an offsetting transaction with respect to an open position;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.
Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to you. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not be able to establish a perfect correlation between hedging instruments and the investments being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.
Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearinghouse or regulated by any U.S. or foreign governmental authorities and involve risks and costs.
The cost of using hedging instruments increases as the period covered by the instrument lengthens and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no regulatory or statutory requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We may use short-term borrowings to finance our investments and we may need to use such borrowings for extended periods of time to the extent we are unable to access long-term financing. This may expose us to increased risks associated with decreases in the fair value of the underlying collateral which could cause an adverse impact on our results of operations.
While we expect to seek non-recourse, non-mark-to-market, long-term financing through securitization financing transactions or other structures, such financing may be unavailable to us on favorable terms or at all. Consequently, we may be dependent on short-term financing arrangements that are not matched in duration to our financial assets. Short-term borrowing through repurchase arrangements, credit facilities and other types of borrowings may put our assets and financial condition at risk. Any such short-term financing may also be recourse to us, which will increase the risk of our investments. We currently have one credit facility that provides for an initial capacity of $100.0 million with up to $200.0 million of potential capacity. We may obtain additional facilities and increase our lines of credit on existing facilities in the future. Our financing structures may economically resemble short-term, floating-rate financing and usually require the maintenance of specific loan-to-collateral value ratios and other covenants. In addition, the value of assets underlying any such short-term financing may be marked-to-market periodically by the lender, including on a daily basis. If the fair value of the assets subject to such financing arrangements decline, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, such borrowings may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. These facilities may be restricted to financing certain types of assets, such as first mortgage loans, which could impact our asset allocation. Our credit facility provides for an unrestricted cash covenant of $5.0 million and this amount may increase in the future. In addition, such short-term borrowing facilities may limit the length of time that any given asset may be used as eligible collateral. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our income generated on such assets. In the event that we are unable to meet the collateral obligations for our short-term financing arrangements, our financial condition could deteriorate rapidly.
Credit facilities may contain recourse obligations and any default could materially adversely affect our business, liquidity and financial condition.
We finance certain of our investments through the use of repurchase agreements with one or more financial institutions. Obligations under certain repurchase agreements could be recourse obligations to us and any default thereunder could result in margin calls and further force a liquidation of assets at times when the pricing may be unfavorable to us. Our default under such repurchase agreements could negatively impact our business, liquidity and financial condition.
We enter into a variety of arrangements to finance our investments, which may require us to provide additional collateral and significantly impact our liquidity position.
We use a variety of structures to finance our investments. To the extent these financing arrangements contain mark-to-market provisions, if the market value of the investments pledged by us declines due to credit quality deterioration, we may be required by our lenders to provide additional collateral or pay down a portion of our borrowings. In a weakening economic environment, we would generally expect credit quality and the value of the investment that serves as collateral for our financing arrangements to decline, and in such a scenario, it is likely that the terms of our financing arrangements would require partial repayment from us, which could be substantial. Posting additional collateral to support our financing arrangements could significantly reduce our liquidity and limit our ability to leverage our assets. In the event we do not have sufficient liquidity to meet such requirements, our lenders can accelerate our borrowings, which could have a material adverse effect on our business and operations.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional borrowings. Financing arrangements that we may enter into may contain covenants that limit our ability to further incur borrowings and restrict distributions to you or that prohibit us from discontinuing insurance coverage or replacing our advisor. Credit facilities we enter into contain financial covenants, including a minimum unrestricted cash covenant. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives, including making distributions to you.
We are subject to risks associated with obtaining mortgage financing on our real estate, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
As of December 31, 2013, our healthcare real estate portfolio had $18.3 million of total mortgage financing. Financing for new real estate investments and our maturing borrowings may be provided by credit facilities, assumption of secured borrowings, mortgage financing on a portion of our owned portfolio or through joint ventures. We are subject to risks normally associated with financing, including the risks that our cash flow is insufficient to make timely payments of interest or principal, that we are unable to refinance existing borrowings or support collateral obligations and that the terms of refinancing are not as favorable as the terms of existing borrowing. If we are unable to refinance or extend principal payments due at maturity or pay them with proceeds from other capital transactions or the sale of the underlying property, our cash flow may not be sufficient to pay distributions to stockholders and to repay all maturing borrowings. Furthermore, if prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, the interest expense relating to that refinanced borrowing would increase, which could reduce our profitability and the amount of distributions we are able to pay to stockholders. Moreover, additional financing increases the amount of our leverage, which could negatively affect our ability to obtain additional financing in the future or make us more vulnerable in a downturn in our results of operations or the economy generally.
We have broad authority to use leverage and high levels of leverage could hinder our ability to make distributions and decrease the value of your investment.
Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our net assets, which is generally expected to approximate 75% of the aggregate cost of our investments, including cash, before deducting loan loss reserves, other non-cash reserves and depreciation. Further, we can incur financings in excess of this limitation with the approval of a majority of our independent directors. High leverage levels would cause us to incur higher interest charges and higher debt service payments and the agreements governing our borrowings may also include restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.
Borrowings could adversely affect our operating results, may require us to sell properties and could adversely affect our ability to make or sustain distributions to you.
In November 2013, we obtained a corporate credit facility with KeyBank National Association, which we refer to as our facility. From time to time, we may borrow on our facility to finance future activities. Our facility contains affirmative and negative covenants and initially provides for up to $100.0 million to finance our activities with up to $200.0 million of potential capacity upon satisfaction of certain conditions. We may borrow under our facility to finance acquisitions of properties or origination of borrowings, as well as other limited purposes. Borrowings under our facility and our other existing and future borrowings subject us to many risks, including the risks that:

•
our facility is full recourse to us and we may enter into additional recourse borrowings in the future which obligate us to pay these borrowings even if the underlying collateral is insufficient to cover such recourse borrowings;

•	our cash flow from operations may be insufficient to make required payments of principal and interest;

•	our borrowings may increase our vulnerability to adverse economic and industry conditions;

•
we may be required to dedicate a substantial portion of our cash flow from operations to payment of our borrowings, thereby reducing cash available for distribution to our stockholders, funds available for operations and capital expenditures, future business opportunities or other purposes;

•
we may increase the percentage of distributions sourced from the proceeds of our continuous public offering or our DRP as cash flow from operations available for distribution to our stockholders reduces due to payments on our borrowings;

•
we will be subject to restrictive covenants that require us to satisfy and remain in compliance with certain financial requirements or that impose limitations on the type or extent of activities we conduct; and

•	the terms of our borrowings may limit our ability to make distributions to our stockholders.
If we do not have sufficient funds to repay our borrowings at maturity, it may be necessary to refinance these borrowings through additional borrowings or private or public offerings of debt or equity securities and we may be unable to do so on favorable terms or at all. If we are unable to refinance our borrowings or raise additional equity on acceptable terms, we may be forced to dispose of all or a substantial number of investments on disadvantageous terms, resulting in significant losses. To the extent we cannot meet any future borrowing obligations, we will risk losing some or all of our investments that may be pledged under our facility.
Compliance with covenants in our facility and other borrowings may limit our ability to operate our business and impair our ability to make distributions to our stockholders.
The terms of our facility and other borrowings may require us to comply with certain financial and other covenants, including covenants that:

•	require us to maintain a minimum debt service coverage ratio, level of tangible net worth and level of liquidity;

•	require us to raise a certain amount of net proceeds from our continuous public offering;

•	limit our ability to make certain investments;

•	prevent us from incurring total borrowings in excess of a percentage of our total asset value;

•
prohibit us from making distributions to our stockholders in excess of the greater of the regular declared dividends payable to our stockholders and the minimum distributions required under the Code to enable us to qualify and continue to qualify as a REIT for U.S. federal income tax purposes and prohibit us from making any distributions to stockholders upon an acceleration of an event of default;

•	require us to adhere to certain concentration limitations and performance metrics of assets comprising the collateral pool securing our facility; and

•	limit our ability to engage in a change in control transaction without causing the amounts outstanding under our facility to become immediately due and payable without the consent of our lender.
These restrictions may interfere with our ability to obtain financing or to engage in other business activities, which may inhibit our ability to grow our business and increase revenues. If we fail to comply with any of these requirements, then the related borrowings could become immediately due and payable. We cannot assure you that we could pay all of our borrowings if they became due or that we could continue in that instance to make distributions to our stockholders and maintain our REIT qualification.
Risks Related to Our Company
The loss of or the inability to obtain key investment professionals at our sponsor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.
Our success depends to a significant degree upon the contributions of key personnel at our sponsor and the members of its healthcare investment committee, such as Messrs. Hamamoto, Gilbert, Flaherty and Tylis, among others, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals, and we cannot assure you that Messrs. Hamamoto, Gilbert,

Flaherty and Tylis will continue to be associated with our sponsor in the future. If any of these persons were to cease their association with us or our sponsor, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our sponsor and its affiliates’ ability to retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our sponsor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If our sponsor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered and the value of your investment may decline.
Any adverse changes in our sponsor’s financial health, the public perception of our sponsor, or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment.
We have engaged our advisor to manage our operations and our investments in healthcare real estate. Our advisor has no employees and uses our sponsor’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our sponsor and its affiliates as well as our sponsor’s investment professionals in the identification and acquisition or origination of investments, the determination of any financing arrangement, the management of our assets and operation of our day-to-day activities.
Because our sponsor is publicly traded, any negative reaction by the stock market reflected in its stock price or deterioration in the public perception of our sponsor could result in an adverse effect on fundraising in our offering and our ability to acquire assets and obtain financing from third parties on favorable terms. In addition, our sponsor committed to purchase an aggregate of $10.0 million of shares of our common stock (which includes the $2.0 million of shares purchased by an affiliate of our sponsor to satisfy the minimum offering amount) at $9.00 per share during the two-year period following commencement of our offering under certain circumstances in which our cash distributions exceed our MFFO, in order to provide additional cash to support distributions to you. Our sponsor has no obligation to extend the distribution support agreement and may determine not to do so. If our sponsor cannot satisfy this commitment to us, or in the event that a NorthStar affiliate no longer serves as our advisor, which would result in the termination of our sponsor’s share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to you would be adversely impacted. Any adverse changes in our sponsor’s financial condition or our relationship with our sponsor or advisor and related affiliates could hinder our ability to successfully manage our operations and our portfolio of investments.
Our sponsor may determine not to provide assistance, personnel support or other resources to our advisor or us, which could impact our ability to achieve our investment objectives and pay distributions.
Our advisor uses our sponsor’s personnel to perform services on its behalf for us and we rely on such personnel and other support for the purposes of acquiring, originating and managing our investment portfolio. Our sponsor, however, may determine not to provide assistance to our advisor or us. Consequently, if our sponsor and its professionals determine not to provide our advisor or us with any assistance or other resources, we may not achieve the same success that we would expect to achieve with such assistance, personnel support and resources.
We do not own the NorthStar name, but were granted a license by our sponsor to use the NorthStar name. Use of the name by other parties or the termination of our license may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
Pursuant to our advisory agreement, we were granted a non-exclusive, royalty-free license to use the name “NorthStar.” Under this license, we have a right to use the “NorthStar” name as long as our advisor continues to advise us. Our sponsor will retain the right to continue using the “NorthStar” name. We are unable to preclude our sponsor from licensing or transferring the ownership of the “NorthStar” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our sponsor or others related to the use of our name. Furthermore, in the event the license is terminated, we will be required to change our name and cease using the “NorthStar” name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.
While our sponsor has incurred substantial costs and devoted significant resources to support our business, as of December 31, 2013, our sponsor has only invested $2.3 million in us through the purchase by its subsidiary of 255,614 shares of our common stock including amounts related to its obligation under the distribution support agreement. Therefore, if we are successful in raising enough proceeds and generating sufficient operating income to be able to reimburse our sponsor for our organization and offering and other costs, our sponsor will have limited exposure to loss in the value of our shares. Without this exposure, you may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.
Our advisor’s platform may not be scalable and we could face difficulties growing our business without significant new investment in personnel and infrastructure.
If our business grows substantially, our advisor may need to make significant new investments in personnel and infrastructure to support that growth. Our advisor may be unable to make significant investments on a timely basis or at reasonable costs and its failure in this regard could disrupt our business and operations.
If our advisor’s portfolio management systems are ineffective, we may be exposed to material unanticipated losses.
Our advisor refines its portfolio management techniques, strategies and assessment methods. However, our advisor’s portfolio management techniques and strategies may not fully mitigate the risk exposure of our operations in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our advisor’s portfolio management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks in our operations or to seek adequate risk adjusted returns and could result in losses.
We are highly dependent on information systems and systems failures could significantly disrupt our business.
As a healthcare real estate company, our business is highly dependent on communications and information systems, including systems provided by third parties for which we have no control. Any failure or interruption of our systems, whether as a result of human error or otherwise, could cause delays or other problems in our activities, which could have a material adverse effect on our financial performance.
The use of estimates and valuations may be different from actual results, which could have a material effect on our consolidated financial statements.
We make various estimates that affect reported amounts and disclosures. Broadly, those estimates are used in measuring the fair value of certain financial instruments, establishing provision for loan losses and potential litigation liability. Market volatility may make it difficult to determine the fair value for certain of our assets. Subsequent valuations, in light of factors then prevailing, may result in significant changes in the values of these financial instruments in future periods. In addition, at the time of any sales and settlements of these assets, the price we ultimately realize will depend on the demand and liquidity in the market at that time for that particular type of asset and may be materially lower than our estimate of their current fair value. Estimates are based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could have a material adverse effect on our consolidated financial statements.
We provide stockholders with information using FFO and MFFO, which are non-GAAP financial measures that may not be meaningful for comparing the performances of different REITs and that have certain other limitations.
We provide stockholders with information using FFO and MFFO which are non-GAAP measures, as additional measures of our operating performance. We compute FFO in accordance with the standards established by National Association of Real Estate Investment Trusts, or NAREIT. We compute MFFO in accordance with the definition established by the IPA. However, our computation of FFO and MFFO may not be comparable to other REITs that do not calculate FFO or MFFO using these definitions without further adjustments.

Neither FFO nor MFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP and should not be considered as an alternative to net income, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our distribution policy is subject to change.
Our board of directors determines an appropriate common stock distribution based upon numerous factors, including our targeted distribution rate, REIT qualification requirements, the amount of cash flow generated from operations, availability of existing cash balances, borrowing capacity under existing credit agreements, access to cash in the capital markets and other financing sources, our view of our ability to realize gains in the future through appreciation in the value of our assets, general economic conditions and economic conditions that more specifically impact our business or prospects. Future distribution levels are subject to adjustment based upon any one or more of the risk factors set forth in this prospectus, as well as other factors that our board of directors may, from time-to-time, deem relevant to consider when determining an appropriate common stock distribution.
We may not be able to make distributions in the future.
Our ability to generate income and to make distributions may be adversely affected by the risks described in this prospectus and any document we file with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. All distributions are made at the discretion of our board of directors, subject to applicable law, and depend on our earnings, our financial condition, maintenance of our REIT qualification and such other factors as our board of directors may deem relevant from time-to-time. We may not be able to make distributions in the future.
Our ability to pay distributions is limited by the requirements of Maryland law.
Our ability to pay distributions on our common stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its liabilities as the liabilities become due in the usual course of business, or generally if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on our common stock if, after giving effect to the distribution, we would not be able to pay our liabilities as they become due in the usual course of business or generally if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any series of preferred stock then outstanding, if any, with preferences senior to those of our common stock.
You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.
Our board of directors determines our major policies, including our policies regarding growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. We may change our investment policies without stockholder notice or consent, which could result in investments that are different than, or in different proportion than, those described in this prospectus. Under the Maryland General Corporation Law, or MGCL, and our charter, stockholders have a right to vote only on limited matters. Stockholders will not have the right to vote on the consummation of the proposed spin-off of our asset management business. Our board of directors’ broad discretion in setting policies and stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.
If stockholders fail to meet the fiduciary and other standards under the Employment Retirement Income Security Act, or ERISA, or the Internal Revenue Code as a result of an investment in our stock, stockholders could be subject to criminal and civil penalties.
Special considerations apply to the purchase of shares by employee benefit plans subject to the fiduciary rules of Title I of the ERISA, including pension or profit sharing plans and entities that hold assets of such plans, or ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code, including IRAs, Keogh Plans, and medical savings accounts, or collectively, Benefit Plans. If stockholders are investing the assets of any Benefit Plan, stockholders should satisfy themselves that:

•	their investment is consistent with the fiduciary obligations under ERISA and the Internal Revenue Code or any other applicable governing authority in the case of a government plan;

•	their investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Benefit Plan’s investment policy;

•
their investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable and other applicable provisions of ERISA and the Internal Revenue Code;

•	their investment will not impair the liquidity of the Benefit Plan;

•	their investment will not produce unrelated business taxable income for the Benefit Plan;

•	stockholders will be able to value the assets of the Benefit Plan annually in accordance with the applicable provisions of ERISA and the Internal Revenue Code; and

•	their investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary of the Benefit Plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investment in our shares may lose its tax-exempt status.
Governmental plans, church plans and foreign plans that are not subject to ERISA or the prohibited transaction rules of the Internal Revenue Code, may be subject to similar restrictions under other laws. A plan fiduciary making an investment in our shares on behalf of such a plan should satisfy themselves that an investment in our shares satisfies both applicable law and is permitted by the governing plan documents.
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.
You do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue a total of 450,000,000 shares of capital stock, of which 400,000,000 shares are classified as common stock and 50,000,000 shares are classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in our offering, our board of directors may elect to: (i) sell additional shares in our offering or future public offerings; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation; (iv) require our sponsor to purchase shares pursuant to the distribution support agreement; (v) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of our operating partnership; or (vi) issue shares of our common stock to pay distributions to you. To the extent we issue additional equity interests after your purchase in our offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to you.
Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. Our board of directors may determine to issue different classes of stock that have different fees and commissions from those being paid with respect to the shares being sold in our offering. Additionally, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without stockholder approval.
Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with yours.
Limited partners in our operating partnership have the right to vote on certain amendments to the partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of stockholders. These conflicts may be resolved in a manner you do not believe are in your best interests.
In addition, NorthStar Healthcare Income OP Holdings, LLC, or the Special Unit Holder, is an affiliate of our advisor and, as the special limited partner in our operating partnership, may be entitled to: (i) certain cash distributions upon the disposition of certain of our operating partnership’s assets; or (ii) a one-time payment in the form of cash or shares in connection with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. In addition, through our sponsor’s long-term partnership with Mr. Flaherty, our Chief Executive Officer and President, Mr. Flaherty is entitled to receive one-third of any distributions received by the Special Unit Holder upon the disposition of certain of our operating partnership’s assets. The Special Unit Holder will only become entitled to the compensation after stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.75% cumulative, non-compounded annual pre-tax return on such invested capital. This potential obligation to make substantial payments to the holder of the special units would reduce the overall return to stockholders to the extent such return exceeds 6.75%.
You are limited in your ability to sell your shares of common stock pursuant to our share repurchase program. You may not be able to sell any of your shares of common stock back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.
Our share repurchase program may provide you with an opportunity to have your shares of common stock repurchased by us after you have held them for one year. We anticipate that shares of our common stock may be repurchased on a quarterly basis. However, our share repurchase program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, we presently intend to limit the number of shares to be repurchased during any calendar year to no more than: (i) 5% of the weighted average of the number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds from the sale of shares under our DRP in the prior calendar year plus such additional cash as may be borrowed or reserved for that purpose by our board of directors. In addition, our board of directors reserves the right to reject any repurchase request for any reason or no reason or to amend or terminate our share repurchase program at any time upon ten-days’ notice except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten business days prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of our share repurchase program and you may not be able to sell any of your shares of common stock back to us pursuant to our share repurchase program. Moreover, if you do sell your shares of common stock back to us pursuant to our share repurchase program, you may not receive the same price you paid for any shares of our common stock being repurchased.

The terms of our share repurchase program require us to repurchase shares at a price ranging from 92.5% to 100.0% of our offering price until we establish an estimated value per share. If the actual net asset value, or NAV, of our shares is less than the price paid for the shares to be repurchased, any repurchases made would be immediately dilutive to our remaining you.
The terms of our share repurchase program require us to repurchase shares at a price ranging from 92.5% to 100.0% of our offering price until we establish an estimated value per share. Because the offering price of our shares was established on an arbitrary basis and bears no relationship to the book or NAV per share, the offering price per share may reflect a significant premium to the actual NAV per share. In that event, the price at which we repurchase our shares might also reflect a premium to NAV. If the actual NAV of our shares is less than the price paid for the shares to be repurchased, any repurchases made would be immediately dilutive to our remaining you.
The price of our shares in our offering was not established on an independent basis and the actual value of your investment may be substantially less than what you pay. We expect to use the price paid to acquire a share in our offering as the estimated value of our shares for up to 18 months after we completed our offering stage. Even when determining the estimated value of our shares from and after this period, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.
We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset value or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.
To assist members of the Financial Industry Regulatory Authority, Inc., or FINRA, and their associated persons that participate in our offering, pursuant to FINRA Conduct Rule 5110, we intend to have our advisor prepare an annual report of the estimated value of our shares, the method by which it was developed and the date of the data used to develop the estimated value; we intend to include this information in our annual reports on Form 10-K. Our advisor has indicated that it intends to use the price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares until 18 months after we have completed our offering stage (or for a shorter period if required by applicable rules and regulations). This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our current offering or follow on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our offering partnership. If our board of directors determines that it is in our best interest, we may conduct follow on offerings upon the termination of our current public offering. Our charter does not restrict our ability to conduct offerings in the future.
Our initial price per share of $10.00 represents the price at which most stockholders will purchase shares in our primary offering; however this price and any subsequent estimated value is likely to differ from the price at which a stockholder could resell the shares because: (i) there is no public trading market for the shares at this time; (ii) the price does not reflect, and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments; including how the current conditions in the finance and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio.
When determining the estimated value of our shares from and after 18 months after completion of our offering stage (or for whatever period may be required by applicable rules and regulations), our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals or valuations for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.
Because our dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings. The absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.
Our dealer manager is one of our affiliates. Because our dealer manager is an affiliate, its due diligence review and investigation of us for our offering cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of our offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.
Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the SEC. We could also become the subject of scrutiny and may face difficulties in raising capital should negative perceptions develop regarding non-traded REITs. As a result, we may be unable to raise substantial funds which will limit the number and type of investments we may make and our ability to diversify our assets.
Our securities, like other non-traded REITs, are sold through the independent broker-dealer channel (i.e., U.S. broker-dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC and FINRA impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations, such as FINRA, adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker-dealers.
In March 2009, the Enforcement Division of FINRA commenced a review of broker-dealer sale and promotion activities of non-traded REITs and in connection with the review, requested information from broker-dealers with respect to sales practices. Subsequent to that review, FINRA has announced that it had filed a complaint against a broker-dealer firm, charging it with soliciting investors to purchase shares in a non-traded REIT without conducting a reasonable investigation to determine whether it was suitable for those investors, and with providing misleading information on its website regarding distributions to investors. The disciplinary proceedings were settled in October 2012. Although the broker-dealer firm neither admitted nor denied the charges, the terms of the settlement required the broker-dealer firm to, among other things, pay approximately $12 million in restitution to certain investors and, in consultation with an independent consultant, make changes to its supervisory systems and training programs relating to the marketing of non-traded REITs. A principal of the broker-dealer firm was also fined and suspended from the securities industry for practices related to marketing non-traded REITs.
In February 2014, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc., and Apple REIT Nine, Inc., each of their external advisors and the chief executive officer and the chief financial officer of each of the REITs entered into a cease and desist order with the SEC and agreed to pay approximately $1.5 million in civil fines in the aggregate. Although the respondents did not admit or deny any wrongdoing, the cease and desist order stated that the REITs made material misrepresentations regarding the valuation of the securities sold through their dividend reinvestment plans, had failed to maintain sufficient disclosure controls and procedures to meaningfully evaluate whether the value of the securities had changed, failed to disclose numerous related party transactions and failed to disclose significant compensation paid by the advisors to the REITs and by the founder to the executive officers of the REITs.
The above-referenced proceedings and related matters have resulted in increased regulatory scrutiny from the SEC, FINRA and state regulators regarding non-traded REITs. Furthermore, in January 2014 FINRA filed with the SEC proposed amendments to FINRA rules regarding customer account statements, which, if adopted by the SEC without modification, may significantly affect the manner in which non-traded REITs, such as our company, raise capital. The proposed amendments may cause a significant reduction in capital raised by non-traded REITs, which may cause a material negative impact on our ability to achieve our business plan and to successfully complete our offering.

As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker-dealer channel for non-traded REITs, and accordingly we may face increased difficulties in raising capital in our offering. Should we be unable to raise substantial funds in our offering, the number and type of investments we may make will be curtailed, and we may be unable to achieve the desired diversification of our investments. This could result in a reduction in the returns achieved on those investments as a result of a smaller capital base limiting our future investments. It also subjects us to the risks of any one investment, and as a result our returns may be more volatile and your capital could be at increased risk. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive, harmful to our reputation and be distracting to our management.
Payment of fees to our advisor and its affiliates reduces cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.
Our advisor and its affiliates perform services for us in connection with the selection, acquisition, origination, management and administration of our investments. We pay them substantial fees for these services, which results in immediate dilution to the value of your investment and reduces the value of cash available for investment or distribution to you. We may increase the compensation we pay to our advisor subject to approval by our board of directors and other limitations in our charter, which would further dilute your investment and the amount of cash available for investment or distribution to you. Depending primarily upon the number of shares we sell in our offering and assuming a $10.00 purchase price for shares sold in our primary offering and a $9.50 purchase price for shares sold under our DRP, we estimate that we will use 86.4% to 87.4% of our gross offering proceeds, and possibly less, for investments and the repurchase of shares of our common stock under our share repurchase program.
Affiliates of our advisor could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you received the returns on which we have conditioned incentive compensation.
Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in our offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange.
If we terminate our advisory agreement with our advisor, we may be required to pay significant fees to an affiliate of our sponsor, which will reduce cash available for distribution to you.
Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and the Special Unit Holder may be entitled to a one-time payment upon redemption of the special units (based on an appraisal or valuation of our portfolio) in the event that the Special Unit Holder would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. If special units are redeemed pursuant to the termination of our advisory agreement, there may not be cash from the disposition of assets to make a redemption payment; therefore, we may need to use cash from operations, borrowings or other sources to make the payment, which will reduce cash available for distribution to you.
We have limited prior operating history and the prior performance of our sponsor or other real estate investment vehicles sponsored by our sponsor may not predict our future results.
We are a recently formed company and have limited operating history. Since we have limited operating history, you will have no basis upon which to evaluate our ability to achieve our investment objectives and you should not assume that our performance will be similar to the past performance of our sponsor or other real estate investment vehicles sponsored by our sponsor. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

No public trading market for your shares currently exists, and as a result, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.
Our charter does not require our board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require us to list our shares for trading on a national securities exchange by a specified date or otherwise pursue a transaction to provide liquidity to our stockholders. There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value of the aggregate of the outstanding shares of our stock of any class or series or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. We have adopted our share repurchase program that may enable you to sell your shares to us in limited circumstances. Share repurchases will be made at the sole discretion of our board of directors. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program. Further, our share repurchase program includes numerous restrictions that would limit your ability to sell your shares, as described under “Description of Capital Stock—Share Repurchase Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to the public offering price paid for those shares. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.
You do not have the opportunity to evaluate a significant portion of our investments before we make them, which is subsequent to the date you subscribe for shares, which makes your investment in our shares more speculative.
We intend to use a majority of the proceeds of our offering, after the payment of fees and expenses, for investment in real estate equity investments and the remaining proceeds for commercial real estate debt and healthcare-related securities. Our real estate equity investments focus on the mid-acuity senior housing sector, which we define as assisted living, memory care, skilled nursing and independent living facilities, that have an emphasis on private pay patients. We could also acquire facilities that are entirely or significantly dependent on government funding. Our debt investments will consist of first mortgage loans, subordinated loans, mezzanine loans, preferred equity investments and participations in such investments. The actual allocation between equity and debt investments cannot be determined at this time and could vary significantly depending, in part, upon the amount of financing we are able to obtain, if any, with respect to each asset class in which we invest, as well as other micro and macro market conditions. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, you will not have the opportunity to evaluate the potential operators of our properties or our potential borrowers before you invest. These factors increase the speculative nature of an investment in our shares. To the extent we invest more in real estate equity investments than debt investments, the fees we pay to our advisor will increase, which may limit our ability to pay distributions to you and lower your overall returns.
Our advisor may not be successful, or there may be delays, in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.
We rely upon our advisor, which uses our sponsor’s investment professionals, including Messrs. Hamamoto, Gilbert, Flaherty and Tylis to identify suitable investments. Our sponsor and other NorthStar entities also rely on Messrs. Hamamoto, Gilbert, Flaherty and Tylis for investment opportunities. Our advisor may not be successful in locating suitable investments on financially attractive terms, and we may not achieve our objectives. If we, through our advisor, are unable to find suitable investments promptly, we may hold the proceeds from our offering in an interest-bearing account or invest the proceeds in short-term assets. We expect that the income we earn on these temporary investments will not be substantial. Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay for fees and expenses in connection with our offering and distributions. Therefore, delays in investing proceeds we raise from our offering could negatively impact our ability to generate cash flow for distributions or to achieve our investment objectives.
Our advisor’s management team may acquire assets where the returns are substantially below expectations or which result in net losses. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives. Our sponsor’s investment professionals, who perform services for us on behalf of our advisor, face competing demands upon their time, including in instances when we have capital ready for investment, consequently and we may face delays in execution. Further, the more money we raise in our offering, the more difficult it is to invest our net offering proceeds promptly and on attractive terms. Therefore, the large size of our offering increases the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition or origination of investments would likely limit our ability to pay distributions to you and lower your overall returns.
Our ability to achieve our investment objectives and to pay distributions depends in substantial part upon the performance of our advisor and our future operators.
Our ability to achieve our investment objectives and to pay distributions depends in substantial part upon the performance of our advisor in the acquisition and origination of our investments, including the determination of any financing arrangements, as well as the performance of the future operators of our debt investments. In addition, we rely on our operators to manage the day-to-day operations of our senior housing and other healthcare facilities in a manner which generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent, maintain certain insurance coverage, pay real estate taxes and maintain the facilities under their operational control in a manner so as not to jeopardize their operating license or regulatory statutes. You must rely entirely on the management abilities of our advisor, the operators that our advisor selects, the oversight of our board of directors, along with those of our operators. Additionally, we and our sponsor have adopted an investment allocation policy with the intent of eliminating the impact of any conflict that our sponsor’s investment professionals, who are used by our advisor, might encounter in allocating investment opportunities among us, our sponsor and any affiliates of our sponsor, however, there is no assurance that the investment allocation policy will successfully eliminate the impact of any such conflicts. If our advisor performs poorly and as a result is unable to acquire and originate our investments successfully, we may be unable to achieve our investment objectives or to pay distributions to you at presently contemplated levels, if at all. Similarly, if our future operators perform poorly, we may be unable to realize all cash flow associated with our real estate debt investments.
We have paid, and may continue to pay, distributions from sources other than our cash flow from operations, and consequently, we will have less cash available for investments and your overall return may be reduced.
Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. We have funded our cash distributions paid to date using net proceeds from our offering and we may do so in the future. Until the proceeds from our offering are fully invested and otherwise during the course of our existence, we may not generate sufficient cash flow from operations to fund distributions. We began generating cash flow from operations on April 5, 2013, the date of our first investment. For the period from April 5, 2013 through December 31, 2013, we declared distributions of $1,311,886 compared to cash used in operations of $343,225. All distributions declared during this period were paid using proceeds from our offering, including the purchase of additional shares by our sponsor.
Pursuant to a distribution support agreement, in certain circumstances where our cash distributions exceed our MFFO, our sponsor agreed to purchase up to $10.0 million of shares of our common stock (less the $2.0 million of shares our sponsor purchased by an affiliate of our sponsor to satisfy the minimum offering amount) at $9.00 per share to provide additional cash to support distributions to our stockholders and has, in fact, purchased 233,391 shares of our common stock as of December 31, 2013. The sale of these shares resulted in the dilution of the ownership interests of our public stockholders. Upon termination or expiration of the distribution support agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. We have paid, and may continue to pay, distributions from sources other than our cash flow from operations, and consequently, we will have less cash available for investments, we may have to reduce our distribution rate, our NAV may be negatively impacted and your overall return may be reduced.
If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of our offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would be.
The more shares we sell in our offering, the greater our challenge is to invest all of our net offering proceeds. The large size of our offering increases the risk of delays in investing our net proceeds promptly and on attractive terms. Pending investment, the net proceeds of our offering may be invested in permitted temporary investments, which include short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available to make distributions to you, has fluctuated in recent years and most likely will be less than the return obtainable from the type of investments in the healthcare real estate industry we seek to acquire or originate. Therefore, delays we encounter in the selection, due diligence and acquisition or origination of investments would likely limit our ability to pay distributions to you and lower your overall returns.
If we are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.
Our offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares of our common stock in our offering. As a result, the amount of proceeds we raise in our offering may be substantially less than the amount we would need to create a diversified portfolio of investments. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. Moreover, the potential impact of any single asset’s performance on the overall performance of our portfolio increases. Further, we have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in our offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions to you.
Because we are dependent upon our advisor and its affiliates to conduct our operations and we are also dependent upon our dealer manager and its affiliates to raise capital, any adverse changes in the financial health of these entities or our relationship with them could hinder our operating performance and the return on your investment.
We are dependent on our advisor and its affiliates to manage our operations and our portfolio and we are also dependent upon our dealer manager and its affiliates to raise capital. Our advisor depends upon the fees and other compensation or reimbursement of costs that it receives from us in connection with the acquisition, origination, management and sale of assets to conduct its operations. Our dealer manager also depends upon the fees that it receives from us in connection with our offering. Any adverse changes in the financial condition of our advisor or its affiliates or our relationship with our dealer manager or its affiliates could hinder their ability to successfully support our business and growth, which could have a material adverse effect on our financial condition and results of operations.
Our dealer manager has a limited operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct our offering, which makes an investment in us more speculative.
We have retained our dealer manager to conduct our offering and this is the second of three offerings for which it has served as a dealer manager. The success of our offering, and our ability to implement our business strategy, is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. The network of broker-dealers that our dealer manager develops to sell our shares may sell shares of competing REIT products, including some products with areas of focus nearly identical to ours, which they may choose to emphasize to their clients. If our dealer manager is not successful in establishing, operating and managing an active, broad network of broker-dealers, our ability to raise proceeds through our offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.
Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter generally provides that: (i) no director shall be liable to us or stockholders for monetary damages (provided that such director satisfies certain applicable criteria); (ii) we will generally indemnify non-independent directors for losses unless they are negligent or engage in misconduct; and (iii) we will generally indemnify independent directors for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you.
If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.
Our charter does not require our board of directors to pursue a transaction providing liquidity to stockholders. If our board of directors determines to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which our investments are located and federal income tax effects on stockholders that may prevail in the future. We cannot guarantee that we will be able to liquidate all of our assets on favorable terms, if at all. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction or delay such a transaction due to market conditions, our common stock may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your shares to cash easily, if at all, and could suffer losses on your investment in our shares.
If we internalize our management functions, your interests in us could be diluted and we could incur other significant costs associated with being self-managed.
Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and/or to directly employ the personnel of our sponsor that our advisor uses to perform services on its behalf for us. Pursuant to our advisory agreement, any consideration paid to acquire our advisor will be payable in shares of our common stock advisor. The payment of such consideration could result in dilution of your interests and could reduce the net income and MFFO attributable to our common stock.
Additionally, if we internalize our additional direct expenses would include general and administrative costs, including certain legal, accounting and other expenses related to corporate governance, SEC reporting and compliance matters that are borne by our advisor. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances, as well as incur the compensation and benefits costs of our officers and other employees and consultants that are paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and MFFO and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income and MFFO would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to you and the value of your shares.
Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. We could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest and cash available to pay distributions.
If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of our advisor but may instead remain employees of our sponsor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from most effectively managing our investments.
We depend on third-party contractors and vendors and our results of operations and the success of our offering could suffer if our third-party contractors and vendors fail to perform or if we fail to manage them properly.
We use third-party contractors and vendors including, but not limited to, our external legal counsel, auditors, research firms, property managers, appraisers, insurance brokers, environmental engineering consultants, construction consultants, financial printers, proxy solicitation firms and transfer agent. If our third-party contractors and vendors fail to successfully perform the tasks for which they have been engaged to complete, either as a result of their own negligence or fault, or due to our failure to properly supervise any such contractors or vendors, we could incur liabilities as a result and our results of operations and financial condition could be negatively impacted.
Risks Related to Conflicts of Interest
The fees we pay to affiliates in connection with our offering and in connection with the acquisition, origination and management of our investments, including to our advisor, were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.
The fees to be paid to our advisor, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.
Our organizational documents do not prevent us from selling assets to affiliates or from paying our advisor a disposition fee related to such a sale.
If we sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. As a result, our advisor may not have an incentive to pursue an independent third-party buyer, rather than an affiliate. Our charter only requires that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction determine that an affiliated party transaction is fair and reasonable and on terms and conditions no less favorable than those available from unaffiliated third parties. It does not require that such transaction be the most favorable transaction available or provide any other restrictions on our advisor recommending a sale of our assets to an affiliate. As a result, our advisor may earn a disposition fee despite the transaction not being the most favorable to us or stockholders.
Our executive officers and our sponsor’s key professionals face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our company.
Certain of our executive officers and our sponsor’s key professionals, who are used by our advisor to perform services on our behalf, are also officers, directors, partners, managers and key professionals of our sponsor, our dealer manager and other affiliated entities of our sponsor. Mr. Flaherty, our Chief Executive Officer and President, is our sponsor’s joint venture partner and serves as a member of our sponsor’s investment committee for healthcare real estate investments. Our advisor and its affiliates receive substantial fees from us. These fees could influence the advice given to us by the key personnel of our sponsor, including its investment committee, who performs services for our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including our advisory agreement and our dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition fees and asset management fees;

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acquisitions and originations of investments, which entitle our advisor to acquisition fees and asset management fees and, in the case of acquisitions of investments from other NorthStar entities, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

•	sales of investments, which entitle our advisor to disposition fees;

•	borrowings to originate or acquire debt or healthcare-related securities investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the Special Unit Holder to have its interest in our operating partnership redeemed;

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whether we seek approval to internalize our management, which may entail acquiring assets from our sponsor (such as office space, furnishings and technology costs) and employing our sponsor’s professionals performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these investment professionals receiving more compensation from us than they currently receive from our sponsor; and

•	whether and when we seek to sell our company or its assets, which would entitle the Special Unit Holder to a subordinated distribution.
The fees our advisor receives in connection with transactions involving the acquisition or origination of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. In addition, the distributions to which the Special Unit Holder may be entitled are subject to our stockholders receiving a 6.75% cumulative, non-compounded annual pre-tax return. This may influence our sponsor’s key professionals performing services on behalf of our advisor, including its investment committee, to recommend riskier transactions to us. Additionally, after the termination of our primary offering, our advisor has agreed to reimburse us to the extent total organization and offering costs borne by us exceed 15% of the gross proceeds raised in our primary offering. As a result, our advisor may decide to extend our offering to avoid or delay the reimbursement of these expenses.
Our sponsor’s professionals acting on behalf of our advisor face competing demands relating to their time and this may cause our operations and your investment to suffer.
Our advisor has no employees and relies on, among others, our sponsor’s executive officers to perform services for us on behalf of our advisor, including Messrs. Hamamoto, Gilbert, Tylis and Lieberman and Ms. Hess for the day-to-day operation of our business. Messrs. Hamamoto, Gilbert, Tylis and Lieberman and Ms. Hess are also executive officers of our sponsor and other NorthStar entities. As a result of their interests in other NorthStar entities and the fact that they engage in and they continue to engage in other business activities on behalf of themselves and others, these individuals face conflicts of interest in allocating their time among us, our sponsor and other NorthStar entities and other business activities in which they are involved. These conflicts of interest could result in less effective execution of our business plan as well as declines in the returns on our investments and the value of your investment.

Our executive officers and our sponsor’s key investment professionals who perform services for us on behalf of our advisor face conflicts of interest related to their positions and interests in our advisor and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.
Our executive officers and our sponsor’s key investment professionals, including members of its investment committee, who perform services for us on behalf of our advisor are also executive officers, directors, managers and key investment professionals of our sponsor, our dealer manager and other affiliated entities of our sponsor. In addition, Mr. Flaherty is a member of our sponsor’s investment committee for healthcare real estate investments. As a result, they owe duties to each of these entities, their members and limited partners and these investors, which duties may from time-to-time conflict with the fiduciary duties that they owe to us and stockholders. In addition, our sponsor may grant equity interests in our advisor and the Special Unit Holder, to certain management personnel performing services for our advisor. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.
Our sponsor faces conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce your overall investment.
Our investment strategy is very similar to that of our sponsor and other investment vehicles sponsored by our sponsor, including NorthStar Income and NorthStar Income II, and therefore many investment opportunities that are suitable for us may also be suitable for our sponsor and other NorthStar entities. When our sponsor’s investment professionals direct an investment opportunity to our sponsor, its affiliates or the investment vehicles it sponsors and us, they, in their sole discretion, will offer the opportunity to the entity for which the investment opportunity is most suitable in accordance with the investment allocation policy adopted by our board of directors. When determining the entity for which an investment opportunity would be the most suitable, the factors that our sponsor’s investment professionals may consider include, among other factors, the following:

•	investment objectives, strategy and criteria;

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

•	the size of the investment;

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments;

•	the expected holding period of the investment and the remaining term of the NorthStar entity, if applicable; and

•	affiliate and/or related party considerations.

If, after consideration of the relevant factors, our sponsor determines that an investment is equally suitable for itself or another NorthStar entity, including us, the investment will be allocated among each of the applicable NorthStar entities, including us, on a rotating basis. If, after an investment has been allocated to us or another NorthStar entity, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of our sponsor’s investment professionals, more appropriate for another NorthStar entity to fund the investment, our sponsor may determine to place the investment with the more appropriate entity while still giving credit to the original allocation. In certain situations, our sponsor may determine to allow more than one investment vehicle, including us, to co-invest in a particular investment.
There is no assurance this policy will remain in place during the entire period we are seeking investment opportunities. In addition, our sponsor may sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles, may revise these allocation procedures. The result of a revision to the allocation procedures may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by our sponsor, thereby reducing the number of investment opportunities available to us.
In addition, under this policy, our sponsor’s investment professionals may consider the investment objectives and anticipated future pipeline of future investments of the investment vehicles that it sponsors. The decision of how any potential investment should be allocated among us, our sponsor and other NorthStar entities for which such investment may be suitable may, in many cases, be a matter of subjective judgment which will be made by our sponsor. You may not agree with the determination. Our right to participate in the investment allocation process described above will terminate once we have fully invested the proceeds of our offering or if we are no longer advised by an affiliate of our sponsor.
Our dealer manager may distribute future NorthStar-sponsored programs during our offering, our dealer manager may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital and such conflicts may not be resolved in our favor.
Our dealer manager does and may in the future act as the dealer manager for other NorthStar entities, such as NorthStar Income II, which is currently in the process of offering shares. In addition, future NorthStar-sponsored programs may seek to raise capital through public offerings conducted concurrently with our offering. Our dealer manager could also act as the dealer manager of offerings not sponsored by our sponsor. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Such conflicts may not be resolved in our favor and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.
We may not realize the anticipated benefits of our sponsor’s long-term partnership with James F. Flaherty III.
In January 2014, our sponsor entered into a long-term partnership with James F. Flaherty III, former chairman and chief executive officer of HCP, Inc. (NYSE: HCP), focused on building a preeminent healthcare real estate business. In connection with the partnership, Mr. Flaherty will oversee and seek to grow the healthcare real estate portfolios of our sponsor and us, as our Chief Executive Officer and President. Neither we nor our sponsor may, however, realize the expected benefits of this partnership with Mr. Flaherty due to, among other things, the economic and overall conditions of the healthcare real estate industry, Mr. Flaherty’s ability to source new healthcare real estate investments with the returns we anticipate or at all or our sponsor may become involved in disputes with Mr. Flaherty regarding the joint venture’s investments. In addition, a portion of the incentive fees to which Mr. Flaherty is entitled is based on our and our sponsor’s existing healthcare real estate investments and is not contingent upon Mr. Flaherty’s performance regarding new healthcare real estate investments sourced by him. Such incentive fees may be substantial.

Risks Related to Regulatory Matters and Our REIT Tax Status
We are subject to substantial regulation, numerous contractual obligations and extensive internal policies and failure to comply with these matters could have a material adverse effect on our business, financial condition and results of operations.
We and our subsidiaries are subject to substantial regulation, numerous contractual obligations and extensive internal policies. Given our organizational structure, we are subject to regulation by the SEC, FINRA, the Internal Revenue Service, or the IRS, and other federal, state and local governmental bodies and agencies and state blue sky laws. These regulations are extensive, complex and require substantial management time and attention. If we fail to comply with any of the regulations that apply to our business, we could be subjected to extensive investigations as well as substantial penalties and our business and operations could be materially adversely affected. Our lack of compliance with applicable law could result in, among other penalties, our ineligibility to contract with and receive revenue from the federal government or other governmental authorities and agencies. We also expect to have numerous contractual obligations that we must adhere to on a continuous basis to operate our business, the default of which could have a material adverse effect on our business and financial condition. Our internal policies may not be effective in all regards and, further, if we fail to comply with our internal policies, we could be subjected to additional risk and liability.
The direct or indirect effects of the Dodd-Frank Wall Street Reform Act, or the Dodd-Frank Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, may have an adverse effect on our interest rate hedging activities.
In July 2010, the Dodd-Frank Act became law in the United States. Title VII of the Dodd-Frank Act provides for significantly increased regulation of and restrictions on derivatives markets and transactions that could affect our interest rate hedging or other risk management activities, including: (i) regulatory reporting for swaps; (ii) mandated clearing through central counterparties and execution through regulated exchanges or electronic facilities for certain swaps; and (iii) margin and collateral requirements. Although the U.S. Commodity Futures Trading Commission has not yet finalized certain requirements, many other requirements have taken effect, such as swap reporting, the mandatory clearing of certain interest rate swaps and credit default swaps and the mandatory trading of certain swaps on swap execution facilities or exchanges starting in February 2014. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be assessed until implementing rules and regulations are adopted, the requirements of Title VII may affect our ability to enter into hedging or other risk management transactions, may increase our costs of entering into such transactions, and may result in us entering into such transactions on less favorable terms than prior to effectiveness of the Dodd-Frank Act and the rules promulgated thereunder. The occurrence of any of the foregoing events may have an adverse effect on our business.
Maintenance of our Investment Company Act exemption imposes limits on our operations.
Neither we, nor our operating partnership, nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. We intend to make investments and conduct our operations so that we are not required to register as an investment company. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, recordkeeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We are a holding company that conducts its businesses through subsidiaries. The securities issued by our subsidiaries that rely on the exception from the definition of “investment company” in Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own directly, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through these subsidiaries.
We must monitor our holdings and those of our operating partnership to ensure that the value of their investment securities does not exceed 40% of their respective total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.
Most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio be comprised of qualifying real estate assets and at least 80% of its portfolio be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). Qualification for exclusion from the definition of “investment company” under the Investment Company Act will limit our ability to acquire or sell certain assets and also could restrict the time at which we may acquire or sell assets. For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. In August 2011, the SEC issued a concept release in which it asked for comments on various aspects of Section 3(c)(5)(C), and, accordingly, the SEC or its staff may issue further guidance in the future. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may force us to re-evaluate our portfolio and our investment strategy.
We may in the future organize special purpose subsidiaries of the operating partnership that will borrow under or participate in government sponsored incentive programs to the extent they exist. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, our operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any guidance that may be issued by the SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the amount of transactions that may occur.
The loss of our Investment Company Act exemption could require us to register as an investment company or substantially change the way we conduct our business, either of which may have an adverse effect on us.
On August 31, 2011, the SEC published a concept release (Release No. 29778, File No. S7-34-11, Companies Engaged in the Business of Acquiring Mortgages and Mortgage Related Instruments), pursuant to which it is reviewing whether certain companies that invest in mortgage-backed securities and rely on the exclusion from the definition of “investment company” under Section 3(c)(5)(C) of the Investment Company Act, such as us, should continue to be allowed to rely on such an exclusion. If the SEC takes action with respect to this exclusion, these changes could mean that certain of our subsidiaries could no longer rely on the Section 3(c)(5)(C) exclusion, and would have to rely on Section 3(c)(1) or 3(c)(7), which would mean that our investment in those subsidiaries would be investment securities. This could result in our failure to remain outside the definition of “investment company” under the Investment Company Act and maintain our exemption from registration as an investment company.
If we fail to maintain an exemption, exception or other exclusion from registration as an investment company, either because of SEC interpretational changes or otherwise, we could, among other things, be required either: (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company; or (ii) to register as an investment company, either of which could have an adverse effect on us and the market price of our common stock. If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.
Our advisor is not registered and intends not to register as an investment adviser under the Investment Advisers Act, which could impact the types of investments that it recommends we make and cause us not to invest in opportunities that meet our investment criteria. If our advisor is required to register, it could also hinder our operating performance and negatively impact your return on your investment.
Our advisor is not currently required to register as an investment adviser under the Investment Advisers Act. Furthermore, we believe if our advisor manages our business consistent with the strategy adopted by our board of directors, our advisor will not be required to register under the Investment Advisers Act even as a result of changes to the Investment Advisers Act implemented by the Dodd-Frank Act, which became effective in July 2011. Given the changes instituted by the Dodd-Frank Act, an investment adviser can be required to register with the SEC as an investment adviser if it has regulatory assets under management in excess of relevant statutory thresholds (or meets other statutory requirements), even if it manages only a single client. Whether an adviser has sufficient regulatory assets under management to require registration depends on the nature of the assets it manages. In calculating regulatory assets under management, our advisor must include the value of each “securities portfolio” it manages. If our investments were to constitute a “securities portfolio” under the Investment Advisers Act, then our advisor would be required to register. Specifically, our advisor believes that our assets will not constitute a securities portfolio so long as a majority of our assets consist of real estate, loans we originate and cash and that our assets do not currently constitute a securities portfolio. Since we do not believe our assets will constitute a securities portfolio, we do not believe we have any regulatory assets under management, and therefore do not need to register. Our advisor intends to manage our investments, consistent with our strategy, so that they will continue to not constitute a securities portfolio in the future. In so doing, it is possible that our advisor could determine not to seek and recommend certain real estate debt and real estate securities available on the secondary market that we might otherwise consider. In such a scenario, we may not invest in opportunities that could improve our operating performance and positively impact your return on your investment. If our board of directors determines to modify our strategy in such a way as to make it likely that our advisor would be required to register under the Investment Advisers Act and our advisor were required to register, it could also negatively impact our business because our advisor would have to devote significant additional management time to such effort and would incur substantially greater costs to manage its business. This additional management time could distract our advisor from managing our business and our advisor may also seek reimbursement of such additional costs from us, which could decrease your return on your investment in us.

Certain provisions of Maryland law may limit the ability of a third party to acquire control of us.
Certain provisions of the MGCL may have the effect of inhibiting a third-party from acquiring us or of impeding a change of control under circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

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“business combination” provisions that, subject to limitations, prohibit certain business combinations between an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding shares of voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of any interested stockholder and us for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes two super-majority stockholder voting requirements on these combinations; and

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“control share” provisions that provide that holders of “control shares” of our company (defined as voting shares of stock that, if aggregated with all other shares of stock owned or controlled by the acquirer, would entitle the acquirer to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of issued and outstanding “control shares”) have no voting rights except to the extent approved by stockholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, excluding all interested shares.

Pursuant to the Maryland Business Combination Act, our board of directors has by resolution opted out of these provisions. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. There can be no assurance that these resolutions or exemptions will not be amended or eliminated at any time in the future.
Our charter includes an anti-takeover provision that may discourage a person from launching a mini-tender offer for our shares.
Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. A “mini-tender offer” is a public, open offer to all stockholders to buy their stock during a specified period of time that will result in the bidder owning less than 5% of the class of securities upon completion of the mini-tender offer process. Absent such a provision in our charter, mini-tender offers for shares of our common stock would not be subject to Regulation 14D of the Exchange Act. Tender offers, by contrast, result in the bidder owning more than 5% of the class of securities and are automatically subject to Regulation 14D of the Exchange Act. Pursuant to our charter, the offeror must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with these requirements, our company will have the right to redeem the offeror’s shares, including any shares acquired in the tender offer. In addition, the noncomplying offeror shall be responsible for all of our company’s expenses in connection with that offeror’s noncompliance and no stockholder may transfer any shares to such noncomplying offeror without first offering the shares to us at the tender offer price offered by such noncomplying offeror. This provision of our charter may discourage a person from initiating a mini-tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.
Our failure to qualify as a REIT would subject us to federal income tax and reduce cash available for distribution to you.
We intend to elect to be taxed as a REIT commencing with our taxable year ended December 31, 2013, upon the filing of our federal income tax return for that year. We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial and administrative interpretations exist. Even an inadvertent or technical mistake could jeopardize our REIT status. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. Moreover, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any taxable year, we would be subject to federal and applicable state and local income tax on our taxable income at corporate rates, in which case we might be required to borrow or liquidate some investments in order to pay the applicable tax. Losing our REIT status would reduce our net income available for investment or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. Furthermore, if we fail to qualify as a REIT in any taxable year after we elect REIT status, we would generally be unable to elect REIT status for the four taxable years following the year in which our REIT status is lost.
Complying with REIT requirements may force us to borrow funds to make distributions to you or otherwise depend on external sources of capital to fund such distributions.
To qualify as a REIT, we are required to distribute annually at least 90% of our taxable income, subject to certain adjustments, to our stockholders. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we may elect to retain and pay income tax on our net long-term capital gain. In that case you would be taxed on your proportionate share of our undistributed long-term gain and would receive a credit or refund for your proportionate share of the tax we paid. A stockholder, including a tax-exempt or foreign stockholder, would have to file a federal income tax return to claim that credit or refund. Furthermore, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws.
From time-to-time, we may generate taxable income greater than our net income (loss) for U.S. GAAP, due to among other things, amortization of capitalized purchase premiums, fair value adjustments and reserves. In addition, our taxable income may be greater than our cash flow available for distribution to stockholders as a result of, among other things, investments in assets that generate taxable income in advance of the corresponding cash flow from the assets (for example, if a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise).
If we do not have other funds available in the situations described in the preceding paragraphs, we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to distribute enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity.
Because of the distribution requirement, it is unlikely that we will be able to fund all future capital needs, including capital needs in connection with investments, from cash retained from operations. As a result, to fund future capital needs, we likely will have to rely on third-party sources of capital, including both debt and equity financing, which may or may not be available on favorable terms or at all. Our access to third-party sources of capital will depend upon a number of factors, including our current and potential future earnings and cash distributions.
We could fail to qualify as a REIT if the IRS successfully challenges our treatment of our mezzanine loans and repurchase agreements.
We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial and administrative interpretations exist. If the IRS disagrees with the application of these provisions to our assets or transactions, our REIT qualification could be jeopardized. For example, IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in therein, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% income test. Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. While we expect that any mezzanine loans in which we may invest will typically not meet all of the requirements for reliance on this safe harbor, we expect to invest in mezzanine loans in a manner that we believe will enable us to satisfy the REIT gross income and asset tests.
In addition, we may enter into sale and repurchase agreements under which we may nominally sell certain of our mortgage assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for federal income tax purposes as the owner of the mortgage assets that are the subject of any such sale and repurchase agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected.
Even if the IRS were to disagree with one or more of our interpretations and we were treated as having failed to satisfy one of the REIT qualification requirements, we could maintain our REIT qualification if our failure was excused under certain statutory savings provisions. However, there can be no guarantee that we would be entitled to benefit from those statutory savings provisions if we failed to satisfy one of the REIT qualification requirements, and even if we were entitled to benefit from those statutory savings provisions, we could be required to pay a penalty tax.
Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.
Even if we qualify for taxation as a REIT for federal income tax purposes, we may be subject to certain federal, state and local taxes. Any of these taxes would decrease cash available for distribution to stockholders. For example:

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In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain for this purpose) to our stockholders. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

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We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•
If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•
If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

•
Any domestic TRS of ours will be subject to federal corporate income tax on its income and on any non-arm’s-length transactions between us and any TRS, for example, excessive rents charged to a TRS, could be subject to a 100% tax.

•	We may be subject to tax on income from certain activities conducted as a result of taking title to collateral.

•	We may be subject to state or local income, property and transfer taxes, such as mortgage recording taxes.
We may fail to qualify as a REIT if the IRS successfully challenges the valuation of our common stock used for purposes of our DRP.
In order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential.” A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class. For example, if certain stockholders receive a distribution that is more or less than the distributions received by other stockholders of the same class, the distribution will be preferential. If any part of a distribution is preferential, none of that distribution will be applied towards satisfying our REIT distribution requirements.
Stockholders participating in our DRP receive distributions in the form of shares of our common stock rather than in cash. Currently, the purchase price per share under our DRP is $9.50 per share. From and after 18 months from the completion of our offering stage, the purchase price per share under our DRP will be 95% of the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. Pursuant to an IRS ruling, the prohibition on preferential dividends does not prohibit a REIT from offering shares under a distribution reinvestment plan at discounts of up to 5% of fair market value, but a discount in excess of 5% of the fair market value of the shares would be considered a preferential dividend. Any discount we offer is intended to fall within the safe harbor for such discounts set forth in the ruling published by the IRS. However, the fair market value of our common stock will not be susceptible to a definitive determination. If the purchase price under our DRP is deemed to have been at more than a 5% discount at any time, we would be treated as having paid one or more preferential dividends. Similarly, we would be treated as having paid one or more preferential dividends if the IRS successfully asserted that the value of the common stock distributions paid to stockholders participating in our DRP exceeded on a per-share basis the cash distribution paid to our other stockholders, which could occur if the IRS successfully asserted that the fair market value of our common stock exceeded the estimated value per share used for purposes of calculating the distributions under our DRP. If we are determined to have paid preferential dividends as a result of our DRP, we would likely fail to qualify as a REIT unless the IRS were to provide relief.
Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.
To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. As discussed above, we may be required to make distributions to you at disadvantageous times or when we do not have funds readily available for distribution. Additionally, we may be unable to pursue investments that would be otherwise attractive to us in order to satisfy the requirements for qualifying as a REIT.
We must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer (other than government securities and qualified real estate assets) and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences, unless certain relief provisions apply. As a result, compliance with the REIT requirements may hinder our ability to operate solely on the basis of profit maximization and may require us to liquidate investments from our portfolio, or refrain from making, otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to you.
Modification of the terms of our debt investments and mortgage loans underlying our CMBS in conjunction with reductions in the value of the real property securing such loans could cause us to fail to qualify as a REIT.
Our debt and healthcare-related securities investments may be materially affected by a weak real estate market and economy in general. As a result, many of the terms of our debt and the mortgage loans underlying the healthcare-related securities in which we may invest may be modified to avoid taking title to a property. Under Treasury Regulations, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. In general, under other Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of the date we agreed to acquire the loan or the date we significantly modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the requirement that a REIT not hold securities representing more than 10% of the total value of the outstanding securities of any one issuer, or the 10% Value Test.
IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests discussed above in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2011-16. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we will generally not obtain third-party appraisals, but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations. If the terms of our debt investments and mortgage loans underlying our CMBS are “significantly modified” in a manner that does not qualify for the safe harbor in Revenue Procedure 2011-16 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% Value Test. Unless we qualified for relief under certain Internal Revenue Code cure provisions, such failures could cause us to fail to qualify as a REIT.
Our acquisition of debt or healthcare-related securities investments may cause us to recognize income for federal income tax purposes even though no cash payments have been received on the debt investments.
We may acquire debt or securities investments in the secondary market for less than their face amount. The amount of such discount will generally be treated as a “market discount” for federal income tax purposes. If these debt or securities investments provide for “payment-in-kind” interest, we may recognize “original issue discount,” or OID, for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt constitute “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with OID to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event the debt is not considered to be “publicly traded” for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and later modify, and certain previously modified debt we acquire in the secondary market, may be considered to have been issued with the OID at the time it was modified.
In general, we will be required to accrue OID on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.
In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.
In order to meet the REIT distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings or to pay distributions in the form of our shares or other taxable in-kind distributions of property. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment. In the event in-kind distributions are made, your tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to you during such year.
Complying with REIT requirements may limit our ability to hedge effectively.
The REIT provisions of the Internal Revenue Code may limit our ability to hedge our operations effectively. Our aggregate gross income from non-qualifying hedges, fees and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. Any hedging income earned by a TRS would be subject to federal, state and local income tax at regular corporate rates. This could increase the cost of our hedging activities or expose us to greater risks associated with interest rate or other changes than we would otherwise incur.
Liquidation of assets may jeopardize our REIT qualification.
To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% prohibited transaction tax on any resulting gain if we sell assets that are treated as dealer property or inventory.
The prohibited transactions tax may limit our ability to engage in transactions, including disposition of assets and certain methods of securitizing loans, which would be treated as sales for federal income tax purposes.
A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but include loans held primarily for sale to customers in the ordinary course of business. We might be subject to the prohibited transaction tax if we were to securitize loans in a manner that is treated as a sale of the loans, for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of property, including loans, and may limit the structures we use for any securitization financing transactions, even though such sales or structures might otherwise be beneficial to us. Although a safe-harbor exception to prohibited transaction treatment is available, we cannot assure you that we can comply with such safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of our trade or business. Consequently, we may choose not to engage in certain sales of property or may conduct such sales through a TRS.
It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through a TRS. However, to the extent that we engage in such activities through a TRS, the income associated with such activities will be subject to a corporate income tax.
We also will not be able to use secured financing structures that would create taxable mortgage pools, other than in a TRS.
We may recognize substantial amounts of REIT taxable income, which we would be required to distribute to stockholders, in a year in which we are not profitable under U.S. GAAP principles or other economic measures.
We may recognize substantial amounts of REIT taxable income in years in which we are not profitable under U.S. GAAP or other economic measures as a result of the differences between U.S. GAAP and tax accounting methods. For example, certain of our assets will be marked-to-market for U.S. GAAP purposes but not for tax purposes, which could result in losses for U.S. GAAP purposes that are not recognized in computing our REIT taxable income. Additionally, we may deduct our capital losses only to the extent of our capital gains in computing our REIT taxable income for a given taxable year. Consequently, we could recognize substantial amounts of REIT taxable income and would be required to distribute such income to stockholders, in a year in which we are not profitable under U.S. GAAP or other economic measures.
We may distribute our common stock in a taxable distribution, in which case stockholders may sell shares of our common stock to pay tax on such distributions, and stockholders may receive less in cash than the amount of the dividend that is taxable.
We may make taxable distributions that are payable in cash and common stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as taxable distributions that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable distributions payable in cash and common stock. If we made a taxable dividend payable in cash and common stock, taxable stockholders receiving such distributions will be required to include the full fair market value of the stock as dividend, which is generally treated as ordinary income and is taxable to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes. As a result, stockholders may be required to pay income tax with respect to such distributions in excess of the cash distributions received. There is no public market for our shares of common stock and therefore it may be difficult for a stockholder to sell the shares received as a dividend in order to pay this tax. If a U.S. stockholder does sell these shares, the sales proceeds may be less than the amount taxable as a dividend, depending on the price the stockholder receives for the shares. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock.
REIT distribution requirements could adversely affect our ability to execute our business plan.
We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain for this purpose) in order to qualify as a REIT. We intend to make distributions to you to comply with the REIT requirements of the Internal Revenue Code and to avoid corporate income tax and the 4% excise tax. We may be required to make distributions to you at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
Our qualification as a REIT could be jeopardized as a result of an interest in joint ventures or investment funds.
We have acquired and in the future may acquire, limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures or investment funds. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.
Distributions paid by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.
The maximum tax rate for “qualified dividends” paid by corporations to non-corporate shareholders is generally 20%. Distributions paid by REITs, however, generally are taxed at ordinary income rates (subject to a maximum rate of 39.6% for non-corporate shareholders), rather than the preferential rate applicable to qualified dividends.
The formation of any TRS lessees may increase our overall tax liability, and transactions between us and any TRS lessee must be conducted on arm’s-length terms to not be subject to a 100% penalty tax on certain items of income or deduction.
We have formed a TRS lessee to lease our senior housing facilities that are “qualified health care properties.” Our TRS lessee will be subject to federal and state income tax on its taxable income, which will consist of the revenues from the senior housing facilities leased by the TRS lessee, net of the operating expenses for such properties and rent payments to us. Accordingly, the ownership of our TRS lessee will allow us to participate in the operating income from our properties leased to our TRS lessee on an after-tax basis in addition to receiving rent. The after-tax net income of the TRS lessee is available for distribution to

us. The REIT rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We will scrutinize all of our transactions with any TRS lessee to ensure that they are entered into on arm’s-length terms, but there can be no assurance that we will be able to avoid application of the 100% excise tax.
If our TRS lessee failed to qualify as a TRS or the facility operators engaged by our TRS lessee do not qualify as “eligible independent contractors,” we would fail to qualify as a REIT and would be subject to higher taxes and have less cash available for distribution to you.
Rent paid by a lessee that is a “related party operator” of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. We may lease certain of our senior housing facilities to our TRS lessee. So long as our TRS lessee qualifies as a TRS, it will not be treated as a “related party operator” with respect to our properties that are managed by an independent facility operator that qualifies as an “eligible independent contractor.” We expect that our TRS lessee will qualify to be treated as a TRS for federal income tax purposes, but there can be no assurance that the IRS will not challenge the status of a TRS for federal income tax purposes or that a court would not sustain such a challenge. If the IRS were successful in disqualifying our TRS lessee from treatment as a TRS, we would fail to meet the asset tests applicable to REITs and a portion of our income would fail to qualify for the gross income tests. If we failed to meet either the asset or gross income tests, we would lose our REIT qualification for federal income tax purposes unless we qualified for application of statutory savings provisions.
Additionally, if the operators engaged by our TRS lessee do not qualify as “eligible independent contractors,” we would fail to qualify as a REIT. Each of the operators that enter into a management contract with our TRS lessee must qualify as an “eligible independent contractor” under the REIT rules in order for the rent paid to us by our TRS lessee to be qualifying income for purposes of the REIT gross income tests. Among other requirements, in order to qualify as an eligible independent contractor, an operator must not own, directly or indirectly, more than 35% of our outstanding stock and no person or group of persons can own more than 35% of our outstanding stock and the ownership interests of the operator, taking into account certain ownership attribution rules. The ownership attribution rules that apply for purposes of these 35% thresholds are complex. Although we intend to monitor ownership of our stock by our operators and their owners, there can be no assurance that these ownership levels will not be exceeded.
In addition, in order to qualify as an “eligible independent contractor,” among other requirements, an operator (or any related person) must be actively engaged in the trade or business of operating “qualified health care properties” for persons who are not related to us or our TRS lessee. Consequently, if an operator (or a related person) from whom we acquire a “qualified health care property” does not operate sufficient “qualified health care properties” for third parties, the operator will not qualify as an “eligible independent contractor.” Under this scenario, we would either be required to contract with another third party operator who qualifies as an “eligible independent contractor,” which could serve as a disincentive for the current operator to sell the property to us, or we would be unable to lease the property to our TRS lessee.
Our ability to lease certain of the senior housing facilities we acquire to our TRS lessee will be limited by the ability of those senior housing facilities to qualify as “qualified health care properties.”
We may lease certain of the senior housing facilities we acquire to our TRS lessee, which would contract with operators to manage the health care operations at those facilities. Our ability to use this TRS lessee structure may be limited by the ability of those senior housing facilities to qualify as “qualified health care properties” and the ability of the operators who our TRS lessee engages to manage the “qualified health care properties” to qualify as “eligible independent contractors.”
A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facilities. Some of the properties that we will acquire may not be treated as “qualified health care properties.” To the extent a property does not constitute a “qualified health care property,” we will be unable to use the TRS lessee structure with respect to that property.

Our leases must be respected as true leases for federal income tax purposes.
To qualify as a REIT, we must satisfy two gross income tests each year, under which specified percentages of our gross income must be qualifying income, such as “rents from real property.” In order for rent on a lease to qualify as “rents from real property” for purposes of the gross income tests, the lease must be respected as a true lease for federal income tax purposes. If the IRS were to recharacterize our sale-leasebacks as financing arrangements or loans or were to recharacterize other leases as service contracts, joint ventures or some other type of arrangements, we could fail to qualify as a REIT.
To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and may reduce your overall return.
To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.
Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price paid to you.
Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, among other purposes, our charter prohibits a person from directly or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of our stock of any class or series or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of our common stock, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price for holders of our shares of common stock.
Legislative or regulatory tax changes could adversely affect us or you.
At any time, the federal income tax laws can change. Laws and rules governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or you.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain “forward-looking statements.” Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies or state other forward-looking information. Such statements include, but are not limited to, those relating to our ability to successfully complete our offering, our ability to deploy effectively and timely the net proceeds of our offering, use of proceeds from our offering, our reliance on our advisor and our sponsor, our understanding of our competition and our ability to compete effectively, market and industry trends, estimates relating to our future distributions, our financing needs, our expected leverage and the effects of our current strategies. Our ability to predict results or the actual effect of plans or strategies is inherently uncertain, particularly given the economic environment. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from those forward looking statements. These factors include, but are not limited to:

•	adverse economic conditions and the impact on the real estate industry, including healthcare real estate;

•	our ability to successfully raise capital in our offering;

•	our ability to deploy capital quickly and successfully and achieve a diversified portfolio consistent with our target asset classes;

•	our dependence on the resources and personnel of our advisor and our sponsor, including our advisor’s ability to source and close on attractive investment opportunities on our behalf;

•	the performance of our advisor and our sponsor;

•	our limited operating history;

•	our liquidity and access to capital;

•	our use of leverage;

•	our ability to make distributions to you;

•	the lack of a public trading market for our shares;

•	the effect of economic conditions on the valuations of our investments;

•	the effect of paying distributions to our stockholders from sources other than cash flow provided by operations;

•	the impact of our sponsor’s planned spin-off of its asset management business, which will include our advisor;

•	our advisor’s ability to attract and retain sufficient personnel to support our growth and operations;

•
the impact of market and other conditions influencing the availability of equity versus debt investments and performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments;

•	the impact of losses on our initial investments prior to the time we hold a diversified portfolio of investments, which could be severe;

•	changes in our business or investment strategy;

•
the impact of economic conditions on the borrowers of the debt we originate and acquire and the mortgage loans underlying the healthcare-related commercial mortgage-backed securities in which we may invest;

•	changes in the value of our portfolio;

•	our ability to realize current and expected returns over the life of our investments;

•	any failure in our advisor’s due diligence to identify relevant facts during our underwriting process or otherwise;

•	illiquidity of properties or debt investments in our portfolio;

•	our ability to finance our assets on terms that are acceptable to us, if at all, including our ability to complete securitization financing transactions;

•	environmental compliance costs and liabilities;

•	whether we will realize the benefits of the long-term partnership between our sponsor and James F. Flaherty III, our Chief Executive Officer and President;

•	increased rates of loss or default and decreased recovery on our target investments;

•	the degree and nature of our competition;

•	the effectiveness of our risk and portfolio management systems;

•	failure to maintain effective internal controls;

•	regulatory requirements with respect to our business and the healthcare industry generally, as well as the related cost of compliance;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs;

•	our ability to qualify and maintain our qualification as a REIT for federal income tax purposes and limitations imposed on our business by our status as a REIT;

•	the loss of our exemption from registration under the Investment Company Act;

•	availability of opportunities to acquire debt, securities and equity investments in the healthcare real estate sector;

•	general volatility in capital markets;

•	the adequacy of our cash reserves and working capital; and

•
other risks associated with investing in our targeted investments, including changes in our industry, interest rates, the securities markets, the general economy or the capital markets and real estate markets specifically.

The foregoing list of factors is not exhaustive. All forward-looking statements included in this prospectus are based upon information available to us on the date hereof and we are under no duty to update any of the forward- looking statements after the date of this prospectus to conform these statements to actual results.
Factors that could have a material adverse effect on our operations and future prospects are set forth in “Risk Factors” in this prospectus beginning on page 23. The factors set forth in the Risk Factors section and described elsewhere in this prospectus could cause our actual results to differ significantly from those contained in any forward-looking statement contained in this prospectus.

ESTIMATED USE OF PROCEEDS
The table below sets forth our estimated use of proceeds from our offering, assuming we sell: (i) $1,000,000,000 in shares, the maximum offering amount, in our primary offering and no shares pursuant to our DRP and (ii) $1,000,000,000 in shares, the maximum offering amount, in our primary offering and $100,000,000 in shares pursuant to our DRP. Shares of our common stock are offered in our primary offering at $10.00 per share. Discounts are also available for certain categories of investors. We are also offering up to $100,000,000 in shares pursuant to our DRP at $9.50 per share.
Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in our offering, we estimate that between approximately 86.4% (assuming no shares available under our DRP are sold) and approximately 87.4% (assuming all shares available under our DRP are sold) of our gross offering proceeds will be available for investment after the payment of offering costs, including selling commissions and the dealer manager fee. Upon investment in our targeted assets, we will use a portion of the remainder of our offering proceeds to pay an acquisition fee to our advisor for its services in connection with the selection and acquisition or origination of our real estate investments. Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings, sales of assets, our advisor’s agreement to defer or reduce fees, shares of our common stock and offering proceeds, or we may make distributions in the form of taxable stock dividends. We have not established a limit on the use of proceeds to fund distributions. We expect to use substantially all of the net proceeds from the sale of shares under our DRP to repurchase shares under our share repurchase program.

	Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%
Gross Offering Proceeds	$1,000,000,000	100.0%	$1,100,000,000	100.0%
Less Offering Costs:
Selling Commissions	70,000,000	7.0	70,000,000	6.4
Dealer Manager Fee	30,000,000	3.0	30,000,000	2.7
Organization and Offering Costs(1)	15,000,000	1.5	15,000,000	1.4
Net Proceeds	885,000,000	88.5	985,000,000	89.5
Less:
Acquisition Fee—Equity(2)	13,939,000	1.37	15,514,000	1.41
Acquisition Fee—Debt(2)	2,655,000	0.3	2,955,000	0.3
Acquisition Expenses(3)	4,425,000	0.4	4,925,000	0.5
Initial Work Capital Reserve(4)	—	—	—	—
Estimated Amount Available for Investments(5)	$863,981,000	86.4%	$961,606,000	87.4%

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(1)
Amount reflected is an estimate. Includes all expenses (other than selling commissions and the dealer manager fee) paid by us in connection with the formation of our company and the qualification and registration of our offering and the marketing and distribution of shares, including, without limitation, expenses for printing, preparing and amending registration statements or supplementing prospectuses, mailing and distributing costs, telephones and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees for services provided to us in connection with our offering. Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by us exceed 15% of aggregate gross proceeds from our primary offering. See “Plan of Distribution.”

(2)
We will pay our advisor or one of its affiliates an acquisition fee equal to 2.25% of the cost of each real property, including acquisition expenses attributable to the investment and 1% of the principal amount funded by us to originate or acquire investments, other than real estate property, including acquisition costs attributable to the investment. For illustration purposes of this table, we assumed 70% of our investments would be equity investments in healthcare real estate and 30% of our investments would be debt secured by healthcare real estate, although actual results could differ materially. We may also incur customary acquisition expenses in connection with the acquisition or origination (or attempted acquisition or origination) of an asset. See note 3 below.

This table excludes financing proceeds. To the extent we utilize borrowings to finance our investments, as we expect to do, the amount available for investment and the amount of investment fees will be proportionately greater. If we raise the maximum offering amount and our financing is equal to 50% of the cost of our healthcare real estate, then acquisition fees would be approximately $10.6 million for debt and securities investments and $15.9 million for healthcare real estate, assuming 70% of our investments are equity investments in healthcare real estate and 30% of our investments are in debt. The amount of the acquisition fees payable to our advisor will increase if we sell our assets and reinvest the proceeds.

(3)
Acquisition expenses may include customary third-party acquisition costs which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition costs include legal, accounting, consulting, travel, appraisals, engineering, due diligence, option payments, title insurance and other costs and expenses relating to potential acquisitions regardless of whether the property is actually acquired. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors, including the type and jurisdiction of the real estate investment acquired, the legal structure of the transaction in which the real estate investment is acquired, the aggregate purchase price paid to acquire the real estate investment and the number of real estate investments acquired. For purposes of this table, we have assumed acquisition expenses will constitute 0.5% of net proceeds.

(4)
We may incur capital expenses relating to our investments, such as making capital improvements on a real property we purchase or acquire through foreclosure, purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan or making protective advances to preserve collateral securing a loan. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated holding period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated holding period of the investment. However, to the extent that we have insufficient cash for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.

(5)
Until required in connection with investment in a portfolio of equity, debt and securities investments in healthcare real estate, substantially all of the net proceeds of our offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for directing the management of our business and affairs. Our board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board of directors’ direction, oversight and approval.
Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors but may not be fewer than three nor more than 15. Our charter also provides that a majority of our directors must be independent of us, our advisor and our respective affiliates. We currently have four directors, three of whom are independent. An independent director is a director who is not and has not for the last two years been associated, directly or indirectly, with our advisor or our sponsor. A director is deemed to be associated with our advisor or sponsor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our advisor, our sponsor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs organized by our sponsor or advised by our advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor and any of their affiliates exceeds five percent of: (i) the director’s annual gross revenue derived from all sources during either of the last two years; or (ii) the director’s net worth on a fair market value basis. The North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines, require our charter to define an indirect relationship to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our advisor, our sponsor or any of their affiliates. Our charter requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. We refer to any director who is not independent as an “affiliated director.” At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and unanimously ratified by a vote of our board of directors as required by the NASAA REIT Guidelines.
Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
Under the mandatory provisions of the MGCL, any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.
A vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director or a vacancy following the removal of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.
If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among our independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.
Responsibilities of Directors
The responsibilities of the members of our board of directors include:

•	approving and overseeing our overall investment strategy, which consists of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	approving all equity investments in healthcare real estate required to be approved pursuant to our investment guidelines;

•
approving and reviewing the investment guidelines that our advisor must follow when acquiring debt investments secured by healthcare real estate and healthcare-related securities on our behalf without the approval of our board of directors;

•	approving and overseeing our financing strategies;

•	approving and monitoring the relationship among us, our operating partnership and our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	approving a potential liquidity transaction;

•	determining our distribution policy and authorizing distributions from time-to-time; and

•	approving amounts available for repurchases of shares of our common stock.
Members of our board of directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. Our board of directors meets quarterly or more frequently as necessary.
We follow investment guidelines adopted by our board of directors and the investment and borrowing policies set forth in this prospectus unless they are modified by our directors. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders.
Committees of our Board of Directors
Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee.
Audit Committee
Our audit committee meets on a regular basis, at least quarterly and more frequently as necessary. Our audit committee’s primary function is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. Our audit committee is comprised of Daniel J. Altobello, Gregory A. Samay and Jack F. Smith, Jr., all of whom are independent directors. Mr. Smith serves as the chairman of our audit committee and has been designated as our audit committee financial expert.

Directors, Executive Officers and Other Key Professionals
On January 22, 2014, our board of directors appointed James F. Flaherty III as our Chief Executive Officer and President. Concurrently with Mr. Flaherty’s appointment, Mr. Gilbert was elected to our board of directors and appointed as Executive Chairman and ceased to serve as our Chief Executive Officer. Also on that date, David T. Hamamoto decided to step down from our board as Chairman to facilitate these changes and will continue his stewardship of our Sponsor as its Chairman and Chief Executive Officer. As of the date of this prospectus, our directors, executive officers and other key professionals and their positions and offices are as follows:

Name	Age	Position
Daniel R. Gilbert	44	Executive Chairman
James F. Flaherty III	56	Chief Executive Officer and President
Douglas W. Bath	43	Chief Investment Officer
Debra A. Hess	50	Chief Financial Officer and Treasurer
Ronald J. Jeanneault	46	Executive Vice President and Head of Asset Management
Ronald J. Lieberman	44	Executive Vice President, General Counsel and Secretary
Daniel J. Altobello	73	Independent Director
Gregory A. Samay	55	Independent Director
Jack F. Smith, Jr.	62	Independent Director
Daniel R. Gilbert has been the Executive Chairman of our board of directors since January 2014, having previously served as our Chief Executive Officer from August 2012 to January 2014 and as our Chief Investment Officer from October 2010 through February 2012. Mr. Gilbert also serves as our advisor’s Chief Investment and Operating Officer and as the Chief Executive Officer of our sponsor’s subsidiary that oversees non-traded and alternative products. Mr. Gilbert currently serves as the Chief Investment and Operating Officer of our sponsor. Mr. Gilbert also serves as the Chief Executive Officer and President of our sponsor’s other non-traded REITs including NorthStar Income and NorthStar Income II. Mr. Gilbert also serves as the Chief Investment and Operating Officer of NSAM. Mr. Gilbert served as Co-President of our sponsor from April 2011 until January 2013 and in various other senior management positions since their initial public offering in October 2004. Mr. Gilbert began serving as an executive officer of each of NorthStar Income and NorthStar Income II from their inceptions, in January 2009 and December 2012, respectively. Mr. Gilbert served as an Executive Vice President and Managing Director of Mezzanine Lending of NorthStar Capital Investment Corp., a predecessor company of our sponsor. Prior to that role, Mr. Gilbert was with Merrill Lynch & Co. in its Global Principal Investments and Commercial Real Estate Department and prior to joining Merrill Lynch, held accounting and legal-related positions at Prudential Securities Incorporated. Mr. Gilbert holds a Bachelor of Arts degree from Union College in Schenectady, New York.
Our board believes that Mr. Gilbert’s extensive commercial real estate and capital markets expertise while investing through various market cycles and changing market conditions combined with his 10 years of service at our sponsor including his current service as the Chief Investment and Operating Officer of both our sponsor and our advisor, his position overseeing our sponsor’s non-traded and alternative products business as Chief Executive Officer of a wholly owned subsidiary of our sponsor, as well as his prior experience as our Chief Executive Officer, support his election to our board of directors.
James F. Flaherty III has been our Chief Executive Officer and President since January 2014. Prior to joining NorthStar Healthcare, Mr. Flaherty served as Chairman of the board of directors of HCP, Inc. (NYSE: HCP) from May 2005 to October 2013, as Chief Executive Officer from May 2003 to October 2013, and as President and a member of HCP’s board of directors since joining HCP in October 2002 to October 2013. Prior to joining HCP, he served at Merrill Lynch & Co. for 19 years in a variety of investment banking, capital markets and private equity functions in New York, London and Los Angeles and was head of Merrill Lynch’s Global Healthcare Group. Mr. Flaherty is a member of the Board of Trustees of the University of Notre Dame and was a member of the Board of Governors of the National Association of Real Estate Investment Trusts from 2004 to 2013. He also previously served on the board of directors of Quest Diagnostics Incorporated. Mr. Flaherty holds a Bachelor of Business Administration in Accounting from University of Notre Dame and a Master of Business Administration in Finance and Strategy from University of California, Los Angeles.
Douglas W. Bath has been our Chief Investment Officer and Chief Investment Officer of our advisor since March 2012. Since March 2012, Mr. Bath has also served as Chief Investment Officer of an entity through which our sponsor has operated its healthcare business. From February 2009 to February 2012, Mr. Bath was Vice President and Group Head, Healthcare Finance for Walker & Dunlop, Inc., a NYSE-traded provider of commercial real estate financial services. Mr. Bath created and led the Senior Housing and Hospital lending division and grew its loan portfolio to $1.3 billion in 2011. From June 2006 to November 2008, Mr. Bath was Senior Vice President with Sunrise Senior Living, Inc., or Sunrise, an NYSE-listed senior care provider serving nearly 40,000 residents in communities in the United States, Canada and the United Kingdom, where he oversaw development and recapitalization initiatives and guided asset management activities of Sunrise’s 448 facilities across 76 distinct portfolios and 36 equity investment companies. From April 2005 to June 2006, Mr. Bath was Vice President at JP Morgan, where he led its senior housing initiatives and played a key role in raising and managing a $700 million equity fund. From August 2003 to April 2005, he was Senior Vice President of Sunrise and was responsible for development and recapitalization joint venture transactions. Previously, Mr. Bath served in various capacities in the investment group at Sunrise, where he transitioned from the operations department at Sunrise after beginning his career at Sunrise in 1995. Over the course of his career, Mr. Bath has been involved in over $6.5 billion of senior housing transactions. Mr. Bath holds a Bachelor of Arts from Virginia Polytechnic Institute and State University in Blacksburg, Virginia and a Master of Business Administration from the University of Pittsburgh in Pittsburgh, Pennsylvania.
Debra A. Hess has been our Chief Financial Officer and Treasurer since March 2012. Ms. Hess currently serves as our advisor’s Chief Financial Officer and our sponsor’s Chief Financial Officer, a position she has held since July 2011. Ms. Hess has also served as Chief Financial Officer and Treasurer of NorthStar Income since October 2011. Ms. Hess has further served as Chief Financial Officer and Treasurer of NorthStar Income II since December 2012. Ms. Hess also serves as Chief Financial Officer of NSAM. Ms. Hess has significant financial, accounting and compliance experience at public companies. Ms. Hess most recently served as Chief Financial Officer and Compliance Officer of H/2 Capital Partners, where she was employed from August 2008 to June 2011. From March 2003 to July 2008, Ms. Hess was a managing director at Fortress Investment Group, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and a NYSE-listed alternative investment manager. From 1993 to 2003, Ms. Hess served in various positions at Goldman, Sachs & Co., including as Vice President in Goldman Sachs’ Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs’ Finance Division. Prior to 1993, Ms. Hess was employed by Chemical Banking Corporation in the corporate credit policy group and by Arthur Andersen & Company as a supervisory senior auditor. Ms. Hess holds a Bachelor of Science in Accounting from the University of Connecticut in Storrs, Connecticut and a Master of Business Administration in Finance from New York University’s Stern School of Business in New York, New York.
Ronald J. Jeanneault has been our Executive Vice President and Head of Asset Management and Executive Vice President and Head of Asset Management of our advisor since March 2012. Since March 2012, Mr. Jeanneault has also served as Executive Vice President and Head of Asset Management of an entity through which our sponsor has operated its healthcare business. From June 1999 until January 2012, Mr. Jeanneault served in various positions at Sunrise, including Senior Vice President and Co-Head of Operations, Vice President of Facilities, Capital Planning, Design Division and Development. From July 1994 to June 1999, Mr. Jeanneault was the Director of Residential and Outpatient Programs for the Kennedy Krieger Institute at the Johns Hopkins Medical Institutions. Prior to 1994, Mr. Jeanneault spent four years with New Medico Health System, a private and for profit post-acute provider of brain injury rehabilitation services.
Ronald J. Lieberman has been our General Counsel since April 2011 and has served as our Executive Vice President since January 2013. Mr. Lieberman currently serves as our advisor’s Executive Vice President, General Counsel and Secretary and as our sponsor’s Executive Vice President, General Counsel and Secretary. Mr. Lieberman has served as General Counsel of our sponsor since April 2011, as Executive Vice President of our sponsor since April 2012 and as Assistant Secretary of our sponsor from April 2011 until January 2013. Mr. Lieberman has also served as General Counsel and Secretary of NorthStar Income since October 2011 and as its Executive Vice President since January 2013. Mr. Lieberman has further served as General Counsel and Secretary of NorthStar Income II since December 2012 and as its Executive Vice President since March 2013. Mr. Lieberman also serves as Executive Vice President, General Counsel and Secretary of NSAM. Prior to joining our sponsor, Mr. Lieberman was a partner in the Real Estate Capital Markets practice at the law firm of Hunton & Williams LLP. Mr. Lieberman practiced at Hunton & Williams from September 2000 until March 2011 where he advised numerous REITs, including mortgage REITs and specialized in capital markets transactions, mergers and acquisitions, securities law compliance, corporate governance and other board advisory matters from September 2000 until March 2011. Prior to joining Hunton & Williams LLP, Mr. Lieberman was the associate general counsel at Entrade, Inc., during which time Entrade, Inc. was a public company listed on the NYSE. Mr. Lieberman began his legal career at Skadden, Arps, Slate, Meagher and Flom LLP. Mr. Lieberman holds a Bachelor of Arts, Master of Business Administration and Juris Doctor, each from the University of Michigan in Ann Arbor, Michigan.
Daniel J. Altobello has been one of our independent directors and a member of our audit committee since June 2011. Since October 2000, Mr. Altobello, as the Chairman of Altobello Family LP, has been a private investor investing in public securities, gas and oil, mutual funds and private equity ventures. From September 1995 until October 2000, Mr. Altobello was the Chairman of Onex Food Services, Inc., a subsidiary of private equity investor Onex Corp., where he was responsible for board meetings and special client relations. From December 1989 to September 1995, Mr. Altobello served as Chairman, President and Chief Executive Officer of Caterair International Corporation, an in-flight food service provider that was acquired by Onex Food Services, Inc. in September 1995. From November 1979 to December 1989, he held various managerial positions with the food service management and in-flight catering divisions of Marriott Corporation (NYSE: MAR), including Executive Vice President of Marriott Corporation and President of Marriott Airport Operations Group. Mr. Altobello began his management career at Georgetown University as Vice President of Administration Services. Mr. Altobello is a member of the boards of directors of Arlington Asset Investment Corp. (NYSE: AI), a principal investment firm that invests in mortgage-related and other assets, DiamondRock Hospitality Company (NYSE: DRH), a lodging focused real estate company, Mesa Air Group, Inc., a regional airline and MamaMancini’s Holdings, Inc., a wholesale food manufacturer. Mr. Altobello also served on the advisory board of Hidden Creek Partners until February 2013. Mr. Altobello is a trustee of Loyola Foundation, Inc. Mr. Altobello holds a Bachelor of Arts in English from Georgetown University in Washington, D.C. and Master of Business Administration from Loyola University in Baltimore, Maryland.
Our board believes that Mr. Altobello’s notable business and leadership experience in the area of corporate governance as a result of his tenure on numerous boards of directors support his election to our board of directors.
Gregory A. Samay has been one of our independent directors and a member of our audit committee since June 2011. Mr. Samay has served as Chief Investment Officer for the Fairfax County Retirement Systems, consisting of three public pension systems with a combined $6 billion of assets since July 2013 (having previously served as an Investment Officer since July 2011). Mr. Samay served as Executive Director and Chief Investment Officer for Arlington County Employees’ Retirement System, a $1.3 billion public pension plan, from August 2005 to September 2010. Mr. Samay served as Assistant Treasurer for YUM! Brands, Inc. (NYSE: YUM), a quick service restaurant company, from 2003 to 2005. From 1998 to 2002, he served as Vice President and Treasurer of Charles E. Smith Residential Realty, Inc., a publicly traded REIT that merged with Archstone Communities of Denver in 2001 to form Archstone-Smith Trust, a publicly traded REIT until acquired by Tishman Speyer and Lehman Brothers Holdings Inc. in October 2007. Mr. Samay served as Senior Manager, Capital Markets and Investments, for MCI Corporation from 1996 to 1998. From 1987 to 1996, he held various positions, progressing from Senior Financial Advisor—Corporate Treasury to Assistant Treasurer—Corporate Treasury, for COMSAT Corporation, a global telecommunications company. Mr. Samay holds a Bachelor of Science in Engineering from Pennsylvania State University in University Park, Pennsylvania and a Master of Business Administration from the Darden School of Business, University of Virginia in Charlottesville, Virginia.

Our board believes that Mr. Samay’s experience directing investments for a large pension fund and serving in various capacities for public REITs supports his election to our board of directors.
Jack F. Smith, Jr. has been one of our independent directors and the chairman and financial expert of our audit committee since June 2011. Mr. Smith is also a member of the board of directors and chairman of the audit committee of NorthStar Income, a position he has held since January 2010. Mr. Smith was a partner with Deloitte & Touche LLP from June 1984 until August 2009. He served as the head of the firm’s real estate industry practice for Atlanta, Georgia and the Southeast from June 1996 to June 2007. Mr. Smith began his career as an accountant with Deloitte & Touche LLP in 1973, where his responsibilities included audits, due diligence on acquisitions and mergers, business and accounting advice and assistance in problem resolution. During the course of his career, Mr. Smith has served clients of varying sizes in many different industries, including public and private REITs, real estate developers, merchant builders, real estate investment funds, real estate operating companies and hotels. Mr. Smith is a member of the American Diabetes Association Leadership Council of Georgia, the Tennessee Technological University College of Business Foundation, the American Institute of Certified Public Accountants and the Tennessee Society of Certified Public Accountants and the Tennessee and Georgia Societies of Certified Public Accountants. Subsequent to his retirement in 2009, Mr. Smith has engaged in investing in and management of personal real estate and other assets. Mr. Smith holds a Bachelor of Science in Accounting from Tennessee Technological University in Cookeville, Tennessee and a Master of Business Administration from Emory University in Atlanta, Georgia.
Our board believes that Mr. Smith’s 25 years of experience as a partner with Deloitte & Touche LLP and his service as the head of the firm’s real estate industry practice in Atlanta and the Southeast supports his election to our board of directors.
Compensation of Executive Officers and Directors
We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Other than our Chief Executive Officer and President, each of our executive officers, including each executive officer who serves as a director, is employed by our sponsor and also serves as an executive officer of our advisor. Mr. Flaherty, our Chief Executive Officer and President, is our sponsor’s joint venture partner and serves as a member of our sponsor’s investment committee for healthcare real estate investments. Our executive officers will serve until their successors are duly appointed and qualify. Each of these individuals (other than Mr. Flaherty) receives compensation for his or her services, including services performed for us on behalf of our advisor, from our sponsor. Through the joint venture with our sponsor, Mr. Flaherty is entitled to receive a portion of certain incentive fees ranging from 20% to 25% above certain hurdles in connection with new and existing healthcare real estate investments of our sponsor and new investments in future healthcare real estate funds raised by the joint venture, as well as a portion of any subordinated distributions to which NorthStar Healthcare Income OP Holdings may be entitled and any subordinated distributions our sponsor may be entitled to receive in connection with any future healthcare non-traded REITs sponsored by our sponsor. On behalf of our advisor and its affiliates, our executive officers will serve to manage our day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities, operating acquired investments and monitoring the performance of these investments to ensure that they are consistent with our investment objectives. The duties that these executive officers perform on our behalf, on the other hand, will not involve the review, selection and recommendation of investment opportunities, but rather the performance of corporate governance activities that require the attention of one of our corporate officers, including signing certifications required under the Sarbanes-Oxley Act, for filing with our periodic reports. Although we indirectly bear some of the costs of the compensation paid to our executive officers, through fees we pay to our advisor, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as key professionals of our advisor, are eligible to receive awards in the future under our long-term incentive plan as a result of their status as key professionals of our advisor, although we do not currently intend to grant any such awards.

We pay each of our independent directors an annual retainer of $65,000 (to be prorated for a partial term), plus our audit committee chairperson receives an additional $10,000 annual retainer (to be prorated for a partial term). Our independent directors may elect to receive their annual retainer in an equivalent value of shares of our common stock based on the then current offering price of our shares of common stock or, if we are no longer offering shares of our common stock in a public offering, the then current estimated value per share.
We have approved and adopted an independent director compensation plan, which operates as a sub-plan of our long-term incentive plan, as described below. Under the independent director compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors received an initial grant of 5,000 shares of restricted stock in connection with the commencement of our offering. On November 7, 2013, each of our independent directors also received a grant of 2,500 shares pursuant to the plan. Each independent director who subsequently joins our board of directors will receive 5,000 shares of restricted stock upon election or appointment to our board of directors. In addition, on the date following an independent director’s re-election to our board of directors, he or she will receive 2,500 shares of restricted stock. Restricted stock will generally vest over four years following the grant date; provided, however, that restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director’s service as a director due to his or her death or disability; or (ii) a change in our control. We reserve the right to modify the nature of the equity grant to our directors from restricted common stock to other forms of stock-based incentive awards (such as units in our operating partnership structured as profit interests) as well as the vesting schedule.
All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.
The following table sets forth the compensation paid to our independent directors in 2013.

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Total
Daniel J. Altobello	$65,000	$67,500	$132,500
Gregory A. Samay	65,000	67,500	132,500
Jack F. Smith, Jr.	75,000	67,500	142,500
Total	$205,000	$202,500	$407,500
__________________________________

(1)	Amounts include annual cash retainers.
Long-Term Incentive Plan
We have adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, if any, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently issue awards only to our independent directors under our long-term incentive plan (which awards are generally granted under the sub-plan as discussed above under “—Compensation of Executive Officers and Directors”).
The long-term incentive plan authorizes the granting of restricted stock, stock options, restricted or deferred stock units, performance awards, limited partnership interests in our operating partnership and other equity-based awards to directors, employees and consultants of ours selected by our board of directors for participation in our long-term incentive plan. Any stock options granted under the long-term incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant.

Our board of directors, or a committee of our board of directors, will administer the long-term incentive plan with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above under “—Compensation of Executive Officers and Directors,” our board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.
No awards may be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no unexercised or restricted award granted under the long-term incentive plan is transferable except through the laws of descent and distribution.
We reserved an aggregate maximum of 2,000,000 shares of our common stock for issuance under the long-term incentive plan. However, the number of shares of our common stock that may be issued upon the exercise or grant of awards made under the long-term incentive plan cannot exceed 5% of the shares outstanding as of the grant date. As of December 31, 2013, 22,500 shares of restricted stock had been granted to our independent directors and 1,977,500 shares of our common stock remained available for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately, and our board of directors must make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability or upon the occurrence of a change in our control, all outstanding options will become fully exercisable and all time-based vesting restrictions on outstanding awards will lapse as of the date of termination or change in control. Unless otherwise provided in an award certificate or any special plan document governing an award, with respect to outstanding performance-based awards: (i) upon the termination of a participant’s service due to death or disability, the payout opportunities attainable under such awards will vest based on targeted or actual performance (depending on the time during the performance period in which the date of termination occurs); (ii) upon the occurrence of a change in our control, the payout opportunities under such awards will vest based on targeted performance; and (iii) in either case, the awards will payout on a pro rata basis, based on the length of time within the performance period elapsed prior to the termination or change in control, as the case may be. In addition, our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. Our board of directors may discriminate among participants or among awards in exercising such discretion.
The long-term incentive plan will automatically expire on July 24, 2022, the tenth anniversary of the date on which it was approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will have no adverse impact on any award previously granted under the long-term incentive plan. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award previously granted, and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.
Limited Liability and Indemnification of Directors, Officers and Others
Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we maintain a directors and officers liability insurance policy.
The MGCL permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
However, our charter provides that we may only indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us if all of the following conditions are met:

•	our board of directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under our advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in our advisory agreement.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•
the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction approves such advancement; and

•
the party seeking indemnification provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements.
Our Advisor
We rely on our advisor to manage our day-to-day activities and to implement our investment strategy, subject to the supervision of our board of directors. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement.
The services for which our advisor will receive fees and reimbursements include, but are not limited to, the following:
Offering Services

•	the development of our offering, including the determination of its specific terms;

•	along with our dealer manager, the approval of the participating broker- dealers and negotiation of the related selling agreements;

•	coordination of the due diligence process relating to participating broker-dealers and their review of any prospectus and other offering and company documents;

•	preparation and approval of all marketing materials to be used by our dealer manager and the participating broker-dealers relating to our offering;

•
along with our dealer manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions and other administrative support functions;

•	creation and implementation of various technology and electronic communications related to our offering; and

•
all other services related to our offering, other than services that: (i) are to be performed by our dealer manager; (ii) we elect to perform directly; or (iii) would require our advisor to register as a broker-dealer with the SEC, FINRA or any state.

Acquisition Services

•	serve as our investment and financial advisor and obtain certain market research and economic and statistical data in connection with our investments and investment objectives and policies;

•
subject to the investment objectives and limitations set forth in our charter and the investment guidelines approved by our board of directors: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of approved investments; and (iii) acquire approved investments on our behalf;

•	oversee the due diligence process related to prospective investments;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;

•	obtain reports (which may be prepared by our advisor or its affiliates), where appropriate, concerning the value of proposed investments; and

•	negotiate and execute approved investments and other transactions.
Asset Management Services

•
investigate, select and, on our behalf, engage and conduct business with such persons as our advisor deems necessary to the proper performance of its obligations under our advisory agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our advisor necessary or desirable for the performance of any of the services under our advisory agreement;

•	monitor applicable markets and obtain reports (which may be prepared by our advisor or its affiliates) where appropriate, concerning the value of our investments;

•	monitor and evaluate the performance of our investments, provide daily management services and perform and supervise the various management and operational functions related to our investments;

•
formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis;

•	coordinate and manage relationships between us and any joint venture partners; and

•	provide financial and operational planning services and investment portfolio management functions.
Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;

•
from time-to-time, or at any time reasonably requested by our board of directors, make reports to our members of the board of directors on our advisor’s performance of services to us under our advisory agreement;

•
coordinate with our independent accountants and auditors to prepare and deliver to our audit committee, an annual report covering our advisor’s compliance with certain aspects of our advisory agreement;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

•	provide financial and operational planning services and portfolio management functions;

•
maintain accounting data and any other information concerning our activities as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate books and records of our company;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•	provide our company with all necessary cash management services;

•	manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;

•	consult with our officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

•
provide our officers and members of the board of directors with timely updates related to the overall regulatory environment affecting our business, as well as managing compliance with regulatory matters;

•	consult with our officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, recordkeeping, internal controls and similar matters in a manner to allow us to comply with applicable law.
Stockholder Services

•	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing stockholder support and services.
Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

•	negotiate terms of, arrange and execute financing agreements;

•	manage relationships between our company and our lenders; and

•	monitor and oversee the service of our borrowings.
Disposition Services

•	consult with our board of directors and provide assistance with the evaluation and approval of potential asset dispositions, sales or liquidity transactions; and

•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.
Management
Our advisor is managed by the following individuals:

Name	Age	Position
David T. Hamamoto	53	Chairman
Daniel R. Gilbert	44	Chief Executive Officer
Albert Tylis	40	Executive Vice President
Douglas W. Bath	43	Chief Investment Officer
Debra A. Hess	50	Chief Financial Officer and Treasurer
Ronald J. Jeanneault	46	Executive Vice President and Head of Asset Management
Ronald J. Lieberman	44	Executive Vice President, General Counsel and Secretary
Brett S. Klein	36	Managing Director
For biographical information on the management of our advisor, other than for Messrs. Hamamoto, Tylis and Klein see “—Directors, Executive Officers and Other Key Professionals.”
David T. Hamamoto has been Chairman of our advisor since January 2013. Mr. Hamamoto has also served as our sponsor’s Chairman since October 2007 and as one of our sponsor’s directors since October 2003. Mr. Hamamoto has also served as our sponsor’s Chief Executive Officer since October 2004 and was our sponsor’s President from October 2004 to April 2011. Mr. Hamamoto has also served as Chairman of NorthStar Income since February 2009 and served as its Chief Executive Officer from February 2009 until January 2013. Mr. Hamamoto also previously served as our Chairman from January 2013 until January 2014. Mr. Hamamoto has further served as Chairman of NorthStar Income II since December 2012. Mr. Hamamoto also serves as Chairman and Chief Executive Officer of NSAM. In July 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp., the predecessor to the Company, for which he served as Co-Chief Executive Officer until October 2004. From 1983 to 1997, Mr. Hamamoto worked for Goldman, Sachs & Co. where he was co-head of the Real Estate Principal Investment Area and general partner of the firm between 1994 and 1997. During Mr. Hamamoto’s tenure at Goldman, Sachs & Co., he initiated the firm’s effort to build a real estate principal investment business under the auspices of the Whitehall Funds. Additionally, Mr. Hamamoto has served as a member of the advisory committee of RXR Realty, LLC, or RXR Realty, a leading real estate operating and investment management company focused on high-quality real estate investments in the New York Tri-State area, since December 2013. Mr. Hamamoto served as Executive Chairman from March 2011 until November 2012 (having previously served as Chairman from February 2006 until March 2011) of the board of directors of Morgans Hotel Group Co. (NASDAQ: MHGC). Mr. Hamamoto holds a Bachelor of Science from Stanford University in Palo Alto, California and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania in Philadelphia, Pennsylvania.
Albert Tylis has been an Executive Vice President of our advisor since January 2013. He previously served as our Chairman of the board of directors from April 2011 until January 2013 and as our General Counsel and Secretary from October 2010 until April 2011. Mr. Tylis also serves as President of our sponsor and served as our sponsor’s Co-President from April 2011 until January 2013, its Chief Operating

Officer from January 2010 until January 2013, its Secretary from April 2006 until January 2013, an Executive Vice President from April 2006 until April 2011 and its General Counsel from April 2006 to April 2011. Mr. Tylis also serves as President of NSAM. Mr. Tylis also served as Chief Operating Officer of NorthStar Income from October 2010 until January 2013 and as General Counsel and Secretary of NorthStar Income from October 2010 until April 2011. Additionally, Mr. Tylis has served as a member of the advisory committee of RXR Realty, a leading real estate operating and investment management company focused on high-quality real estate investments in the New York Tri-State area, since December 2013. Prior to joining our sponsor in August 2005, Mr. Tylis was the Director of Corporate Finance and General Counsel of ASA Institute and from September 1999 through February 2005, Mr. Tylis was a senior attorney at the law firm of Bryan Cave LLP, where he was a member of the Corporate Finance and Securities Group, the Transactions Group, the Banking, Business and Public Finance Group and supported the firm’s Real Estate Group. Mr. Tylis holds a Bachelor of Science from the University of Massachusetts at Amherst and a Juris Doctor from Suffolk University Law School.
Brett S. Klein has been a Managing Director of our advisor since April 2014. Mr. Klein has been a Managing Director of our sponsor since January 2011 and heads its Alternative and Structured Products Group. Mr. Klein’s responsibilities include capital markets execution including credit facility sourcing/structuring and securitization, operational elements of its non-traded REITs and coordination of sponsor-related activities of our broker dealer. Mr. Klein joined our sponsor in August of 2004, prior to its initial public offering, and works closely with the accounting and legal departments and remains involved in both the investment and portfolio management and servicing businesses. From 2000 to 2004, Mr. Klein worked in the CMBS group at Fitch Ratings, Inc., as Associate Director, where he focused on commercial real estate related securitization transactions. Mr. Klein holds a Bachelor of Science in Finance, Investment and Banking in addition to Risk Management and Insurance from the University of Wisconsin in Madison, Wisconsin.
The Advisory Agreement
The term of our advisory agreement was one year from the commencement of our offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. On August 7, 2013, our advisory agreement was renewed by our board of directors through August 7, 2014 upon terms identical to those of the agreement in effect through August 7, 2013. It is the duty of our board of directors to evaluate the performance of our advisor before renewing our advisory agreement. The criteria used in these evaluations will be reflected in the minutes of the meetings of our board of directors in which the evaluations occur. Our advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause or penalty by us upon 60-days’ written notice; or

•	with “good reason” by our advisor upon 60-days’ written notice.
“Good reason” is defined in our advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under our advisory agreement or any material breach of our advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in our advisory agreement to mean fraud, criminal conduct, misconduct, negligence or breach of fiduciary duty by our advisor or a material breach of our advisory agreement by our advisor.
In the event of the termination of our advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Our board of directors shall determine whether any succeeding advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.
Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and NorthStar Healthcare Income OP Holdings, as the holder of the special units, may be entitled to a one-time payment upon redemption of the special units (based on an appraisal or valuation of our portfolio) in the event that NorthStar Healthcare Income OP Holdings would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. See “Management Compensation” for a detailed discussion of the compensation payable to our advisor under our advisory agreement and the payments that NorthStar Healthcare Income OP Holdings may be entitled to receive with respect to the special units.
Pursuant to our advisory agreement, we agreed to a payment structure for the consideration, if any, payable to our advisor (or an affiliate thereof) should we decide to internalize our management functions. We may internalize our management by acquiring our advisor or an affiliate thereof, whether by means of a merger, stock acquisition or asset purchase, which we refer to as an internalization transaction, for consideration that would be negotiated and approved by our board of directors at that time, including a majority of our independent directors. However, we may not pay consideration to acquire our advisor unless all of the consideration is payable in shares of our common stock and held in escrow by a third party and not released to our advisor (or an affiliate thereof) until the conditions described below are met. In addition, once released by the escrow agent, the shares our advisor receives as consideration for an internalization transaction may not be traded for a period of 180 days commencing on the date they are released by the escrow agent.
The escrow agent may not release the shares to our advisor (or an affiliate thereof) until the earlier of:

•
the average closing price of the shares of our common stock over a five-day trading period on a national securities exchange equals a price that, when combined with prior distributions paid on the shares of common stock issued prior to listing on a national securities exchange and outstanding at the time of the internalization transaction, or the subject shares, equals the amount necessary for the holders of the subject shares to be deemed to have received in the aggregate the original issue price of the subject shares plus a 6.75% cumulative, non-compounded, annual return on the issue price of the subject shares, assuming for purposes of this calculation that the holders of the subject shares have received the trading price; or

•
the consideration paid (or net sale proceeds distributed) to holders of the subject shares in an acquisition (whether by means of a merger, stock acquisition, asset purchase or similar transaction) or from our dissolution, when combined with prior distributions paid on the subject shares, equals the amount necessary for the holders of the subject shares to have received in the aggregate the original issue price of the subject shares plus a 6.75% cumulative, non-compounded, annual return on the issue price of the subject shares.

In the event that we pay distributions to holders of our common stock from the net proceeds of the sale of assets prior to an internalization transaction, the calculations for the thresholds above will be adjusted so that such special distributions are not deemed “prior distributions paid on the subject shares” and the “original issue price of the subject shares shall be reduced by the amount of any such distributions.”
The date that one of the above thresholds is met is the “initial escrow release date.” In the event a recapitalization, merger or similar transaction causes some of the subject shares to be exchanged or converted into securities that are not listed on a national securities exchange as of the initial escrow release date, then the shares to be released from escrow shall be reduced to reflect the percentage of subject shares (and their equivalents) that are then listed, with the remaining shares in escrow to be subsequently released in proportion to and as the remaining subject shares (and their equivalents) become listed.
Shares held in escrow pursuant to the foregoing shall be entitled to distributions like all other shares of our common stock. To the extent we are offering a DRP during the escrow period, the distributions shall be reinvested in shares of our common stock pursuant to our DRP. If we are not offering a DRP at any time when a distribution is made during the escrow period, the distribution shall be payable in cash. The distributions, whether reinvested in shares of our common stock or paid in cash, shall also be placed in escrow and not released until the above thresholds are reached. If the conditions to break escrow are not met within ten years of the internalization transaction, all shares in the escrow account shall become authorized but unissued shares and all cash in the escrow account shall belong to us. Shares of common stock held in escrow shall be voted on any matter in which common stockholders are entitled to vote in the same proportion as all other shares of common stock that vote on the matter.

License to Use the Name “NorthStar”
Pursuant to our advisory agreement, our sponsor granted us a non-transferable, non-assignable, non-exclusive royalty-free license to use the name “NorthStar” and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property it has the rights to use during the term of our advisory agreement. If we cease to retain our advisor or one of its affiliates to perform advisory services for us, we will, promptly after receipt of written request from our sponsor, cease to conduct business under or use the name “NorthStar” and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property or any derivative thereof. We would also be required to change our name and the names of any of our subsidiaries to a name that does not contain the name “NorthStar” or any other word or words that might, in the reasonable discretion of our sponsor, be susceptible of indication of some form of relationship between us and our manager or any its affiliates.
Holdings of Shares of Common Stock, Common Units and Special Units
An affiliate of our sponsor has invested approximately $2.2 million in us through the purchase of 22,223 shares of our common stock at $9.00 per share as part of our initial capitalization and an additional 222,223 shares at $9.00 per share to satisfy our minimum offering amount. Our sponsor or its affiliates must maintain the investment related to the initial capitalization for as long as NorthStar Realty Finance Corp. is our sponsor. Pursuant to a distribution support agreement, our sponsor has agreed to purchase up to $10,000,000 of shares of our common stock (which includes the $2.0 million of shares purchased by an affiliate of our sponsor to satisfy the minimum offering amount) at $9.00 per share until August 7, 2015, if cash distributions exceed MFFO to provide additional funds to support distributions to stockholders. In addition to the sponsor’s purchase of our shares to satisfy our initial capitalization and minimum offering requirement, as of December 31, 2013, our sponsor purchased 11,168 shares of our common stock under the distribution support agreement. See “Description of Capital Stock—Distributions.”
Our sponsor and the subsidiary of our sponsor which currently owns shares of our common stock has agreed to abstain from voting its shares, including any additional shares it acquires or controls through any of its affiliates, in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our sponsor or any of its affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which our sponsor or any of its affiliates may not vote, any shares owned by them will not be included.
Our advisor currently owns 100 common units of our operating partnership, for which it contributed $1,000. We are the sole general partner of our operating partnership. NorthStar Healthcare Income OP Holdings, an affiliate of our advisor, owns all of the special units of our operating partnership, for which it contributed $1,000. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.
Affiliated Dealer Manager
Our dealer manager, an affiliate of our advisor, provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We pay our dealer manager a selling commission of up to 7% of the gross proceeds from the sale of shares of our common stock sold in our primary offering, all of which will be reallowed to third-party broker-dealers participating in our offering and a dealer manager fee of up to 3% of the gross proceeds from the sale of shares of our common stock sold in our primary offering, a portion of which may be reallowed to any third-party broker-dealer participating in our offering based upon factors such as the number of shares sold by such broker-dealer and the assistance of such broker-dealer in marketing our offering.

MANAGEMENT COMPENSATION
The following table summarizes all of the fees and expense reimbursements that we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services to us. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any category of purchasers). No selling commissions or dealer manager fees are payable on shares sold through our DRP.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
	Organization and Offering Stage
Selling Commissions— Dealer Manager(2)	Up to 7% of gross offering proceeds, except no selling commissions are payable on shares sold under our DRP. Our dealer manager will reallow selling commissions to participating broker-dealers.	$70,000,000
Dealer Manager Fee— Dealer Manager(2)	Up to 3% of gross offering proceeds, except no dealer manager fee is payable on shares sold under our DRP. Our dealer manager may reallow a portion of the dealer manager fee to any participating broker-dealer, based upon factors such as the number of shares sold by the participating broker-dealer and the assistance of such broker-dealer in marketing our offering.	$30,000,000
Other Organization and Offering Costs— Advisor(3)(4)
We reimburse our advisor for the unreimbursed portion and future organization and offering costs it incurs on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering costs borne by us to exceed 15% of gross proceeds from our offering. These organization and offering costs include all costs (other than selling commissions and dealer manager fees) to be paid by us in connection with our formation and the qualification and registration of our offering and the marketing and distribution of shares, including, without limitation, costs for printing, preparing and amending registration statements or supplementing prospectuses, mailing and distributing costs, telephones and other telecommunications costs, all advertising and marketing costs, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, costs and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees for services provided to us in connection with this offering. Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by us exceed 15% of aggregate gross proceeds from our primary offering.
		$15,000,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
Acquisition and Origination Stage
Acquisition Fee—Advisor or its Affiliate(4)(5)
2.25% of the cost of a real estate property acquired by us, including acquisition expenses and any financing attributable to the investment; 1% of the amount funded or allocated by us to originate or acquire investments, other than real estate property, including acquisition expenses and any financing attributable to the investments.

No financing:
$16,594,000
No financing and DRP:
$18,469,000
Leverage of 50% of cost of
investments:
$33,188,000
Leverage of 75% of cost of
investments:
$66,375,000
For illustration purposes, we have assumed that 70% of our investments will be equity and 30% of our investments will be debt, although we have no fixed targeted portfolio allocation between equity and debt investments and actual results could differ materially.

Reimbursement of Acquisition Expenses—Advisor(5)	We reimburse our advisor for actual costs incurred in connection with the selection, acquisition or origination of an investment, whether or not acquired or originated.	No financing: $4,425,000 No financing and DRP: $4,925,000 Leverage of 50% of cost of investments: $8,850,000 Leverage of 75% of cost of investments: $17,700,000
Operational Stage
Asset Management Fee—Advisor(4)(6)
A monthly asset management fee equal to one-twelfth of 1% of the sum of the amount funded or allocated by us for investments, including expenses and any financing attributable to such investments, less any principal received on our debt and securities investments.
Actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.
Other Operating Expenses—Advisor(6)
We reimburse our advisor for operating costs to the extent allowable. We reimburse the expenses incurred by our advisor in connection with its providing services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and technology costs. Employee costs may include our allocable portion of salaries of personnel engaged in managing our operations, including public reporting and investor relations. We do not reimburse our advisor for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.
Actual amounts are dependent upon actual expenses incurred; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
Disposition Fee— Advisor (4) (7) (8)
For substantial assistance in connection with the sale of properties, as determined by our independent directors, 2% of the contract sales price of each property sold and 1% of the contract sales price of each debt investment sold. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a debt investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1% of the principal amount of the loan prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property.
Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time.
Special Units—NorthStar Healthcare Income OP Holdings(8)
NorthStar Healthcare Income OP Holdings was issued special units upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our advisor, and as the holder of special units will be entitled to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.75% cumulative, non-compounded annual pre-tax return on such invested capital. Through our sponsor’s long-term partnership with Mr. Flaherty, our Chief Executive Officer and President, Mr. Flaherty is entitled to receive one-third of any such distributions received by NorthStar Healthcare Income OP Holdings. In addition, NorthStar Healthcare Income OP Holdings will be entitled to a separate payment if it redeems its special units. In addition, NorthStar Healthcare Income OP Holdings will be entitled to a separate payment if it redeems its special units. The special units may be redeemed upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that NorthStar Healthcare Income OP Holdings would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period; or (ii) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets.
Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.

___________________________________

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of $1,000,000,000 in shares to the public in our primary offering.

(2)
All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”

(3)
After the termination of our primary offering, our advisor has agreed to reimburse us to the extent total organization and offering costs borne by us exceed 15% of the gross proceeds raised in our primary offering.

(4)
Our advisor in its sole discretion may defer any fee payable to it under our advisory agreement. All or any portion of such fees not taken may be deferred without interest and paid when our advisor determines. Our independent directors will determine, from time-to-time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meeting of our board of directors.

(5)
Because the acquisition fee we pay our advisor is a percentage of the amount funded or allocated by us to acquire or originate investments, this fee will be greater to the extent we fund acquisitions and originations through: (i) the incurrence of borrowings, (which we expect will generally not exceed 50% of the greater of the cost or fair value of our investments if we sell the maximum number of shares offered by this prospectus); (ii) retained cash flow from operations; (iii) issuances of equity in exchange for assets; and (iv) proceeds from the sale of shares under our DRP.

In addition to the acquisition fee, we reimburse our advisor for amounts it pays in connection with the selection, acquisition or origination of an investment, whether or not we ultimately acquire or originate the investment. Our charter limits our ability to make investments if the total of all acquisition fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced. This limit may only be exceeded if our board of directors (including a majority of our independent directors) approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.
No acquisition fee is paid to our advisor in connection with the purchase of healthcare-related securities; however, an acquisition fee may be paid to an affiliate of the advisor, if at the time of such payment, such affiliate is registered as a FINRA member broker-dealer.

(6)
Our advisor must reimburse us at least annually the amount by which our aggregate total operating expenses for any period of four consecutive fiscal quarters exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors authorized such reimbursement based on a determination that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, within 60 days after the quarter in which the excess occurred. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, loan loss reserves or other non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the costs of raising capital such as organization and offering costs, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such costs and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenses such as depreciation, amortization, loan loss reserves and equity-based compensation; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition and origination fees, and acquisition expenses; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (other than commissions on the sale of assets other than real estate property, including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(7)
In addition to the disposition fee paid to our advisor for substantial assistance in connection with the sale of an investment, including partial sales and syndications, we may also pay disposition fees to unaffiliated third parties. No disposition fee will be paid for securities traded on a national securities exchange. To the extent the disposition fee is paid upon the sale of any assets other than real estate property, it will count against the limit on “total operating expenses” described in note 6 above. In addition, we will not pay a disposition fee to our advisor in connection with the sale of healthcare-related securities; however, a disposition fee may be paid to an affiliate of our advisor, if at the time of such payment, such affiliate is registered as a FINRA member broker-dealer.

Our charter limits the maximum amount of the disposition fees payable to our advisor and its affiliates to 3% of the contract sales price. In no event will disposition fees exceed an amount which, when added to the fees paid to unaffiliated parties in connection with a qualifying sale of assets, equals the lesser of a competitive real estate commission or 6% of the sales price of the assets.

(8)
To the extent the distributions to the special unit holder are not paid from net sales proceeds, such amounts will count against the limit on “total operating expenses” described above in note 6. Upon the termination of our advisory agreement for “cause,” we will redeem the special units in exchange for a one-time cash payment of $1.00. Except for this potential payment and as described in “Management Compensation,” NorthStar Healthcare Income OP Holdings shall not be entitled to receive any redemption or other repayment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.

STOCK OWNERSHIP
The following table sets forth the beneficial ownership of our common stock as of April 15, 2014 for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. As of April 15, 2014, there were no beneficial owners of more than 5% of our outstanding common stock. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Directors and Officers:
Daniel R. Gilbert	—	—
James F. Flaherty III	—	—
Douglas W. Bath(2)	—	—
Debra A. Hess	—	—
Ronald J. Jeanneault(2)	—	—
Ronald J. Lieberman	—	—
Daniel J. Altobello(3)	7,500	*
Gregory A. Samay(3)	7,500	*
Jack F. Smith, Jr.(3)	7,500	*
All directors and executive officers as a group (9 persons)	22,500	*
___________________________________

*	Less than one percent.

(1)
Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of securities if that person has a right to acquire beneficial ownership of the securities within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

Unless otherwise indicated, each person or entity has an address in care of our principal executive offices at 399 Park Avenue, 18th Floor, New York, New York 10022.

(2)	The address of Messrs. Bath and Jeanneault is c/o 2 Bethesda Metro Center, Suite 1300, Bethesda, Maryland 20814.

(3)
Each of our independent directors holds 1,199 vested shares and 6,301 unvested shares of restricted stock. The restricted stock generally vests over four years; provided, however that the restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director’s service as a director due to his or her death or disability; or (ii) a change in control of our company.

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.
Our Affiliates’ Interests in Other NorthStar Entities
General
Our sponsor has sponsored three other real estate programs that have liquidated as discussed in “Prior Performance Summary—Our Sponsor’s Prior Investment Programs.” Our sponsor currently sponsors two other public non-traded REIT programs: NorthStar Income and NorthStar Income II. NorthStar Income successfully completed its continuous public offering in July 2013 and has invested substantially all its offering proceeds; however, NorthStar Income may make investments in the future with proceeds from the sale or repayment of existing investments. NorthStar Income II’s initial public offering of up to $1,500,000,000 in shares of common stock to the public at $10.00 per share and $150,000,000 in common stock pursuant to its DRP at $9.50 per share was initially declared effective by the SEC in May 2013. NorthStar Income II’s offering is expected to terminate on May 6, 2015, unless extended by its board of directors. In addition, on March 31, 2014, NorthStar/RXR Income, a program co-sponsored by our sponsor, confidentially submitted a Registration Statement on Form S-11 to the SEC for a proposed initial public offering of up to $2.0 billion of common stock. As a result, we expect that NorthStar Income II and NorthStar/RXR Income will be engaged in their respective public offerings for some period of time during which our offering is also ongoing.
Our executive officers, certain of our directors and some of the other key professionals of our sponsor who perform services for us on behalf of our advisor are also officers, directors, partners, managers and key professionals of our sponsor, our dealer manager and other affiliates of our sponsor, including NorthStar Income and NorthStar Income II. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other debt-related or healthcare-related programs and acquire for their own account debt-related or healthcare-related investments that may be suitable for us. Our directors and the other key professionals of our sponsor are not restricted from engaging for their own account in business activities of the type conducted by us. In addition, our sponsor may grant equity interests in our advisor and the special unit holder to certain joint venture partners and personnel performing services for our advisor and our dealer manager.
Allocation of Our Affiliates’ Time
We rely on our sponsor’s key executive officers and employees who act on behalf of our advisor, including Messrs. Hamamoto, Gilbert, Flaherty, Tylis, Lieberman, Bath and Jeanneault and Ms. Hess, for the day-to-day operation of our business. Messrs. Gilbert, Tylis and Lieberman and Ms. Hess are also executive officers of our sponsor or other affiliates of our sponsor. Mr. Flaherty is our sponsor’s long-term partner and serves as a member of our sponsor’s investment committee for healthcare real estate investments. As of December 31, 2013, NRF Healthcare, a subsidiary of our sponsor, owns a portfolio of 90 healthcare facilities. As a result of their interests in other affiliates of our sponsor, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Hamamoto, Gilbert, Flaherty, Tylis, Lieberman, Bath and Jeanneault and Ms. Hess face conflicts of interest in allocating their time among us, our advisor and other affiliates of our sponsor and other business activities in which they are involved. However, we believe that our advisor and its affiliates have sufficient resources and personnel to fully discharge their responsibilities to us and the other affiliates of our sponsor that they advise and manage.
Receipt of Fees and Other Compensation by our Advisor and its Affiliates
Our advisor and its affiliates receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of the investment committee and management personnel of our sponsor who perform services on behalf of our advisor, some of whom also serve as executive officers, directors and other key professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including our advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition fees and asset management fees;

•
originations of loans and acquisitions of investments at higher purchase prices, which entitle our advisor to higher acquisition fees and asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other NorthStar entities, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

•	sales of investments, which entitle our advisor to disposition fees;

•	borrowings up to or in excess of our stated borrowing policy to originate and acquire investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor;

•
whether and when we seek to list our common stock on a national securities exchange, which listing could entitle NorthStar Healthcare Income OP Holdings to receive a one-time payment in connection with the redemption of its special units;

•
whether we seek to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and other key professionals of our sponsor who are performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these professionals receiving more compensation from us than they currently receive from our sponsor; and

•
whether and when we seek to sell our company or its assets, which would entitle NorthStar Healthcare Income OP Holdings, as holder of the special units, to a subordinated distribution or redemption payment, depending upon the form of such sale.

The fees our advisor receives in connection with transactions involving the acquisition or origination of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. In addition, NorthStar Healthcare Income OP Holdings, an affiliate of our advisor, may be entitled to certain distributions and redemption payments subject to our stockholders receiving a return of their invested capital plus a 6.75% cumulative, non-compounded annual pre-tax return. This may influence our sponsor’s key professionals performing services on behalf of our advisor, including its investment committee, to recommend riskier transactions to us. Further, our executive officers may be influenced to pursue one type of liquidity event as opposed to another based on the compensation they will be entitled to receive in connection with such an event. Additionally, after the termination of our offering, our advisor has agreed to reimburse us to the extent total organization and offering costs borne by us exceed 15% of the gross proceeds raised in our primary offering. As a result, our advisor may decide to extend our offering to avoid or delay the reimbursement of these expenses.
Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates
Our executive officers, directors and other key professionals of our sponsor performing services on behalf of our advisor may also be officers, directors, partners, managers and other key professionals of:

•	NorthStar Realty Finance Corp., our sponsor;

•	NorthStar Healthcare Income Advisor, LLC, our advisor;

•	NorthStar Income and its advisor;

•	NorthStar Income II and its advisor;

•	NorthStar Realty Securities, LLC, our dealer manager; and

•	Other NorthStar affiliates (see the “Prior Performance Summary” section of this prospectus).

As a result, they may owe duties to these entities, their stockholders, members and limited partners. These duties may from time-to-time conflict with the fiduciary duties that they owe to us.
Affiliated Dealer Manager
Since our dealer manager is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with our offering of securities. See “Plan of Distribution.”
Our dealer manager also acts as the dealer manager for the continuous public offering of NorthStar Income II and will act as the dealer manager for the continuous public offering of NorthStar/RXR Income, which confidentially submitted a Registration Statement on Form S-11 with the SEC. In addition, future NorthStar-sponsored programs may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.
Certain Conflict Resolution Measures
In order to reduce or eliminate certain potential conflicts of interest, our charter contains restrictions and conflict resolution procedures relating to transactions we enter into with our sponsor, our advisor, our directors or their respective affiliates. In addition to these charter provisions, our board of directors has also adopted a conflicts of interest policy, which provides additional limitations, consistent with our charter, on our ability to enter these types of transactions in order to further reduce the potential for conflicts inherent in transactions with affiliates. The following describes these restrictions and conflict resolution procedures in our charter and in our conflicts of interest policy.
Charter Provisions Relating to Conflicts of Interest
Advisor Compensation.   Our independent directors will determine from time-to-time, but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable REITs. In addition, our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation will be based on the following factors as well as any other factors they deem relevant:

•	the amount of the fees and any other compensation, including equity-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.
The findings of our board of directors with respect to these evaluations will be recorded in the minutes of the meetings of our board of directors.
Under our charter, we can only pay our advisor or one of its affiliates a disposition fee in connection with the sale of an investment, including partial sales and syndications, if it provides a substantial amount of the services in the effort to sell the investment, as determined by a majority of our independent directors and the commission does not exceed up to 3% of the contract sales price of the property. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property. We do not intend to sell or lease assets to our sponsor, our advisor, any of our directors or any of their affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold or leased an asset to our sponsor, our advisor, any of our directors or any of their affiliates, our charter would require that a majority of our board of directors including a majority of our independent directors not otherwise interested in the transaction, conclude that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.
Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6.75% of the original issue price of the common stock per year on a cumulative basis. Under our operating partnership’s partnership agreement, NorthStar Healthcare Income OP Holdings is entitled to receive distributions equal to 15% of net cash flow and to have the special units redeemed for the amount it would have been entitled to receive had the operating partnership disposed of all of its assets at the enterprise valuation as of the date of the events triggering the redemption upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, only if the stockholders first receive a 6.75% per year cumulative, non-compounded return.
Our charter also limits the amount of acquisition and origination fees and expenses we can incur to a total of 6% of the contract purchase price for the asset or, in the case of debt that we originate, 6% of the funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition and origination fees and expenses to equal 6% of the purchase price or funds advanced, our advisory agreement limits the acquisition fee to 2.25% of the cost of each real estate property acquired by us, including acquisition expenses and any financing attributable to the investment and 1% of the amount funded or allocated by us to originate or acquire investments including acquisition expenses and any financing attributable to the investments. Any increase in the acquisition fee stipulated in our advisory agreement would require the approval of a majority of the members of our board of directors.
Term of Advisory Agreement.   Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of our independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60-days’ written notice. Our advisor may terminate our advisory agreement with good reason on 60-days’ written notice. Upon termination of our advisory agreement by our advisor, NorthStar Healthcare Income OP Holdings, an affiliate of our advisor, will be entitled to receive a one-time payment in connection with the redemption of its special units.
Our Acquisitions.   Subject to additional requirements in our conflicts of interest policy, we will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, our advisor, our director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value. Further, we do not expect to acquire any healthcare assets from NRF Healthcare.
Our charter provides that the consideration we pay for real property will ordinarily be based on the fair value of the property. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our sponsor, our advisor, any of our directors or any of their affiliates, the fair value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates.   Our charter prohibits us from investing in or making loans in which the transaction is with our sponsor, our advisor, our directors or any of their affiliates, except for mortgage loans for which an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our advisor, our directors or any of their affiliates.
Joint Ventures or Participations with Affiliates of the Advisor.    Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures, participations or other arrangements with affiliates of our advisor to acquire and originate equity, debt and other investments. In conjunction with such prospective agreements, our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular agreements. Our affiliated partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such arrangements be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated partner, in managing the arrangement and in resolving any conflicts or exercising any rights in connection with the arrangements. Since our advisor will make various decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as partners with respect to any such venture will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. Our advisor or its affiliates may receive various fees for providing services to the joint venture, including but not limited to an asset management fee, with respect to the proportionate interest in the properties held by our joint venture partners. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. We may enter into ventures with our sponsor, our advisor, our directors or affiliates of our advisor for the acquisition of investments or co-investments, but only if: (i) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and (ii) the investment by us and our sponsor, our advisor, such directors or such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties. If we enter into a joint venture with any of our affiliates, the fees payable to our advisor by us would be based on our share of the investment.
Other Transactions Involving Affiliates.   A majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction must conclude that all other transactions between us and our sponsor, our advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
Lack of Separate Representation.   Alston & Bird LLP has acted as special U.S. federal income tax counsel to us in connection with our offering and is counsel to us, our operating partnership, our dealer manager and our advisor in connection with our offering and may in the future act as counsel for each such company. Alston & Bird LLP also may in the future serve as counsel to certain affiliates of our advisor in matters unrelated to our offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our operating partnership, our dealer manager, our advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.
Limitation on Operating Expenses.   We reimburse our advisor quarterly for total operating expenses based upon a calculation for the four preceding fiscal quarters not to exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, within 60 days after the quarter in which the excess is approved. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, loan loss reserves or other similar non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the expenses of raising capital such as organization and offering costs, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenses such as depreciation, amortization, and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition and origination fees and acquisition expenses; (vii) real estate commission on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
Issuance of Options and Warrants to Certain Affiliates.   Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.
Repurchase of Our Shares.   Our charter prohibits us from paying a fee to our sponsor, our advisor or our directors or any of their affiliates in connection with our repurchase of our common stock.
Loans.   We will not make any loans to our sponsor, our advisor, any of our directors or any of their affiliates unless the loans are mortgage loans and an appraisal is obtained from an independent appraiser concerning the underlying property or unless the loans are to one of our wholly owned subsidiaries. In addition, we will not borrow from our sponsor, our advisor, any of our directors or any of their affiliates unless a majority of our board of directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates. Our conflicts of interest policy prohibits us from borrowing from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our board of directors, including a majority of our independent directors not otherwise interested in the transaction, conclude that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.
Reports to Stockholders.   Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our board of directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with U.S. GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•
a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates.   Our advisor, our directors and their affiliates may not vote their shares of common stock regarding: (i) the removal of any of them; or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.
Allocation of Investment Opportunities.   We rely on our sponsor’s investment professionals to identify suitable investment opportunities for our company as well as the other Managed Companies. Our investment strategy may be similar to that of our sponsor and to a lesser extent the investment strategies of NorthStar Income and NorthStar Income II. Our sponsor has an indefinite life, and neither NorthStar Income nor NorthStar Income II has a stated term, although they expect to consider liquidity alternatives beginning five years after they complete their offering stages. NorthStar Income’s and NorthStar Income II’s investment strategies are more broadly diversified and do not specifically target investments in healthcare real estate; however they have the ability to make such investments. In addition, our sponsor may sponsor or manage other investment vehicles in the future that may have investment strategies similar to our investment strategy and that will rely on our sponsor to source their investment opportunities. Therefore, many investment opportunities that are suitable for us may also be suitable for other NorthStar entities, including our sponsor, its affiliates, and the investment vehicles that it sponsors or manages, including NorthStar Income and NorthStar Income II.
When our sponsor’s investment professionals direct an investment opportunity to our sponsor, an affiliate or the investment vehicles it sponsors, including NorthStar Income, NorthStar Income II and us, they, in their sole discretion, will offer the opportunity to the entity for which the investment opportunity is most suitable. When determining the entity for which an investment opportunity would be the most suitable, the factors that our sponsor’s investment professionals may consider include, without limitation, the following:

•	investment objectives, strategy and criteria;

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

•	the size of the investment;

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments;

•	the expected holding period of the investment and the remaining term of the NorthStar entity, if applicable; and

•	affiliate and/or related party considerations.
If, after consideration of the relevant factors, our sponsor determines that an investment is equally suitable for itself or another NorthStar entity, including us, the investment will be allocated among each of the applicable NorthStar entities, including us, on a rotating basis. If, after an investment has been allocated to us or another NorthStar entity, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of our sponsor’s investment professionals, more appropriate for a different NorthStar entity to fund the investment, our sponsor may determine to place the investment with the more appropriate NorthStar entity while still giving credit to the original allocation. In certain situations, our sponsor may determine to allow more than one investment vehicle, including us, to co-invest in a particular investment.
While these are the current procedures for allocating our sponsor’s investment opportunities, our sponsor may sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles or as our board of directors may otherwise determine, we may revise this allocation policy. The result of such a revision to the allocation procedure may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by our sponsor, thereby reducing the number of investment opportunities available to us. In the event that our sponsor adopts a revised allocation policy that materially impacts our business, we will disclose this information in a supplement to this prospectus or in the reports we file publicly with the SEC, as appropriate.
The decision of how any potential investment should be allocated among us, our sponsor and other NorthStar entities for which such investment may be most suitable may, in many cases, be a matter of highly subjective judgment which will be made by our sponsor’s investment committee in its sole discretion. This committee for healthcare real estate investments currently consists of the following individuals: Messrs. Hamamoto, Gilbert, Flaherty and Tylis. Certain types of investment opportunities may not enter the allocation process because of special or unique circumstances related to the asset or the seller of the asset that in the judgment of the investment committee do not fall within the investment objectives of our sponsor or any particular NorthStar entity, including us. In these cases, the investment may be made by another NorthStar entity without us having an opportunity to make such investment. The investment committee for all investments other than healthcare real estate investments currently consists of Messrs. Hamamoto, Gilbert, and Tylis.
Our right to participate in the investment allocation process described in this section will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of our sponsor. Please see “Risk Factors—Risks Related to Conflicts of Interest—Our sponsor will face conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could acquire less attractive assets, which could limit our ability to make distributions and reduce your overall investment return.” Our advisor is required to inform our board of directors at least annually of the investments that have been allocated to us and other NorthStar entities so that our board of directors can evaluate whether we are receiving our fair share of opportunities. Based on the information provided, our board of directors (including our independent directors) has a duty to determine that the investment allocation policy is being applied fairly. Our advisor’s success in generating investment opportunities among us and the fair allocation of opportunities amongst us and the other NorthStar entities are important factors in the board of director’s determination to continue or renew our arrangements with our advisor and its affiliates.
Our Conflicts of Interest Policy
In addition to the provisions in our charter restricting related party transactions, our board of directors has adopted the following conflicts of interest policy prohibiting us from entering into certain types of transactions with our directors, our advisor, our sponsor or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates. As required by our charter, we will not purchase investments from our sponsor or its affiliates without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our sponsor or its affiliate or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable; provided that in no event shall the cost of such investment to us exceed its current appraised value. In addition, pursuant to this conflicts of interest policy, we will not borrow money from our directors, our sponsor, our advisor or any of their affiliates unless a majority of the board of directors (including a majority of independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. We will not amend these policies unless a majority of our board of directors (including a majority of our independent directors) approves the amendment following a determination that the amendment is in the best interests of our stockholders.

INVESTMENT OBJECTIVES AND STRATEGY
Investment Objectives
Our investment objectives are:

•	to pay attractive and consistent current income through cash distributions;

•	to preserve, protect and return your capital contribution; and

•	to realize capital appreciation through the potential sale of our assets or other liquidity event.
We will also seek to realize growth in the value of our investments by optimizing the timing of the sale of our investments. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our board of directors. Our board of directors, including our independent directors, will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each determination and the basis therefore are required to be set forth in the applicable meeting minutes.
Investment Strategy
Our strategy is to use substantially all of the net proceeds of our offering primarily to acquire, originate, and asset manage a diversified portfolio of equity and debt investments in healthcare real estate, with a focus on the mid-acuity senior housing sector which we define as assisted living facilities, or ALFs, memory care facilities, skilled nursing facilities, or SNFs, and independent living facilities, or ILFs, that have an emphasis on private pay patients. We may also acquire and originate equity and debt investments in facilities that rely on public pay patients and other healthcare property types, including medical office buildings and rehabilitation facilities. In addition, we may acquire healthcare-related securities, which we expect would be less than 10% of our portfolio. Our equity investments will generally be in the form of lease or management transactions whereby we will purchase a property and enter into a long-term lease or management agreement with an operator responsible for contractual payments to us. In certain instances, we will enter into structures permitted by RIDEA, whereby we participate directly in the operational cash flow of a property. Our debt investments will consist of first mortgage loans, subordinate mortgages, mezzanine loans, preferred equity investments and participations in such investments. However, we have not established any limits on the percentage of our portfolio that may be comprised of these various categories of equity and debt investments, which present differing levels of risk. We have also not established any limits on the percentage of our portfolio that may be comprised of equity and debt investments in facilities that rely on public pay patients. The healthcare-related securities in which we may invest will primarily include CMBS and other related securities. Given the current and changing market conditions, we expect that a majority of our capital will be invested in equity. We cannot, however, predict our actual allocation of assets under management at this time because such allocation will also be dependent, in part, upon the amount of financing we are able to obtain with respect to each asset class in which we invest, as well as other micro and macro market conditions. The key components of our investment strategy are as follows:
Focus on Mid-Acuity Senior Housing.   As shown in the graphic below, we will seek investments in what we characterize as mid-acuity senior housing facilities. We believe that mid-acuity senior housing facilities provide an opportunity to generate attractive risk-adjusted returns. Mid-acuity senior housing facilities can provide healthcare-related services to residents at more cost efficient levels than can be provided in some other healthcare settings. Mid-acuity senior housing facilities generally provide the broadest level of services to residents in a more cost-effective setting resulting in a longer length of stay for residents and less turnover in tenancy.

Focus on Private Pay Facilities.   We will generally seek investments in mid-acuity senior housing facilities that have an emphasis on private pay patients. Private pay patients are individuals who are personally obligated to pay the costs of their housing and services as opposed to relying on other forms of payment such as Medicaid or Medicare. Sources for these private payments include: (i) income from pensions and retirement funds as well as money from savings and investment accounts; (ii) proceeds from the sale of real estate and personal property; and (iii) assistance from residents’ families. The developing market for long-term care insurance may also provide an additional source of funding to cover the costs associated with assisted living and memory care facilities. In addition, because private pay facilities are not subject to governmental rate setting, we believe they provide for more predictable and potentially higher rental rates from residents than facilities providing government-funded services.
Capitalize on Market Inefficiency.   The U.S. Department of Housing and Urban Development, or HUD, Fannie Mae, or FNMA, and Freddie Mac, or FRMA have significantly increased origination volumes to satisfy the void created by the exit of typical healthcare lenders following the recent liquidity crisis and resulting recession. According to HUD, healthcare loans insured by the Federal Housing Authority reached $5.8 billion in 2013, an increase of 132% over 2010 levels. However, federal programs have limited capacity given their rigid eligibility criteria. For example, HUD requires senior housing property owners to have utilized equivalent borrowing amounts on their properties for at least the prior two years to qualify for an equivalent amount of financing. FNMA and FRMA generally require that a senior housing property has achieved 90% occupancy for at least twelve months in order to qualify for their programs. Although these agencies are willing to lend efficient debt capital to qualifying borrowers and properties, there are significant properties, markets and borrowers that do not qualify for these federal programs and that have limited access to healthcare real estate lending capital. We believe a dynamic opportunity exists given our flexible capital to provide interim financing to owners and operators who do not qualify for U.S. government-sponsored programs, while also borrowing from these programs directly when we acquire properties. This allows us to invest throughout the healthcare real estate capital structure to target both equity and debt investments that maximize our stockholders’ risk-adjusted returns.

HUD Senior Housing Loan Originations
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Source: U.S. Department of Housing and Urban Development, various reports 2002 to 2014
Leverage Strategic Relationships with Operators.   We will focus on leveraging our relationships with high quality national and regional operators of senior housing facilities that have demonstrated successful operating capabilities and have growth potential. We will focus on these operators to help them achieve their growth objectives by providing them with strategic equity and debt capital for both external growth through acquisitions and internal growth through property improvements and expansions that may assist them to optimize property-level performance. We believe that this value-added approach to partnering with these targeted operators will also facilitate new investment opportunities sourced directly through these relationships. We will seek to partner with these operators over an extended period of time, providing equity and debt capital to them as appropriate. In certain instances, we may execute sale-leaseback or sale-manageback transactions where we purchase a property from an owner/operator and then enter into a lease or management agreement with the operator. In other instances, we may enter into joint ventures with existing owners or operators while preserving a portion of their invested capital in order to ensure an appropriate alignment of interests. We will focus on operators that focus on quality care, that can anticipate and respond to changes in their respective markets and deliver high quality amenities and services to residents.
Our Competitive Strengths
We believe that we will benefit from our advisor’s affiliation with our sponsor given our sponsor’s strong track record and extensive experience and capabilities as a publicly traded CRE investment and asset management company and healthcare property investor. These competitive strengths include:

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Experienced Management Team—Our sponsor has a highly experienced management team of investment professionals. Our senior management team includes executives who acquired and manage our sponsor’s and affiliates’ historical and existing portfolio of investments in healthcare real estate and who possess significant operational and management experience in the healthcare real estate finance industry, including senior housing. In addition, our management team has significant senior management experience in the healthcare real estate sector, with Mr. Flaherty previously serving as chairman and chief executive officer of the largest healthcare REIT in the United States. We believe our business benefits from the knowledge and industry contacts these seasoned executives have gained through their accomplished careers while investing in numerous real estate and healthcare industry cycles. We believe that the accumulated experience of our sponsor’s senior management team will allow us to deploy capital throughout the CRE capital structure fluidly in response to changes in the investment environment. Please see “Management—Directors, Executive Officers and Other Key Professionals” for biographical information regarding these individuals.

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Healthcare Real Estate Knowledge and Relationships—Our sponsor has been a significant investor in the healthcare real estate industry since May 2006. Our sponsor currently owns a portfolio of healthcare real estate that includes 90 facilities located in 17 states. According to American Senior Housing Association, as of July 2013, NorthStar Realty Healthcare, LLC, or NRF Healthcare, was the 22nd largest owner of senior housing properties in the United States. In addition, our team of healthcare professionals has significant experience, including our Chief Executive Officer and President, who has over 29 years of direct healthcare experience and previously served as chairman and chief executive officer of HCP, Inc. (NYSE: HCP), during which assets under management grew from $2 billion to $20 billion and provided an average annual shareholder return in excess of 15% during that period while focusing on healthcare investing similar to our strategy. We believe that the combination of Mr. Flaherty’s and our sponsor’s extensive healthcare investment experience and relationships with owners, operators, brokers and other intermediaries who are active participants in the healthcare real estate industry will provide us with a competitive advantage in selecting and sourcing attractive investment opportunities. Since the inception of our sponsor’s investing activities through December 31, 2013, our sponsor has purchased or originated a total of $1.1 billion of investments in healthcare-related investments in 157 separate properties and CRE loans. As of December 31, 2013, our sponsor’s portfolio of investments included $679 million of healthcare-related investments made up of 102 properties and CRE loans. In addition, in February 2014, our sponsor entered into a term sheet to acquire a $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 43 senior housing facilities and 37 skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. There is no assurance our sponsor will be able to enter into a definitive agreement to acquire this portfolio or close the transaction on the terms anticipated, or at all. Furthermore, 16 of the healthcare-related CRE loans within our sponsor’s portfolio of investments, totaling $240 million, have been repaid.

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Real Estate Experience—Our sponsor has developed a reputation as a leading, diversified CRE investment and asset management company because of its strong performance record in underwriting and managing approximately $10.6 billion in real estate investments. We believe that we can leverage our sponsor’s extensive real estate experience and the depth and thoroughness of our sponsor’s underwriting process and portfolio management skills to structure and manage our investments prudently and efficiently.

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Public Company and REIT Experience—Our sponsor’s common stock has traded on the NYSE under the symbol “NRF” since October 2004. Its management team is skilled in public company reporting and compliance with the requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, including internal control certifications, stock exchange regulations and investor relations. In addition, our sponsor, through advisor entities, currently manages the three NorthStar Non-Traded REITs, including us, with the first becoming effective in 2010, which will be advised and managed by NSAM following the completion of its spin-off from our sponsor. Our sponsor’s management teams are also skilled in compliance with the requirements under the Internal Revenue Code to obtain REIT status and to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes. Its management team also has experience listing a REIT on the NYSE.

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Distribution Support Commitment—In order to provide additional cash to pay distributions to our stockholders at a rate of at least 6.75% per annum on stockholders’ invested capital, our sponsor has agreed to purchase up to an aggregate of $10,000,000 in shares of our common stock (which includes shares purchased by an affiliate of our sponsor in order to satisfy the minimum offering amount) at $9.00 per share until August 7, 2015. If the cash distributions we pay for any calendar quarter exceed our MFFO for such quarter, our sponsor will purchase shares following the end of each quarter for a purchase price equal to the amount by which the distributions paid to stockholders exceed MFFO for such quarter, up to an amount equal to a 6.75% cumulative, non-compounded annual return on stockholders’ invested capital prorated for such quarter. Notwithstanding our sponsor’s obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders at a rate of 6.75% per annum or at all. After our distribution support agreement with our sponsor has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. For more information regarding our sponsor’s share purchase commitment, the purchase of shares thereunder as of the date of this prospectus and our distribution policy, please see “Description of Capital Stock—Distributions.”
Market Overview and Opportunity
Annual U.S. healthcare service expenditures were projected to be more than $3.0 trillion for 2014 according to CMS, making it the second largest line item in the national budget according to www.whitehouse.gov. While healthcare costs continue to mount, the total number of Americans aged 65 and older (a demographic group that tends to need substantial medical services) is also forecasted to swell as the Baby Boomer generation ages and life expectancies lengthen. An opportunity exists to invest equity and debt capital in the fragmented senior housing sector that services this growing elderly population. At the same time, we believe the mid-acuity senior housing sector is an attractive asset class to invest in as it produces cost effective patient options that may help reduce overall U.S. healthcare expenditures by shifting certain patients away from higher cost acute care settings, such as hospitals, to lower cost settings, such as skilled nursing facilities, assisted living facilities and memory care facilities. These lower cost types of facilities provide shelter, socialization, custodial care and/or medical care in a more affordable setting.
Aging of U.S. Population.   We believe owners and operators of senior housing facilities and healthcare real estate are benefitting from demographic trends, specifically the aging of the U.S. population. As noted above and as demonstrated further in the chart below, the U.S. Census Bureau estimates the total number of Americans aged 65 and older is expected to increase from approximately 47.7 million in 2015 to approximately 77.3 million by 2035. Also shown below, the U.S. Census Bureau indicates that this age cohort is expected to expand at four times the rate of the overall U.S. population by 2035.
Estimated Growth in Elderly Population
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Source: U.S. Census Bureau, 2012 National Population Projections

Estimated Growth in Elderly Population vs. U.S. Population
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Source: U.S. Census Bureau, 2012 National Population Projections
Demand for Need Driven Services.   Demand for senior housing facilities is driven not only by the growing elderly population, but also by the increasing variety of services and level of support required by residents. Senior housing facilities provide varying levels of care as seniors progressively become more dependent on third-party care providers and their health conditions deteriorate. For example, and as demonstrated in the table below, the percentage of older Americans from ages 75 to 79 seeking assistance with ADLs and IADLs such as bathing, walking, medication administration, eating and others, is approximately 15%. Over the age of 80, this percentage increases to almost 30%. As shown below, AA estimates that 5.2 million older adults have Alzheimer’s disease, increasing to 7.1 million by 2025 and to 13.8 million by 2050. In fact, according to the AA, nearly 50% of all individuals 85 years old and older have Alzheimer’s disease. Many of these individuals will require care outside the scope available in their private homes. Family factors inhibiting caring for seniors at home, such as the high divorce rate and geographic dispersion of families further support a growing demand for space in senior housing facilities.

Elderly Requiring Assistance with ADL and IADL	Estimated Growth of Elderly with Alzheimer’s Disease

Source: U.S. Census Bureau, Americans with Disabilities, July 2012	Source: Alzheimer’s Association, Alzheimer’s Disease Facts and Figures 2013

Increased National Healthcare Expenditures.   Overall U.S. healthcare costs are increasing partly due to a combination of an aging population and increasing life expectancies as a result of advances in medical technologies. Healthcare expenditures are expected to account for approximately 18% of the U.S. GDP in 2014 and overall healthcare spending is expected to rise to approximately $5.0 trillion by 2022, nearly 20% of GDP. The chart below shows the historical and projected rise in healthcare expenditures since 2004.
Healthcare Expenditures 2006 – 2022
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Source: Centers for Medicare and Medicaid Services, Office of the Actuary, “NHE Projections 2012 – 2022”, June 2013
The trend for increasing healthcare costs may also be accelerated by the PPACA. Along with improving economic conditions, the PPACA coverage expansions and an aging population are expected to generate faster than expected growth in health spending in 2014 and beyond. By 2022, the PPACA is projected to increase the number of Americans with health insurance by 30 million while adding $621 billion to cumulative overall health spending during the projection period. In addition, as Americans seek to decrease healthcare costs, providers are moving appropriate patients from higher cost settings such as long-term acute care hospitals, or LTACs, and inpatient rehabilitation facilities, or IRFs, to SNFs, where the daily cost of care is much lower. As show below, healthcare consumers may be able to achieve savings by shifting their consumption away from hospitals and toward assisted-living and other mid-acuity facilities.
Comparison of Average Healthcare Costs
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Source: National Investment Center, Seniors Housing and Care Market Performance Report, 1Q’14: Data believed to be accurate but not guaranteed.

Limited New Construction for Senior Housing.   While the elderly population is growing, the growth rate of supply of new senior housing facilities decreased during the recent recession. According to NIC, senior housing units under construction began a significant decline starting in 2008 and continued at a slower pace through 2012. While construction regained momentum in 2013, with units under construction increasing 11% over 2012 levels, we expect demand for senior housing facilities to remain above what the current and near-term senior supply can accommodate, which should create a favorable market dynamic for the foreseeable future. The chart below demonstrates the significant decline and recent modest recovery in the supply of newly constructed senior housing units and the amount of new supply as compared to the current total inventory.
Senior Housing Construction Trends
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Source: National Investment Center, Construction Trends Report, 4Q’13 (Data believed to be accurate but not guaranteed)
Fragmented Senior Housing Market.   According to NIC, the senior housing sector consisted of approximately 2.9 million units/beds within 22,100 facilities in 2013. As shown below and based on data provided by NIC, the American Seniors Housing Association, or ASHA, and from the American Healthcare Association, or AHCA, there is a high degree of fragmentation among both senior housing owners and operators given the high percentage of smaller owners and operators controlling their respective markets. We believe providing debt and/or equity capital to many of these small and highly qualified owners and operators will result in mutually beneficial relationships. We also believe that an opportunity exists to participate in the consolidation of this fragmented market through the growth of our portfolio. Further, in order for the large owners and operators to substantially grow, we expect they may focus on investing in larger properties or portfolio transactions. We also believe that by assisting smaller owners and operators to build more robust franchises, they inherently may become targets of the largest owners and operators providing potential liquidity to both us and our operators or borrowers.

Top 50 Owners, ILF/ALF	Tope 50 Operators, ILF/ALF	Top 50 Operators, SNF

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Source: American Senior Housing Association, National Real Estate Investor Special Informational Supplement, 2013 (ILF/ALF), Agency for Healthcare Administration, Provider Magazine December 2013 and NIC, Investment Guide 2013 (All)
Benefit from the Strong Performance of the Senior Housing Sector.   As shown below, the senior housing sector experienced strong operating fundamentals during the recent recession. Although occupancy in senior housing has declined modestly, these properties were more stable compared to recent occupancy trends in some other real estate sectors and is trending back towards peak levels. As further demonstrated below, unlike other real estate sectors’ recent trends, senior housing rents did not experience negative growth rates. As a needs-based industry, the healthcare sector has shown resiliency through challenging markets and has enjoyed strong net operating income, or NOI, growth over the past several years. Despite increasing construction and new supply pressure, Green Street Advisors expects average annual healthcare NOI growth to be 3.0% through 2016.
Occupancy
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Source: REIS and National Investment Center, NIC MAP Capital Markets 4Q’13 (Data believed to be accurate but not guaranteed)

Rent Growth
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Source: REIS and National Investment Center, NIC MAP Capital Markets 4Q’13 (Data believed to be accurate but not guaranteed)
Summary
As healthcare costs increase, insurers, care providers, consumers, and state and federal governments are pursuing strategies of providing healthcare services in the most cost effective settings possible. Senior housing facilities, such as skilled nursing, memory care and assisted living, for which the staffing requirements and associated costs are often significantly lower than in higher acuity healthcare settings, such as hospitals, LTACs and IRFs, accomplish this goal. Recent regulatory changes have created incentives for hospitals, LTACs, and IRFs to minimize patient lengths of stay and placed limits on the type of patient that can be admitted to these facilities, thereby increasing the demand for senior housing facilities we intend to target.
The growth in total demand for healthcare, broad U.S. demographic changes, the shift towards cost-effective settings and limited senior housing construction are resulting in dynamic changes to the healthcare delivery system. As an equity and debt capital provider to both owners and operators of senior housing facilities, we have the flexibility to take advantage of this fragmented market while enabling growth. We believe we will generate appropriate risk-adjusted returns by investing in this real estate sector given its demonstrated strong performance during the recession and positive expected growth fundamentals for the future.
Targeted Investments
We plan to acquire and originate a diversified portfolio of equity and debt investments in healthcare real estate, with a focus on the mid-acuity senior housing sector, which we define as assisted living, memory care, skilled nursing and independent living facilities, that have an emphasis on private pay patients. We expect to make equity investments in these property types, generally in the form of lease or management transactions. We expect that the majority of our debt investments will consist of first mortgage loans and the remainder will be subordinate mortgages, mezzanine loans, preferred equity investments and participations in such loans.
In addition to the investment characteristics described above under “Investment Strategy,” we will evaluate and consider the following characteristics when making a new equity or debt investment in a mid-acuity senior housing facility:
Need-Driven Services.   We will focus on mid-acuity senior housing facilities that provide need-driven services such as therapy, assistance with daily living needs, memory care programs, hospice programs and other services that cannot be effectively or affordably provided outside of a mid-acuity senior housing setting. We believe focusing on senior housing facilities capable of performing these services provides both downside protection because of inelastic demand for the services and potential upside as residents age and require additional services over time.

Attractive Price Point for Residents.   We will focus on senior housing facilities that provide a service that is both affordable to the majority of potential residents and serve the broadest demographics within a particular market. We believe this pricing strategy provides us with downside protection and greater potential for growth in property-specific cash flows.
Stable Cash Flows.   We will focus on investing in mid-acuity senior housing facilities that have a history of producing stable cash flows which should enable our operators and borrowers to make lease and loan payments to us which will allow us to pay consistent cash distributions to our stockholders.
Expansion Opportunities.   Wherever possible, we will seek to invest in senior housing facilities that can be expanded to accommodate more private pay residents as market demand grows, or where the facility can be adjusted to accommodate changing market needs. For example, we may expand senior housing facilities or convert portions of senior facilities to accommodate additional acuity levels, like memory care.
Regional Clustering.   We will focus on investing in portfolios of mid-acuity senior housing facilities that are within a narrow geographic region, and wherever possible, we will seek to invest in markets that are contiguous to our existing investments. By clustering our investments, we believe that we can add efficiency to our proactive portfolio management process. We will balance our clustering strategy while also striving to provide a geographically diverse portfolio that will provide us with downside protection from our specifically targeted regional economies.
Regulatory Barriers to Entry.   Whenever possible, we will invest in senior housing facilities that are located in markets that have regulatory barriers to entry, such as “certificates of need” and licensure requirements, which restrict the ability of senior housing owners, operators and developers to build new facilities that will compete with our senior housing facilities for residents.
Quality Labor Availability.   We will focus on senior housing facilities in markets where we believe our operators can attract and retain quality workers for our investment properties. We believe the ability to attract and retain quality employees results in the highest quality of care and service for residents that can create a strong reputation for our investment properties and their operators within the community and a sustainable economic model for our senior housing facilities.
We may also make equity and debt investments in other healthcare property types that are consistent with our investment objectives. In addition, we may enter into joint ventures for the purpose of making investments in healthcare real estate. We will not, however, invest in a joint venture in which our sponsor, our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties or received by the other joint venturers. Although our charter permits us to invest in securities of other issuers, we do not intend to do so for the purpose of obtaining control of other issuers.
Our Investments
Equity Investments.   Our equity investments will primarily take the form of lease or management transactions whereby we will purchase a property and enter into a long-term lease or management agreement with an operator responsible for contractual payments to us. In certain instances, we will enter into structures permitted by RIDEA, whereby we participate directly in the operational cash flow of a property.
Debt Investments.   Our debt investments will primarily consist of first mortgage loans, subordinate mortgages, mezzanine loans, preferred equity investments and participations in such investments as described further below.
First Mortgage Loans.   First mortgage loans are loans that have the highest priority to claims on the properties securing the loans in foreclosure. First mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third-party rating agencies and financing sources, which should increase the liquidity of these investments.

Subordinate Loans.   Subordinate mortgages are loans that have a lower priority to claims in foreclosure than first mortgage loans. Investors in subordinate mortgages are compensated for the increased risk from a pricing perspective as compared to first mortgage loans but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinate mortgages are usually governed by inter-lender and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.
Mezzanine Loans.   Mezzanine loans are a type of subordinate loan in which the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide the mezzanine lender with the right to cure defaults and limit certain decisions of holders of any senior debt secured by the same properties, which provides for additional downside protection and higher recoveries.
Bridge Loans.   Bridge loans are short-term loans with relatively high interest rates that are used until permanent financing is obtained that allows the borrower to meet current obligations. In the healthcare real estate sector, bridge financing is in especially high demand among operators and offers attractive risk-adjusted returns to lenders because longer-term government financing to repay the debt is readily available on attractive terms after a two-year debt holding period as described above under “Investment Strategy.”
Preferred Equity.   Preferred equity is a type of loan secured by the general or limited partner interest in an entity that owns real estate or real estate related investments. Preferred equity interests are generally senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity’s common equity. Investors in preferred equity are typically compensated for their increased credit risk from a pricing perspective with fixed payments but may also participate in capital appreciation. Upon a default by a general partner of a preferred equity investor, there is a change of control event and the limited partner assumes control of the entity. Upon an event of default by a limited partner, a limited partner may lose its rights with regard to operational input and become a passive investor. Rights of holders of preferred equity holders are usually governed by partnership agreements that govern who has control over a property and its decision making, when those rights may be revoked and typically have a cash flow waterfall that allocates any distributions of income or principal into and out of the entity.
CMBS.   CMBS are commercial mortgages pooled in a trust and are principally secured by healthcare-related property or interests. Accordingly, these securities are subject to all of the risks of the underlying loans. CMBS are structured with credit enhancement to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity).
The typical commercial mortgage is a five or ten-year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date. Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance. The loans are structured in this manner to maintain the collateral pool’s cash flow or to compensate the investors from foregone interest collections.

Unsecured REIT Debt.   We may also choose to acquire senior unsecured debt of publicly traded equity REITs that acquire and or hold healthcare real estate. Publicly traded REITs may own large, diversified pools of commercial healthcare real estate properties or they may focus on a specific type of healthcare property, such as assisted living. Publicly traded healthcare REITs typically employ moderate leverage. Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.
CDO Notes.   CDOs are multiple class debt notes secured by pools of assets, such as CMBS, mortgage loans, mezzanine loans and unsecured REIT debt backed by healthcare-related real estate. Like typical securitization structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. CDOs often have reinvestment periods that typically last for five years, during which time, proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially.
Competition
We compete, primarily on the basis of price, available capital, knowledge of the industry and flexibility of financing structure, with real estate partnerships, other REITs, independent owners and operators and other investors (including, but not limited to, banks and insurance companies) in the acquisition and financing of healthcare-related real estate assets. Among the factors adversely affecting our ability to compete are the following:

•	we may have less knowledge than our competitors of certain markets in which we seek to purchase, develop or finance facilities;

•	our competitors may have greater financial and operational resources than we have; and

•	our competitors or other entities may determine to pursue a strategy similar to ours.
Our healthcare investments will experience local and regional market competition for residents, operators and staff. Competition will be based on quality of care, reputation, physical appearance of properties, services offered, family preference, physicians, staff and price. Competition will come from independent operators as well as companies managing multiple properties, some of which may be larger and have greater resources than our operators. Some of these properties are operated for profit while others are owned by governmental agencies or tax-exempt, non-profit organizations. Competitive disadvantages at our healthcare investments may result in vacancies at facilities, reductions in net operating income and ultimately a reduction in shareholder value.
Governmental Regulation
General.   Healthcare, including the senior housing sector, remains a dynamic, evolving industry subject to a wide variety of complex state and federal regulations and laws that affect the operation of our healthcare facilities and the reimbursement paid to our operators. Our operators are subject to licensing and certification requirements, the requirements of governmental reimbursement programs such as Medicare or Medicaid, fraud and abuse regulations and enforcement actions, and new legislative developments affecting the senior housing sector. For instance, the Patient Protection and Affordable Care Act of 2010, or the Patient Protection and Affordable Care Act, is a complex law with limited implementing regulations and interpretive guidance. Some provisions of the Patient Protection and Affordable Care Act affecting us, our healthcare properties and our operators have been implemented. These provisions include new nursing home transparency requirements, expanded reporting requirements and responsibilities related to facility ownership and management, expanded civil monetary penalties and new requirements related to identified overpayment reporting and repayment. Other provisions of the law have not yet been implemented. It is impossible to predict the content and timing of future regulations or additional health reform legislation.
In addition, we expect that the majority of the revenues of the senior housing facilities that we will invest in will be private pay facilities, meaning that payment comes from sources other than Medicare and Medicaid. However, in some cases, payment may come from Medicare and Medicaid. The Medicare program was enacted in 1965 to provide a nationwide, federally funded health insurance program for the elderly and certain disabled persons. The Medicaid program is a joint federal/state cooperative arrangement established for the purpose of enabling states to furnish medical assistance on behalf of aged, blind or disabled individuals, and members of families with dependent children, whose income and resources are insufficient to meet the costs of necessary medical services. Within the Medicare and Medicaid statutory framework, there are substantial areas subject to administrative regulations and rulings, interpretation and discretion that may affect payments made to providers under these programs. The amounts of program payments received by our operators can be changed by legislative or regulatory actions and by determinations made by fiscal intermediaries, Medicare administrative contractors and other payment agents acting on behalf of the programs.
As a result, our senior healthcare real estate and the operators of the properties underlying our debt investments in healthcare real estate could be materially affected by any future regulations and legislation affecting the healthcare real estate sector.
Licensure and Certification.   Our operators are subject to extensive state and local laws and regulations relating to development, licensure, conduct of operations and services, and expansion of services provided within the properties. In some states, a certificate of need is required prior to our operators incurring certain capital expenditures, expanding licensed bed capacity or ceasing to provide certain services. To the extent that certificates of need or other similar approvals are required for expansion of our operators’ operations or their provision of new services, revenues from our healthcare real estate could be affected adversely by our operators’ failure or inability to obtain the necessary approvals for such expansions or provision of new services. In addition, our operators are subject to regulation and licensing by state and local health and social services agencies and other regulatory authorities. In order to maintain their operating licenses, operators must comply with a number of regulatory requirements. Although regulatory requirements vary from state to state, these requirements generally address among other things: personnel education and training; staffing levels; patient records; facility services; quality of care; physical residence specifications; food and housekeeping services; and residents’ rights and responsibilities. These properties are subject to periodic survey and inspection by governmental authorities. The properties are also subject to various state and local building codes and other ordinances, including zoning, fire and safety codes. Our operators’ failure to obtain, retain or renew any required license could adversely affect our financial results.
Medicare and Medicaid Overview.   We expect that revenues from our healthcare real estate will be primarily derived from private pay residents, in order to limit our reliance on government programs such as Medicare and Medicaid. However, Medicare and Medicaid reimbursements may comprise a significant portion of the revenues of certain of these facilities, particularly skilled nursing facilities. Medicare is a federally funded program that provides certain healthcare benefits to persons aged 65 and over, some disabled persons and persons who qualify for the end-stage renal disease program. Medicare is administered by the Centers for Medicare & Medicaid Services, or CMS, and consists of hospital insurance (Part A), which pays for care provided by certain providers, such as acute care hospitals and some care provided in skilled nursing facilities, supplemental medical insurance (Part B), which pays for items such as durable medical equipment and outpatient services such as those provided by physicians; Medicare Advantage Plans (Part C), which are Medicare plans provided by private insurers; and prescription drug coverage (Part D). Skilled nursing facilities typically receive reimbursements for, and are funded by, Medicare Parts A, B and C, each of which is susceptible to cuts. The Patient Protection and Affordable Care Act requires “productivity adjustment” reductions to the annual market basket payment update for certain providers, including skilled nursing facilities. In 2012, CMS reduced overall Medicare payments to skilled nursing facilities by 11% and changed payment and reporting requirements for therapy services. Under the Budget Control Act of 2011, the enforcement mechanism has been triggered so that the United States President is required to issue a sequestration order each year for across-the-board federal spending cuts applicable to fiscal years 2013 to 2021. Medicare provider payments are subject to this sequestration.
Medicaid is a medical assistance program for low-income individuals. Medicaid is jointly funded by the federal and state governments, but is administered by individual states operating within federal guidelines. The federal government sets broad national guidelines to qualify for federal funding, under which states establish their own eligibility standards, determine the type, amount, duration and scope of services, set the rate of payment for such services and administer their own programs. Because of this structure, Medicaid programs vary considerably from state to state, as well as within an individual state over time. The federal government pays a share of the medical assistance expenditures under each state’s Medicaid program. That share, known as the Federal Medical Assistance Percentage, is determined annually by a formula that compares a state’s average per capital income level with the national income average. A state with a higher per capita income level is reimbursed for a smaller share of its costs, but in all cases the federal share is at least 50% percent. The Patient Protection and Affordable Care Act made a number of changes to the Medicaid program by addressing issues such as eligibility, financing, program integrity, demonstrations projects and grants. One of the most significant changes is the requirement that states expand eligibility to their Medicaid programs to adults under age 65 with incomes up to 133% of poverty. On June 28, 2012, the Supreme Court released its decision in National Federation of Independent Business v. Sebelius in which it ruled that states are able to opt out of this Medicaid expansion. Some of our operators are located in states that have opted out of Medicaid expansion.
Fraud and Abuse and Other Related Laws.   There are complex federal and state laws governing a wide array of referrals, financial relationships and arrangements involving healthcare providers and prohibiting fraudulent activities by such providers. These laws, which are commonly referred to as “fraud, waste and abuse” laws, prohibit certain business practices and relationships relate to the patient care services that are reimbursable by Medicare, Medicaid or other governmental healthcare programs. Violation of these fraud, waste and abuse laws may result in significant civil penalties, criminal penalties, and possible exclusion from the Medicare and Medicaid programs.
The federal Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation, or receipt of any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, in exchange for the referral of a patient or recommending or arranging for, the referral of a patient for items or services reimbursable under federal health care programs, including Medicare and Medicaid. Both parties to an impermissible kickback may be liable: the party offering or paying the kickback, as well as the party soliciting or receiving it. The US Department of Health and Human Services Office of Inspector General (“OIG”) has adopted safe harbor regulations to specify certain acts or arrangements that will not be subject to prosecution under the Anti-Kickback Statute. If an arrangement meets all safe harbor requirements, the entities involved will likely not be prosecuted or sanctioned under the Anti-Kickback Statute provided that unlawful intent is not present. Failure to meet the requirement of a safe harbor do not mean that an arrangement is per se illegal; rather, if the arrangement is subject to higher scrutiny if it is investigated. The Anti-Kickback Statute is a criminal statute. The OIG can pursue a civil claim for violation of the Anti-Kickback Statute under the Civil Monetary Penalty Statute.
The federal False Claims Act (the “FCA”) imposes civil liability on any person who knowingly submits, or causes to be submitted, a false or fraudulent claim to the federal government. The Enforcement and Recovery Act of 2009 broadened the FCA to create liability for the knowing retention of an identified overpayment from a governmental payor, as well as increasing protections afforded to whistleblowers. The “whistleblower” provisions of the FCA permit private individuals to bring an enforcement action in the name of the government. Private enforcement of healthcare fraud has increased due in large part to amendments to the False Claims Act that encourage private individuals to sue on behalf of the government. These whistleblower suits by private individuals may be filed by almost anyone, including present and former patients and nurses and other employees. Further, under the Patient Protection and Affordable Care Act, claims for items and services provided in violation of the Anti-Kickback Statute may be prosecuted as false claims under the FCA. In recent years, governmental enforcement agencies have used the FCA to attack alleged deficiencies in the quality of care provided to nursing home residents. Some facilities facing such prosecutions have been forced to divest ownership of the facility, and others have settled with governmental enforcement authorities, subject to imposition of a corporate integrity agreement.
The federal Physician Self-Referral Law, commonly referred to as the Stark Law, prohibits a physician with a financial relationship with an entity from making referrals to an entity for certain designated health services if the physician has a financial relationship with that entity, and prohibits them from submitting claims to Medicare and Medicaid, unless the relationship satisfies one of the exceptions under the Stark Law. While skilled nursing services are not designated health services under the Stark Law, services ordered for skilled nursing residents, like clinical laboratory services, certain therapy services, durable medical equipment and outpatient prescription drugs, are designated health services under the Stark Law. A

“financial relationship” is defined under the Stark Law to mean an ownership or investment interest or a compensation arrangement. Any amount collected from Medicare and Medicaid pursuant to a referral prohibited by the Stark Law must be repaid. In addition, civil monetary penalties may be imposed for violation of the Stark Law.
Many states have similar fraud, waste and abuse laws. Some state laws mirror the federal laws, while others broaden the services and/or payors to which such laws apply.
The Health Insurance Portability and Accountability Act of 1996 greatly expanded the definition of healthcare fraud and related offenses and broadened its scope to include private healthcare plans in addition to government payors. It also greatly increased funding for the Department of Justice, Federal Bureau of Investigation and the OIG to audit, investigate and prosecute suspected healthcare fraud. Funding for these activities has since been increased in the Tax Relief and Health Care Act of 2006 and the Patient Protection and Affordable Care Act. The OIG has focused on detecting fraudulent billing practices committed by home health agencies, durable medical equipment suppliers, hospice programs and skilled nursing facilities in certain states participating in a demonstration project. Additionally, the administrative simplification provisions of this law provide for communication of health information through standard electronic transaction formats and for the privacy and security of health information. In order to comply with the regulations, healthcare providers must undergo significant operational and technical changes, and these modifications may represent significant costs for our operators. These additional costs may, in turn, adversely affect the ability of our operators to meet their obligations to us.
Each of these laws includes criminal and civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and exclusion from the Medicare and Medicaid programs. Governmental enforcement agencies are devoting increasing attention and resources to anti-fraud investigations and enforcement actions against healthcare providers. Some of these enforcement actions represent new legal theories and expansion in the application of such laws. The OIG has announced a number of new and ongoing initiatives audits and evaluations to study instances of potential Medicare and Medicaid overbilling and/or fraud. Violations of these laws may subject persons and entities to, among other things, civil monetary penalties, criminal penalties and termination from participation in Medicare, Medicaid and other federally funded healthcare programs. In addition, the federal FCA allows a private individual with knowledge of fraud to bring a claim on behalf of the federal government and, if the government intervenes, earn a percentage share in a portion of the federal government’s recovery. Because of these incentives, these so-called “whistleblower” suits have become more frequent. The violation of any of these laws or regulations by us or by any of our operators may result in the imposition of significant monetary damages, fines and other penalties, which could jeopardize that operator’s ability to operate or to make rent payments, which may have a material adverse effect on our business.
Investment Process
Our advisor has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and the direction and oversight of our board of directors. Our board of directors has adopted investment guidelines that our advisor must follow when acquiring equity and debt investments on our behalf without the approval of our board of directors. In general, pursuant to the investment guidelines, our board of directors must approve all investments other than debt investments secured by healthcare real estate and healthcare-related securities. We will not, however, purchase or lease assets in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable; provided that in no event shall the cost of such investment to us exceed its current appraised value. Further, we do not expect to acquire any healthcare assets from NRF Healthcare. Our board of directors formally reviews at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors.

Our advisor focuses on the acquisition and origination of equity investments and debt investments secured by healthcare real estate. It sources our investments from new or existing operator and client relationships, former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions.
In selecting investments for us, our advisor utilizes our sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our advisor considers when evaluating prospective investment opportunities include:

•
stringent evaluation of the market in which a property is located, such as regulations prevailing in the state in which the property is located that affect the healthcare real estate sector, local supply constraints, the quality and nature of the local workforce and prevailing local real estate values;

•	fundamental analysis of the property and its operating performance, including operators, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	the operating expertise and financial strength of the operator or borrower;

•	the cash flow in place and projected to be in place over the term of the investment;

•	the appropriateness of estimated costs and timing associated with capital improvements of the property;

•
a valuation of the investment, investment basis relative to its value and the values of competitive properties and the ability to liquidate the investment through a sale or refinancing of the underlying asset;

•	review of third-party reports, including appraisals, engineering reports and environmental reports;

•	physical inspections of the property; and

•	the overall structure of the investment and rights in the loan documentation.
For prospective equity investments that meet our advisor’s underwriting criteria, we will determine the financial value of a potential long-term lease or management agreement based on our target long-term property capitalization rates and fixed charge coverage ratios. We will compare the financial value to the replacement costs that we estimate by consulting with major healthcare construction contractors, engaging construction engineers or facility assessment consultants as appropriate, and reviewing recent cost studies. If a potential investment meets our advisor’s underwriting criteria, our advisor will review the proposed transaction structure. For each prospective debt investment, our advisor will evaluate the security, reserve requirements, cash flow sweeps, call protection and recourse provisions, as well as the asset’s position within the overall capital structure and its rights in relation to other capital tranches. In addition, our advisor will analyze each potential debt investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to maximize performance of the underlying healthcare property collateral. We will not complete any investment until the successful completion of due diligence, which includes the satisfaction of all applicable elements of our investment and underwriting process and an environmental assessment of properties in which we intend to acquire an interest.
Borrowing Policy
We have financed and may continue to finance our investments to provide more cash available for investment and to generate improved returns. We believe that careful use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of our offering, our financing will generally not exceed 50% of the greater of the cost or fair value of our investments although it may exceed this level as we are building our portfolio or otherwise. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our investments plus cash before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may enter into financing arrangements that further limit our borrowing capacity. Alternatively we may borrow in excess of these amounts if such excess is approved by our board of directors, including a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. Our board of directors reviews our aggregate borrowings, including secured and unsecured liabilities, at least quarterly to ensure the amount remains reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.
Operating Policies
Credit Risk Management.   We may be exposed to various levels of credit and special hazard risk depending on the nature of our investments and the nature and level of credit enhancements supporting our investments. Our advisor and our executive officers review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, borrower or operator concentrations. Our board of directors monitors the overall portfolio risk and levels of impairments and provisions for loan losses.
Interest Rate Risk Management.   We follow an interest rate risk management policy intended to manage refinancing and interest rate risk. We will generally seek to match-fund our assets and liabilities by having similar maturities and like-kind interest rate benchmarks (fixed or floating) to manage refinancing and interest rate risk. As part of this strategy, we may engage in hedging transactions which will primarily include interest rate swaps and may include other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.
Equity Capital Policies.   Our board of directors may amend our charter to increase the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in our offering, our board may elect to: (i) sell additional shares in this or future public offerings; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or to our sponsor pursuant to its commitment to purchase shares at our request as needed to fund distributions until August 7, 2015 in the amount by which cash distributions paid for any calendar quarter exceeds our MFFO for such quarter; (iv) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interest of our operating partnership; or (v) issue shares of our common stock to pay distributions to existing stockholders. To the extent we issue additional equity interests after your purchase in our offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.
Disposition Policies
Although we generally expect to hold our debt investments in healthcare real estate until the stated maturity of such debt, the period that we will hold our investments will vary depending on the type of asset, interest rates, micro- and macro-economic conditions, capital markets activity and and credit environments, among other factors. Our advisor will continually perform a hold-sell analysis on each investment we own in order to determine the optimal time to hold the asset and generate a strong return to our stockholders. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our company.
Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our capital prior to a listing of common stock. Pursuant to our charter, we may not:

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and loans;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determine and in all cases in which the transaction is with any of our directors, our advisor, our sponsor or any affiliate thereof, we will obtain an appraisal from an independent appraiser;

•	make or invest in mortgage loans that are subordinate to any loan or equity interest of any of our directors, our advisor, our sponsor or any of our affiliates;

•
invest in equity securities, other than investments in equity securities of publicly traded companies, unless a majority of our directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•
make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property or loans on unimproved real property in excess of 10% of our total assets;

•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act (this limitation, however does not limit or prohibit the operation of our share repurchase program);

•	issue securities in the absence of adequate cash flow to cover debt service;

•
grant options or warrants to purchase shares to our advisor, our directors, our sponsor or any affiliate thereof except on the same terms as the options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to such persons cannot exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	issue shares on a deferred payment basis or under similar arrangement;

•	engage in trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; and

•
make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Pursuant to the request of a state securities administrator, we agreed that the next time our board of directors otherwise proposes to amend our charter, our board will propose an amendment to our charter so that the above investment limitations will continue to apply even if our common stock is listed on a national securities exchange. The proposed amendment will be submitted for approval by our stockholders at a stockholders meeting and we cannot assure you that our stockholders will approve the amendment and that our charter will be amended as proposed.
Investment Company Act Considerations
Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, an issuer is deemed to be an “investment company” if:

•	it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or the holding-out test; or

•
it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We are organized as a holding company that conducts its businesses primarily through our operating partnership and our operating partnership’s subsidiaries. Both we and our operating partnership intend to conduct each of our operations so that we comply with the 40% test. The securities issued to our operating partnership by any wholly owned or majority- owned subsidiaries that we may form in the future that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We monitor our holdings to ensure continuing and ongoing compliance with this test. In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6).
In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the noninvestment company businesses of these subsidiaries.
We expect that most of our assets will be held, directly or indirectly, through wholly owned or majority-owned subsidiaries of our operating partnership. We further expect that most of these subsidiaries will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exclusion from the definition of an investment company, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). The other subsidiaries of our operating partnership should be able to rely on the exclusions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Additionally, we may in the future organize special purpose subsidiaries of our operating partnership that will borrow under or participate in government-sponsored incentive programs that seek to rely on the Investment Company Act exclusion provided to certain structured financing vehicles by Rule 3a-7.
For the purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset.
In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the more specific or different guidance regarding this exclusion that may be published by the SEC or its staff will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiaries’ failure to maintain an exemption or exclusion from the Investment Company Act.

Liquidity
Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage; however, there is no definitive date by which we must do so. While we expect to seek a liquidity transaction in this time frame, a suitable transaction may not become available and market conditions for a transaction may not be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time. A liquidity transaction could consist of a sale or partial sale or roll-off to scheduled maturity of our investments, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders. In the event that we determine not to pursue a liquidity transaction, you may need to retain your shares for an indefinite period of time.
Prior to our completion of a liquidity transaction, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased, subject to certain restrictions and limitations. See “Description of Capital Stock—Share Repurchase Program.”

DESCRIPTION OF OUR INVESTMENTS
Real Estate Equity Investments Summary
The following table presents our equity investments in healthcare properties that we own as of April 15, 2014 (dollars in thousands):

Location City, State	Units	Contract Purchase Price	Resident Occupancy	Ownership Interest(1)	Type(2)	Initial Lease Yield/Cap Rate(3)	Outstanding Borrowing(4)	Contractual Interest Rate(5)	Maturity(6)	Depreciable Tax Basis(7)	Tax Rate	Realty Taxes
Net Lease Portfolio
Cheektowaga, NY	100	$12,500	99.0%	100%	ALF	8.6%	$—			$12,300	1.8%	$61.1
Clinton, CT	48	10,500	93.8%	100%	MCF	8.6%	7,735	LIBOR+2.75%	Jun-18	10,400	2.5%	44.0
Leawood, KS	70	8,000	91.4%	100%	ALF	8.6%	—			7,600	1.0%	69.0
Skaneateles, NY	14	3,000	85.7%	100%	ALF	8.6%	—			2,700	2.1%	25.6
Smyrna, GA	56	10,000	87.5%	100%	MCF	8.6%	—			9,300	3.0%	34.2
Spring Hill, KS	48	7,000	97.9%	100%	ALF	8.6%	—			6,700	2.1%	43.6
RIDEA Portfolio(8)
Denver, CO	183	31,500	91.0%	97%	ALF	6.6%	21,500	LIBOR+2.92%	Jan-21	27,600	8.3%	119.6
Frisco, TX	202	38,958	91.0%	97%	ILF	4.7%	20,000	LIBOR+3.04%	Feb-21	36,300	2.2%	382.8
Milford, OH	125	15,600	64.0%	97%	ILF	4.9%	10,500	LIBOR+3.35%	Dec-18	14,900	8.6%	197.4
Total	846	$137,058					$59,735			$127,800

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(1)	All properties are owned in fee simple.

(2)	MCF-memory care facility; ALF-assisted living facility; and ILF-independent living facility. Classification based on predominant services provided, but may include other services.

(3)
For our properties that are subject to long-term net leases, initial lease yield is calculated as year one contractual lease income divided by purchase price, excluding acquisition fees and closing costs paid in connection with each acquisition. For our properties that are owned through the structure proposed in RIDEA, the capitalization rate is calculated as the estimated year one property-level net operating income at the time of closing divided by purchase price, excluding any acquisition fees and closing expenses.

(4)	Principal amount at the time of the acquisition.

(5)	Represents one-month LIBOR for Clinton, CT, Denver, CO and Frisco, TX and three-month LIBOR for Milford, OH. All rates are subject to applicable LIBOR floors.

(6)	Assumes extended maturity date.

(7)
For federal income tax purposes, we depreciate furniture and equipment, land improvements and buildings based upon the mandated modified accelerated cost recovery system over five to seven, 15 and 39 years, respectively.

(8)	Represents our joint venture investments using the RIDEA structure.

The following table presents our major tenants and operators currently occupying our net leased properties and operating our RIDEA properties, respectively, as of April 15, 2014 (dollars in thousands):

Location City, State	Major Tenant/Operator	Square Footage	Percentage Leased(1)	Renewal Options	Contractual Year One Lease Payment	Lease Payment per Square Foot	Lease Expiration Date
Net Lease Portfolio
Cheektowaga, NY	Peregrine’s Landing LLC	81,953	100%	2-five year	$1,078	$13.16	Mar-24
Clinton, CT	Peregrine Way of CT, LLC	25,332	100%	2-five year	906	35.75	Jun-23
Leawood, KS	AHG Leawood LLC	48,470	100%	2-five year	690	14.24	Oct-23
Skaneateles, NY	Peregrine Properties of Skaneateles, LLC	13,233	100%	2-five year	259	19.55	Oct-23
Smyrna, GA	Peregrine Way of GA, LLC	26,500	100%	2-five year	863	32.55	Dec-23
Spring Hill, KS	AHG Spring Hill, LLC	28,116	100%	2-five year	604	21.47	Oct-23
RIDEA Portfolio			100%
Denver, CO	Watermark Harvard Square, LLC	131,062	100%	3-one year	2,146	16.37	Jan-21
Frisco, TX	Watermark Parkview, LLC	299,480	100%	3-one year	1,986	6.63	Feb-21
Milford, OH	Watermark Pinebrook, LLC	145,896	100%	3-one year	357	2.45	Dec-20
Total		800,042

_________________________________
(1)    Represents operator occupancy.
The following presents major lease expirations at each of our properties for the next ten years including properties operating under the RIDEA structure (dollars in thousands):

Year	Number of Leases Expiring	Square Footage Expiring	Annual Rent Expiring(1)	% of Total Annual Rent Expiring
2014 – 2019	—	—	$—	—
2020	1	145,896	2,325	14.0%
2021	2	430,542	8,832	53.4%
2022	—	—	—	—
2023	5	141,651	4,058	24.5%
2024	1	81,953	1,346	8.1%
		800,042		100.0%
__________________________________
(1)    Amounts based on contractual lease amounts at the date of expiration.
The following presents the historical operating performance of certain of our RIDEA properties:

	Historical Operating Results
Property(1)	2009	2010	2011	2012	2013
Denver, CO – ALF
Average Monthly Occupancy	76%	81%	83%	90%	92%
Average Monthly Revenue per Occupied Unit	$2,293	$2,335	$2,362	$2,456	$2,519
Frisco, TX – ILF
Average Monthly Occupancy	22%	51%	76%	91%	90%
Average Monthly Revenue per Occupied Unit	$1,789	$1,764	$1,831	$1,914	$2,034
Milford, OH – ILF
Average Monthly Occupancy	16%	32%	55%	58%	63%
Average Monthly Revenue per Occupied Unit	$235	$484	$828	$876	$949
__________________________________

(1)	ALF-assisted living facility; and ILF-independent living facility. Classification based on predominant services provided, but may include other services.

Other Information Regarding our Properties
We believe that all of our properties are suitable for their intended purposes and adequately covered by insurance. Each of our properties competes for residents with a number of facilities providing comparable services in their respective markets, whose relative performance, among other factors, could impact the future operating results of our properties. At a number of our properties, we, along with our property managers and investment partners, as applicable, are currently planning to complete renovation and expansion projects. We plan to expand our Frisco, Texas independent living facility with approximately 33 memory care units and 48 assisted living units for an estimated cost of $14.7 million. We plan to expand our Denver, Colorado independent and assisted living facility with approximately 38 memory care units for an estimated cost of $3.7 million. At our Milford, Ohio independent living facility we plan to convert approximately 42 independent living units into assisted living units for an estimated cost of $0.6 million. These projects are expected to be financed through additional equity contributions by us and our joint venture partner, The Freshwater Group, Inc., or Freshwater. There can be no assurance that our planned renovation and expansion projects will be completed in line with our current projections, or at all, or that we realize anticipated benefits.
Debt Investments Summary
The following table presents our debt investments secured by healthcare properties as of April 15, 2014 (dollars in thousands):

Collateral Type(1)	Location	Initial Maturity Date	Principal Amount	Spread over LIBOR(2)	Loan-to-Value(3)	Origination Fee	Exit Fee
First Mortgage Loans
SNF	Newark, DE & Dallastown, PA	Jan-17	$14,637	7.0%	84%	1.0%	1.0%
MCF	Medeira, CA	Mar-16	11,250	8.0%	70%	1.0%	1.0%
Total/Weighted Average			$25,887	7.4%
__________________________________

(1)	SNF-skilled nursing facility; and MCF-memory care facility. Classification based on predominant services provided, but may include other services.

(2)	All loans are subject to a LIBOR floor. The weighted average LIBOR floor is 0.6%.

(3)
The loan-to-value ratio is the amount loaned by us, net of reserves funded and controlled by us and our affiliates, if any, over the appraised value of the property securing the loan at the time of origination.

Information Regarding our Debt Investments
In general, the underlying loan documentation for our debt investments requires our borrowers to comply with various financial and other covenants. In addition, these agreements contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the borrower, the occurrence of an event of default relating to the collateral or a change in control of the borrower.
Joint Venture Investments
From time to time, we may enter into joint ventures for the purpose of making investments in healthcare real estate. On December 27, 2013 we entered into a joint venture, or the Freshwater Venture, with an affiliate of Freshwater, a leading developer, owner, and operator of senior living facilities. We own a 97% interest in the Freshwater Venture, which plans to acquire and manage a portfolio of senior housing assets located throughout the United States. As of April 15, 2014, the Freshwater Venture has acquired three properties with a combined contract purchase price of $86.1 million, consisting of our Frisco, Texas independent living facility, our Denver, Colorado independent and assisted living facility and our Milford,

Ohio independent living facility. These acquisitions were structured as RIDEA investments and each property in the Freshwater Venture is managed by an affiliate of Freshwater. Our affiliate is the manager of the Freshwater Venture, subject to the terms and conditions of the underlying joint venture agreement, has the full and exclusive right to conduct the Freshwater Venture’s business and affairs. Major decisions require the consent of an affiliate of Freshwater, who is the administrative member of the Freshwater Venture and manages its day-to-day affairs. Although there can be no assurances, the Freshwater Venture may acquire additional properties in the future.
Our Borrowings
Summary
As of December 31, 2013, we had two mortgage notes payable totaling $18.3 million. As of April 15, 2014, we had four mortgage notes payable totaling $59.7 million. The following table describes our borrowings outstanding as of April 15, 2014 (dollar in thousands):

	Type	Final Maturity	Contractual Interest Rate(1)	Principal Amount
Mortgage notes payable
Clinton, CT	Non-recourse	Jun-18	LIBOR + 2.75%	$7,735
Milford, OH	Non-recourse	Dec-18	LIBOR + 3.35%	10,500
Denver, CO	Non-recourse	Jan-21	LIBOR + 2.92%	21,500
Frisco, TX	Non-recourse	Feb-21	LIBOR + 3.04%	20,000
Total				$59,735
_________________________________

(1)	Represents three-month LIBOR for Milford, OH and one-month LIBOR for the remaining properties.
Credit Facilities
On November 13, 2013, we, through our operating partnership, entered into a credit facility agreement with KeyBank National Association, which provides up to $100.0 million to finance real estate investments and first mortgage loans secured by healthcare real estate, or the facility. The initial capacity of the facility was $25.0 million. On February 28, 2014, we amended the facility to increase the initial capacity to $100.0 million, subject to increases to up to $200.0 million in accordance with the governing documents.
The facility provides advances up to 65.0%, depending upon the type and characteristics of the individual asset. Facility advances accrue interest at per annum rates of 2.75% to 3.25% above the relevant benchmark, based on our aggregate portfolio leverage. The initial maturity of the facility is November 13, 2016, with a one-year extension available at our option, which may be subject to the satisfaction of certain customary conditions set forth in the governing documents. During the initial and extended term, the facility acts as a revolving credit facility that can be paid down as assets are repaid or sold and re-drawn upon for new investments.
We are required to maintain: (i) a minimum of $5.0 million in unrestricted cash and (ii) a tangible net worth equal to the lesser of (a) $25.0 million, subject to increases equal to 80.0% of aggregate net proceeds from our offering and (b) $250.0 million. We are also required to maintain (i) a ratio of modified funds from operations, as adjusted, to fixed charges of not less than 1.4x during the first year after the initial borrowing on the facility, subject to annual increases, and (ii) a ratio of total borrowings to total assets of not greater than 65.0% prior to December 2014 and 60.0% thereafter. In addition, the properties pledged to the facility must maintain an aggregate minimum occupancy rate. In connection with the facility, we entered into an unconditional guaranty of payment and performance, under which we agreed to guaranty the obligations under the facility.
As of the date of this prospectus, we had no borrowings outstanding under the facility.

SELECTED FINANCIAL DATA
The information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes, each included in our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated by reference into this prospectus.
The historical operating and balance sheet data as of and for the years ended December 31, 2013 and 2012 was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated herein by reference.

Year Ended December 31, 2013
Statement of Operations Data:
Rental income	$487,946
Interest income	374,556
Total revenues	900,167
Total expenses	3,470,071
Net income (loss)	(2,569,904)
Net income (loss) attributable to NorthStar Healthcare Income, Inc. common stockholders	(2,560,264)
Distributions declared per share of common stock	$0.50

	As of December 31,
	2013	2012
Balance Sheet Data:
Cash	$45,537,255	$202,007
Operating real estate, net	53,968,827	—
Real estate debt investments, net	11,250,000	—
Total assets	115,839,130	202,007
Total borrowings	18,282,328	—
Due to related party	1,141,379	—
Total liabilities	22,343,233	—
Total equity	93,495,897	202,007

PRIOR PERFORMANCE SUMMARY
The information presented in this section represents the historical operating results for our sponsor and the experience of real estate programs sponsored by our sponsor, which we refer to as the “prior real estate programs.” Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in our sponsor or its prior real estate programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.
The returns to our stockholders will depend in part on the mix of assets in which we invest, the stage of investment and the place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of our sponsor or its prior real estate programs, the returns to our stockholders will vary from those generated by our sponsor or its prior real estate programs. Other than NorthStar Income and NorthStar Income II, the prior real estate programs were conducted through privately held entities that were not subject to either the up-front commissions, fees and expenses associated with our offering or many of the laws and regulations to which we will be subject. In addition, our sponsor is an internally managed, publicly traded company with an indefinite duration. As a result, you should not assume the past performance of our sponsor or the prior real estate programs described below will be indicative of our future performance.
Overview of Our Sponsor
Our sponsor is a publicly traded company that is internally managed and operates as a REIT. Our sponsor is a diversified commercial real estate investment and asset management company that was formed in October 2003. In October 2004, our sponsor commenced its operations upon the closing of its initial public offering. In addition to its own assets, our sponsor currently manages assets on behalf of the NorthStar Non-Traded REITs including us, NorthStar Income and NorthStar Income II.
Since our sponsor’s initial public offering through December 31, 2013, our sponsor has raised $4.2 billion of capital including common equity, preferred equity, trust preferred securities and exchangeable senior notes.
The following table presents distributions paid and distribution yield for shares of our sponsor’s common stock for the years ended December 31, 2013, 2012 and 2011:

	Years Ended December 31,
	2013	2012	2011
Distributions per share(1)	$0.78	$0.62	$0.43
Return of capital(2)	0.78	—	0.43
Distribution yield(3)	8.4%	10.8%	9.7%

(1)	Distributions paid during a quarter are generally based on the prior quarter’s income. As a result, such distributions paid may not agree to distributions declared for the same period.

(2)	Distributions paid represented a 100% return of capital for 2013 and 2011.

(3)	Because the distribution yield is based on the average stock price, increases in yield could be attributable to decreases in stock price, rather than increases in distribution amounts.

The following table presents the sources of distributions paid on our sponsor’s common and preferred stock for the years ended December 31, 2013, 2012 and 2011. During the periods presented below, operating cash flow have been less than total dividends and distributions paid for seven of the 12 fiscal quarters (dollars in thousands):

	Years Ended December 31,
	2013	2012	2011
Operating cash flows	$240,674	$76,911	$59,066
Distribution amount paid from unrestricted cash	11,892	52,741	21,118
Total sources	$252,566	$129,652	$80,184
Preferred dividends	(55,516)	(27,025)	(20,925)
Preferred dividends to healthcare venture partner(1)		—	(5,658)
Common dividends	(179,258)	(85,663)	(40,803)
Total dividends and distributions paid	$(234,774)	$(112,688)	$(67,386)
___________________________________

(1)	On July 14, 2011, our sponsor repaid a $100 million preferred membership interest.
Our sponsor’s primary business objectives are similar to ours. Our sponsor seeks to produce attractive risk-adjusted returns and to generate predictable cash flow for distribution to its stockholders derived from a portfolio of real estate-related investments. The profitability and performance of our sponsor’s business is a function of several metrics: (i) growth in cash available for distribution, or CAD, which is a non-GAAP measure of operating performance; (ii) credit losses or impairment; and (iii) growth in assets of the Managed Companies. The diversification of our sponsor’s portfolio and the underwriting and portfolio management capabilities of the members of our sponsor’s management team, who also serve our advisor’s management team, are additional important factors in the performance of our sponsor’s business. Since the completion of its initial public offering through December 31, 2013, our sponsor has grown its assets by more than 500% and demonstrated a total return to shareholders of 161% (based on price performance, including reinvestment of dividends, calculated based on data provided by Bloomberg Finance, LP).
On December 10, 2013, our sponsor announced that its board of directors unanimously approved a plan to spin-off its asset management business into a separate publicly traded company. In connection with the proposed spin-off, our sponsor formed NSAM. Our sponsor will be externally managed by NSAM through a management contract with an initial term of 20 years. An affiliate of NSAM will also manage us, NorthStar Income, NorthStar Income II and any other companies our sponsor and its affiliates may manage or sponsor in the future. We refer to our sponsor, us, NorthStar Income and NorthStar Income II collectively as the Managed Companies.
In addition, NSAM will own NorthStar Realty Securities, our dealer manager, and perform other asset management-related services. NSAM will be led by our sponsor’s current management team, which has a proven track record of managing and growing both our sponsor and its managed companies. The spin-off is expected to be completed in the second quarter of 2014 and we expect shares of NSAM common stock to be listed on the NYSE.
As of December 31, 2013, the Managed Companies have approximately $10.6 billion of assets, including $8.6 billion at our sponsor, $1.8 billion at NorthStar Income, $115.8 million at our company and $25.3 million at NorthStar Income II.

Comparative Performance
A number of publicly traded companies, or affiliates of publicly traded companies, are sponsors, advisors or sub-advisors to non-traded REITs and business development companies, or BDCs. Investors often look to these entities' experience and prior performance track record as representative of their ability to raise and manage similar pools of capital. Total return information may be influenced by many factors that are not related to a sponsor’s ability to raise and manage similar pools of capital as the programs it sponsors. Although total return of a sponsor is not necessarily indicative of the prior or future performance of the programs it sponsors, a comparison of these companies since September 6, 2011 (the first day all were publicly traded) demonstrates that our sponsor has significantly outperformed the companies included in the competitive set as shown below.
Source: Bloomberg Finance, LP. Total Returns based on closing stock price at the beginning date of the period and closing stock price at end date of period using a daily ending convention. Assumes dividends are not reinvested and, if applicable, split adjusted. 1) The peers included in this chart, or their affiliates, have all sponsored and advised a non-traded REIT or business development company. 2) Based on the most recent initial public offering date of the companies in the competitive set. 3) You should not assume that the past performance of NorthStar Realty Finance Corp. (NYSE: NRF) will be indicative of our future performance. There is no public trading market for our shares. Our sponsor’s business and operations is dependent on the CRE finance industry generally, which in turn is dependent upon broad economic conditions in the U.S. and abroad. Adverse conditions in the CRE finance industry could harm our sponsor’s business and financial condition by, among other factors, reducing the value of its existing assets, limiting its access to debt and equity capital, harming its ability to originate new CRE debt and otherwise negatively impacting its operations.
Investment Track-Record
Commercial Real Estate
Our sponsor’s real estate business involves investing in healthcare and net lease properties and other real estate investments such as acquiring manufactured housing communities and investments in joint ventures owning indirect investments in real estate through private equity real estate funds.
Healthcare Properties
As of December 31, 2013, the Managed Companies’ healthcare property portfolio comprised $632.4 million, or 6% of our sponsor’s assets in 93 healthcare properties, which are comprised of 55 assisted living facilities, or ALF, 29 skilled nursing facilities, or SNF, six independent living facilities, or ILF, two memory care facilities, or MCF, and one medical office building, or MOB. All of the healthcare property portfolio was leased to or managed by third-party operators with weighted average lease coverage of 1.1x and a 6.8 year weighted average remaining lease term, generating a current return on equity of 13%. According to the American Senior Housing Association, our sponsor was the 22nd largest owner of senior housing properties in the United States.
From inception through December 31, 2013, the Managed Companies purchased a total of $890.9 million of investments in healthcare-related investments in 139 separate properties. The Managed Companies have invested $233.4 million of equity in healthcare properties since 2006. A majority of the healthcare properties in the portfolio have been financed with mortgages provided by various financial institutions totaling $657.5 million. The Managed Companies sold 39 healthcare properties in four separate transactions for $207.0 million and generated an annualized return on equity of 13% and total return on equity of 19%.

The following presents the Managed Companies’ healthcare property portfolio by property type and geographic location as of December 31, 2013:

Healthcare by Property Type(1)	Healthcare by Geographic Location(2)

__________________________________

(1)	Based on purchase price, or cost.

(2)	Based on number of beds.
Net Lease Properties
As of December 31, 2013, $401.4 million, or 4%, of the Managed Companies’ assets were invested in 26 net lease properties, including one property with three buildings owned through an unconsolidated joint venture, consisting of a portfolio of office, retail and industrial properties totaling 3.2 million square feet with a weighted average remaining lease term of 4.8 years. As of December 31, 2013, these net lease properties were 97% leased, generating a current return on equity of 9%.
From inception through December 31, 2013, the Managed Companies sold four net lease properties totaling 85,455 square feet for a total gain on sale of $44 million. The Managed Companies have invested $121.2 million of equity in net lease properties since 2006. 90% of the properties in the portfolio have been financed with mortgages provided by various financial institutions and/or portfolio level corporate financing totaling $426.7 million. The following presents the Managed Companies’ net lease portfolio across property type and geographic location as of December 31, 2013, based on purchase price, or cost.

Net Lease by Property Type	Net Lease by Geographic Location

Multifamily Properties
As of December 31, 2013, $504.6 million, or 5%, of the Managed Companies’ assets were invested in 15 multifamily properties representing 6,200 units throughout the United States generating a current return on equity of 11%. The Managed Companies have invested $135.5 million of equity in multifamily properties since 2013. All of the properties in the portfolio have been financed with mortgages provided by various financial institutions.

The following presents the Managed Companies’ multifamily portfolio across geographic location as of December 31, 2013, based on cost:
Manufactured Housing Properties
As of December 31, 2013, $1.5 billion, or 14%, of the Managed Companies’ assets were invested in a joint venture with a private investor that owns 119 manufactured housing communities comprised of 27,722 pad rental sites located predominantly in Colorado, Florida, Utah, Texas, New York and Kansas.
The Managed Companies have invested $387.2 million of equity in manufactured housing properties since 2013. All of the properties in the manufactured housing portfolio have been financed with mortgages provided by various financial institutions totaling $1.1 billion, generating a current return on equity of 13%.
The following presents the Managed Companies’ manufactured housing portfolio across geographic location as of December 31, 2013, based on net cash flow(1):
Manufactured Housing by Geographic Location
___________________________________

(1)
Based on trailing twelve month actual rent less operating expenses for communities owned for the full year 2013 and annualized actual from acquisition date through December 31, 2013 for communities owned for less than twelve months. Also includes rent from pad sites and homes and interest from seller financing.

Private Equity Investments
As of December 31, 2013, $ 1.1 billion or 11% of the Managed Companies’ assets were invested in real estate private equity funds. The Managed Companies’ private equity investments, or PE Investments, own limited partnership interests in 81 real estate private equity funds managed by institutional-quality sponsors and these investments have generated a current return on equity of 21%. The Managed Companies have invested $912.7 million of equity in PE Investments since 2013.

The following presents the underlying fund interests in the Managed Companies’ PE Investments by investment type and geographic location based on net asset value as of September 30, 2013:

PE Investments by Underlying Investment Type(1)	PE Investments by Underlying Geographic Location(1)

__________________________________

(1)	Based on individual fund financial statements.
Commercial Real Estate Debt
As of December 31, 2013, $2.2 billion, or 21%, of the Managed Companies’ assets were invested in CRE debt across a portfolio of 68 loan positions with an average investment size of $28.8 million secured by liens on CRE investments of varying security and property types and includes $45 million principal amount of loans related to certain investments accounted for as joint ventures. The Managed Companies’ CRE debt portfolio was comprised of first mortgage loans (63%), mezzanine loans (13%), subordinate mortgage interests (13%) and term loans (11%).
The following presents the portfolio’s diversity across property type and geographic location as of December 31, 2013, based on principal amount:

Loan Portfolio by Property Type	Loan Portfolio by Geographic Location

From the inception of investing activities through December 31, 2013, the Managed Companies originated or purchased $8.4 billion of CRE debt representing 457 total positions, of which 60% were directly originated, 24% were purchased from third parties and 16% were bought as part of CDO portfolio acquisitions including a total of $297.8 million of healthcare-related CRE debt representing 26 positions. Excluding CDO portfolio acquisitions, the Managed Companies have been repaid on 153 of these loan positions totaling $2.4 billion at a weighted average return on equity of 18% while experiencing limited losses on these repaid loans. Furthermore and including CDO portfolio acquisitions, 17 healthcare-related CRE debt positions, totaling $244.0 million, have been repaid.

The Managed Companies, excluding CDO portfolio acquisitions, have realized a 17% weighted average return on equity on 73 first mortgage positions of $1.2 billion, a 19% weighted average return on equity on 29 subordinate mortgage positions of $486.0 million, an 18% weighted average return on equity on 49 mezzanine positions of $763.0 million and a 34% weighted average return on equity on two preferred equity positions of $28.0 million.
In funding its various portfolios of CRE debt, the Managed Companies have endeavored to supplement its equity with available financing that matches the term or maturity of its assets. As of December 31, 2013, the Managed Companies have successfully obtained long-term, non-mark to market, match-funded financing for 85% of its CRE debt portfolio.
Our Sponsor’s Prior Real Estate Programs
Since our sponsor commenced operations, in addition to managing its own portfolio as described above, it has managed third-party capital in four other real estate programs: NorthStar Real Estate Securities Opportunity Fund LP, a multi-investor institutional fund organized to invest in real estate-related securities, which we refer to as the Securities Opportunity Fund, NorthStar Income Opportunity REIT I, Inc., which we refer to as NSIO REIT, NorthStar Income and NorthStar Income II. In addition, our sponsor previously managed NorthStar Funding, LLC, a joint venture between NorthStar Funding Management LLC, an indirect subsidiary of our sponsor, and a single institutional investor organized for the purpose of making investments in subordinate real estate debt, which we refer to as the NSF Venture. We do not consider the NSF Venture to be a prior real estate program of our sponsor because NorthStar Funding Management LLC and the institutional fund jointly approved the investments the NSF Venture made. Nonetheless, we have included a description of the history of the NSF Venture because we believe it is relevant to an evaluation of our sponsor’s management team’s performance.
The Securities Opportunity Fund
The Securities Opportunity Fund was a hedge fund formed by our sponsor on June 25, 2007 to invest primarily in real estate securities, a majority of which were intended to be financed using the CDO market. In July 2007, the Securities Opportunity Fund raised $81 million of equity capital from five unaffiliated, non-U.S. investors who agreed to defer redemption rights for between one to three years, and our sponsor contributed $28 million of its own equity capital to the fund. The Securities Opportunity Fund raised a total of $109 million during its initial offering period. Subsequently, our sponsor contributed an additional $25 million to fund margin calls. A wholly owned affiliate of our sponsor was the manager and general partner of the Securities Opportunity Fund. The Securities Opportunity Fund invested in 12 CRE securities consisting of two CDO bonds ($88.5 million), nine CDO equity positions ($52.2 million) and one CRE bank loan ($20.0 million). The Securities Opportunity Fund was liquidated in 2011.
NSIO REIT
On June 10, 2009, NSIO REIT commenced a private placement sponsored by our sponsor, pursuant to which it offered up to $100.0 million in shares of common stock to accredited investors. NSIO REIT was formed to originate, invest in and manage a diversified portfolio of commercial real estate investments consisting of: (i) CRE debt, including senior mortgage loans, subordinate mortgages, mezzanine loans and participations in such loans; (ii) CRE related securities, such as CMBS, unsecured REIT debt, preferred stock of publicly traded REITs and CDO notes; and (iii) other select CRE equity investments.
NSIO REIT invested in three CMBS totaling $30.6 million. NSIO REIT sold one of the CMBS and realized an 80.5% return on equity and NorthStar Income sold the remaining two CMBS and realized a 31% weighted average return on equity. On September 8, 2010, the NSIO REIT board of directors terminated its private placement in contemplation of a proposed merger of NSIO REIT with and into NorthStar Income, which closed on October 18, 2010, as described below. Through September 8, 2010, NSIO REIT had raised gross offering proceeds of $35.0 million from the sale of 3.7 million shares to 499 investors in its private placement.
NorthStar Income
On July 19, 2010, NorthStar Income commenced its initial public offering sponsored by our sponsor, pursuant to which it was offering up to $1.1 billion in shares of common stock in its continuous initial public offering, on a best efforts basis. NorthStar Income was formed to originate, acquire and manage a portfolio of CRE debt, securities and other select equity investments consisting of: (i) CRE debt, including senior mortgage loans, subordinate mortgages, mezzanine loans and participations in such loans; (ii) CRE related securities, such as CMBS, unsecured REIT debt, and CDO notes; and (iii) other select CRE equity investments.
On October 18, 2010, the merger of NSIO REIT with and into NorthStar Income closed, with NorthStar Income as the surviving entity. Each share of NSIO REIT issued and outstanding immediately prior to the merger was converted into the right to receive, at the election of the holder of such NSIO REIT share: (1) cash, without interest, in an amount of $9.22 per share; or (2) 1.024 shares of NorthStar Income’s common stock for every one share of NSIO REIT stock. NSIO REIT stockholders paid between $9.25 and $10.00 per share and received distributions (once distributions were declared) equal to 8% on an annualized basis. NSIO REIT stockholders owning multiple shares were entitled to elect to receive a combination of cash and shares of common stock. As a result of the merger, NorthStar Income issued 2.9 million unregistered shares of common stock to 411 NSIO REIT stockholders.
From inception through December 31, 2013, NorthStar Income raised total gross proceeds of $1.1 billion; including capital raised in connection with its merger with NSIO REIT and has made the following CRE investments (dollars in thousands):

	Year Ended		From Inception Through
	December 31, 2013		December 31, 2013
	Number	Principal Amount/Cost(1)	Number	Principal Amount/Cost(1)
Investment Type:
CRE debt	17	$712,490	38	$1,260,557
PE Investments(2)	2	255,460	2	255,460
Real estate equity	3	137,524	3	137,524
CRE securities	4	73,967	10	133,398
Total	26	$1,179,441	53	$1,786,939
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(1)	Represents principal amount for real estate debt and securities and cost for real estate equity, which includes net purchase price allocation for intangibles and other assets acquired, if any.

(2)	Excludes contributions related to future funding commitments.
In addition, as of December 31, 2013, NorthStar Income had four term loan facilities outstanding totaling $490.0 million, $473.4 million of which was available. As of March 15, 2014, NorthStar Income had three term loan facilities outstanding totaling $390.0 million, $373.4 million of which was available. NorthStar Income contributed $199.2 million of CRE debt collateral to the NorthStar 2012-1 securitization financing transaction, or 2012-1, and also completed a $532 million securitization financing transaction for NorthStar 2013-1, or 2013-1. The 2012-1 securitization financing transaction was the first of its kind since 2007 for which NorthStar Income expects to earn a yield of approximately 15% on its invested equity in the transaction, inclusive of fees and estimated transaction expenses, assuming all of the underlying loans are repaid at their initial maturity. The 2013-1 securitization financing transaction was also a market leading transaction with structural features and execution yet to be replicated by other issuers for which NorthStar Income expects to earn a yield of approximately 12% on its invested equity in the transaction, inclusive of fees and estimated transaction expenses, assuming all of the underlying loans are repaid at their initial maturity. Both securitization financing transactions provide NorthStar Income with permanent, non-recourse, non-mark to market financing for its contributed CRE debt investments, which strategy is consistent with its business.
NorthStar Income’s primary offering was completed on July 1, 2013 having successfully raised $1.1 billion.
NorthStar Real Estate Income II, Inc.
On May 6, 2013, NorthStar Income II commenced its initial public offering sponsored by our sponsor, pursuant to which it is offering up to $1.65 billion in shares of common stock in its continuous initial public offering, on a best efforts basis. NorthStar Income II was formed to originate, acquire and asset manage a diversified portfolio of CRE debt, securities and other select equity investments. We do not consider NorthStar Income II to be a prior real estate program since its registration statement has only been effective since May 2013.
As of December 31, 2013, NorthStar Income II raised total gross proceeds of $27.9 million and had one CRE debt investment of $16.5 million.
NorthStar Funding
The initial businesses and assets contributed to our sponsor at the inception of its operations included a 5% equity interest in the NSF Venture and a 50% equity interest in NorthStar Funding Management LLC, the managing member of the NSF Venture. As managing member, NorthStar Funding Management LLC was responsible for the origination, underwriting, structuring, closing and asset management of investments made by the NSF Venture, all of which were selected by our sponsor.
The NSF Venture originated or acquired a total of $136 million of subordinate real estate debt investments in eight loan positions, comprised of commercial office buildings (95%) and multifamily properties (5%). The NSF Venture did not utilize leverage to acquire its investments or enhance returns. The NSF Venture realized a weighted average return of 15% on $90.1 million of invested equity.
In February 2006, our sponsor sold its outstanding interests in the NSF Venture to the institutional pension fund which owned the remaining equity interest in the NSF Venture and terminated the associated agreements.
Factors Differentiating Us from Prior Real Estate Programs
While our investment objectives are similar to those of each of these prior real estate programs and the NSF Venture, the risk profile and investment strategy of each of these prior real estate programs and the NSF Venture differ from ours. The Securities Opportunity Fund was a traditional hedge fund that focused on structured and synthetic products, allowed for more aggressive levels of leverage and employed higher risk, long and short investment strategies. The investment strategy of NSIO REIT was a broad investment strategy in CRE debt focused on: (i) directly originating loans with improved structures and enhanced returns relative to legacy portfolios; (ii) purchasing discounted loans from distressed sellers; and (iii) purchasing CRE securities at discounts to historical pricing. NorthStar Income’s investment strategy is very similar to that of NSIO REIT. The NSF Venture (which is no longer operational) invested exclusively in subordinate debt, without the use of leverage, and had no origination capabilities. In contrast, we are specifically focused on healthcare assets and also expect that a significant portion of our investment portfolio will be comprised of equity real estate.
Adverse Business Developments
As a result of adverse changes in financial market conditions beginning July 2007, the market value of the Securities Opportunity Fund’s securities investments declined significantly and investors in the Securities Opportunity Fund had experienced significant losses on their original investment. As a result of mark-to-market adjustments reflecting an overall decline in values of real estate securities generally, and a decline in value of the Securities Opportunity Fund’s portfolio securing a $250 million warehouse agreement with a major commercial bank, the Securities Opportunity Fund was required to satisfy a series of contractually required margin calls. During the fourth quarter of 2007 and continuing in the first quarter of 2008, the Securities Opportunity Fund pledged a total of $59 million of cash collateral to the Security Opportunity Fund’s warehouse lender, in addition to the $16 million pledged prior to the margin calls, as security for the obligation to purchase the securities from the lender at the maturity of the warehouse agreement. Our sponsor contributed additional amounts to the Securities Opportunity Fund to fund a significant portion of these margin calls. Ultimately, our sponsor, as the managing member of the Securities Opportunity Fund, determined that it was no longer in the best interests of the Securities Opportunity Fund to meet additional margin calls beyond its contractual requirements in the face of continuing declines in overall asset values. As a result, the lender exercised its right to take control of the collateral, resulting in a $28 million loss to our sponsor. During the first half of 2008, the Securities Opportunity Fund also monetized investment positions which were established to hedge its exposure to declining values of securities financed under the warehouse agreement, thereby offsetting a portion of the recognized loss from the warehouse agreement.
During the second quarter 2010, our sponsor notified the Securities Opportunity Fund’s administrator and limited partners of its decision to liquidate and dissolve the Securities Opportunity Fund. Accordingly, during the second quarter of 2010, the Securities Opportunity Fund began to liquidate its assets in an orderly manner. On July 7, 2010, the Securities Opportunity Fund completed the sale of its remaining investments. Our sponsor determined the Securities Opportunity Fund’s final net asset value and liquidated the Securities Opportunity Fund during 2011.
Because the investments of the Securities Opportunity Fund were sold for less than their original purchase price, the investors in the Securities Opportunity Fund have realized negative rates of return. The internal rate of return for the investors on a weighted average basis was (47)% upon final liquidation.
Additional Information
Please see Tables I, III, IV and V under “Prior Performance Tables” in Appendix A of this prospectus for more information regarding prior real estate programs and operating results of the prior real estate programs, information regarding the results of the prior real estate programs and information regarding the sale or disposition of assets by the prior real estate programs.
Upon request, prospective investors may also obtain from us without charge copies of our offering materials and any public reports prepared in connection with each of our sponsor, NorthStar Income and NorthStar Income II, including a copy of their respective most recent Annual Reports on Form 10-K filed with the SEC within the last 24 months. We will also furnish upon request copies of the exhibits to the Form 10-K for which we may charge a reasonable fee. Many of our offering materials and reports prepared in connection with our sponsor, NorthStar Income and NorthStar Income II are also available at www.nrfc.com, www.northstarreit.com/income and www.northstarreit.com/income2, respectively. Neither the contents of these websites nor any of the materials or reports relating to our sponsor, NorthStar Income and NorthStar Income II are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and other information that our sponsor, NorthStar Income and NorthStar Income II file electronically as NorthStar Realty Finance Corp., NorthStar Real Estate Income Trust, Inc. and NorthStar Real Estate Income II, Inc., respectively, with the SEC.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a summary of certain material federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock that you, as a potential stockholder, may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Internal Revenue Code; current, temporary and proposed Treasury Regulations promulgated thereunder; current administrative interpretations and practices of the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.
We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.
This summary of certain federal income tax consequences applies to you only if you acquire and hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders” and “—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•	a non-U.S. corporation, non-U.S. trust, non-U.S. estate, or an individual who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.
If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.
This summary generally does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.
This summary of certain material federal income tax consideration is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.
Taxation of NorthStar Healthcare Income, Inc.
We intend to elect to be taxed as a REIT beginning with the taxable year ended on December 31, 2013. We believe that we have been organized and intend to operate in such a manner as to qualify for taxation as a REIT.
REIT Qualification
This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.
In connection with our offering, Alston & Bird LLP has delivered an opinion to us that, commencing with our short taxable year beginning on the date that we have satisfied the minimum offering requirements and issued shares of common stock in our offering and ending December 31 of such year, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.
Investors should be aware that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and conduct of our business operations. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification— General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify” below.

Provided that we qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.
Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.
As a REIT, we will generally not be subject to income tax; however, we will be subject to federal tax in the following circumstances:

•
We will be taxed at regular corporate rates on any taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	We may be subject to the “alternative minimum tax” on our items of tax preference;

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below;

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a sale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable federal corporate income tax rate (currently 35%);

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect our profitability;

•
In the event of a failure of the asset tests (other than certain de minimis failures), as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests;

•
In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and that violation is due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure;

•
If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level;

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification— General”;

•
A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a TRS if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s-length pricing standard;

•
If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the ten-year period following the acquisition from the subchapter C corporation, unless the subchapter C corporation elects to treat the transfer of the assets to the REIT as a deemed sale;

•	The earnings of our lower-tier entities that are subchapter C corporations, if any, including domestic TRSs, are subject to federal corporate income tax; and

•
If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Similar rules apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “—Taxable Mortgage Pools.” A “disqualified organization” includes:

•    the United States;
•    any state or political subdivision of the United States;
•    any foreign government;
•    any international organization;
•    any agency or instrumentality of any of the foregoing;

•
any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•    any rural electrical or telephone cooperative.
We do not currently intend to hold REMIC residual interests or interests in taxable mortgage pools.
In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification—General
The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)	that properly elects to be taxed as a REIT and such election has not been terminated or revoked; and

(8)	which meets other tests described below regarding the nature of its income and assets, its distributions, and certain other matters.
The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. We are not required to satisfy conditions (5) and (6) for the first taxable year in which we elect to be taxed as a REIT.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these recordkeeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.
The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, similar relief is available in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements (see “—Failure to Qualify” below), again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we were to fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT. Even if such relief provisions were available, the amount of any resultant penalty tax could be substantial.
Finally, at the end of any year, a REIT cannot have accumulated earnings and profits from a non-REIT corporation’s taxable year. We do not have any prior corporate earnings and profits and have not succeeded to any non-REIT earnings and profits as a result of any merger or acquisition of an entity taxable as a C corporation.
Effect of Subsidiary Entities
Ownership of Partnership Interests.   In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries.   If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a “TRS” as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries owned by the REIT, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as “pass-through subsidiaries.”
In the event that one of our disregarded subsidiaries ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”
Taxable Subsidiaries.   A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. A corporation in which a TRS directly or indirectly owns more than 35% of its stock, by voting power or value, will automatically be treated as a TRS. A corporation that operates or manages, directly or indirectly, a lodging facility or a health care facility or directly or indirectly provides to another person rights to any brand name under which any lodging facility or health care facility is operated cannot be a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the taxable subsidiary earns. Rather, the stock issued by the taxable subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the taxable subsidiary. The value of the TRS securities held by the REIT will be used to compute the REIT’s compliance with the asset tests, as discussed in more detail below. The use of such entities may allow the parent REIT to indirectly undertake certain activities that the REIT rules might otherwise preclude it from doing directly (or through pass-through subsidiaries), such as performing tenant services or activities that give rise to certain categories of income such as management fees.
Income Tests
We must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property;” dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; certain income from qualified temporary investments; and gains from the sale of real estate assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets, as defined below (See “—Asset Tests”) or to hedge certain foreign currency risks and that are clearly and timely identified as hedges will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.

Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•
Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. Rent that we receive from a TRS under a lease of a “qualified health care property” will qualify as “rents from real property” as long as the “qualified health care property” is operated on behalf of the TRS by an “independent contractor” who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and our TRS lessee (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility.

•
Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•
Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and non-customary services to our tenants without tainting our rental income for the related properties. See “—Taxable REIT Subsidiaries.”

In order for the rent paid under our leases to constitute “rents from real property,” our leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•
the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

•
the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

If we lease properties to our TRS, the TRS’s operating agreement with an eligible independent contractor must be respected as such. The federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.
We currently intend to structure any leases we enter into so that they will qualify as true leases for federal income tax purposes. Our belief is based, in part, on the following facts:

•	our operating partnership and the lessee intend for their relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;

•	the lessee will have the right to exclusive possession and use and quiet enjoyment of the property covered by the lease during the term of the lease;

•
the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the property other than the cost of certain capital expenditures, and dictate, either directly or through third-party operators that are eligible independent contractors who work for the lessee during the terms of the leases, how the property will be operated and maintained;

•	the lessee generally will bear the costs and expenses of operating the property, including the cost of any inventory used in their operation, during the term of the lease;

•	the lessee will benefit from any savings and bear the burdens of any increases in the costs of operating the property during the term of the lease;

•
in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the property subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

•
the lessee generally will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of: (i) injury to persons or damage to property occurring at the property; (ii) the lessee’s use, management, maintenance or repair of the property; (iii) taxes and assessments in respect of the property that are obligations of the lessees; (iv) any breach of the leases by the lessees, and (v) the nonperformance of contractual obligations of the lessees with respect to the property;

•	the lessee will be obligated to pay, at a minimum, material base rent for the period of use of the property under the lease;

•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, either directly or through the eligible independent contractors, operates the property;

•
we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the applicable lessee to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the property during the term of its lease; and

•	upon termination of each lease, the applicable property will be expected to have a substantial remaining useful life and substantial remaining fair market value.
If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from our percentage and other leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status.
We expect to enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions that we treat as true leases are financing arrangements or loans rather than true leases for federal income tax purposes. Recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. First, percentage rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages are fixed at the time the percentage leases are entered into, are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits, and conform with normal business practice. More generally, percentage rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.
Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that all of our healthcare real estate will be leased either to third parties which do not constitute related party tenants or to our TRS. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.
Third, the rent attributable to the personal property leased in connection with the lease of real property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property at the beginning and at the end of such taxable year (the “personal property ratio”). To comply with this limitation, our TRS lessee may acquire furnishings, equipment and other personal property. With respect to each healthcare property in which the TRS lessee or the applicable lessee does not own the personal property, we believe either that the personal property ratio will be less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.
Fourth, we cannot furnish or render non-customary services to the tenants of our real estate, or manage or operate our real estate, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the shares of one or more TRSs, which may provide non-customary services to our tenants without tainting our rents from the related real estate, provided, however, that a TRS cannot manage or operate a lodging facility or a health care property. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs.
If a portion of the rent that we receive does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular healthcare property does not qualify as “rents from real property” because either: (i) the percentage rent is considered based on the income or profits of the lessee; (ii) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs (including as a result of a senior housing facilities leased to our TRS failing to qualify as a “qualified health care property” or an operator engaged by our TRS to operate a “qualified health care property” failing to qualify as an eligible independent contractor); or (iii) we furnish non-customary services to the tenants of the healthcare property, or manage or operate the healthcare property, other than through a qualifying eligible independent contractor engaged by a TRS, none of the rent from such leases would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test.
In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.
We may originate and acquire mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the revenue procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the revenue procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.
We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.
We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.
Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions were inapplicable, we would not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.
Asset Tests
At the close of each calendar quarter, we must satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to “straight debt” and certain other securities, as described below.
Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT’s total assets.
Fifth, no more than 25% of the value of our total assets may consist of securities, including securities of TRSs that are not qualifying assets for purposes of the 75% test.
Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt” or one of the other exceptions to the 10% value test.
Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (i) any loan made to an individual or an estate; (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.
Any interests we hold in a REMIC are generally treated as qualifying real estate assets and income we derive from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and our income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a “residual interest” in a REMIC from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay a tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (iii) would result in the application of federal income tax withholding at the maximum rate of 30% (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders.
We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition, such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.
We may hold certain participation interests in mortgage loans and mezzanine loans originated by other lenders. Participation interests are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.
We generally expect to acquire CRE securities that will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other securities which do not qualify as “real estate” for REIT purposes, those securities will not be qualifying assets for purposes of the 75% asset test.
We intend to monitor compliance on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

(1)	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and net capital gains); and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.
These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.
In order for distributions to be counted for this purpose and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in our organizational documents.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.
If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.
It is possible that, from time-to-time, we may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the term-debt structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements or to pay dividends in the form of taxable in-kind distributions of property.
We may be able to cure a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Income Tests” and “—Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals may be eligible for a reduced rate applicable to “qualified dividends” and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.
Prohibited Transactions
Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Foreclosure Property
Foreclosure property is real property (including interests in real property) and any personal property incident to such real property: (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.
Hedging Transactions
We expect to enter into hedging transactions, from time-to-time, with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract are disregarded for purposes of the 75% and 95% gross income tests. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our loans are not secured by “real estate assets” (as described under “—Asset Tests”) or in other situations, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
Taxable Mortgage Pools
An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if: (i) substantially all of its assets consist of debt obligations or interests in debt obligations; (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates; (iii) the entity has issued debt obligations (liabilities) that have two or more maturities; and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. Special rules apply, however, in the case of a TMP that is a REIT, a portion of a REIT or a disregarded subsidiary of a REIT. In that event, the TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. These special rules will not apply to us to the extent we hold all of our assets through our operating partnership.

If a subsidiary partnership of ours (not wholly owned by us directly or indirectly through one or more disregarded entities), such as our operating partnership, were a TMP or owned a TMP, the foregoing rules would not apply. Rather, the TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements, e.g., by causing us to be treated as owning more than 10% of the securities of a C corporation. Because we intend to hold substantially all of our assets, directly or indirectly, through our operating partnership, we will not acquire interests in taxable mortgage pools and will attempt to avoid securitization structures that may be treated as taxable mortgage pools.
Cash/Income Differences
Our operating partnership may acquire debt instruments in the secondary market for less than their principal amount. The amount of such discount will generally be treated as a “market discount” for federal income tax purposes. It is also possible that certain debt instruments may provide for “payment-in-kind,” or PIK, interest which could give rise to “original issue discount” for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with original issue discount to the extent the fair-market value of the modified debt is less than the principal amount of the outstanding debt. In the event that the debt is not considered to be “publicly traded” for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire may be considered to have been issued with the original issue discount of the time it was modified.
In general, our operating partnership will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally our operating partnership is not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on our operating partnership’s disposition of the debt instrument may be treated as ordinary income rather than capital gain.
Finally, in the event that any debt instruments acquired by our operating partnership are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by our operating partnership encounters financial difficulty rendering it unable to pay stated interest as due, our operating partnership may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, our operating partnership may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that our operating partnership may recognize and allocate to us substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this income is recognized. See “—Annual Distribution Requirements.”
Tax Aspects of Investments in Partnerships
We will hold investments through entities, including our operating partnership, that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See “—Effect of Subsidiary Entities—Ownership of Partnership Interests.” Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.
Entity Classification
Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “—Taxable Mortgage Pools.” If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT. See “—Failure to Qualify” above for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of these partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to Partnership Properties
Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations of income, gain, loss and deduction would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners. These rules may apply to the contribution by us to our operating partnerships of the cash proceeds received in offerings of our stock. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.
State, Local and Foreign Taxes
We may be subject to state, local or foreign taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or foreign tax treatment of us may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders to be credited against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.
Taxation of Holders of Our Common Stock
The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.

Taxation of Taxable U.S. Stockholders
As used herein, the term “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•
a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.
Medicare Tax on Unearned Income.   High-income U.S. individuals, estates and trusts will be subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of: (i) the individual’s net investment income; or (ii) the excess of the individual’s modified adjusted gross income over (a) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (b) $125,000 in the case of a married individual filing a separate return or (c) $200,000 in the case of a single individual.
Taxation of U.S. Stockholders on Distributions on Our Common Stock.   As long as we qualify as a REIT, a taxable U.S. stockholder generally must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.
Dividends paid to corporate U.S. stockholders will not qualify for the dividends-received deduction generally available to corporations. In addition, dividends paid to a non-corporate U.S. stockholder generally will not qualify for the 20% tax rate currently applicable for “qualified dividend income.” Our ordinary dividends generally will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum marginal rate of 39.6%. However, the reduced tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable: (i) to dividends received by us from non-REIT corporations, such as TRSs; and (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).
A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held its common stock. See “—Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in its common stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
Stockholders may not include in their individual income tax returns any of a REIT’s net operating losses or capital losses. Instead, the REIT would carry over such losses for potential offset against its future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any “passive activity losses” to offset income they derive from our common stock, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of U.S. stockholders taxed at individual rates). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Participants in our DRP will be treated for tax purposes as having received a distribution equal to the fair market value on the date of distribution of the shares received even if they purchase the shares at a discount to fair market value. As a result, participants in our DRP may have tax liability with respect to the deemed distribution amount, but they will not receive cash distributions to pay such liability.
Taxation of U.S. Stockholders on the Disposition of Our Common Stock.   In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.
Capital Gains and Losses.   A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. However, the maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is generally 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Information Reporting Requirements and Backup Withholding.   We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.
A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability.
New reporting requirements generally will apply with respect to dispositions of REIT shares. Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and IRAs, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. In addition, dividends that are attributable to excess inclusion income, with respect to the REMIC residual interests or taxable mortgage pools, will constitute unrelated business taxable income in the hands of most tax-exempt stockholders. See “—Taxable Mortgage Pools.” Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “Taxation of NorthStar Healthcare Income, Inc.—Requirements for Qualification— General”); and

•
either: (i) one pension trust owns more than 25% of the value of our stock; or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders
The term “non-U.S. stockholder” means a holder of our common stock that is neither a U.S. stockholder nor a partnership or an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the ownership of our common stock, including any reporting requirements.

After June 30, 2014, withholding at a rate of 30% will be required on dividends in respect of, and after December 31, 2016, withholding at a rate of 30% will be required on gross proceeds from the sale of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, after June 30, 2013, dividends in respect of, and after December 31, 2016, gross proceeds from the sale of, our shares held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.
Ordinary Dividends. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest”, or a USRPI, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Any dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See “—Taxation of NorthStar Healthcare Income, Inc.—Taxable Mortgage Pools.” If a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder furnishes to us an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-U.S. stockholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.
Capital Gain Dividends.   For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 35% withholding rate for distributions to non-US stockholders attributable to the REIT’s gains from dispositions of USRPIs. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (i) our common stock is “regularly traded” on an established securities market in the United States; and (ii) the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.
Capital gain dividends that are not attributable to our sale of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-U.S. stockholders or subject to withholding tax.
Non-Dividend Distributions.   A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.
Dispositions of Our Common Stock.   A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we: (i) are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied; or (ii) are a domestically controlled qualified investment entity. A “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned USRPIs that exceed in value 50% of the value of the corporation’s USRPIs, interests in real property located outside the United States, and other assets used in the corporation’s trade or business. No assurance can be provided that we will not become a “United States real property holding corporation.” In addition, we believe that we will be a domestically controlled qualified investment entity, but we cannot assure you that we will be a domestically controlled qualified investment entity in the future. Even if we were a “United States real property holding corporation” and we were not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.
If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS
The following is a summary of some considerations associated with an investment in our shares by a Benefit Plan (as defined below). This summary is based on the provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. This summary does not address issues relating to government plans, church plans, and foreign plans that are not subject to ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code but that may be subject to similar requirements under other applicable laws. Such plans must determine whether an investment in our shares is in accordance with applicable law and the plan documents.
We collectively refer to employee pension benefit plans subject to ERISA (such as profit sharing, section 401(k) and pension plans), other retirement plans and accounts subject to Section 4975 of the Internal Revenue Code but not subject to ERISA (such as IRAs, Keoghs and medical savings accounts), health and welfare plans subject to ERISA, and entities that hold assets of such plans as “Benefit Plans.” Each fiduciary or other person responsible for the investment of the assets of a Benefit Plan seeking to invest plan assets in our shares must consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•
in the case of a Benefit Plan subject to ERISA, whether the investment is in accordance with ERISA’s fiduciary requirements, including the duty to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration, to invest plan assets prudently, and to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	the need to value the assets of the Benefit Plan annually or more frequently;

•	whether the investment will ensure sufficient liquidity for the Benefit Plan;

•	whether the investment is made in accordance with Benefit Plan documents;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code; and

•
whether the investment will produce an unacceptable amount of unrelated business taxable income to the Benefit Plan (see “U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders”).

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.
Prohibited Transactions
Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under current Department of Labor regulations, a person is deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. The prohibited transaction rules under ERISA and the Internal Revenue Code also prohibit fiduciary self-dealing such as the use of Benefit Plan assets to increase his or her own compensation. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.
Plan Asset Considerations
In order to determine how ERISA and the Internal Revenue Code apply to an investment in our shares by a Benefit Plan, a Benefit Plan fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA provides generally that the term “plan assets” has the meaning as set forth in Department of Labor regulations as modified or deemed to be modified by Section 3(42) of ERISA. The Department of Labor has issued regulations that provide guidelines as to whether and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan under ERISA or the Internal Revenue Code when the plan invests in that entity, which we refer to as the Plan Asset Regulation. Under the Plan Asset Regulation, as modified or deemed to be modified by the express exceptions noticed in Section 3(42) of ERISA, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.
In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management could be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA.
If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to comply with certain existing statutory or administrative class exemptions from the prohibited transaction restrictions or obtain an individual administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.
If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” A publicly offered security must be:

•	Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act;

•	“Widely held,” such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“Freely transferable.”
Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Exchange Act. In addition, we expect to have over 100 independent stockholders, such that shares of common stock will be “widely held.” Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, we believe that the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable. Nonetheless, we cannot assure you that the Department of Labor, a court and/or the U.S. Treasury Department could not reach a contrary conclusion.
Assuming that shares of common stock will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transfer of shares of common stock and the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.
Other Prohibited Transactions
A prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975 of the Internal Revenue Code) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.
Annual Valuation
A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA or similar account must provide an IRA (or other account) participant with a statement of the value of the IRA (or other account) each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.
Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

Until 18 months after we have completed our offering stage (or for whatever period may be required by applicable rules and regulations), our advisor has indicated that it intends to use the most recent price paid to acquire a share in our primary offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares; provided that if we have sold a material amount of assets and distributed the net sales proceeds to our stockholders, we will determine the estimated per share value by reducing the most recent per share offering price by the per share amount of such net proceeds which constituted a return of capital. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership.
When determining the estimated value of our shares from and after 18 months after the completion of our offering stage (or for whatever period may be required by applicable rules and regulations), our advisor or another firm we choose for that purpose will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We may not obtain independent appraisals or valuations for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. The estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 450,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 400,000,000 shares are classified as common stock with a par value of $0.01 per share and 50,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time-to-time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. Our board of directors may classify or reclassify any unissued shares of our common stock from time-to-time into one or more classes or series; provided, however, that the voting rights per share (other than any publicly held share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of publicly held shares as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.
Common Stock
The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, under the mandatory provisions of the MGCL, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors to hold office until the next annual meeting of stockholders and until successors are elected and qualify. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time-to-time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in our offering will be fully paid and nonassessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.
We do not issue certificates for shares of our common stock. Shares of our common stock are held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:
NorthStar Healthcare Income, Inc.
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, Missouri 64121-9923
(888) 378-4636
Preferred Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Meetings, Special Voting Requirements and Access To Records
An annual meeting of the stockholders will be held each year on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our board of directors, a majority of our independent directors, the Chairman of our Board, Chief Executive Officer, President or upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. The meeting must be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except as set forth in the next two paragraphs.
Under the mandatory provisions of the MGCL, stockholders are not entitled to vote to cause the company to dissolve or terminate, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless such matters are first declared advisable by the board of directors. Even if declared advisable by the board of directors, a Maryland corporation generally cannot perform any such action, unless the action is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for the approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Thus, our board of directors is required to obtain, as a matter of law, the approval of our stockholders on: (i) the amendment of our charter; (ii) our dissolution; or (iii) our merger or consolidation or the sale or other disposition of all or substantially all of our assets. Under our charter, these matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither our advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.
Our advisory agreement, including the selection of our advisor, is approved annually by our board of directors including a majority of our independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge.
Under the MGCL, our stockholders are entitled to inspect and copy, upon written request during usual business hours, the following corporate documents: (i) our charter; (ii) our bylaws; (iii) minutes of the proceedings of our stockholders; (iv) annual statements of affairs; and (v) any voting trust agreements. A stockholder may also request access to any other corporate records, which may be evaluated solely in the discretion of our board of directors. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, is maintained as part of our books and records and is available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within ten days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs. We may also require such stockholder sign a confidentiality agreement in connection with the request.
Exclusive Forum
Our bylaws provide that the Circuit Court for Baltimore City, Maryland is the exclusive forum for derivative lawsuits brought on our behalf, actions for breach of fiduciary duty, actions pursuant to the MGCL and actions asserting claims governed by the internal affairs doctrine, unless we consent to the selection of an alternative forum.
Restriction on Transfer and Ownership of Shares of Capital Stock
For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year other than our first taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the transfer and ownership of shares of our stock which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% in value of the aggregate of our then outstanding shares of capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding shares of common stock; (ii) any person or entity from owning or acquiring, directly or indirectly shares of our stock to the extent such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons.
Our charter provides that the shares of our capital stock that, if transferred, would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (iii) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (iv) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. The trustee will receive all dividends and other distributions on the shares of our capital stock held by the trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee also will be entitled to exercise all voting rights of the shares of capital stock held by the trust. Subject to Maryland law, effective as of the date that shares have been transferred to the trustee, the trustee will have the authority (at the trustee’s sole discretion) to rescind as void any vote cast by the intended transferee prior to our discovery that shares have been transferred to the trustee and to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary; provided, however, that if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limits based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.
The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no later than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. Upon any such transfer, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. The purported transferee or holder will receive a per share price equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of the event causing the shares to be held in trust); and (ii) the price received by the trustee net of any selling commission and expenses. The trustee may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to the purported transferee or holder and are owed by the purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. If, prior to our discovery that shares have been transferred to the trustee, such shares are sold by a purported transferee or holder, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee or holder received an amount for such shares that exceeds the amount that such purported transferee or holder was entitled to receive, such excess must be paid and aggregated to the trustee upon demand.
In addition, until the trustee has sold the shares held in the trust, we have the right to purchase any shares held by the trust at the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share at the time of the gift or devise) and (ii) the market price on the date we, or our designee, exercise such right. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. We may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to the purported transferee or holder and are owed by the purported transferee or holder to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
Any person who (i) acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or (ii) owns shares of our capital stock that were transferred to any such trust, is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required for us to qualify as a REIT.

The ownership limits do not apply to a person or persons that our board of directors exempts from the ownership limit upon appropriate assurances (including certain representations and undertakings from the intended transferee) that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year is required to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.
Distributions
We generally pay distributions on a monthly basis based on daily record dates. We declared distributions for the period from April 5, 2013 through December 31, 2013 of $1.3 million, of which $0.6 million was reinvested in our DRP. For the respective period, we paid distributions at an annualized distribution rate of 6.75% based on a purchase price of $10.00 per share of our common stock. Distributions are generally paid to stockholders on the first day of the month following the month for which the distribution has accrued.
The following table presents distributions declared for the period from April 5, 2013 through December 31, 2013:

	Distribution(1)
Period	Cash	DRP	Total	Cash Flow from Operations	Funds from Operations
Period from April 5, 2013 through December 31, 2013	$670,925	$640,961	$1,311,886	$(343,225)	$(2,428,445)
___________________________________

(1)	Represents distributions declared for such period, even though such distributions are actually paid to stockholders the month following such period.
All distributions declared for the period from April 5, 2013 through December 31, 2013 were paid using offering proceeds, including from the purchase of additional shares by our sponsor, pursuant to our distribution support agreement discussed below. Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings, sales of assets, our advisor’s deferral of fees and offering proceeds, or we may make distributions in the form of taxable stock dividends. We have not established a cap on the use of proceeds to fund distributions. We can give no assurance that we will pay distributions solely from our cash flow from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of investments. Over the long-term, we expect that our distributions will be paid entirely from cash flow provided by operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment, the type and mix of our investments and accounting of our investments in accordance with U.S. GAAP. As a result, future distributions declared and paid may exceed cash flow provided by operations.
We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our income, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to repurchase shares of our common stock or fund performance-based fees or expenses, our ability to make distributions may be negatively impacted and, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders even though our securities are not readily marketable. Our board of directors does not intend to fund our distributions with our securities. However, our board may have to consider making distributions of our common stock if we do not have enough cash to satisfy the distribution requirements relating to our qualification as a REIT and we obtain a private letter ruling, or PLR, from the IRS treating the stock distributions as dividends for tax purposes. In such a case, we expect that we would offer our stockholders the opportunity to elect to receive their entire distribution in cash or shares of our common stock, subject to a cash limitation of not less than a percentage specified in the PLR of the aggregate distribution being made. If our stockholders were to elect to receive cash distributions in excess of the cash limitation, stockholders electing to receive cash would receive a prorated portion of the available cash and would receive the balance of their distributions in stock. The receipt of our shares of common stock in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the shares. In addition, they may receive less for their shares in such liquidation than the amount we value the shares for purposes of the stock dividend. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.
Our organizational documents permit us to pay distributions from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a cap on the use of proceeds to fund distributions. We have paid, and may continue to pay, distributions from sources other than our cash flow from operations, and therefore, we will have less cash available for investments and your overall return may be reduced. In order to provide additional funds to pay distributions on shares purchased in our primary offering at a rate of at least 6.75% per annum on stockholders’ invested capital, our sponsor has agreed to purchase up to an aggregate of $10.0 million in shares of our common stock (which includes the $2.0 million in shares purchased by an affiliate of our sponsor to satisfy the minimum offering amount) at $9.00 per share until August 7, 2015 as described in more detail below. However, we are not obligated by our governing documents nor can there be any assurance that we will pay any certain amount of distributions on stockholders’ invested capital, even during the two-year period following commencement of our offering. Moreover, if our sponsor’s financial condition suffers and it has insufficient cash from operations to meet its obligations, it may need to borrow money or use unrestricted cash in order to satisfy this commitment to us. If our sponsor is unable to obtain financing and cannot satisfy this commitment to us, or in the event that a NorthStar affiliate no longer serves as our advisor, which would result in the termination of our sponsor’s share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to stockholders would be adversely impacted. After our distribution support agreement with our sponsor has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all.
Under the terms of our distribution support agreement, if the cash distributions we pay for any calendar quarter exceed our MFFO for such quarter, our sponsor will purchase shares following the end of such calendar quarter for a purchase price equal to the amount by which the distributions paid on such shares exceed our MFFO for such quarter, up to an amount equal to a 6.75% cumulative, non-compounded annual return on stockholders’ invested capital prorated for such quarter. In such instance, we may be paying distributions from proceeds of the shares purchased by our sponsor, not from cash flow from our operations.
The purchase price for shares issued to our sponsor pursuant to this commitment will be equal to the per share price in our primary offering as of the purchase date, reduced by the selling commissions and dealer manager fee which are not payable in connection with sales to our affiliates. As a result, the net proceeds to us from the sale of shares to our sponsor will be the same as the net proceeds we receive from the sales of shares to the public in our offering.
In connection with the distribution support agreement, summarized financial information of our sponsor follows. Our sponsor is subject to the periodic reporting obligations of the Exchange Act.
The selected historical consolidated information presented for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, relates to our sponsor’s operations and has been derived from our sponsor’s quarterly reviewed and year-end audited consolidated financial statements. Our sponsor’s consolidated financial statements include variable interest entities where our sponsor is the primary beneficiary and voting interest entities which are generally majority or wholly owned and controlled by our sponsor. Certain prior period amounts have been reclassified in the consolidated financial statements to conform to current period presentation.
Selected Historical Consolidated Information for NorthStar Realty Finance Corp.

	Years Ended December 31,
Operating Data(1):	2013	2012	2011	2010	2009
	(Dollars in thousands except per share and dividends declared data)
Net interest income on debt and securities	$265,837	$335,496	$355,921	$273,727	$126,342
Total other revenues	330,785	165,069	122,457	118,576	92,247
Total expenses	460,588	308,159	328,624	409,314	289,809
Income (loss) from operations	136,034	192,406	149,754	(17,011)	(71,220)
Income (loss) from continuing operations	(79,554)	(275,040)	(259,855)	(391,948)	(154,259)
Net income (loss)	(87,910)	(273,089)	(242,526)	(389,560)	(136,576)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	(137,453)	(288,587)	(263,014)	(395,466)	(151,208)
Earnings Per Share:
Basic	$(0.65)	$(2.31)	$(2.94)	$(5.17)	$(2.16)
Diluted	$(0.65)	$(2.31)	$(2.94)	$(5.17)	$(2.16)
Dividends declared per share of common stock	$0.85	$0.66	$0.46	$0.40	$0.40

	December 31,
Balance Sheet Data:	2013	2012	2011	2010	2009
	(Dollars in thousands except per share and dividends declared data)
Cash and cash equivalents	$635,990	$444,927	$144,508	$125,439	$138,928
Operating real estate, net	2,369,505	1,390,546	1,089,449	938,062	978,902
Real estate debt investments, net	1,031,078	1,832,231	1,710,582	1,821,764	1,936,482
Investments in private equity funds, at fair value	586,018	—	—	—	—
Investments in and advances to unconsolidated ventures	142,340	111,025	96,143	99,992	38,299
Real estate securities, available for sale	1,052,320	1,124,668	1,473,305	1,691,054	336,220
Total assets	6,360,050	5,513,778	5,006,437	5,151,991	3,669,564
Total borrowings	3,342,071	3,790,072	3,509,126	3,416,939	2,042,422
Total liabilities	3,662,587	4,182,914	3,966,823	3,779,478	2,210,924
Preferred stock	697,352	504,018	241,372	241,372	241,372
Total equity	2,697,463	1,330,864	1,039,614	1,277,691	1,363,818

	Years Ended December 31,
Other Data:	2013	2012	2011	2010	2009
	(Dollars in thousands)
Cash flow from (used in):
Operating activities	$240,674	$76,911	$59,066	$35,558	$54,518
Investing activities	(2,285,153)	51,901	383,323	403,325	123,319
Financing activities	2,235,542	171,607	(423,320)	(452,372)	(172,948)

Funds from Operations and Modified Funds from Operations
We believe that FFO and MFFO, both of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (loss) (computed in accordance with U.S. GAAP), excluding gains (losses) from sales of depreciable property, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment on depreciable property owned directly or indirectly and after adjustments for unconsolidated ventures.
Changes in the accounting and reporting rules under U.S. GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. For instance, the accounting treatment for acquisition fees related to business combinations has changed from being capitalized to being expensed. Additionally, publicly registered, non-traded REITs are typically different from traded REITs because they generally have a limited life followed by a liquidity event or other targeted exit strategy. Non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation as compared to later years when the proceeds from their initial public offering have been fully invested and when they may seek to implement a liquidity event or other exit strategy. However, it is likely that we will make investments past the acquisition and development stage, albeit at a substantially lower pace.
Acquisition fees and expenses paid to our advisor and third parties in connection with the acquisition of equity investments are considered expenses and are included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under U.S. GAAP. Such fees and expenses will not be reimbursed by our advisor or its affiliates and third parties, and therefore, in the event that proceeds from our offering are not sufficient to fund the payment or reimbursement of acquisition fees and expenses to our advisor, such fees and expenses would be paid from other sources, including new financing, operating cash flow, net proceeds from the sale of investments or from other cash flow. All paid and accrued acquisition fees and expenses will have negative effects on future distributions to stockholders and cash flow generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.
Acquisition fees paid to our advisor in connection with the acquisition and origination of debt investments are amortized over the life of the investment as an adjustment to interest income under U.S. GAAP and are therefore, included in the computation of net income (loss) and income (loss) from operations, both of which are performance measures under U.S. GAAP. Such acquisition fees are paid in cash that would otherwise be available to distribute to our stockholders. In the event that proceeds from our offering are not sufficient to fund the payment or reimbursement of acquisition fees and expenses to our advisor, such fees would be paid from other sources, including new financing, operating cash flow, net proceeds from the sale of investments or from other cash flow. We believe that acquisition fees incurred by us negatively impact our operating performance during the period in which such investments are originated or acquired by reducing cash flow and therefore the potential distributions to our stockholders. However, almost always, we earn origination fees for debt investments from our borrowers in an amount equal to the acquisition fees paid to our advisor, and as a result, the impact of acquisition fees to our operating performance and cash flow would be minimal.
The acquisition and origination of debt investments and the corresponding acquisition fees paid to our advisor (and any offsetting origination fees received from our borrowers) associated with such activity is a key operating feature of our business plan that results in generating income and cash flow in order to make distributions to our stockholders. Therefore, the exclusion for acquisition fees may be of limited value in calculating operating performance because acquisition fees affect our overall long-term operating performance and may be recurring in nature as part of net income (loss) and income (loss) from operations over our life.
Due to certain of the unique features of publicly registered, non-traded REITs, the IPA, an industry trade group, standardized a performance measure known as MFFO and recommends the use of MFFO for such REITs. Management believes MFFO is a useful performance measure to evaluate our business and further believes it is important to disclose MFFO in order to be consistent with the IPA recommendation and other non-traded REITs. MFFO that adjusts for items such as acquisition fees would only be comparable to non-traded REITs that have completed the majority of their acquisition activity and have other similar operating characteristics as us.
MFFO is a metric used by management to evaluate our future operating performance once our organization and offering and acquisition and development stages are complete and is not intended to be used as a liquidity measure. Although management uses the MFFO metric to evaluate future operating performance, this metric excludes certain key operating items and other adjustments that may affect our overall operating performance. MFFO is not equivalent to net income (loss) as determined under U.S. GAAP.
We compute MFFO in accordance with the definition established by the IPA and adjusted for certain items, such as accretion of a discount and amortization of a premium on borrowings and related deferred financing costs, as such adjustments will be helpful in assessing our operating performance. Our computation of MFFO may not be comparable to other REITs that do not calculate MFFO using the current IPA definition. MFFO excludes from FFO the following items:

•	acquisition fees and expenses;

•
non-cash amounts related to straight-line rent and the amortization of above or below market and in-place intangible lease assets and liabilities (which are adjusted in order to reflect such payments from an accrual basis of accounting under U.S. GAAP to a cash basis of accounting);

•	amortization of a premium and accretion of a discount on debt investments;

•	non-recurring impairment of real estate-related investments;

•	realized gains (losses) from the early extinguishment of debt;

•
realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

•
unrealized gains (losses) from fair value adjustments on real estate securities, including commercial mortgage-backed securities and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

•	unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to contingent purchase price obligations; and

•	adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.
Certain of the above adjustments are also made to reconcile net income (loss) to net cash provided by (used in) operating activities, such as for the amortization of a premium and accretion of a discount on debt and securities investments, amortization of fees, any unrealized gains (losses) on derivatives, securities or other investments, as well as other adjustments.
MFFO excludes non-recurring impairment of real estate-related investments. We assess the credit quality of our investments and adequacy of reserves on a quarterly basis, or more frequently as necessary. Significant judgment is required in this analysis. We consider the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the competitive situation of the region where the borrower does business. Fair value is typically estimated based on discounting the expected future cash flow of the underlying collateral taking into consideration the discount rate, capitalization rate, occupancy, creditworthiness of major tenants and many other factors. This requires significant judgment and because it is based on projections of future economic events, which are inherently subjective, the amounts ultimately realized may differ materially from the carrying value as of the balance sheet date. A property’s value is considered impaired if our estimate of the aggregate future undiscounted cash flow to be generated by the property is less than the carrying value of the property. If the estimated fair value of the underlying collateral for the debt investment is less than its net carrying value, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. The value of our investments may be impaired and their carrying values may not be recoverable due to our limited life.
We believe that MFFO is a useful non-GAAP measure for non-traded REITs. It is helpful to management and stockholders in assessing our future operating performance once our organization and offering and acquisition and development stages are complete, because it eliminates from net income non-cash fair value adjustments on our real estate securities and acquisition fees and expenses that are incurred as part of our investment activities. However, MFFO may not be a useful measure of our operating performance or as a comparable measure to other typical non-traded REITs if we do not continue to operate in a similar manner to other non-traded REITs, including if we were to extend our acquisition and development stage or if we determined not to pursue an exit strategy.
However, MFFO does have certain limitations. For instance, the effect of any amortization or accretion on investments originated or acquired at a premium or discount, respectively, is not reported in MFFO. In addition, realized gains (losses) from acquisitions and dispositions are not reported in MFFO, even though such realized gains (losses) could affect our operating performance and cash available for distribution. Stockholders should note that any cash gains generated from the sale of investments would generally be used to fund new investments.
Neither FFO nor MFFO is equivalent to net income (loss) or cash flow provided by operating activities determined in accordance with U.S. GAAP and should not be construed to be more relevant or accurate than the U.S. GAAP methodology in evaluating our operating performance. Neither FFO nor MFFO is necessarily indicative of cash flow available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Furthermore, neither FFO nor MFFO should be considered as an alternative to net income (loss) as an indicator of our operating performance.
The following table presents a reconciliation of FFO and MFFO to net income (loss) attributable to our common stockholders for the year ended December 31, 2013:

Funds from Operations:
Net income (loss) attributable to NorthStar Real Estate Healthcare Income, Inc. common stockholders	$(2,560,264)
Adjustments:
Depreciation and amortization	131,989
Depreciation and amortization related to non-controlling interests	(170)
Funds from operations	(2,428,445)
Modified Funds from Operations:
Funds from Operations	(2,428,445)
Adjustments:
Acquisition fees and transaction costs	2,813,929
Straight-line rental (income) loss	(53,101)
Amortization of premiums, discounts and fees on investments and borrowings, net	31,348
Adjustments related to non-controlling interests	(9,312)
Modified funds from operations	$354,419
Net Tangible Book Value Per Share
The offering price in our offering is higher than the net tangible book value per share of our common stock as of December 31, 2013. Net tangible book value per share is calculated including tangible assets but excluding intangible assets such as deferred costs or goodwill and any other asset that cannot be sold separately from all other assets of the business as well as intangible assets for which recovery of book value is subject to significant uncertainty or illiquidity, less liabilities and is a non-GAAP measure. There are no rules or authoritative guidelines that define net tangible book value; however, it is generally used as a conservative measure of net worth, approximating liquidation value. Our net tangible book value reflects dilution in value of our common stock from the issue price as a result of: (i) the substantial fees paid in connection with our offering, including selling commissions and dealer manager fees paid to our dealer manager; and (ii) the fees and expenses paid to our advisor in connection with the acquisition, origination, disposition and asset management of our company.
As of December 31, 2013, our net tangible book value per share was $8.49, compared with our primary offering price per share of $10.00 (ignoring purchase price discounts for certain categories of purchasers) and our DRP price per share of $9.50. Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Although we do not believe net tangible book value is an indication of the value of our shares, if we were to liquidate our assets at this time, you would likely receive less than the purchase price for your shares due to the factors described above with respect to the dilution in value of our common stock.
Further, investors who purchase shares in our offering may experience further dilution of their equity investment in the event that we sell additional common shares in the future, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.
Distribution Reinvestment Plan
Our DRP allows you to have cash otherwise distributable to you invested in additional shares of our common stock. Shares issued pursuant to our DRP are being offered at a 5% discount from the price of shares offered in our primary offering at $9.50 per share. Unless the rules and regulations governing valuations change, from and after 18 months after the completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in our annual report that we publicly file with the SEC. At that time, shares issued pursuant to our DRP will be priced at 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. A copy of our DRP is included as Appendix C to this prospectus.
You may elect to participate in our DRP by completing the subscription agreement or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. You may also withdraw at any time, without penalty, by delivering written notice to us. We may amend, suspend or terminate our DRP for any reason, except that we may not amend our DRP to eliminate a participant’s ability to withdraw from our DRP, at any time upon ten days prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the ownership limits contained in our charter to be violated. Following any termination of our DRP, all subsequent distributions to stockholders would be made in cash.
Participants may acquire shares of our common stock pursuant to our DRP until the earliest date upon which: (i) all the common stock registered in this or future offerings to be offered under our DRP is issued; (ii) our offering and any future offering pursuant to our DRP terminate, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our DRP; or (iii) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our DRP will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.
Holders of common units in our operating partnership may also participate in our DRP and have cash otherwise distributable to them by our operating partnership invested in our common stock at the current price for which shares are being offered pursuant to our DRP.

Stockholders who elect to participate in our DRP, and who are subject to U.S. federal income taxation laws, will be treated for tax purposes as having received a dividend in an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the U.S. federal income tax treatment of that amount will be as described with respect to distributions under “U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our DRP will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in our DRP.
All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in our DRP will have an opportunity to withdraw from the plan at least annually after receiving this information.
Share Repurchase Program
Our share repurchase program provides an opportunity for you to have your shares of common stock repurchased by us, without fees and subject to certain restrictions and limitations. The purchase price for your shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 18 months after completion of our offering stage (or for whatever period may be required by applicable rules and regulations), our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in our annual report that we publicly file with the SEC.
Prior to the date that we establish an estimated value per share of our common stock, we will initially repurchase shares at a price equal to or at a discount from the purchase price you paid for the shares being repurchased as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%
Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we may not repurchase shares unless you have held the shares for one year. We will repurchase shares within two years of death or “qualifying disability” of a stockholder at the higher of the price paid for the shares or our estimated per share value. Our board of directors, in its sole discretion, shall make the determination of whether a stockholder has a qualifying disability after receiving written notice from the stockholder. Generally, the board of directors will consider a stockholder to have a qualifying disability if he or she is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the stockholder’s employer. We must receive written notice within 180 days after such stockholder’s qualifying disability.
After we establish an estimated value per share of our common stock, we will repurchase shares at 95% of the estimated value per share.

Repurchase of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which last day of the quarter we refer to as the repurchase date. Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date. In the event that you seek the repurchase of all of your shares of our common stock, shares of our common stock purchased pursuant to our DRP may be excluded from the foregoing one-year holding period requirement. If you have made more than one purchase of our common stock (other than through our DRP), the one-year holding period will be calculated separately with respect to each such purchase. In addition, for purposes of the one-year holding period, holders of units of our operating partnership who exchange their operating partnership units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their operating partnership units.
We cannot guarantee that the funds set aside for our share repurchase program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient cash available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, we plan to repurchase the shares of our common stock on a pro rata basis on the repurchase date. In addition, if we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any unredeemed shares, you can: (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.
We are not obligated to repurchase shares of our common stock under our share repurchase program. We presently intend to limit the number of shares to be repurchased to: (i) 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds of the sale of shares under our DRP in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder. There is no fee in connection with a repurchase of shares of our common stock.
The aggregate amount of repurchases under our share repurchase program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our DRP. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our DRP are not sufficient to fund repurchase requests pursuant to the limitations outlined above, our board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets.
Our share repurchase program only provides stockholders a limited ability to have shares repurchased for cash until a secondary market develops for our shares or until our shares are listed on a national securities exchange or included for quotation in a national securities market, at which time our share repurchase program would terminate. No such market presently exists nor are the shares currently listed on an exchange, and we cannot assure you that any market for our shares will ever develop or that we will list the shares on a national securities exchange. Shares repurchased under our share repurchase program will become unissued shares and will not be resold unless such sales are made pursuant to transactions that are registered or exempt from registration under applicable securities laws.
In addition, our board of directors may, in its sole discretion, amend, suspend, or terminate our share repurchase program at any time upon ten-day’s notice except that changes in the number of shares that can be repurchased during any calendar year will take effect only upon ten business days prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.
As of December 31, 2013, we had not received any requests to repurchase shares of common stock pursuant to our share repurchase program.

Liquidity Events
Subject to then-existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage; however, there is no definitive date by which we must do so. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale or roll-off to scheduled maturity of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.
Business Combinations
Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if our board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.
These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.
None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by our board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Our board of directors has adopted a resolution opting out of these provisions. Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.
If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of the stockholders, nomination of individuals for election to our board of directors and the proposal of business to be considered by the stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by or at the direction of our board of directors; or (iii) by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only: (i) by or at the direction of our board of directors; or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of our directors;

•	a requirement that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
We have elected to provide that, at such time as we are subject to Subtitle 8, vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships provided that the number is not fewer than three nor more than 15. We have not elected to be subject to the other provisions of Subtitle 8.
Tender Offers
Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. A tender offer is any widespread solicitation for shares of our stock at firm prices for a limited time period.
In order for a person to conduct a tender offer to one of our stockholders, our charter requires that the person comply with Regulation 14D of the Exchange Act, and provide our company notice of such tender offer at least ten business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.
In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, the noncomplying offeror will be responsible for all of our expenses in connection with that person’s noncompliance.
Restrictions on Roll-up Transactions
Until our shares are listed on a national securities exchange, our charter requires that we follow the policy set forth below with respect to any “roll-up transaction.” In connection with any proposed transaction considered a “roll-up transaction” involving us and the issuance of securities of an entity, or a roll-up entity, that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all assets must be obtained from a competent independent appraiser. The assets must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of the date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our stockholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for our offering.
A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a roll-up entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion into corporate trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our stockholder voting rights; the term of our existence; compensation to our advisor or its affiliates; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our common stockholders who vote “no” on the proposal a choice of:

•	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed roll-up transaction:

•
that would result in our common stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investors’ right to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our stockholders.
Reports to Stockholders
Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with U.S. GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director, our sponsor or any affiliate thereof during the year; and our independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.
Subject to availability, you may authorize us to provide such periodic updates electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

THE OPERATING PARTNERSHIP AGREEMENT
Our operating partnership is a Delaware limited partnership. We intend to hold substantially all of our assets, in our operating partnership or in subsidiary entities in which our operating partnership owns an interest. We are the sole general partner and a limited partner of our operating partnership. Our advisor has contributed $1,000 to our operating partnership in exchange for common units, and NorthStar Healthcare Income OP Holdings has invested $1,000 in exchange for special units. We, our advisor and NorthStar Healthcare Income OP Holdings are currently the only limited partners. The following is a summary of the material terms and provisions of the partnership agreement of NorthStar Healthcare Income Operating Partnership, LP. This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part.
Management of the Operating Partnership
As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. We may not be removed as general partner by the limited partners. Our board of directors has at all times ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Neither NorthStar Healthcare Income OP Holdings nor any other limited partner of our operating partnership may transact business for our operating partnership or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. Pursuant to an advisory agreement with our advisor, we have delegated to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the acquisition, origination, management and disposition of assets and the selection of operators and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.
A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs.
NorthStar Healthcare Income OP Holdings and our advisor have expressly acknowledged, and any future limited partners of our operating partnership will expressly acknowledge, that we, as general partner, are acting for our benefit and the benefit of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to consider the separate interests of the limited partners of our operating partnership in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.
Additional Capital Contributions
In connection with any and all issuances of our shares of common stock, we will make capital contributions to the operating partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by us are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then we shall make a capital contribution of such net proceeds to the operating partnership but will receive additional common units with a value equal to the aggregate amount of the gross proceeds of such issuance. Upon any such capital contribution by us, our capital account will be increased by the actual amount of our capital contribution.
We are authorized to cause our operating partnership to issue additional common units for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and our operating partnership. Our operating partnership may issue preferred partnership units to us if we issue shares of preferred stock and contribute the net proceeds from the issuance thereof to our operating partnership or in connection with acquisitions of property or otherwise, which could have priority over the common units with respect to distributions from our operating partnership, including the common units owned by us.
As sole general partner of our operating partnership, we have the ability to cause our operating partnership to issue additional limited partnership interests. These additional interests may be issued to institutional and other large investors that may prefer to make an investment directly in our operating partnership and may include preferred limited partnership interests or other interests subject to different distribution and allocation arrangements, fees and redemption arrangements.
If our operating partnership requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may: (i) cause the operating partnership to obtain such funds from outside borrowings or (ii) elect for us or for any of our affiliates to provide such additional funds to the operating partnership through loans or otherwise.
Operations
The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (ii) avoid any federal income or excise tax liability; and (iii) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.
Distributions
The partnership agreement generally provides that, except as provided below with respect to the special units and except upon liquidation of our operating partnership, our operating partnership will distribute cash to the partners of our operating partnership in accordance with their relative partnership units, on a quarterly basis (or, at our election, more or less frequently), in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations and any redemption of special units, any remaining assets of our operating partnership will be distributed in accordance with each partner’s positive capital account balance.
The holder of the special units will be entitled to distributions from our operating partnership equal to 15% of distributions after the other partners, including us, have received, in the aggregate, cumulative distributions equal to their capital contributions plus a 6.75% cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.75% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.
LTIP Units
As of the date of this prospectus, our operating partnership has not issued any LTIP units, which are limited partnership interests in our operating partnership more specifically defined in our partnership agreement, but we may cause our operating partnership to issue LTIP units to members of our board of directors and our management team in accordance with our long-term incentive plan. LTIP units may be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a vesting agreement. In general, LTIP units, a class of partnership units in our operating partnership, will receive the same quarterly per-unit non-liquidating distributions as the common units. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with common units with respect to liquidating distributions. However, our partnership agreement provides that “book gain,” or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership’s assets or the revaluation of our operating partnership’s assets as provided by applicable Treasury Regulations, will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per-unit of the general partner’s common units in our operating partnership. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the fair value of an equal number of our operating partnership’s common units. This valuation is unrelated to our annual valuation provided to ERISA fiduciaries or any valuation required to be provided to our investors following the 18 month period following the completion of our offering (or for whatever period may be required by applicable rules and regulations).
Our partnership agreement provides that our operating partnership’s assets will be revalued upon the occurrence of certain events, specifically additional capital contributions by us or other partners, the redemption of a partnership interest, a liquidation (as defined in the Treasury Regulations) of our operating partnership or the issuance of a partnership interest (including LTIP units) to a new or existing partner as consideration for the provision of services to, or for the benefit of, our operating partnership.
Partnership Expenses
In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and originating our investments, to the extent not paid by us, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to our offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.
Redemption Rights
The holders of common units (other than us and any of our subsidiaries) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. The conversion ratio will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions. Notwithstanding the foregoing, a limited partner shall not be entitled to exercise its redemption rights to the extent that the issuance of shares of our common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, shares of our common stock in excess of the stock ownership limit in our charter;

•	result in shares of our capital stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•
cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, the operating partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

The special units will be redeemed for a specified amount upon the earliest of: (i) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement; or (ii) a listing of our shares. If the triggering event is a listing of our shares, the amount of the payment will be: (i) in the event of a listing on a national securities exchange only, based on the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 30 day period beginning 120 days after such listing event; or (ii) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering. If the triggering event is the termination of our advisory agreement other than for cause, the amount of the payment will be based on the net asset value of our assets as determined by an independent valuation. According to the terms of the partnership agreement, internalization of our advisor would result in the redemption of the special units because our advisory agreement would be terminated upon internalization of our advisory agreement. However, as part of the negotiated consideration for the internalization, the special unit holder might agree to amend or waive the redemption feature. Payment to special unit holders upon a triggering event may be paid, at such holders’ discretion, in the form of: (a) shares of our common stock; or (b) a non-interest bearing promissory note.
Subject to the foregoing, holders of common units (other than us and the holders of the special units) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.
Transferability of Operating Partnership Interests
We may not: (i) voluntarily withdraw as the general partner of our operating partnership; (ii) engage in any merger, consolidation or other business combination; or (iii) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units, other than our advisor and its affiliates.
With certain exceptions limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.
Exculpation
We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.
Indemnification
The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.
Tax Matters
We are our operating partnership’s tax matters partner and, as such, are authorized to act for the operating partnership in the case of an IRS examination of the operating partnership. In addition, as general partner, we have the authority to make tax elections under the Internal Revenue Code on our operating partnership’s behalf.

Term
The operating partnership will continue in full force and effect until dissolved upon the first to occur of any of the following events:

•	the bankruptcy, dissolution, death, removal or withdrawal of the general partner (unless the limited partners elect to continue our operating partnership);

•
the passage of 90 days after the sale or other disposition of all or substantially all the assets of our operating partnership and receipt of all payments on any installment obligation received for such assets; or

•	the election by the general partner that our operating partnership should be dissolved.
Amendments
In general, we may amend the partnership agreement without the consent of the limited partners. However, any amendment to the partnership agreement that would adversely affect the redemption rights or certain other rights of the limited partners requires the consent of limited partners holding a majority in interest of the limited partnership interests in our partnership.

PLAN OF DISTRIBUTION
General
We are publicly offering $1,000,000,000 in shares of our common stock on a “best efforts” basis through our dealer manager. Because this is a “best efforts” offering, our dealer manager must use only its best efforts to sell the shares in our primary offering and has no firm commitment or obligation to purchase any of our shares. Shares of our common stock sold in our primary offering are being offered at $10.00 per share. All shares offered in our primary offering are subject to discounts available for certain categories of purchasers as described below. We are also offering up to $100,000,000 in shares issuable pursuant to our DRP. Any shares purchased pursuant to our DRP will be sold at $9.50 per share. We reserve the right to reallocate shares of our common stock being offered between our primary offering and our DRP. Unless the rules and regulations governing valuations change, from and after 18 months after the completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in the annual and quarterly reports that we publicly file with the SEC. At that time, shares issued pursuant to our DRP will be priced at 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. If our board of directors determines that it is in our best interests, we may conduct one or more follow-on public offerings upon termination of our offering. Our charter does not restrict our ability to conduct offerings in the future.
In April 2014, our board of directors determined to extend our offering for one year to August 7, 2015, which is three years after the commencement of our offering. Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as February 3, 2016. We may continue to offer shares under our DRP beyond these dates until we have sold $100,000,000 in shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement on an annual basis to continue our offering. We may terminate our offering at any time.
Our dealer manager is a securities broker-dealer registered with the SEC and a member firm of FINRA that was formed in 2009. The principal business of our dealer manager is to sell the securities offered by programs sponsored by our sponsor. Our dealer manager is indirectly owned and controlled by our sponsor.
Compensation of Dealer Manager and Participating Broker-Dealers
Except as provided below, our dealer manager receives selling commissions of 7% of the gross offering proceeds from shares sold in our primary offering. Our dealer manager also receives 3% of our gross primary offering proceeds as compensation for acting as our dealer manager. We will not pay any selling commissions or dealer manager fees for shares sold under our DRP.
We expect our dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager reallows all of its selling commissions attributable to a participating broker-dealer. Our dealer manager may also reallow a portion of its dealer manager fee to any participating broker-dealer as a marketing fee. The amount of the reallowance to any participating broker-dealer is based upon prior or projected volume of sales and the amount of marketing assistance anticipated to be provided in our offering. In addition, to the extent our dealer manager does not reallow the full dealer manager fee for shares sold in our primary offering to participating broker-dealers as a marketing fee, our dealer manager may use the portion of its dealer manager fee that it retains to reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with our offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that our dealer manager will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of our primary offering, as required by the rules of FINRA.
We may also sell shares at a discount to our primary offering price through the following distribution channels in the event that the investor:

•	pays a broker a periodic fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee;”

•
has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.
If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 7% discount, or at $9.30 per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels. Neither our dealer manager nor its affiliates will compensate any person engaged as a financial advisor by a potential investor as an inducement for such financial advisor to advise favorably for an investment in us.
If an investor purchases shares in our offering net of commissions through a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, our dealer manager will reduce their dealer manager fee by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our common stock. The investor must include the “Request for Broker-Dealer Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee and the investor must include support for the amount of his or her annual custodial fee with the subscription agreement.
Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager) to reduce or eliminate the selling commission and the dealer manager fee. The amount of net proceeds to us will not be affected by reducing or eliminating selling commissions and dealer manager fees payable in connection with sales to such institutional investors and affiliates.
The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in our primary offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.
Dealer Manager and
Participating Broker-Dealer Compensation

Selling commissions (maximum)	$70,000,000
Dealer manager fee (maximum)	30,000,000
Total	$100,000,000
Subject to the cap on organization and offering costs described below, we also reimburse our dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices. We estimate this cost reimbursement will be a maximum of $500,000.

Under the rules of FINRA, total underwriting compensation in our offering, including selling commissions and the dealer manager fee (excluding reimbursement for accountable bona fide invoiced due diligence expenses), may not exceed 10% of our gross proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering costs to 15% of gross offering proceeds. After the termination of our primary offering and again after termination of our offering under our DRP, our advisor has agreed to reimburse us to the extent the organization and offering costs incurred by us exceed 15% of gross proceeds from our primary offering. However, we expect our total organization and offering costs to be approximately 1.5% of our gross offering proceeds, assuming we raise the maximum offering amount.
To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in our dealer manager agreement.
Special Discounts
Our dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the offering price. We intend to use this “friends and family” program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, company executives, surveyors, attorneys and similar individuals and others to the extent consistent with applicable laws and regulations. We will sell such shares at a 10% discount, or at $9.00 per share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares.
Our executive officers and directors, as well as officers and employees of our advisor and our advisor’s affiliates, at their option, also may purchase the shares offered hereby in our primary offering at a discount from the offering price, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. We will sell such shares at a 10% discount, or at $9.00 per share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares.
We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives at a purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.
We are offering volume discounts to investors who purchase more than $500,000 of shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions we will pay will be reduced. Because our dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales will be reduced.

Assuming an offering price of $10.00 per share, the following table shows the discounted price per share for volume sales of our primary shares for the shares sold in our primary offering:

Dollar Volume Purchased	Purchase Price per Share to Investor	Percentage Based on $10.00 per Share	Commission Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
$500,000 or less	$10.00	7%	$0.70	$0.30	$9.00
$500,001 – $1,000,000	9.90	6%	0.60	0.30	9.00
$1,000,001 – $2,000,000	9.80	5%	0.50	0.30	9.00
$2,000,001 – $3,000,000	9.70	4%	0.40	0.30	9.00
$3,000,001 – $5,000,000	9.60	3%	0.30	0.30	9.00
Over $5,000,000	9.50	2%	0.20	0.30	9.00
We apply the reduced selling price and selling commission to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,425,000 ($9.70 per share), selling commissions of $100,000 and dealer manager fees of $75,000.
To qualify for a volume discount as a result of multiple purchases of our shares, you must use the same participating broker-dealer and you must mark the “Additional Purchase” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Purchase” space. Once you qualify for a volume discount, you are eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in selling commissions and dealer manager fees, the volume discount only applies to the current and future investments.
To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 491(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.
In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.
Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our DRP will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.
Volume discounts for California residents are available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Regardless of any reduction in commissions for any reason, any other fees based upon gross proceeds of our offering are calculated as though the purchaser paid $10.00 per share. An investor qualifying for a discount receives a higher percentage return on his or her investment than investors who do not qualify for such discount. Please note that although you are permitted to participate in our DRP, if you qualify for the discounts and fee waivers described above, you may be able to receive a lower price on subsequent purchases in our offering than you would receive if you participate in our DRP and have your distributions reinvested at the price offered thereunder.
Term and Termination of the Dealer Manager Agreement
Our agreement with our dealer manager provides that our dealer manager is our exclusive agent and managing dealer until the termination of our offering. Either party may terminate the dealer manager agreement upon 60 calendar days’ written notice to the other party.

SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we utilize certain sales material in connection with our offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material includes information relating to our offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
Our offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of our offering of the shares of our common stock.
LEGAL MATTERS
The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption “U.S. Federal Income Tax Considerations” have been reviewed by and our qualifications as a REIT for federal income tax purposes has been passed upon by Alston & Bird LLP.
EXPERTS
The consolidated financial statements of NorthStar Healthcare Income Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing.
The financial statements of Pinebrook, LLC incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus on our website at www.northstarreit.com/healthcare. There is additional information about us and our advisor and its affiliates on our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of our website are not incorporated by reference in or otherwise a part of this prospectus.
The following documents filed with the SEC, are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 7, 2014;

•	Current Reports on Form 8-K filed with the SEC on January 3, 2014, January 21, 2014, January 22, 2014, January 28, 2014, February 11, 2014, March 5, 2014 and April 11, 2014; and

•	Current Report on Form 8-K/A filed with the SEC on March 14, 2014.
We will provide to each person to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at: NorthStar Healthcare Income, Inc., Attn: Investor Relations, 399 Park Avenue, 18th Floor, New York, New York 10022, (212) 547-2600.
The information relating to us contained in this prospectus should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

ADDITIONAL INFORMATION
We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding our offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. We are subject to the informational reporting requirements of the Exchange Act and under the Exchange Act and will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC.
You may also request a copy of these filings at no cost, by writing or telephoning us at:
NorthStar Healthcare Income, Inc.Attn: Investor Relations
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.
We also maintain a website at www.northstarreit.com/healthcare, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A:
PRIOR PERFORMANCE TABLES
The following prior performance tables provide information relating to the real estate programs sponsored by NorthStar Realty Finance Corp., or our sponsor, and its affiliates, collectively referred to herein as the prior real estate programs. These programs of our sponsor and its affiliates focus on investments in commercial real estate, or CRE, debt, securities and real estate properties. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all prior real estate programs include providing investors with: (i) exposure to CRE debt investments; and (ii) current income. Other than NorthStar Real Estate Income Trust, Inc. and NorthStar Real Estate Income II, Inc., the prior real estate programs were conducted by privately held entities that were not subject to either the up-front commissions, fees and expenses associated with our offering or many of the laws and regulations to which we will be subject. In addition, our sponsor is a publicly traded company with an indefinite duration.
This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.
Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.
Description of the Tables
All information contained in the Tables in this Appendix A is as of December 31, 2013. The following tables are included herein:

Table I	—	Experience in Raising and Investing Funds (As a Percentage of Investment)
Table III	—	Annual Operating Results of Prior Real Estate Programs
Table IV	—	Results of Completed Programs
Table V	—	Sales or Disposition of Assets

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
Table I presents information showing the experience of our sponsor and affiliates in raising and investing funds for prior real estate programs. Information is included for offerings with similar investment objectives that have closed for the three years ended December 31, 2013. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2013 (dollars in thousands).

	NorthStar Realty Finance Corp.	NorthStar Income Opportunity REIT I, Inc.(1)	NorthStar Real Estate Income Trust, Inc.(1)
Dollar amount offered	$3,222,662	$100,000	$1,100,000
Dollar amount raised	$3,222,662	$36,069	$1,100,000
Date offering began	October 29, 2004	June 10, 2009	July 19, 2010
Length of offering (in days)	(2)	495(3)	1078(4)
Months to invest 90 percent of amount available for investment(5)	—	—	—
___________________________________

(1)	On October 18, 2010, NorthStar Income Opportunity REIT I, Inc. completed a merger with NorthStar Real Estate Income Trust, Inc.

(2)
The data includes information with respect to our sponsor’s initial public offering in October 2004 and additional offerings through December 31, 2013. All of our sponsor’s offerings have been conducted on a firm commitment underwritten basis.

(3)	The amount represents the number of days from the date the offering began on June 10, 2009 through the date of the merger with NorthStar Real Estate Income Trust, Inc. on October 18, 2010.

(4)	The amount represents the number of days from the date the offering began on July 19, 2010 through the offering completion date of July 1, 2013.

(5)	Measured from the beginning of the offering.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
Table III presents balance sheet information and the operating results of prior real estate programs with similar investment objectives that have closed for the five years ended December 31, 2013. Please see the “Prior Performance Summary—Adverse Business Developments” section for a description of major adverse business developments experienced by the prior real estate programs.
NorthStar Realty Finance Corp.

	Years Ended December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Balance Sheet
Operating real estate	$2,560,502	$1,538,489	$1,207,519	$1,046,492	$1,062,915
Accumulated Depreciation	(190,997)	(147,943)	(118,070)	(108,430)	(84,013)
Operating real estate, net	2,369,505	1,390,546	1,089,449	938,062	978,902
Real estate debt investments, net	1,031,078	1,832,231	1,710,582	1,821,764	1,936,482
Total assets	6,360,050	5,513,778	5,006,437	5,151,991	3,669,564
Total liabilities	3,662,587	4,182,914	3,966,823	3,779,478	2,210,924
Income Statement
Net interest income	$265,837	$335,496	$355,921	$273,727	$126,342
Rental and escalation income	235,492	112,496	108,549	111,383	84,926
Real estate properties – Operating expenses	(73,668)	(18,679)	(22,611)	(37,605)	(14,560)
Rental and escalation income, net of operating expenses	161,824	93,817	85,938	73,778	70,366
Other revenue	95,293	52,573	13,908	7,193	7,321
Other interest expense	140,507	89,536	94,988	76,669	80,145
Income (loss) from continuing operations	(79,554)	(272,961)	(242,657)	(389,420)	(140,460)
Net income (loss)	(87,910)	(273,089)	(242,526)	(389,560)	(136,576)
Cash Flow Information
Cash provided by (used in) operations	$240,674	$76,911	$59,066	$35,558	$54,518
Cash provided by (used in) investing activities	(2,285,153)	51,901	383,323	403,325	123,319
Cash provided by (used in) financing activities	2,235,542	171607)	(423,320)	(452,372)	(172,948)
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$227,314	$106,497	$59,919	$51,408	$48,058

Total distribution data per $1,000 invested
Cash distributions to investors
Source (on GAAP basis)
Operations	$75	$48	$62	$40	$53
Sales	—	16	—	18	—
Other/Financing	—	—	—	—	—
___________________________________

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (Continued)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
NorthStar Income Opportunity REIT I, Inc.

	2010(1)	2009
	(Dollars in thousands)
Balance Sheet
Total assets	$—	$3,499
Total liabilities	—	1,815
Income Statement
Net interest income	$1,188	$95
Other interest expense	617
Net income (loss)	2,204	682
Cash Flow Information
Cash generated from operations	(155)	54
Cash generated from investing activities	(27,764)	(1,000)
Cash generated from financing activities	29,644	1,002
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$1,075	$—
Total distribution data per $1,000 invested
Cash distributions to investors
Source (on GAAP basis)
Operations	$3	$—
Sales	24	—
Other/financing	—	—
___________________________________

(1)	On October 18, 2010, NorthStar Income Opportunity REIT I, Inc. completed a merger with NorthStar Real Estate Income Trust, Inc.

(2)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (Continued)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
NorthStar Real Estate Income Trust, Inc.

	Years Ended December 31,				For the Period from January 26, 2009 (inception) to December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Balance Sheet
Real estate debt investments, net	$1,074,773	$514,058	$72,937	$—	$—
Operating real estate	125,671	—	—	—	—
Accumulated depreciation	(503)	—	—	—	—
Operating real estate, net	125,168	—	—	—	—
Total assets	1,831,104	859,938	169,365	52,078	3,499
Total liabilities	825,879	342,192	33,458	24,526	1,815
Income Statement
Net interest income	62,374	21,302	2,190	685	95
Rental and escalation income	1,970	—	—	—	—
Real estate properties – operating expenses	(823)	—	—	—	—
Rental and escalation income, net of operating expenses	1,147	—	—	—	—
Other interest expense	583	—	—	—	—
Income (loss) from operations	32,989	14,733	866	(294)	95
Net income (loss)	61,017	15,304	1,598	1,630	682
Cash Flow Information
Cash provided by (used in) operations	66,000	13,367	1,325	(106)	54
Cash provided by (used in) investing activities	(913,785)	(444,395)	(75,678)	(27,764)	(1,000)
Cash provided by (used in) financing activities	753,053	590,896	107,807	48,219	1,002
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$74,345	$25,013	$4,868	$1,361	$—
Total distribution data per $1,000 invested
Cash distributions to investors
Source (on GAAP basis)
Operations	$62	$24	$10	$(42)	$—
Sales	8	21	—	588	—
Other/financing		—	—	—	—
___________________________________

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.

TABLE IV
COMPLETED PROGRAMS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
Table IV presents summary information on the results of prior real estate programs having similar investment objectives that have completed operations since December 31, 2004. All figures are through December 31, 2013.
NorthStar Income Opportunity REIT I, Inc.
(Dollars in thousands)

Dollar amount raised	$36,069
Aggregate compensation paid to sponsor	$40
Duration	16 months	(1)
Date of final sale of security(2)	N/A
Annualized return on investment	8.5%	(3)
Median annual leverage	83.7%
___________________________________

(1)	The amount represents the number of months from the date the offering began on June 10, 2009 through the date of the merger with NorthStar Real Estate Income Trust, Inc. on October 18, 2010.

(2)	On October 18, 2010, NorthStar Income Opportunity REIT I, Inc. completed a merger with Northstar Real Estate Income Trust Inc.

(3)	Internal rate of return from inception of the program through liquidation, including all dividends.

TABLE IV
COMPLETED PROGRAMS (Continued) (UNAUDITED)
Prior Performance Is Not Indicative of Future Results
NorthStar Real Estate Securities Opportunity Fund, L.P.
(Dollars in thousands)

Dollar amount raised	$134,000
Aggregate compensation paid to sponsor	$1,176
Duration	48 months	(1)
Date of final sale of security	June 25, 2010
Annualized return on investment	(47)%	(2)
Median annual leverage	—
___________________________________

(1)	The amount represents the number of months from the date the offering began on June 27, 2007 through the date of the fund’s liquidation on June 28, 2011.
(2)    Internal rate of return from inception of the program through liquidation, including all dividends.

TABLE V
SALE OR DISPOSITION OF ASSETS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
This table presents summary information on dispositions of properties by our sponsor for the three years ended December 31, 2013.
NorthStar Realty Finance Corp
(Dollars in thousands)

				Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total(1)	Original Mortgage Financing	Cost, Capital Improvement, Closing and Soft Cost	Total	(Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
New York	NY	Mar-99	Mar-11	6,886	—		—	6,886	—	5,175	5,175	114
Philadelphia	PA	Apr-10	Mar-11	8,280	—	—	—	8,280	—	8,330	8,330	—
Franklin	WI	Jan-07	Apr-11	2,143	6,236	—	—	8,379	6,366	2,206	8,572	26
Denmark	WI	Jan-07	Apr-11	410	1,194	—	—	1,604	1,219	422	1,641	5
Green Bay	WI	Jan-07	Apr-11	1,068	3,108	—	—	4,176	3,173	1,100	4,273	13
Kenosha	WI	Jan-07	Apr-11	1,390	4,045	—	—	5,436	4,130	1,431	5,561	17
Madison	WI	Jan-07	Apr-11	1,439	4,188	—	—	5,627	4,275	1,482	5,757	17
Manitowoc	WI	Jan-07	Apr-11	1,689	4,914	—	—	6,603	5,017	1,739	6,756	20
Mcfarland	WI	Jan-07	Apr-11	1,290	3,755	—	—	5,045	3,833	1,328	5,161	16
Racine	WI	Jan-07	Apr-11	1,691	4,922	—	—	6,614	5,025	1,742	6,767	20
Racine	WI	Jan-07	Apr-11	1,691	4,922	—	—	6,614	5,025	1,742	6,767	20
Menomonmee	WI	Jan-07	Apr-11	2,045	5,951	—	—	7,996	6,075	2,105	8,180	25
Sheboygan	WI	Jan-07	Apr-11	3,131	9,110	—	—	12,240	9,300	3,223	12,523	38
Stevens Point	WI	Jan-07	Apr-11	1,429	4,157	—	—	5,586	4,244	1,471	5,715	17
Stevens Point	WI	Jan-07	Apr-11	1,429	4,157	—	—	5,586	4,244	1,471	5,715	17
Stoughton	WI	Jan-07	Apr-11	568	1,651	—	—	2,219	1,686	584	2,270	7
Wausau	WI	Jan-07	Apr-11	1,271	3,700	—	—	4,971	3,777	1,309	5,086	15
Wausau	WI	Jan-07	Apr-11	1,271	3,700	—	—	4,971	3,777	1,309	5,086	15
Two Rivers	WI	Jan-07	Apr-11	912	2,653	—	—	3,564	2,708	939	3,647	11
Wisconsin Rapids	WI	Jan-07	Apr-11	380	1,106	—	—	1,486	1,129	391	1,520	5
Norcross	GA	Jul-10	Aug-11	6,696	—	—	—	6,696	—	15,743	15,743	—
Newark	CA	Aug-11	Nov-11	8,851	—	—	—	8,851	—	9,326	9,326	—
Aventura	FL	Jul-10	Jan-12	5,068	—	—	—	5,068	—	3,630	3,630	—
Florence	AZ	Jul-10	Jun-12	1,356	—	—	—	1,356	—	290	290	—
Indianapolis	IN	Mar-11	Apr-12	2,118	—	—	—	2,118	—	1,986	1,986	(29)
Park City	UT	Jan-12	Dec-12	—	—	10,700	—	10,700	—	4,303	4,303	(284)
San Antonio	TX	Dec-11	Dec-12	4,827	—	15,400	—	20,227	—	18,503	18,503	539
Clinton	CT	Jun-13	Oct-13	3,091	7,813	—	—	10,904	7,875	3,029	10,904	367
___________________________________

(1)	All sales resulted in capital gains (losses) and no sales were reported on the installment basis for tax purposes.

TABLE V
SALE OR DISPOSITION OF ASSETS (Continued)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
This table presents summary information on the results of the aggregate sale or disposition of commercial real estate securities by NorthStar Real Estate Income Trust, Inc. for the three years ended December 31, 2013.
NorthStar Real Estate Income Trust, Inc.(1)
(Dollars in thousands)

	Number	Total Dollar Amount Invested	Total Sales Proceeds
2013	1	$41,383	$41,383
2012	2	29,616	$32,379
2011	—	—	$—
___________________________________

(1)	On October 18, 2010, NorthStar Real Estate Income Trust, Inc. completed a merger with NorthStar Income Opportunity REIT I, Inc.

APPENDIX B:
FORM OF SUBSCRIPTION AGREEMENT

NorthStar
HEALTHCARE INCOME

877.940.8777
NorthStarREIT.com/Healthcare

Subscription Agreement Instructions to Investors

PROSPECTUS DATED APRIL 29, 2014

Please carefully read the Prospectus of NorthStar Healthcare Income, Inc. (the "Company"), as supplemented to date, before deciding to subscribe in shares of common stock par value of $0.01 per share, of the Company (the "Shares"). Any person(s) desiring to subscribe should complete, execute and deliver the Subscription Agreement and payment in accordance with the instructions set forth below. Please print in ballpoint pen or type the information. **The sponsor or person designated by the sponsor will send each stockholder a confirmation of his or her purchase after they have been admitted as a stockholder.**

1. Investment	A minimum investment of $4,000 is required. A check for the full purchase price of the shares subscribed for should be made payable to "NorthStar Healthcare Income, Inc." or "NorthStar Healthcare". Shares may be purchased only by persons meeting standards set forth under the Section of the Prospectus entitled "Suitability Standards". Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the "Additional Purchase" box. The "Additional Purchase" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial investment.
2. Form of Ownership	Please check the appropriate box to indicate the type of entity or type of individuals subscribing. • Corporation: An authorized officer must sign. • Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign. In the case of an investment by a general partnership, all partners must sign. • Estate: The personal representative must sign. • Pension Plan, 401K, PSP and Trust: Each trustee must sign. • Individual Owner: Owner must sign. • Joint Tenant With Rights of Survivorship: Each joint tenant must sign. • Community Property: All parties must sign. • IRAs and KEOGHs: The owner and officer (or other authorized signer) of the custodian of the account must sign. The address of the custodian must be provided to receive checks and other pertinent information regarding the investment. • Tenants in Common and Tenants by Entirety: Each tenant must sign. • Uniform Gift To Minors Act (UGMA) or Uniform Transfers To Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor's parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

B-1

3. Investor Registration Information	Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship, tenants-in-common or tenants-by-entirety, include the names of both investors. In the case of partnerships or corporations, include the name of an authorized officer. Trusts should include the name of each trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the residential address, mailing address, if applicable, and telephone number(s) of the registered owner(s) of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.
4. Distribution Information	By electing to participate in the distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 3 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
5. Go Paperless	Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website, www.northstarREIT.com/Healthcare and notifying you via the e-mail address listed here or in Section 3 when such reports are available. I understand that I may receive paper documents at any time by calling 877.940.8777.
6. Subscriber Signatures	Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor's behalf. Please complete this Section so that the Company and your Broker-Dealer can assess whether your subscription is suitable given your financial condition. **If, at any time there is a material change in the investor's financial condition, including the failure to meet the minimum income and net worth standards imposed by his or her state of residence and as set forth in the Prospectus and the Subscription Agreement relating to such investment, the Company requests that such Participant promptly notify the Company and the broker-dealer named in the Subscription Agreement in writing. This request in no way shifts the responsibility of the Company's sponsor, and broker-dealers and registered investment advisors recommending the purchase of shares in this offering, to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the investor.**
7. Broker-Dealer/Registered Representative/Registered Investment Advisor Information	This Section is to be completed by the registered representative or registered investment advisor AND the Broker-Dealer.
8. Payment Instructions	Payment may be made by check or wire transfer. The signed subscription agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer or authorized principal for their signature. Completed subscription agreement can then be mailed via Regular or Overnight Delivery to the address in Section 8.

Notice to Stockholders: The shares of common stock of the Company are subject to restrictions on transfer and ownership for the purpose, among others, of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to: (i) certain restrictions on ownership and transferability; and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

HC-INST_03.2014

B-2

3912

NorthStar HEALTHCARE INCOME

877.940.8777
NorthStarREIT.com/Healthcare

Subscription Agreement

1. Investment **Make checks payable to NorthStar Healthcare Income, Inc.**

☐ State of Sale

$ ______ Investment Amount

☐ Initial Investment (min. is $4,000)

☐ Volume Discount Purchase (min. is $500,001)

☐ Additional Purchase (min. is $100)

☐ Check this box if investor is purchasing through an RIA or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee).

2. Form of Ownership

☐ Corporation ☐ Partnership ☐ Estate ☐ Pension Plan ☐ KEOGH Plan

☐ 401K ☐ PSP ☐ Trust: date______ ☐ Other: please specify______

If you selected one of the account types above, you must provide:

Name of Trust/Corporation/Plan/Other

SSN or TIN of Trust/Corporation/Plan/Other

☐ Individual ☐ Individual TOD[1] ☐ Joint Tenant (with rights of survivorship) ☐ Joint Tenant TOD[1] (with rights of survivorship) ☐ Community Property

☐ Traditional IRA ☐ SEP IRA ☐ Simple IRA ☐ Beneficiary IRA[2] ☐ Roth IRA

☐ Tenants in Common ☐ Tenants by Entirety ☐ UGMA: state of______ ☐ UTMA: state of______

1) Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.northstarREIT.com/Healthcare.
2) Please include deceased person's name, SSN, date of birth and date of death in Section 3 under Co-Investor/Co-Trustee.

Custodian[3] or Third Party Administrator Information[4] (if applicable)

Name of Custodian/Third Party Administrator

Mailing Address

City

State

Zip Code

Custodian/Third Party Administrator Telephone Number

Custodian TIN

Custodian Account Number

3) The Custodian must sign and provide a Medallion Signature Guarantee in Section 6.
4) The Third Party Administrator will be set up as an Interested Party and will receive copies of Trade Confirmations and Statements.

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3. Investor Registration Information

Investor/Trustee/Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

☐ Non U.S. Citizen

Country of Citizenship

Co-Investor/Co-Trustee/Co-Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

DOD (mm/dd/yy for Beneficiary IRA)

☐ Non U.S. Citizen

Country of Citizenship

Daytime Telephone

Evening Telephone

Residential Address (no P.O. Boxes)

City

State

Zip Code

Mailing Address (if different from above)

City

State

Zip Code

Email

4. Distribution Information

☐ DRP Distribution Reinvestment Plan*

* In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in Section 3 above or your Custodian for deposit in your Custodian account cited in Section 2.

☐ Cash: Send check to my Custodian in Section 2.
(custodian accounts only)

☐ Cash: Send check to the address in Section 3.
(non-custodian accounts only)

☐ Cash: Send check to a third party - **fill out information to the right.**
(non-custodian accounts only)

☐ Direct Deposit via ACH - **fill out information to the right.**
(non-custodian accounts only)

Fill out information below If you checked **Cash: Send check to a third party** or **Direct Deposit via ACH**.

Financial Institution/Third Party

Address

City

State

Zip Code

ABA Routing Number

Account Number

☐ Checking
(attach a voided, pre-printed check or deposit slip)

☐ Savings

☐ Brokerage/Other
(send check to a third party only)

5. Go Paperless

initials

E-mail

☐ In lieu of receiving documents*, I authorize NorthStar Healthcare Income, Inc. (NorthStar Healthcare) to make available on its website, www.northstarREIT.com/Healthcare, its **quarterly reports**, **annual reports**, **proxy statements**, **prospectus supplements** or other documents required to be delivered to me, as well as any **investment or marketing updates** and to notify me via the e-mail address listed here or in Section 3 above when such reports are available. I understand that I may receive paper documents at any time by calling 877.940.8777.

*** This election does not include New Account Statements, Trade Confirmations or Quarterly Investor Statements.**

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6. Subscriber Signatures

Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representation on your behalf. In order to induce NorthStar Healthcare to accept this subscription, I hereby warrant that:

INVESTOR INITIALS	CO-INVESTOR INITIALS	ALL REPRESENTATIONS (A-F) MUST BE INITIALED
a.		a. I received a final prospectus of NorthStar Healthcare, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof.
b.		b. I certify that I have (i) a net worth (total assets minus total liabilities, exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND a minimum of $70,000 annual gross income.
c.		c. I have accepted the terms and conditions of NorthStar Healthcare's charter.
d.		d. I am purchasing shares for my own account and acknowledge that the investment is not liquid.
e.		e. I declare that the information supplied is true and correct and may be relied upon by NorthStar Healthcare.
f.		f. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares.

INVESTOR INITIALS	CO-INVESTOR INITIALS	STATE WHERE YOU RESIDE REPRESENTATION MUST BE INITIALED
g.		g. If I am an **Alabama** investor, I meet NorthStar Healthcare's suitability standards listed above and represent that I have a liquid net worth of at least 10 times my investment in NorthStar Healthcare and other similar programs before investing in NorthStar Healthcare.
h.		h. If I am a **California** investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of at least $150,000 and my total investment in this offering may not exceed 10% of my net worth.
i.		i. If I am an **Iowa** investor, I have a net worth of at least $350,000 or, in the alternative, a minimum annual gross income of at least $70,000 and a minimum net worth of at least $100,000, and my total investment in NorthStar Healthcare cannot exceed 10% of my liquid net worth.
j.		j. If I am a **Kansas** investor, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.
k.		k. If I am a **Kentucky** investor, I may not invest, in the aggregate, more than 10% of my net worth in this offering.
l.		l. If I am a **Maine** investor, I understand that is it recommended by the Maine Office of Securities that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this offering and similar offerings.
m.		m. If I am a **Massachusetts** investor, I may not invest more that 10% of my liquid net worth in NorthStar Healthcare and other non-traded REITs or other non-traded direct participation programs.
n.		n. If I am a **Nebraska** investor, I have a net worth of at least $100,000 and an annual income of at least $70,000 or, in the alternative, a minimum net worth of at least $350,000, and my total investment in NorthStar Healthcare may not exceed 10% of my net worth.
o.		o. If I am a **New Jersey** investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and my aggregate investment in this offering and other similar offerings may not exceed 10% of my liquid net worth.
p.		p. If I am a **New Mexico** investor, in addition to the suitability requirements listed above, I may not invest, in the aggregate, more than 10% of my liquid net worth in NorthStar Healthcare, its affiliates or other non-traded REITs.
q.		q. If I am a **North Dakota** investor, I meet NorthStar Healthcare's suitability standards listed above and represent that I have a net worth of at least 10 times my investment in this offering.
r.		r. If I am an **Ohio** investor, I may not invest, in the aggregate, more than 10% of my liquid net worth in NorthStar Healthcare, its affiliates or other non-traded REITs.
s.		s. If I am an **Oregon** investor, I may not invest, in the aggregate, more than 10% of my net worth in NorthStar Healthcare.
t.		t. If I am a **Pennsylvania** investor, I may not invest more than 10% of my net worth in NorthStar Healthcare.
u.		u. If I am a **Tennessee** investor, I must not invest more than 10% of my liquid net worth in this offering.
		Net worth should be calculated exclusive of homes, furnishings and automobiles. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Taxpayer Identification Number Certification (required):

Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). **NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.**

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor/Trustee/Authorized Signer

Date

Signature of Co-Investor/Co-Trustee/Co-Authorized Signer/Custodian

Date

When signing as a custodian, a Medallion Signature Guarantee is required.

Medallion Signature Guarantee

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7. Broker-Dealer/Registered Representative/Registered Investment Advisor Information (All fields must be complete)

The Registered Representative (RR) or Registered Investment Advisor (RIA) must sign below to complete the order. An authorized principal of the broker-dealer or RIA firm must sign below if required by such broker-dealer or RIA firm. The RR or RIA and BD hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence, or the state in which the sale was made, if different.

Broker-Dealer/RIA Firm

Registered Representative/RIA

Registered Representative #/Branch #

Mailing Address

City

State

Zip Code

E-mail

Telephone

Facsimile

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the RR/RIA and the Broker-Dealer/RIA Firm are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the RR/RIA and the Broker-Dealer/RIA Firm have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm's current policies and procedures for obtaining principal approval. I understand this subscription agreement is for NorthStar Healthcare Income, Inc.

RIAs must complete the following:

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or any member of the RIA firm is a FINRA-licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

Registered Representatives must complete the following:

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

State

Signature of Registered Representative/RIA

Signature of Broker-Dealer or RIA Firm/Authorized Principal
(if required by Broker-Dealer)

Date

Date

8. Payment Instructions

By mail - Checks should be made payable to **NorthStar Healthcare Income, Inc.** Forward the Subscription Agreement and payment to:

Regular mail
NorthStar Healthcare
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, MO 64121-9923

Express/Overnight delivery
NorthStar Healthcare
c/o DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105-1407

Wire transfers - Please reference subscriber's name.

UMB Bank, N.A.
ABA Routing Number - 101000695
Account Number - 9871879666
Reference - NorthStar Heatlhcare Income, Inc.

NS2-SUBDOC_03.2014

B-6

APPENDIX C:
DISTRIBUTION REINVESTMENT PLAN
This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by NorthStar Healthcare Income, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.
1.   Distribution Reinvestment.    As agent for the stockholders (“Stockholders”) of the Company who: (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”); or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through our Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.
2.   Effective Date.    The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.
3.   Procedure for Participation.   Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, our Dealer Manager or a Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. If at any time prior to the listing of the Shares on a national stock exchange there is a material change in the Participant’s financial condition, including the failure to meet the minimum income and net worth standards imposed by such Participant’s state of residence for making an investment in the Company, or such Participant cannot make the other representations or warranties set forth in the Prospectus and the subscription agreement, the Company requests that such Participant promptly notify the Company in writing. For the avoidance of doubt, this request in no way shifts the responsibility of the Company’s sponsor, and broker-dealers and registered investment advisors recommending the purchase of Shares, to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by the investor.
4.   Purchase of Shares.   Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per Share. From and after 18 months after the completion of the Company’s offering stage, the Company’s advisor or another firm it chooses for that purpose will establish an estimated value per share of the Company’s Shares. At that time, Plan Shares will be priced at 95% of such estimated per Share value. The Company will consider the offering stage complete when it is no longer publicly offering equity securities in a continuous offering, whether through the Initial Offering or Future Offerings. For this purpose, the Company does not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Company’s operating partnership. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.
Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering; (ii) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”); or (iii) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

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Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.
If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.
5.   Taxes.   REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.
6.   Share Certificates.   The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
7.   Reports.   Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report during the quarter showing the number of Shares owned as of the last report, the amount of the Distributions since the last report and the number of Shares owned as of the date of the report.
8.   Termination by Participant.   A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.
9.   Amendment or Termination of Plan by the Company.   The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason, except to eliminate a Participant’s ability to withdraw from the Plan, upon ten days written notice to the Participants.
10.   Liability of the Company.   The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C-2

NORTHSTAR HEALTHCARE INCOME, INC.
Sponsored by
NorthStar Realty Finance Corp.
UP TO $1,100,000,000 IN SHARES OF
COMMON STOCK
PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

NORTHSTAR HEALTHCARE INCOME, INC.
SUPPLEMENT NO. 18 DATED JANUARY 20, 2015
TO THE PROSPECTUS DATED APRIL 29, 2014

This Supplement No. 18 supplements, and should be read in conjunction with, our prospectus dated April 29, 2014 and the additional information incorporated by reference herein and described under the heading “Incorporation of Certain Documents by Reference” in this Supplement No. 18. This Supplement No. 18 supersedes and replaces all prior supplements to the prospectus. Defined terms used herein shall have the meaning given to them in the prospectus, unless the context otherwise requires. The purpose of this Supplement No. 18 is to disclose:

•	the status of our initial public offering;

•	a description of our investments;

•	our proposed Extendicare transaction;

•	information regarding our borrowings;

•	selected financial data;

•	our performance—funds from operations and modified funds from operations;

•	distributions declared and paid;

•	compensation paid to our advisor and our dealer manager;

•	information regarding our share repurchase program;

•	information regarding our net tangible book value per share;

•	appointment and resignation of certain officers and directors;

•	an update to our valuation process;

•	matters relating to our advisory agreement;

•	an update to our risk factors;

•	an update to the “Estimated Use of Proceeds” section of our prospectus;

•	an update to the “Conflicts of Interest” section of our prospectus;

•	information on experts;

•	information incorporated by reference; and

•	our current form of subscription agreement.
Status of Our Initial Public Offering
We commenced our initial public offering of $1.1 billion in shares of common stock on August 7, 2012, of which up to $1.0 billion in shares are being offered pursuant to our primary offering and up to $100 million in shares are being offered pursuant to our distribution reinvestment plan, or DRP. We refer to our primary offering and our DRP collectively as our

1

offering. In December 2014, our board of directors authorized the reallocation of shares available to be offered pursuant to our DRP to our primary offering and through January 20, 2015, an aggregate of $84.0 million in shares were reallocated to our primary offering from our DRP. Additional shares offered pursuant to our DRP may be reallocated to our primary offering in the future.
As of January 20, 2015, we received and accepted subscriptions in our offering for 110.0 million shares, or $1.1 billion, including 0.3 million shares, or $2.7 million, sold to NorthStar Realty Finance Corp., or NorthStar Realty. As of January 20, 2015, we are no longer accepting new subscriptions for our primary offering. As of January 20, 2015, 0.5 million shares remain available for sale pursuant to our DRP; however, we may determine to terminate our DRP at any time.
On October 2, 2014, we filed a registration statement on Form S-11 (File No. 333-199125) with the SEC to register a follow-on public offering of up to $700.0 million in shares of our common stock, consisting of up to $500.0 million in shares in a primary offering, and up to $200.0 million in shares pursuant to our DRP. The registration statement for the follow-on offering has not been declared effective by the SEC.
Description of Our Investments
As of January 20, 2015, our portfolio consists of 20 investments, including 16 equity investments with a total cost of $942.7 million and four debt investments with a principal amount of $145.9 million.
The following table presents our investments as of September 30, 2014, as adjusted for investment activity through January 20, 2015 (dollars in thousands):

Investment Type:	Cost/Principal Amount (1)	% of Total
Real estate equity (2)
Assisted living facilities (3)	$371,099,786	34.1%
Medical office buildings (3)	307,599,702	28.3%
Skilled nursing facilities (3)	142,014,259	13.0%
Independent living facilities	60,851,642	5.6%
Hospitals (3)	40,139,490	3.7%
Memory care facilities	20,997,652	1.9%
Total real estate equity	$942,702,531	86.6%

Real estate debt
First mortgage loans	$25,887,000	2.4%
Mezzanine loans	120,000,000	11.0%
Total real estate debt	$145,887,000	13.4%
Total investments	$1,088,589,531	100.0%
____________________

(1)
Based on cost for real estate equity investments, which includes net purchase price allocation related to net intangibles, deferred costs and other assets, if any, and principal amount of real estate debt.

(2)	Classification based on predominant services but may include other services.

(3)	Includes costs attributable to investments held through joint venture interests.

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Real Estate Equity Investments Summary
The following table presents our equity investments in healthcare properties that we own as of September 30, 2014 (dollars in thousands):

Equity Investments
Location City, State	Units	Contract Purchase Price(1)	Type(2)	Resident Occupancy as of 9/30/2014(3)	Ownership Interest(4)	Initial Lease Yield/Cap Rate(5)	Borrowings(6)	Contractual Interest Rate(7)	Maturity(8)	Depreciable Tax Basis(9)	Tax Rate	Realty Taxes
Net Leased Portfolio
Bohemia, NY	128	$33,200	ALF	91.4%	100%	6.8%	$—			$31,461	25.7%	$277.7
Cheektowaga, NY	100	12,500	ALF	94.4%	100%	8.6%	—			12,300	1.8%	61.1
Clinton, CT	48	10,500	MCF	87.1%	100%	8.6%	7,640	L+2.75%	Jun-18	10,400	2.5%	44.0
Hauppauge, NY	119	21,500	ALF	91.0%	100%	6.8%	—			19,418	22.5%	196.9
Islandia, NY	218	47,700	ALF	82.2%	100%	6.8%	—			45,442	21.6%	524.0
Jericho, NY	105	22,600	ALF	91.0%	100%	6.8%	—			22,123	8.2%	312.8
Leawood, KS	70	8,000	ALF	95.7%	100%	8.6%	—			7,600	1.0%	69.0
Skaneateles, NY	14	3,000	ALF	85.7%	100%	8.6%	—			2,700	2.1%	25.6
Smyrna, GA	56	10,000	MCF	88.5%	100%	8.6%	—			9,300	3.0%	34.2
Spring Hill, KS	48	7,000	ALF	97.9%	100%	8.6%	—			6,700	2.1%	43.6
RIDEA Portfolio
Denver, CO	183	31,500	ALF	91.1%	97%	6.6%	20,000	L+2.92%	Dec-20	27,600	8.3%	119.6
Frisco, TX	202	38,958	ILF	89.5%	97%	4.7%	21,500	L+3.04%	Dec-23	36,300	2.2%	382.8
Milford, OH	125	15,600	ILF	66.1%	97%	4.9%	10,500	L+3.35%	Dec-18	14,900	8.6%	197.4

Total	1,416	$262,058					$59,640			$246,244
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(1)	Excludes transaction costs, future fundings, post-closing adjustments and other assets.

(2)
Classification based on predominant services provided but may include other services: assisted living facility, or ALF, memory care facility, or MCF, skilled nursing facility, or SNF, and independent living facility, or ILF.

(3)	For purposes of occupancy, ALF and ILF are based on the number of occupied units; MCF and SNF are based on the number of occupied beds.

(4)	All properties are owned in fee simple.

(5)
For our properties subject to long-term net leases, initial lease yield is calculated as year one contractual lease income divided by purchase price, excluding acquisition fees and closing costs paid in connection with each acquisition. For properties owned through the structure permitted by RIDEA, the capitalization rate is calculated as the estimated year one property-level net operating income at the time of closing divided by purchase price, excluding acquisition fees and closing costs paid in connection with each acquisition.

(6)	Represents principal amounts as of September 30, 2014.

(7)	Represents one-month LIBOR for Clinton, CT, Denver, CO and Frisco, TX and three-month LIBOR for Milford, OH. Rates are subject to LIBOR floors, if applicable.

(8)	Assumes extended maturity date, if any.

(9)
For federal income tax purposes, we depreciate furniture and equipment, land improvements and buildings based upon the mandated modified accelerated cost recovery system over five to seven, 15 and 39 years, respectively.

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The following table presents our investments in joint ventures as of September 30, 2014 (dollars in thousands):

Investments in Joint Ventures
Location City, State	Units(1)	Contract Purchase Price	Type(2)	Resident Occupancy as of 9/30/2014	Ownership Interest(3)	Borrowings(4)	Contractual Interest Rate(5)	Maturity
Formation Healthcare Portfolio
Various	8,552	$1,050,000	ALF/SNF	88%	5.6%	$638,674	L+3.88%	Various
Envoy Healthcare Portfolio
Various	1,658	145,000	SNF	92%	11.4%	107,000	L+4.25%	Jun-19
Total	10,210	$1,195,000				$745,674
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(1)	Represents units for ALFs and beds for SNFs.

(2)
Classification based on predominant services provided but may include other services. Formation Healthcare Portfolio is comprised of 44 ALFs and 36 SNFs; Envoy Healthcare Portfolio is comprised of 14 SNFs.

(3)	Represents our proportionate ownership interest in each joint venture.

(4)	Represents principal amount as of September 30, 2014.

(5)
Represents a weighted average spread over three-month LIBOR. Rates are subject to LIBOR floors, if applicable. Formation Healthcare Portfolio borrowings consist of six variable interest rate borrowings.

The following table presents our investment in a joint venture completed subsequent to September 30, 2014 (dollars in thousands):

Investment in Joint Venture
Location City, State	Units(1)	Contract Purchase Price(2)	Type(3)	Resident Occupancy as of 9/30/2014	Ownership Interest(4)	Borrowings(5)	Contractual Interest Rate(6)	Maturity(7)
Griffin-American Portfolio
Various	8,990	$4,002,788	Various	89%	14.3%	$2,988,109	Various	Various
________________________________

(1)	Represents units for ALFs and beds for SNFs. Excludes 146 MOBs.

(2)	Deemed contract purchase price.

(3)	Classification based on predominant services provided. Griffin-American Portfolio is comprised of 146 medical office buildings, or MOBs, 91 ALFs, 45 SNFs and 14 hospitals.

(4)	Represents our proportionate ownership interest in the joint venture.

(5)	Represents principal amount as of December 31, 2014.

(6)
Griffin-American Portfolio borrowings consist of a $1.75 billion fixed rate component with an interest rate of 4.576%, an $892.0 million variable rate U.S. component with a weighted average interest rate of one-month LIBOR plus 3.10% and a $350.0 million variable rate U.K. component with a weighted average interest rate of three-month LIBOR plus 4.25%. Rates are subject to LIBOR floors, if applicable.

(7)	Griffin-American Portfolio borrowings have initial maturities ranging from 2016 to 2019.

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The following table presents our major tenants and operators currently occupying our net leased properties and operating our RIDEA properties, respectively, as of January 20, 2015 (dollars in thousands except per square foot information):

Location City, State	Major Tenant/Operator	Square Footage	Percentage Leased(1)	Renewal Options	Contractual Annual Lease Payment	Lease Payment per Square Foot	Lease Expiration Date(2)
Net Lease Portfolio
Bohemia, NY	Arcadia Management, Inc.	73,000	100%	None	$2,247	$30.78	Sep-29
Cheektowaga, NY	Peregrine’s Landing, LLC	81,953	100%	2-five year	1,113	13.58	Oct 24
Clinton, CT	Peregrine Way of CT, LLC	25,332	100%	2-five year	933	36.83	Oct 24
Hauppauge, NY	Arcadia Management, Inc.	84,000	100%	None	1,455	17.32	Sep-29
Islandia, NY	Arcadia Management, Inc.	192,000	100%	None	3,229	16.82	Sep-29
Jericho, NY	Arcadia Management, Inc.	55,000	100%	None	1,530	27.81	Sep-29
Leawood, KS	AHG Leawood, LLC	48,470	100%	2-five year	690	14.24	Oct-23
Skaneateles, NY	Peregrine Properties of Skaneateles, LLC	13,233	100%	2-five year	264	19.95	Oct 24
Smyrna, GA	Peregrine Way of GA, LLC	26,500	100%	2-five year	893	33.70	Oct 24
Spring Hill, KS	AHG Spring Hill, LLC	28,116	100%	2-five year	604	21.47	Oct-23
RIDEA Portfolio
Denver, CO	Watermark Harvard Square, LLC	131,062	100%	3-one year	2,146	16.37	Jan-21
Frisco, TX	Watermark Parkview, LLC	299,480	100%	3-one year	1,986	6.63	Feb-21
Milford, OH	Watermark Pinebrook, LLC	145,896	100%	3-one year	357	2.45	Dec-20
Total		1,204,042

_________________________________

(1)	Represents operator occupancy.

(2)	Represents initial lease expiration.
The following table presents major lease expirations at each of our properties for the next ten years and thereafter, including properties operating under the RIDEA structure (dollars in thousands):

Year	Number of Leases Expiring	Square Footage Expiring	Annual Rent Expiring(1)	% of Total Annual Rent Expiring
2015–2019	—	—	$—	—
2020	1	145,896	2,325	7.9%
2021	2	430,542	8,832	30.1%
2022	—	—	—	—
2023	2	76,586	1,615	5.5%
2024	4	147,018	4,001	13.6%
Thereafter	4	404,000	12,584	42.9%
Total		1,204,042		100.0%
__________________________________

(1)	Amounts based on contractual lease amounts at the date of expiration.

Long Island Portfolio Acquisition
On September 9, 2014, we, through a subsidiary of our operating partnership completed the acquisition of a 570-unit portfolio of four senior living facilities located in Long Island, New York, or the portfolio, for a purchase price of $125.0 million, plus closing costs. We acquired the portfolio from Five Long Island Properties, LLC, an unaffiliated third party, and funded the investment with proceeds from our offering.
The portfolio, which is located in close proximity to New York City, consists of four buildings totaling 404,000 square feet. Each facility is 100% leased to Arcadia Management, Inc., or Arcadia, pursuant to a 15-year, cross-defaulted net lease, whereby

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the tenant is responsible for substantially all of the operating expenses at each facility. Each lease provides for annual rent escalations equal to the greater of (i) the percentage increase in the consumer price index and (ii) 2.5%, subject to a maximum annual escalation of 3.0%. As of September 30, 2014, the portfolio’s overall resident occupancy was 89%. The portfolio is currently unlevered and we intend to obtain financing for the portfolio in the future.
The portfolio was acquired at an initial lease yield of 6.8%, based on the year one contractual lease income, net of year one rent abatements, divided by the purchase price paid for the portfolio, excluding any acquisition fees or closing expenses incurred by us. Prior to our acquisition of the portfolio, the portfolio was operated pursuant to a management agreement; therefore, no lease payments were made during this period.
Griffin-American Portfolio Investment
Acquisition by NorthStar Realty of Griffin-American Healthcare REIT II, Inc.
On December 3, 2014, NorthStar Realty completed its acquisition of Griffin-American Healthcare REIT II, Inc., a Maryland corporation, or Griffin-American, pursuant to the Agreement and Plan of Merger, dated as of August 5, 2014, or the Merger Agreement, by and among NorthStar Realty, Griffin-American, Griffin-American Healthcare REIT II Holdings, LP, a Delaware limited partnership, or Griffin-American Operating Partnership, NRF Healthcare Subsidiary, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of NorthStar Realty, or Merger Sub, and NRF OP Healthcare Subsidiary, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Merger Sub, or the Partnership Merger Sub. Pursuant to the Merger Agreement, Griffin-American was merged with and into Merger Sub, or the Parent Merger, and Partnership Merger Sub was merged with and into Griffin-American Operating Partnership, or the Partnership Merger and, together with the Parent Merger, the Merger, with Merger Sub continuing as the surviving entity of the Parent Merger and Griffin-American Operating Partnership (which has been renamed Healthcare GA Operating Partnership-T, LP), or the GA Operating Partnership, continuing as the surviving entity of the Partnership Merger.
Pursuant to the Merger Agreement, the Parent Merger became effective upon the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland and the filing of a certificate of merger with the Secretary of the State of Delaware, and the Partnership Merger became effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, each with an effective date of December 3, 2014. The assets acquired in the Merger include 296 healthcare real estate properties.
At the effective time of the Parent Merger, each share of issued and outstanding Griffin-American common stock was converted into the right to receive $7.75 cash and 0.2071 shares of NorthStar Realty’s common stock, or the Merger Consideration, and at the effective time of the Partnership Merger, each issued and outstanding limited partnership unit of Griffin-American Operating Partnership also converted into the right to receive the Merger Consideration. No fractional shares were issued in the Merger, and cash was paid in lieu thereof. NorthStar Realty issued approximately 60.82 million shares of its common stock in connection with the Merger. Based on the volume weighted average price of NorthStar Realty’s common stock during the ten-day period ending December 1, 2014, the aggregate value of the Merger Consideration, including debt repaid at closing, was approximately $4.0 billion.
Our Acquisition of the Portfolio Interest
As previously disclosed, on October 22, 2014, we entered into a Purchase and Sale Agreement with NorthStar Realty pursuant to which we agreed to acquire an equity interest, or the Portfolio Interest, in the assets acquired by NorthStar Realty in the Merger that were previously held by Griffin-American, or the Griffin Portfolio, upon completion of the Merger. In connection with the Merger and on December 3, 2014, we acquired the Portfolio Interest (an approximate 14% interest in the Griffin Portfolio) for approximately $188 million in cash (including a pro rata share of transaction costs).
We and NorthStar Realty hold interests in the Griffin Portfolio through a general partnership, or the GA General Partnership, on a pari passu basis, over which NorthStar Realty has day-to-day control of the management. NorthStar Realty is externally managed by a subsidiary of NorthStar Asset Management Group Inc., or NSAM, our sponsor and the parent of our advisor. Pursuant to the partnership agreement of the GA General Partnership, we have the right to consent to certain major decisions by the GA General Partnership and the Portfolio Interest is subject to certain transfer restrictions, each as more fully described in the partnership agreement.

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Financing of the Griffin Portfolio
In connection with the Merger and the acquisition of the Portfolio Interest, on December 3, 2014, various indirect subsidiaries of the GA General Partnership entered into (either as borrowers or guarantors): (i) a mortgage loan agreement and three mezzanine loan agreements, or, collectively, the U.S. Loan Agreements, pursuant to which Citigroup Global Markets Realty Corp., JPMorgan Chase Bank, National Association, Barclays Bank PLC and Column Financial, Inc. funded term loans in the aggregate amount of approximately $2.6 billion or, collectively, the U.S. Loan and (ii) a term loan facility agreement, or the U.K. Loan Agreement, pursuant to which Credit Suisse AG, London Branch funded an approximately £223.8 million term loan, or the U.K. Loan.
The terms of the U.S. Loan include, without limitation, the following: (i) no amortization; (ii) a fixed rate component of approximately $1.8 billion with a weighted average interest rate of 4.576% per annum; (iii) a floating rate component of $892.0 million with a weighted average interest rate of one month LIBOR plus 3.10%, or the U.S. Floating Rate; (iv) a term of five years for the fixed rate component; (v) a term of two years for the floating rate component, with three one-year extension options subject to the satisfaction of certain conditions precedent and an increase of 0.25% in the interest rate upon exercise of the second extension option; (vi) restrictions on prepayment and sales of assets; (vii) the creation of reserves to pay for certain ongoing expenses associated with the secured properties; (viii) the establishment of a cash management system with respect to the secured properties; and (ix) customary representations and warranties, affirmative and negative covenants and events of default. Both the fixed and floating rate components may be prepaid, subject to certain restrictions, as more fully described in the U.S. Loan Agreements. In the event the GA General Partnership determines to prepay any of the U.S. Loan, such prepayment shall be first applied to the floating rate component. Although recourse for repayment of the U.S. Loan is generally limited to the GA Operating Partnership’s U.S. assets, NorthStar Realty Healthcare, LLC, an indirect wholly-owned subsidiary of NorthStar Realty, or NRH, provided a “non-recourse carveout” guaranty, and is required to maintain a minimum net worth of $400.0 million. The borrowers under the U.S. Loan have purchased a two-year interest rate “cap” with respect to the U.S. Floating Rate with a one-month LIBOR “strike rate” of 4.75%. In accordance with certain “flex” procedures in connection with the securitization and syndication of the U.S. Loan, the interest rates on the U.S. Loan may be increased and the interest rates may also be decreased if the GA General Partnership “buys down” those rates with the consent of the lenders.
The terms of the U.K. Loan include, without limitation, the following: (i) required amortization payments equal to 1.0% of the original loan amount during each year of the term of the U.K. Loan, payable in four equal quarterly installments on each quarterly interest payment date; (ii) a term of three years, with two one-year extension options, subject to the satisfaction of certain conditions; (iii) restrictions on sales of assets; (iv) the creation of reserves to pay for certain ongoing expenses associated with the secured properties; (v) the establishment of a cash management system with respect to the secured properties; and (vi) customary representations and warranties, affirmative and negative covenants and events of default. The annual interest rate on the U.K. Loan is three-month LIBOR plus 4.25%, or the U.K. Interest Rate. Although recourse for repayment of the U.K. Loan is generally limited to the GA Operating Partnership’s U.K. and Jersey subsidiaries, NRH provided a “non-recourse carveout” guaranty, similar to the non-recourse carveout guaranty for the U.S. Loan and is required to maintain a minimum net worth of $100.0 million. The borrowers under the U.K. Loan purchased a three-year interest rate “cap” with respect to the U.K. Interest Rate with a three-month LIBOR “strike rate” of 2.50%.
The Portfolio
The Griffin Portfolio includes 296 healthcare real estate properties located throughout the United States and in the United Kingdom, including 146 MOBs, 91 ALFs, 45 SNFs and 14 hospitals. As of September 30, 2014, the Griffin Portfolio's occupancy rate was 92% for the MOB properties and 89% for the remaining properties in the Griffin Portfolio.
Other Information Regarding Our Properties
We believe that all of our properties are suitable for their intended purposes and adequately covered by insurance. Each of our properties competes for residents with a number of facilities providing comparable services in their respective markets, whose relative performance, among other factors, could impact the future operating results of our properties. At a number of our properties, we, along with our property managers and investment partners, as applicable, are currently planning to complete renovation and expansion projects. We plan to expand our Frisco, Texas independent living facility with approximately 18 memory care units and 31 assisted living units for an estimated cost of $11.5 million. We plan to expand our Denver, Colorado independent and assisted living facility with approximately 38 memory care units for an estimated cost of $3.7 million. At our Milford, Ohio independent living facility, we plan to convert approximately 42 independent living units into assisted living units for an estimated cost of $0.6 million. We expect to fund all of these projects through additional equity contributions by us and our joint venture partner, The Freshwater Group, Inc. There can be no assurance that our planned renovation and expansion projects will be completed in line with our current projections, or at all, or that we realize anticipated benefits.

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Debt Investments Summary
The following table presents our debt investments secured by healthcare properties as of September 30, 2014 (dollars in thousands):

Debt Investments
Collateral Type(1)	Location	Initial Maturity Date	Principal Amount	Spread over LIBOR(2)	Loan-to-Value(3)	Origination Fee	Exit Fee
First Mortgage Loans
SNF	Newark, DE & Dallastown, PA	Jan-17	$14,637	7.0%	84%	1.0%	1.0%
MCF	Madera, CA	Mar-16	11,250	8.0%	70%	1.0%	1.0%
Mezzanine Loan
SNF	Various	Jun-16	75,000	10.3%	66%	0.25%	N/A
SNF/ALF	Various	Sept-16	45,000	10.0%	74%	1.0%	N/A

Total/Weighted Average			$145,887	9.7%
_________________________________

(1)	Classification based on predominant services provided but may include other services.

(2)	Certain loans are subject to a LIBOR floor. The weighted average LIBOR floor is 0.6%.

(3)
The loan-to-value ratio, or LTV ratio, is the amount loaned by us, net of reserves funded and controlled by us and our affiliates, if any, over the appraised value of the property securing the loan at the time of origination.

Information Regarding our Debt Investments
In general, the underlying loan documentation for our debt investments requires our borrowers to comply with various financial and other covenants. In addition, these agreements contain customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the borrower, the occurrence of an event of default relating to the collateral or a change in control of the borrower.
Sava I Loan
On June 19, 2014, we, through a subsidiary of our operating partnership, invested in a $75.0 million mezzanine loan, or the Sava I loan, secured by a pledge of an ownership interest in a healthcare real estate portfolio comprised of 167 SNFs and over 20,000 licensed beds, or the Sava I portfolio. We funded the Sava I loan with proceeds from our offering.
The Sava I portfolio is located in 19 states, with the greatest concentrations in Texas (31%), North Carolina (16%), Colorado (14%) and Maryland (6%). The Sava I portfolio is managed by affiliates of Sava Senior Care, the sixth largest operator of SNFs in the United States.
The Sava I loan bears interest at a floating rate of 10.27% over one-month LIBOR. The initial term of the Sava I loan is 24 months, with three one-year extension options available to the borrower, subject to the satisfaction of certain performance tests and the payment of a fee equal to 0.125% of the amount being extended for the second and third extension options. The Sava I loan may be prepaid at any time, provided the borrower pays an amount equal to the remaining interest due on the amount prepaid through the initial term.
The LTV ratio of the Sava I loan is approximately 66%. The LTV ratio is the aggregate amount loaned to the borrower, net of reserves funded and controlled by the lenders, if any, over the appraised value of the Sava I portfolio at the time the investment closed. In addition to the Sava I loan, the Sava I portfolio is subject to a $700.0 million first mortgage loan and $165.0 million of mezzanine debt that ranks senior in priority to the Sava I loan.
Sava II Loan
On September 30, 2014, we, through a subsidiary of our operating partnership, invested in a $45.0 million mezzanine loan, or the Sava II loan, secured by a pledge of an ownership interest in a healthcare real estate portfolio comprised of 14 SNFs and two ALFs, or the Sava II portfolio. We funded the Sava II loan with proceeds from our offering.

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The Sava II portfolio consists of more than 1,900 licensed beds located in nine states, with the greatest concentrations in Texas (28%), Pennsylvania (16%), Nevada (13%) and New Mexico (10%). The Sava II portfolio is also managed by affiliates of Sava Senior Care. Including the Sava II loan, we have completed two loan transactions with a combined principal amount of $120.0 million with affiliates of the borrower.
The Sava II loan bears interest at a floating rate of 10.0% over one-month LIBOR. The initial term of the Sava II loan is 24 months, with three one-year extension options available to the borrower, subject to the satisfaction of certain performance tests and the payment of a fee equal to 0.125% of the amount being extended for the second and third extension options. The loan may be prepaid at any time, provided the borrower pays an amount equal to the remaining interest due on the amount prepaid through the initial term.
The LTV ratio of the Sava II loan is approximately 74%. The LTV ratio is the aggregate amount loaned to the borrower, net of reserves funded and controlled by the lenders, if any, over the appraised value of the Sava II portfolio at the time the investment closed. In addition to the Sava II loan, the Sava II portfolio is subject to a $60.0 million first mortgage loan that ranks senior in priority to the Sava II loan.
Joint Venture Investments
From time to time, we may enter into joint ventures for the purpose of making investments in healthcare real estate. In certain instances, we may partner with a healthcare real estate operator to acquire one or more healthcare properties, including through the structures permitted by RIDEA. In general, the healthcare operating partner will be responsible for the day-to-day management of each property, subject to our oversight. We may also enter into joint ventures, general partnerships, participations or other arrangements with affiliates of our advisor or other Managed Companies (as defined below) to make investments in individual healthcare properties or healthcare real estate portfolios. If we enter into a joint venture or general partnership, the fees payable to our advisor by us would be based on the proportionate share of our investment in the joint venture.
Proposed Extendicare Transaction
Overview
On November 7, 2014, we, through our operating partnership, agreed to invest up to $315.0 million through a combination of equity, mezzanine and senior debt financing, or the investment, in connection with the proposed acquisition, or the acquisition, of the U.S.-based operations of Extendicare International Inc., or Extendicare, including an $870.0 million portfolio of 158 healthcare facilities, or the Extendicare portfolio, by an investment group comprised of us, Formation Capital, LLC, or Formation, and Safanad Management Limited, or Safanad, and, collectively with us and Formation, the investors. The Extendicare portfolio consists of 152 SNFs and six ALFs located across 12 states, with the largest concentrations in Indiana, Kentucky, Ohio, Michigan and Wisconsin. The Extendicare portfolio is currently subject to approximately $630.0 million of in-place financing, which is expected to be assumed in connection with the acquisition. In connection with the acquisition, the purchaser (as defined below), which will be managed on a day-to-day basis by Formation, intends to transfer the operations of the Extendicare portfolio to third party operators pursuant to long-term leases. Under the interim investors agreement, as described below, the investors intend that the purchaser will qualify and elect to be taxed as a real estate investment trust for U.S. federal income tax purposes.
Equity Commitment Letter and Limited Guarantee
In connection with the investment, we entered into an equity commitment letter, or the ECL, with FC Domino Acquisition LLC, an affiliate of Formation, or the purchaser, pursuant to which we committed to invest up to $90.0 million of equity to acquire up to a 50% interest in the purchaser. In addition, Formation agreed to assume 20% of our investment obligations under the ECL, subject to the conditions to our obligations under the ECL being satisfied.
The proceeds of our equity investment will be used to fund a portion of the purchaser’s obligations under a stock purchase agreement, or the SPA, pursuant to which the purchaser has agreed to acquire all of the outstanding shares of Extendicare Holdings Inc., or EHI, the subsidiary through which Extendicare conducts its U.S.-based skilled nursing and assisted living operations, for a purchase price of $870.0 million, subject to certain adjustments, plus closing costs and other expenses. The SPA provides that the acquisition be completed prior to June 30, 2015, or the outside date, which under certain circumstances may be extended to September 30, 2015. There can be no assurance that the acquisition is completed prior to the outside date, or at all.

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We also entered into a limited guarantee in favor of Extendicare, dated as of November 7, 2014, pursuant to which we agreed to guarantee our share of the purchaser's obligations, or the guaranteed obligations, under the SPA with respect to, among other items, a $30.0 million reverse termination fee; provided that our maximum liability under the limited guarantee is $8.75 million and provided further that we will not be liable for amounts in excess of 50% of any guaranteed obligations.
Interim Investors Agreement
In addition, the purchaser and the investors entered into an interim investors agreement which governs the relationship among the parties thereto with respect to the SPA, the purchaser and related matters until the termination of the SPA or consummation of the acquisition. The interim investors agreement provides that, among other things, the investors will enter into a joint venture agreement with respect to their interests in the purchaser on the terms described in the interim investors agreement, as well as certain indemnification obligations in the event the SPA is terminated. The joint venture agreement will set forth the rights of the investors to consent to certain major decisions, in addition to other customary provisions contained in agreements of this type.
Financing Commitments and Closing Conditions
In connection with the investment and subject to the satisfaction of certain conditions being met by the purchaser, we also agreed to provide the purchaser (i) an aggregate of $150.0 million of senior secured financing to EHI and certain of its subsidiaries, or the backstop financing, and (ii) a mezzanine loan facility in the amount of $75.0 million, or the mezzanine loan amount, and together with the backstop financing, the debt commitments. We will earn combined commitment and funding fees equal to 1.75% of each debt commitment amount funded, if any. In the event that the purchaser obtains third-party financing in place of all or a portion of the backstop financing, we would not be obligated to fund such amounts but would remain entitled to receive a 0.75% commitment fee at the time of the third party funding. We do not anticipate funding any of the backstop financing.
The investment is subject to a variety of closing conditions, including the completion of the acquisition, which is subject to a number of its own conditions pursuant to the SPA, including the purchaser being able to obtain sufficient debt financing to complete the acquisition, the receipt of certain required approvals, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and a number of other customary closing conditions. There can be no assurance that the investment, or any of its equity or debt components, will be completed on the terms contemplated or at all.
Information Regarding Our Borrowings
Summary
As of September 30, 2014, we had four mortgage notes payable totaling approximately $59.6 million. During the fourth quarter 2014, we entered into one additional mortgage note payable with an aggregate commitment of up to $30.0 million, subject to certain conditions, secured by four of our healthcare real estate properties. Through January 20, 2015, we drew down $24.0 million of this commitment, of which $7.6 million was used to repay an existing mortgage note.
Credit Facility
In November 2013, we entered into a credit facility agreement with an initial capacity of $25.0 million and up to $100.0 million of potential capacity to finance real estate investments and first mortgage loans secured by healthcare real estate. In February 2014, we increased the initial capacity to $100.0 million with up to $200.0 million of potential capacity.
As of September 30, 2014, we had no borrowings outstanding under the facility. Through January 20, 2015, there has been no change in our borrowings outstanding under the facility.

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Selected Financial Data
The information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes, each included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 and our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated by reference into this prospectus.
The historical operating and balance sheet data for the nine months ended September 30, 2014 and 2013 and as of September 30, 2014 was derived from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, which is incorporated herein by reference. The historical operating and balance sheet data as of the years ended December 31, 2013 and 2012 and for the year ended December 31, 2013 was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated herein by reference.

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013
	(Unaudited)
Statement of Operations Data:
Resident fee income	$10,591,446	$—	$37,665
Rental income	4,149,151	—	487,946
Interest income	3,846,510	144,556	374,556
Total revenues	18,587,107	144,556	900,167
Total expenses	25,170,933	79,073	3,470,071
Income (loss) from operations	(6,583,826)	65,483	(2,569,904)
Equity in earnings (losses) of unconsolidated ventures	(93,122)	––	––
Net income (loss)	(6,676,948)	65,483	(2,569,904)
Net income (loss) attributable to NorthStar Healthcare Income, Inc. common stockholders	$(6,642,428)	$65,433	$(2,560,264)
Distributions declared per share of common stock	$0.50	$0.33	$0.50

	September 30,	December 31,
	2014	2013	2012
	(Unaudited)
Balance Sheet Data:
Cash	$91,634,610	$45,537,255	$202,007
Operating real estate, net	260,292,978	53,968,827	—
Investments in unconsolidated ventures, net	29,413,812	—	—
Real estate debt investments, net	146,402,978	11,250,000	—
Total assets	542,241,546	115,839,130	202,007
Total borrowings	59,639,804	18,282,328	—
Due to related party	5,578,481	1,141,379	—
Total liabilities	73,076,459	22,343,233	—
Total equity	469,165,087	93,495,897	202,007

Our Performance—Funds from Operations and Modified Funds from Operations
The following disclosure supersedes the prior disclosure under the heading “Description of Capital Stock—Funds from Operations and Modified Funds from Operations.” For additional information regarding our advisor, see the section entitled “Matters Relating to Our Advisory Agreement” in this prospectus supplement.
We believe that funds from operations, or FFO, and modified funds from operations, or MFFO, both of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (loss) (computed in accordance with U.S. generally accepted accounting principles, or U.S. GAAP),

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excluding gains (losses) from sales of depreciable property, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment on depreciable property owned directly or indirectly and after adjustments for unconsolidated ventures.
Changes in the accounting and reporting rules under U.S. GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. For instance, the accounting treatment for acquisition fees related to business combinations has changed from being capitalized to being expensed. Additionally, publicly registered, non-traded REITs are typically different from traded REITs because they generally have a limited life followed by a liquidity event or other targeted exit strategy. Non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation as compared to later years when the proceeds from their initial public offering have been fully invested and when they may seek to implement a liquidity event or other exit strategy. However, it is likely that we will make investments past the acquisition and development stage, albeit at a substantially lower pace.
Acquisition fees paid to our advisor in connection with the origination and acquisition of debt investments are amortized over the life of the investment as an adjustment to interest income under U.S. GAAP and are therefore, included in the computation of net income (loss) and income (loss) from operations, both of which are performance measures under U.S. GAAP. Such acquisition fees are paid in cash that would otherwise be available to distribute to our stockholders. In the event that proceeds from our offering are not sufficient to fund the payment or reimbursement of acquisition fees and expenses to our advisor, such fees would be paid from other sources, including new financing, operating cash flow, net proceeds from the sale of investments or from other cash flow. We believe that acquisition fees incurred by us negatively impact our operating performance during the period in which such investments are acquired or originated by reducing cash flow and therefore the potential distributions to our stockholders. However, in general, we earn origination fees for debt investments from our borrowers in an amount equal to the acquisition fees paid to our advisor, and as a result, the impact of acquisition fees to our operating performance and cash flow would be minimal.
Acquisition fees and expenses paid to our advisor and third parties in connection with the acquisition of equity investments are considered expenses and are included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under U.S. GAAP. Such fees and expenses will not be reimbursed by our advisor or its affiliates and third parties, and therefore, if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operating earnings, cash flow or net proceeds from the sale of properties. All paid and accrued acquisition fees and expenses will have negative effects on future distributions to stockholders and cash flow generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.
The origination and acquisition of debt investments and the corresponding acquisition fees paid to our advisor (and any offsetting origination fees received from our borrowers) associated with such activity is a key operating feature of our business plan that results in generating income and cash flow in order to make distributions to our stockholders. Therefore, the exclusion for acquisition fees may be of limited value in calculating operating performance because acquisition fees affect our overall long-term operating performance and may be recurring in nature as part of net income (loss) and income (loss) from operations over our life.
Due to certain of the unique features of publicly-registered, non-traded REITs, the Investment Program Association, or the IPA, an industry trade group, standardized a performance measure known as MFFO and recommends the use of MFFO for such REITs. Management believes MFFO is a useful performance measure to evaluate our business and further believes it is important to disclose MFFO in order to be consistent with the IPA recommendation and other non-traded REITs. MFFO that adjusts for items such as acquisition fees would only be comparable to non-traded REITs that have completed the majority of their acquisition activity and have other similar operating characteristics as us. Neither the Securities and Exchange Commission, or the SEC, nor any other regulatory body has approved the acceptability of the adjustments that we use to calculate MFFO. In the future, the SEC or another regulatory body may decide to standardize permitted adjustments across the non-listed REIT industry and we may need to adjust our calculation and characterization of MFFO.
MFFO is a metric used by management to evaluate our future operating performance once our organization and offering and acquisition and development stages are complete and is not intended to be used as a liquidity measure. Although management uses the MFFO metric to evaluate future operating performance, this metric excludes certain key operating items and other adjustments that may affect our overall operating performance. MFFO is not equivalent to net income (loss) as determined under U.S. GAAP. In addition, MFFO is not a useful measure in evaluating net asset value, since an impairment is taken into account in determining net asset value but not in determining MFFO.

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We define MFFO in accordance with the concepts established by the IPA and adjust for certain items, such as accretion of a discount and amortization of a premium on borrowings and related deferred financing costs, as such adjustments are comparable to adjustments for debt investments and will be helpful in assessing our operating performance. Our computation of MFFO may not be comparable to other REITs that do not calculate MFFO using the same method. MFFO is calculated using FFO. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. MFFO excludes from FFO the following items:

•	acquisition fees and expenses;

•
non-cash amounts related to straight-line rent and the amortization of above or below market and in-place intangible lease assets and liabilities (which are adjusted in order to reflect such payments from an accrual basis of accounting under U.S. GAAP to a cash basis of accounting);

•	amortization of a premium and accretion of a discount on debt investments;

•	non-recurring impairment of real estate-related investments;

•	realized gains (losses) from the early extinguishment of debt;

•
realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

•
unrealized gains (losses) from fair value adjustments on real estate securities, including commercial mortgage-backed securities and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

•	unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to contingent purchase price obligations; and

•	adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.
Certain of the above adjustments are also made to reconcile net income (loss) to net cash provided by (used in) operating activities, such as for the amortization of a premium and accretion of a discount on debt and securities investments, amortization of fees, any unrealized gains (losses) on derivatives, securities or other investments, as well as other adjustments.
MFFO excludes non-recurring impairment of real estate-related investments. We assess the credit quality of our investments and adequacy of reserves/impairment on a quarterly basis, or more frequently as necessary. Significant judgment is required in this analysis. With respect to debt investments, we consider the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the competitive situation of the region where the borrower does business. Fair value is typically estimated based on discounting the expected future cash flow of the underlying collateral taking into consideration the discount rate, capitalization rate, occupancy, creditworthiness of major tenants and many other factors. This requires significant judgment and because it is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. A property’s value is considered impaired if our estimate of the aggregate future undiscounted cash flow to be generated by the property is less than the carrying value of the property. If the estimated fair value of the underlying collateral for the debt investment is less than its net carrying value, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. With respect to a real estate investment, a property’s value is considered impaired if our estimate of the aggregate future undiscounted cash flow to be generated by the property is less than the carrying value of the property. The value of our investments may be impaired and their carrying values may not be recoverable due to our limited life. Investors should note that while impairment charges are excluded from the calculation of MFFO, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flow and the relatively limited term of a non-traded REIT’s anticipated operations, it could be difficult to recover any impairment charges through operational net revenues or cash flow prior to any liquidity event.
We believe that MFFO is a useful non-GAAP measure for non-traded REITs. It is helpful to management and stockholders in assessing our future operating performance once our organization and offering and acquisition and development stages are complete, because it eliminates from net income non-cash fair value adjustments on our real estate securities and acquisition fees and expenses that are incurred as part of our investment activities. However, MFFO may not be a useful measure of our operating performance or as a comparable measure to other typical non-traded REITs if we do not continue to operate in a

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similar manner to other non-traded REITs, including if we were to extend our acquisition and development stage or if we determined not to pursue an exit strategy.
However, MFFO does have certain limitations. For instance, the effect of any amortization or accretion on investments originated or acquired at a premium or discount, respectively, is not reported in MFFO. In addition, realized gains (losses) from acquisitions and dispositions and other adjustments listed above are not reported in MFFO, even though such realized gains (losses) and other adjustments could affect our operating performance and cash available for distribution. Stockholders should note that any cash gains generated from the sale of investments would generally be used to fund new investments. Any mark-to-market or fair value adjustments may be based on many factors, including current operational or individual property issues or general market or overall industry conditions.
Neither FFO nor MFFO is equivalent to net income (loss) or cash flow provided by operating activities determined in accordance with U.S. GAAP and should not be construed to be more relevant or accurate than the U.S. GAAP methodology in evaluating our operating performance. Neither FFO nor MFFO is necessarily indicative of cash flow available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Furthermore, neither FFO nor MFFO should be considered as an alternative to net income (loss) as an indicator of our operating performance.
The following table presents a reconciliation of FFO and MFFO to net income (loss) attributable to our common stockholders for the nine months ended September 30, 2014 and 2013 and year ended December 31, 2013:

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013
Funds from operations:
Net income (loss) attributable to NorthStar Healthcare Income, Inc. common stockholders	$(6,642,428)	$65,433	$(2,560,264)
Adjustments:
Depreciation and amortization	2,644,054	—	131,989
Depreciation and amortization related to unconsolidated ventures	798,925	—
Depreciation and amortization related to non-controlling interests	(45,452)	—	(170)
Funds from operations	(3,244,901)	65,433	(2,428,445)
Modified funds from operations:
Funds from operations	(3,244,901)	65,433	(2,428,445)
Adjustments:
Acquisition fees and transaction costs	8,100,778	—	2,813,929
Straight-line rental (income) loss	(504,163)	—	(53,101)
Amortization of premiums, discounts and fees on investments and borrowings, net	656,136	—	31,348
Adjustments related to unconsolidated ventures	347,708	—
Adjustments related to non-controlling interests	(32,618)	—	(9,312)
Modified funds from operations	$5,322,940	$65,433	$354,419

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Distributions Declared and Paid
We generally pay distributions on a monthly basis based on daily record dates. Since we commenced operations on February 11, 2013, our board of directors authorized and we declared distributions based on daily record dates for each period from April 5, 2013 through September 30, 2014 at a rate of $0.00184932 per share per day, which we have paid on a monthly basis, but we are not required to continue to approve and pay distributions at that rate or at all. We declared distributions for the year ended December 31, 2013 of $1.3 million, of which $0.6 million was reinvested in our DRP. For the nine months ended September 30, 2014, we declared distributions of $14.7 million, of which $8.1 million was reinvested in our DRP. For the respective periods, we paid distributions at an annualized distribution rate of 6.75% based on a purchase price of $10.00 per share of our common stock. Distributions are generally aggregated and paid to stockholders on the first day of the month following the month for which the distribution has accrued.
The following table presents distributions declared for the nine months ended September 30, 2014, year ended December 31, 2013 and period from inception through September 30, 2014:

	Nine months ended September 30, 2014		Year ended December 31, 2013		Inception through September 30, 2014
Distributions(1)(2)
Cash	$6,599,461		$670,925		$7,270,386
DRP	8,097,329		640,961		8,738,290
Total	$14,696,790		$1,311,886		$16,008,676

Sources of Distributions
Funds from Operations	$(3,244,901)	—%	$(2,428,445)	—%	$(5,673,346)	—%

Offering Proceeds - Distribution Support	628,713	4.3%	100,511	7.7%	729,224	4.6%
Offering Proceeds - Other	14,068,077	95.7%	1,211,375	92.3%	15,279,452	95.4%
Total Offering Proceeds	$14,696,790	100.0%	$1,311,886	100.0%	$16,008,676	100.0%

Cash Flow Provided by (Used in) Operations	$(1,620,332)		$(343,225)		$(1,963,557)
__________________________________

(1)	Represents distributions declared for such period, even though such distributions are actually paid to stockholders the month following such period.

(2)
On August 6, 2014, our board of directors approved a daily cash distribution of $0.00184932 per share of common stock for each of the three months ended December 31, 2014. On November 5, 2014, our board of directors approved a daily cash distribution of $0.00184932 per share of common stock for each of the three months ended March 31, 2015.

All distributions declared for the period from April 5, 2013 through September 30, 2014 were paid using offering proceeds, including from the purchase of additional shares by NorthStar Realty. Over the long-term, we expect that our distributions will be paid entirely from cash flow provided by operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment, the type and mix of our investments and accounting of our investments in accordance with U.S. GAAP. As a result, future distributions declared and paid may exceed cash flow provided by operations. To the extent distributions are paid from sources other than FFO, the ownership interests of our stockholders will be diluted.
Pursuant to our distribution support agreement, NorthStar Realty committed to purchase up to an aggregate of $10.0 million in shares of our common stock at a price of $9.00 per share if cash distributions exceed MFFO to provide additional funds to support distributions to stockholders. In February 2013, NorthStar Realty purchased 222,223 shares of our common stock for $2.0 million under the distribution support agreement to satisfy the minimum offering requirement, which reduced the total commitment.

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The following table summarizes shares purchased by NorthStar Realty pursuant to our distribution support agreement:

		Purchase
Period	Shares	Price(1)

Nine Months Ended September 30, 2014	69,857	$628,713
Year Ended December 31, 2013	233,391	2,100,519
For the period from February 11, 2013 through September 30, 2014	303,248	2,729,232
_________________________________

(1)	Under the distribution support agreement, shares of our common stock are purchased at a price of $9.00 per share.

Compensation Paid to Our Advisor and Our Dealer Manager
In connection with the completion of NorthStar Realty’s spin-off of its asset management business into NSAM (as defined in this prospectus supplement), on June 30, 2014, we entered into a new advisory agreement with an affiliate of NSAM and terminated our advisory agreement with our prior advisor, NorthStar Healthcare Income Advisor, LLC. The information below regarding fees and reimbursements incurred and accrued but not yet paid to our advisor reflect such fees and reimbursements incurred and accrued but not yet paid to our prior advisor for the periods presented. For additional information regarding our advisor, see the section entitled “Matters Relating to Our Advisory Agreement” in this prospectus supplement.
The following table presents the fees and reimbursements incurred to our advisor and NorthStar Realty Securities, LLC, or our dealer manager, for the year ended December 31, 2013 and the nine months ended September 30, 2014 and 2013 and the amount due to related party as of September 30, 2014 and December 31, 2013:

		Nine Months Ended September 30,		Year Ended	Due to Related Party as of
Type of Fee or Reimbursement	Financial Statement Location	2014	2013	December 31, 2013	September 30, 2014	December 31, 2013
Fees to Advisor
Asset management	Asset management and other fees-related party	$1,723,972	$17,825	$100,537	$342,547	$37,532
Acquisition(1)	Real estate debt investments, net / Asset management and other fees-related party	7,813,699	112,500	1,346,268	3,292,938	564,405
Disposition(1)	Real estate debt investments, net	—	—	—	—	—
Reimbursements to Advisor
Operating costs	General and administrative expenses	2,045,439	24,675	188,755	998,372	164,080
Organization	General and administrative expenses	278,853	14,291	81,530	15,569	18,768
Offering	Cost of capital(2)	3,909,058	271,518	1,549,065	929,055	356,594
Selling commissions / Dealer manager fees	Cost of capital(2)	43,055,708	1,679,540	10,561,191	—	—
Total					$5,578,481	$1,141,379
_________________________

(1)
Acquisition/disposition fees incurred to our advisor related to debt investments are generally offset by origination/exit fees paid to us by borrowers if such fees are required from the borrower. Acquisition fees related to equity investments are included in asset management and other fees – related party in our consolidated statements of operations. Our advisor may determine to defer fees or seek reimbursement.

(2)	Cost of capital is included in net proceeds from issuance of common stock in our consolidated statements of equity.

As of September 30, 2014, the aggregate amount of fees and reimbursements accrued but not yet payable to our advisor was $7.4 million, primarily representing operating expenses.

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Information Regarding Our Share Repurchase Program
We adopted a share repurchase program that may enable stockholders to sell their shares to us in limited circumstances. We are not obligated to repurchase shares pursuant to this program. No stockholder is eligible to participate in the share repurchase program (other than with respect to requests made as a result of death or qualifying disability) until the stockholder has held our shares for at least one year. Our board of directors may, in its sole discretion, amend, suspend or terminate our share repurchase program at any time upon ten days’ notice except that changes in the number of shares that can be repurchased during any calendar year will take effect only upon ten business days’ prior written notice. From inception through September 30, 2014, we received seven requests, all of which were fulfilled, for the redemption of 14,354 shares of common stock at a weighted average price of $9.92 per share. We used proceeds from our offering to fulfill the requests. For the nine months ended September 30, 2014, there were no unfulfilled repurchase requests.
Information Regarding Our Net Tangible Book Value Per Share
The offering price in our offering is higher than the net tangible book value per share of our common stock as of September 30, 2014. Net tangible book value per share is calculated including tangible assets but excluding intangible assets such as deferred costs or goodwill and any other asset that cannot be sold separately from all other assets of the business as well as intangible assets for which recovery of book value is subject to significant uncertainty or illiquidity, less liabilities and is a non-GAAP measure. There are no rules or authoritative guidelines that define net tangible book value; however, it is generally used as a conservative measure of net worth, approximating liquidation value. Our net tangible book value reflects dilution in value of our common stock from the issue price as a result of: (i) the substantial fees paid in connection with our initial public offering, including selling commissions and dealer manager fees paid to our dealer manager; and (ii) the fees and expenses paid to our advisor in connection with the selection, origination, acquisition and sale of our investments and the management of our company.
As of September 30, 2014, our net tangible book value per share was $8.35, compared with our primary offering price per share of $10.00 (ignoring purchase price discounts for certain categories of purchasers) and our DRP price per share of $9.50. Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Although we do not believe net tangible book value is an indication of the value of our shares, if we were to liquidate our assets at this time, you would likely receive less than the purchase price for your shares due to the factors described above with respect to the dilution in value of our common stock.
Further, investors who purchase shares in our offering may experience further dilution of their equity investment in the event that we sell additional common shares in the future, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.
Appointment and Resignation of Certain Officers and Directors
On November 5, 2014, our board of directors appointed Ronald J. Jeanneault as our Chief Executive Officer and President. Prior to this appointment, Mr. Jeanneault, 47, served as our Executive Vice President and Head of Asset Management since March 2012. Mr. Jeanneault has also served as Executive Vice President of NSAM since July 2014 and as Executive Vice President and Head of Asset Management of the entity through which NorthStar Realty operates its healthcare business since March 2012. Mr. Jeanneault began his career by operating a national rehabilitation center with New Medico Health System and gained firsthand knowledge working on-site at a facility. Prior to joining us, from June 1999 until January 2012, Mr. Jeanneault held numerous executive leadership roles with Sunrise Senior Living, Inc. and most recently served as Senior Vice President and Co-Head of Operations.  He also spent a number of years at a Johns Hopkins Medical Institution where he ran outpatient programs and developed community based programs for medically fragile children.  From July 1994 to June 1999, Mr. Jeanneault was the Director of Residential and Outpatient Programs for the Kennedy Krieger Institute at the Johns Hopkins Medical Institutions. Prior to 1994, Mr. Jeanneault spent four years with a private and for profit post-acute provider of brain injury rehabilitation services as the Vice President of Operations.  Mr. Jeanneault received his Bachelor of Arts degree from the University of Massachusetts.
Concurrently with Mr. Jeanneault’s appointment, James F. Flaherty III was elected to serve as Vice Chairman of our board of directors and no longer serves as our Chief Executive Officer and President, effective on November 5, 2014. Mr. Flaherty will continue to provide investment and other services to us as a member of the investment committees of our advisor and our sponsor, in relation to healthcare investments.

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Update to Our Valuation Process
The second paragraph under the heading “Questions and Answers About Our Offering—Will I be notified of how my investment is doing” and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

Pursuant to amended Rules 2310 and 2340 of the Financial Industry Regulatory Authority, Inc., or FINRA, we expect to establish an estimated value per share by April 11, 2016, the effective date of the amended rules. Once established, we will provide the estimated value per share to you in our annual report. The estimated value per share of our common stock will be based upon the fair value of our assets less the fair value of our liabilities under market conditions existing at the time of the valuation. We will obtain independent third party appraisals for our properties and will value our other assets in a manner we deem most suitable under the circumstances, including in a manner similar to how our sponsor values its assets, which will include an independent appraisal or valuation. A committee comprised of independent directors will be responsible for the oversight of the valuation process, including approval of the engagement of any third parties to assist in the valuation of assets, liabilities and unconsolidated investments. We anticipate that any property appraiser we engage will be a member of the Appraisal Institute with the MAI designation or such other professional valuation designation appropriate for the type and geographic locations of the assets being valued and will provide a written opinion, which will include a description of the reviews undertaken and the basis for such opinion. Any such appraisal will be provided to a participating dealer upon request. After the initial appraisal, appraisals will be done annually and may be done on a quarterly rolling basis. The valuations are estimates and consequently should not necessarily be viewed as an accurate reflection of the fair value of our investments nor will they necessarily represent the amount of net proceeds that would result from an immediate sale of our assets.
Matters Relating to Our Advisory Agreement
On June 30, 2014, NorthStar Realty completed the previously announced spin-off, or the spin-off, of its asset management business into NSAM, a separate public company with its shares of common stock listed on the New York Stock Exchange under the ticker symbol “NSAM.”
Following the completion of the spin-off and the related events described below, NSAM now owns and operates NorthStar Realty’s asset management business and NSAM and its affiliates sponsor and manage the public, non-traded REITs previously sponsored and managed by NorthStar Realty, including us, NorthStar Real Estate Income Trust, Inc., NorthStar Real Estate Income II, Inc. and any other companies that NSAM may sponsor in the future, which we refer to collectively as the Managed Companies.
In connection with the spin-off, on June 30, 2014, we, our operating partnership, NSAM and NSAM J-NSHC Ltd, a subsidiary of NSAM, or our new advisor, entered into a new advisory agreement, or our new advisory agreement, pursuant to which our new advisor manages our day-to-day activities and implements our investment strategy. The appointment of our new advisor and the entry into the new advisory agreement were approved by our board of directors, including our independent directors.
Upon completion of the spin-off, the existing employees of NorthStar Realty became employees of NSAM, certain of which, including executive officers, employees engaged in NorthStar Realty’s existing loan origination business and certain other employees, will be co-employees of NSAM and NorthStar Realty. As a result, we have access to the same personnel and resources that we had prior to the spin-off.
The terms of the new advisory agreement are substantially the same as those that were in effect prior to the spin-off under our prior advisory agreement, a description of which is included in the section entitled "Management—The Advisory Agreement" in our prospectus.
In connection with the spin-off, on June 30, 2014, we provided notice to our prior advisor and NorthStar Realty of the termination without cause of our prior advisory agreement. Our prior advisor and NorthStar Realty waived the notice period provided for in our prior advisory agreement and consequently, our prior advisor ceased all activities under our prior advisory agreement effective upon completion of the spin-off.
In connection with the termination of our prior advisory agreement, we, our prior advisor and NorthStar Healthcare Income OP Holdings, LLC, all of which are parties to the limited partnership agreement of our operating partnership, or our operating partnership agreement, agreed that such termination did not constitute a termination event (as defined in our operating partnership agreement) and did not trigger the redemption of the special limited partnership units (as defined in our operating partnership agreement) pursuant to our operating partnership agreement. In addition, the parties to our operating partnership agreement agreed that the term “Advisory Agreement” in our operating partnership agreement shall mean our new advisory

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agreement. On June 30, 2014, the parties to our operating partnership agreement entered into an amendment to our operating partnership agreement reflecting the foregoing.
Update to Our Risk Factors

The twelfth bullet point on the cover page of the prospectus is superseded in its entirety as follows:

•
Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. We have paid, and may continue to pay, distributions from sources other than our cash flow from operations, and consequently, we will have less cash available for investments and your overall return may be reduced. All distributions declared for the period from inception through December 31, 2013 and for the nine months ended September 30, 2014 were paid using proceeds from our initial public offering, including from the purchase of additional shares by NorthStar Realty Finance Corp., or NorthStar Realty. NorthStar Realty has agreed to purchase shares of our common stock in our offering under certain circumstances in order to provide additional cash to support distributions to stockholders, which will dilute the equity ownership interests of our public stockholders.

The thirteenth bullet point under the heading “Summary of Risk Factors” of the “Prospectus Summary” is superseded in its entirety as follows:

•
Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. We have paid and may continue to pay distributions from sources other than cash flow from operations, including the net proceeds of our initial public offering. All distributions declared for the period from inception through December 31, 2013 and for the nine months ended September 30, 2014 were paid using proceeds from our initial public offering, including from the purchase of additional shares by NorthStar Realty. Until the proceeds of our offering are fully invested and otherwise during the course of our existence, we may not generate sufficient cash flow from operations to fund distributions. Pursuant to a distribution support agreement, in certain circumstances where our cash distributions exceed our modified funds from operations, or MFFO, NorthStar Realty agreed to purchase up to $10.0 million of shares of our common stock (which includes the $2.0 million of shares purchased by an affiliate of NorthStar Realty to satisfy the minimum offering amount in our initial public offering) at $9.00 per share to provide additional cash to support distributions to our stockholders. Such sales of shares cause dilution of the ownership interests of our public stockholders. After our distribution support agreement with NorthStar Realty has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. We have paid, and may continue to pay, distributions from sources other than our cash flow from operations, and consequently, we will have less cash available for investments, and your overall return may be reduced.

The paragraph under the heading “Risk Factors—Risks Related to Our Company—If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced.” is superseded in its entirety as follows:

Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. We have funded our cash distributions paid to date using net proceeds from our offering and we may do so in the future. Until the proceeds from our offering are fully invested and otherwise during the course of our existence, we may not generate sufficient cash flow from operations to fund distributions. We began generating cash flow from operations on April 5, 2013, the date of our first investment. For the nine months ended September 30, 2014, we declared distributions of $14.7 million compared to cash used in operations of $1.6 million. All distributions declared during this period, and for the period from inception through December 31, 2013, were paid using proceeds from our initial public offering, including the purchase of additional shares by NorthStar Realty, one of our sponsor's Managed Companies.

Pursuant to a distribution support agreement, in certain circumstances where our cash distributions exceed our MFFO, NorthStar Realty agreed to purchase up to $10.0 million of shares of our common stock at $9.00 per share (which includes the $2.0 million of shares our sponsor purchased by an affiliate of NorthStar Realty to satisfy the minimum offering amount) to provide additional cash to support distributions to stockholders and has, in fact, purchased 303,248 shares of our common stock as of September 30, 2014. The sale of these shares resulted in the dilution of the ownership interests of our public stockholders.

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Upon termination or expiration of the distribution support agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments, we may have to reduce our distribution rate, our net asset value may be negatively impacted and stockholders’ overall return may be reduced.

Update to Estimated Use of Proceeds

The second paragraph under the “Estimated Use of Proceeds” section of our prospectus is hereby superseded and replaced in its entirety by the following:

Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in our offering, we estimate that between approximately 86.4% (assuming no shares available under our DRP are sold) and approximately 87.4% (assuming all shares available under our DRP are sold) of our gross offering proceeds will be available for investment after the payment of offering costs, including selling commissions and the dealer manager fee. Upon investment in our targeted assets, we will use a portion of the remainder of our offering proceeds to pay an acquisition fee to our advisor for its services in connection with the selection and acquisition or origination of our real estate investments. Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings, sales of assets, our advisor’s agreement to defer or reduce fees, shares of our common stock and offering proceeds, or we may make distributions in the form of taxable stock dividends. We have not established a limit on the use of proceeds to fund distributions. All distributions declared for the period from inception through December 31, 2013 and for the nine months ended September 30, 2014 were paid using proceeds from our initial public offering, including from the purchase of additional shares by NorthStar Realty. We expect to use substantially all of the net proceeds from the sale of shares under our DRP to repurchase shares under our share repurchase program.

Update to Conflicts of Interest

The “Conflicts of Interest—Certain Conflict Resolution Measures—Allocation of Investment Opportunities” section of our prospectus is hereby superseded and replaced in its entirety by the following:
Allocation of Investment Opportunities. We rely on our sponsor’s investment professionals to identify suitable investment opportunities for our company as well as the other Managed Companies. Our investment strategy may be similar to that of, and may overlap with, the investment strategies of the Managed Companies, as well as other companies, funds or vehicles that may be co-sponsored, co-branded and co-founded by, or subject to a strategic relationship between, our sponsor or one of its affiliates, on the one hand, and a strategic or joint venture partner of our sponsor, or a Partner, on the other, which we refer to collectively as the Strategic Vehicles. Therefore, many investment opportunities sourced by our advisor and its affiliated advisors and sub-advisors, or, collectively, the NSAM Group, and one or more of the Partners that are suitable for us may also be suitable for other Managed Companies and/or Strategic Vehicles.
The NSAM Group may allocate investment opportunities sourced by a Partner directly to the associated Strategic Vehicle or, as applicable, among multiple associated Strategic Vehicles on a rotating basis, which we refer to as a Special Allocation. For all investment opportunities other than Special Allocations, the NSAM Group will allocate, in its sole discretion, each investment opportunity to one or more of the Managed Companies, including us, and, as applicable, Strategic Vehicles or our sponsor, for which such investment opportunity is most suitable. When determining the entity for which an investment opportunity would be the most suitable, the factors that the NSAM Group may consider include, without limitation, the following:

•	investment objectives, strategy and criteria;

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

20

•	the size of the investment;

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments;

•	the expected holding period of the investment and the remaining term of the Managed Company, if applicable;

•	affiliate and/or related party considerations; and

•	whether a Strategic Vehicle has received a Special Allocation.
If, after consideration of the relevant factors, the NSAM Group determines that an investment is equally suitable for more than one company, the investment will be allocated on a rotating basis. If, after an investment has been allocated to a particular company, including us, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of the NSAM Group, more appropriate for a different entity to fund the investment, the NSAM Group may determine to place the investment with the more appropriate entity while still giving credit to the original allocation. In certain situations, the NSAM Group may determine to allow more than one Managed Company, including us, a Strategic Vehicle and/or our sponsor to co-invest in a particular investment. In discharging its duties under the investment allocation policy, the NSAM Group endeavors to allocate all investment opportunities among the Managed Companies, the Strategic Vehicles and our sponsor in a manner that is fair and equitable over time.
While these are the current procedures for allocating investment opportunities, the NSAM Group may sponsor or co-sponsor, co-brand or co-found additional investment vehicles in the future and, in connection with the creation of such investment vehicles or otherwise, the NSAM Group may revise the investment allocation policy. The result of such a revision to the investment allocation policy may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by the NSAM Group and/or the Partners, thereby reducing the number of investment opportunities available to us. Changes to the investment allocation policy that could adversely impact the allocation of investment opportunities to us in any material respect may be proposed by the NSAM Group and must be approved by our board of directors. In the event that the NSAM Group adopts a revised investment allocation policy that materially impacts our business, we will disclose this information in the reports we file publicly with the SEC, as appropriate.
The decision of how any potential investment should be allocated among us and other Managed Companies for which such investment may be most suitable may, in many cases, be a matter of highly subjective judgment which will be made by the NSAM Group in its sole discretion. Our right to participate in the investment allocation process described herein will terminate once we are no longer advised by our advisor or an affiliate of the NSAM Group. Our advisor is required to inform our board of directors at least annually of the investments that have been allocated to us and other Managed Companies so that our board of directors can evaluate whether we are receiving our fair share of opportunities. Based on the information provided, our board of directors (including our independent directors) has a duty to determine that the investment allocation policy is being applied fairly. The NSAM Group’s success in generating investment opportunities for us and the fair allocation of opportunities among us and other Managed Companies are important factors in our board of directors’ determination to continue our arrangements with our advisor.

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Experts

The audited consolidated financial statements of NorthStar Healthcare Income, Inc. and subsidiaries incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of Pinebrook, LLC incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing.
The financial statements of Ranger Predecessor and Eclipse Predecessor (each as defined in our Current Report on Form 8-K/A, filed with the SEC on July 22, 2014) incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The audited financial statements of Five Long Island Properties, LLC incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Cerini & Associates, LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements and schedule of Griffin-American Healthcare REIT II, Inc. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, appearing in our Current Report on Form 8-K filed on December 9, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Incorporation of Certain Documents by Reference
We have elected to “incorporate by reference” certain information into this prospectus supplement. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for information incorporated by reference that is superseded by information contained in this prospectus supplement. You can access documents that are incorporated by reference into this prospectus supplement on our website at www.northstarreit.com/healthcare. There is additional information about us and our advisor and its affiliates on our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of our website are not incorporated by reference in or otherwise a part of this prospectus supplement.
The following documents filed with the SEC, are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 7, 2014;

•
Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on May 15, 2014, for the quarterly period ended June 30, 2014, filed with the SEC on August 13, 2014 and for the quarterly period ended September 30, 2014, filed with the SEC on November 13, 2014;

•	The description of our common stock contained in the our Registration Statement on Form 8-A filed with the SEC on April 28, 2014;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2014;

•
Current Reports on Form 8-K filed with the SEC on January 3, 2014, January 21, 2014, January 22, 2014, January 28, 2014, February 11, 2014, March 5, 2014, April 11, 2014, May 13, 2014, June 16, 2014, June 25, 2014, July 1, 2014, August 15, 2014, September 12, 2014, October 6, 2014, October 23, 2014, November 12, 2014 and December 9, 2014; and

•	Current Reports on Form 8-K/A filed with the SEC on March 14, 2014, July 22, 2014 and October 2, 2014.

22

We will provide to each person to whom this prospectus supplement is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement. To receive a free copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:
NorthStar Healthcare Income, Inc.
Attn: Investor Relations
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600

The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement.
Current Form of Subscription Agreement
Our current form of subscription agreement is attached to this prospectus supplement as Exhibit A. This form supersedes and replaces the form included in the prospectus.

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EXHIBIT A

APPENDIX B
FORM OF SUBSCRIPTION AGREEMENT

NorthStar
HEALTHCARE INCOME

877.940.8777
NorthStarREIT.com/Healthcare

Subscription Agreement Instructions to Investors

PROSPECTUS DATED APRIL 29, 2014

Please carefully read the Prospectus of NorthStar Healthcare Income, Inc. (the "Company"), as supplemented to date, before deciding to subscribe in shares of common stock par value of $0.01 per share, of the Company (the "Shares"). Any person(s) desiring to subscribe should complete, execute and deliver the Subscription Agreement and payment in accordance with the instructions set forth below. Please print in ballpoint pen or type the information. **The sponsor or person designated by the sponsor will send each stockholder a confirmation of his or her purchase after they have been admitted as a stockholder.**

1. Investment	A minimum investment of $4,000 is required. A check for the full purchase price of the shares subscribed for should be made payable to "NorthStar Healthcare Income, Inc." or "NorthStar Healthcare". Shares may be purchased only by persons meeting standards set forth under the Section of the Prospectus entitled "Suitability Standards". Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the "Additional Purchase" box. The "Additional Purchase" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial investment.
2. Form of Ownership	Please check the appropriate box to indicate the type of entity or type of individuals subscribing. • Corporation: An authorized officer must sign. • Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign. In the case of an investment by a general partnership, all partners must sign. • Estate: The personal representative must sign. • Pension Plan, 401K, PSP and Trust: Each trustee must sign. • Individual Owner: Owner must sign. • Joint Tenant With Rights of Survivorship: Each joint tenant must sign. • Community Property: All parties must sign. • IRAs and KEOGHs: The owner and officer (or other authorized signer) of the custodian of the account must sign. The address of the custodian must be provided to receive checks and other pertinent information regarding the investment. • Tenants in Common and Tenants by Entirety: Each tenant must sign. • Uniform Gift To Minors Act (UGMA) or Uniform Transfers To Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor's parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

B-1

3. Investor Registration Information	Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship, tenants-in-common or tenants-by-entirety, include the names of both investors. In the case of partnerships or corporations, include the name of an authorized officer. Trusts should include the name of each trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the residential address, mailing address, if applicable, and telephone number(s) of the registered owner(s) of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.
4. Distribution Information	By electing to participate in the distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 3 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
5. Go Paperless	Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website, www.northstarREIT.com/Healthcare and notifying you via the e-mail address listed here or in Section 3 when such reports are available. I understand that I may receive paper documents at any time by calling 877.940.8777.
6. Subscriber Signatures	Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor's behalf. Please complete this Section so that the Company and your Broker-Dealer can assess whether your subscription is suitable given your financial condition. **If, at any time there is a material change in the investor's financial condition, including the failure to meet the minimum income and net worth standards imposed by his or her state of residence and as set forth in the Prospectus and the Subscription Agreement relating to such investment, the Company requests that such Participant promptly notify the Company and the broker-dealer named in the Subscription Agreement in writing. This request in no way shifts the responsibility of the Company's sponsor, and broker-dealers and registered investment advisors recommending the purchase of shares in this offering, to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the investor.**
7. Broker-Dealer/Registered Representative/Registered Investment Advisor Information	This Section is to be completed by the registered representative or registered investment advisor AND the Broker-Dealer.
8. Payment Instructions	Payment may be made by check or wire transfer. The signed subscription agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer or authorized principal for their signature. Completed subscription agreement can then be mailed via Regular or Overnight Delivery to the address in Section 8.

Notice to Stockholders: The shares of common stock of the Company are subject to restrictions on transfer and ownership for the purpose, among others, of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to: (i) certain restrictions on ownership and transferability; and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

HC-INST_03.2014

B-2

3912

NorthStar HEALTHCARE INCOME

877.940.8777
NorthStarREIT.com/Healthcare

Subscription Agreement

1. Investment **Make checks payable to NorthStar Healthcare Income, Inc.**

☐☐ State of Sale

$ ________ Investment Amount

☐ Initial Investment (min. is $4,000)

☐ Volume Discount Purchase (min. is $500,001)

☐ Additional Purchase (min. is $100)

☐ Check this box if investor is purchasing through an RIA or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee).

2. Form of Ownership

☐ Corporation ☐ Partnership ☐ Estate ☐ Pension Plan ☐ KEOGH Plan

☐ 401K ☐ PSP ☐ Trust: date__________ ☐ Other: please specify________________________

If you selected one of the account types above, you must provide:

Name of Trust/Corporation/Plan/Other

SSN or TIN of Trust/Corporation/Plan/Other

☐ Individual ☐ Individual TOD[1] ☐ Joint Tenant (with rights of survivorship) ☐ Joint Tenant TOD[1] (with rights of survivorship) ☐ Community Property

☐ Traditional IRA ☐ SEP IRA ☐ Simple IRA ☐ Beneficiary IRA[2] ☐ Roth IRA

☐ Tenants in Common ☐ Tenants by Entirety ☐ UGMA: state of_______ ☐ UTMA: state of_______

1) Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.northstarREIT.com/Healthcare.
2) Please include deceased person's name, SSN, date of birth and date of death in Section 3 under Co-Investor/Co-Trustee.

Custodian[3] or Third Party Administrator Information[4] (if applicable)

Name of Custodian/Third Party Administrator

Mailing Address

City

State

Zip Code

Custodian/Third Party Administrator Telephone Number

Custodian TIN

Custodian Account Number

3) The Custodian must sign and provide a Medallion Signature Guarantee in Section 6.
4) The Third Party Administrator will be set up as an Interested Party and will receive copies of Trade Confirmations and Statements.

B-3

3. Investor Registration Information

Investor/Trustee/Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

☐ Non U.S. Citizen

Country of Citizenship

Co-Investor/Co-Trustee/Co-Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

DOD (mm/dd/yy for Beneficiary IRA)

☐ Non U.S. Citizen

Country of Citizenship

Daytime Telephone

Evening Telephone

Residential Address (no P.O. Boxes)

City

State

Zip Code

Mailing Address (if different from above)

City

State

Zip Code

Email

4. Distribution Information

☐ DRP Distribution Reinvestment Plan*

* In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in Section 3 above or your Custodian for deposit in your Custodian account cited in Section 2.

☐ Cash: Send check to my Custodian in Section 2.
(custodian accounts only)

☐ Cash: Send check to the address in Section 3.
(non-custodian accounts only)

☐ Cash: Send check to a third party - **fill out information to the right**.
(non-custodian accounts only)

☐ Direct Deposit via ACH - **fill out information to the right**.
(non-custodian accounts only)

Fill out information below If you checked **Cash: Send check to a third party** or **Direct Deposit via ACH**.

Financial Institution/Third Party

Address

City

State

Zip Code

ABA Routing Number

Account Number

☐ Checking ☐ Savings
(attach a voided, pre-printed check or deposit slip)

☐ Brokerage/Other
(send check to a third party only)

5. Go Paperless

initials

E-mail

☐ In lieu of receiving documents*, I authorize NorthStar Healthcare Income, Inc. (NorthStar Healthcare) to make available on its website, www.northstarREIT.com/Healthcare, its **quarterly reports**, **annual reports**, **proxy statements**, **prospectus supplements** or other documents required to be delivered to me, as well as any **investment or marketing updates** and to notify me via the e-mail address listed here or in Section 3 above when such reports are available. I understand that I may receive paper documents at any time by calling 877.940.8777.

*** This election does not include New Account Statements, Trade Confirmations or Quarterly Investor Statements.**

B-4

6. Subscriber Signatures

Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representation on your behalf. In order to induce NorthStar Healthcare to accept this subscription, I hereby warrant that:

INVESTOR INITIALS	CO-INVESTOR INITIALS	ALL REPRESENTATIONS (A-F) MUST BE INITIALED
a.		a. I received a final prospectus of NorthStar Healthcare, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof.
b.		b. I certify that I have (i) a net worth (total assets minus total liabilities, exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND a minimum of $70,000 annual gross income.
c.		c. I have accepted the terms and conditions of NorthStar Healthcare's charter.
d.		d. I am purchasing shares for my own account and acknowledge that the investment is not liquid.
e.		e. I declare that the information supplied is true and correct and may be relied upon by NorthStar Healthcare.
f.		f. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares.

INVESTOR INITIALS	CO-INVESTOR INITIALS	STATE WHERE YOU RESIDE REPRESENTATION MUST BE INITIALED
g.		g. If I am an **Alabama** investor, I meet NorthStar Healthcare's suitability standards listed above and represent that I have a liquid net worth of at least 10 times my investment in NorthStar Healthcare and other similar programs before investing in NorthStar Healthcare.
h.		h. If I am a **California** investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of at least $150,000 and my total investment in this offering may not exceed 10% of my net worth.
i.		i. If I am an **Iowa** investor, I have a net worth of at least $350,000 or, in the alternative, a minimum annual gross income of at least $70,000 and a minimum net worth of at least $100,000, and my total investment in NorthStar Healthcare cannot exceed 10% of my liquid net worth.
j.		j. If I am a **Kansas** investor, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.
k.		k. If I am a **Kentucky** investor, I may not invest, in the aggregate, more than 10% of my net worth in this offering.
l.		l. If I am a **Maine** investor, I understand that is it recommended by the Maine Office of Securities that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this offering and similar offerings.
m.		m. If I am a **Massachusetts** investor, I may not invest more that 10% of my liquid net worth in NorthStar Healthcare and other non-traded REITs or other non-traded direct participation programs.
n.		n. If I am a **Nebraska** investor, I have a net worth of at least $100,000 and an annual income of at least $70,000 or, in the alternative, a minimum net worth of at least $350,000, and my total investment in NorthStar Healthcare may not exceed 10% of my net worth.
o.		o. If I am a **New Jersey** investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and my aggregate investment in this offering and other similar offerings may not exceed 10% of my liquid net worth.
p.		p. If I am a **New Mexico** investor, in addition to the suitability requirements listed above, I may not invest, in the aggregate, more than 10% of my liquid net worth in NorthStar Healthcare, its affiliates or other non-traded REITs.
q.		q. If I am a **North Dakota** investor, I meet NorthStar Healthcare's suitability standards listed above and represent that I have a net worth of at least 10 times my investment in this offering.
r.		r. If I am an **Ohio** investor, I may not invest, in the aggregate, more than 10% of my liquid net worth in NorthStar Healthcare, its affiliates or other non-traded REITs.
s.		s. If I am an **Oregon** investor, I may not invest, in the aggregate, more than 10% of my net worth in NorthStar Healthcare.
t.		t. If I am a **Pennsylvania** investor, I may not invest more than 10% of my net worth in NorthStar Healthcare.
u.		u. If I am a **Tennessee** investor, I must not invest more than 10% of my liquid net worth in this offering.
		Net worth should be calculated exclusive of homes, furnishings and automobiles. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Taxpayer Identification Number Certification **(required)**:

Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). **NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.**

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor/Trustee/Authorized Signer — Date

Signature of Co-Investor/Co-Trustee/Co-Authorized Signer/Custodian — Date

When signing as a custodian, a Medallion Signature Guarantee is required.

Medallion Signature Guarantee

B-5

7. Broker-Dealer/Registered Representative/Registered Investment Advisor Information (All fields must be complete)

The Registered Representative (RR) or Registered Investment Advisor (RIA) must sign below to complete the order. An authorized principal of the broker-dealer or RIA firm must sign below if required by such broker-dealer or RIA firm. The RR or RIA and BD hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence, or the state in which the sale was made, if different.

Broker-Dealer/RIA Firm

Registered Representative/RIA

Registered Representative #/Branch #

Mailing Address

City

State

Zip Code

E-mail

Telephone

Facsimile

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the RR/RIA and the Broker-Dealer/RIA Firm are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the RR/RIA and the Broker-Dealer/RIA Firm have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm's current policies and procedures for obtaining principal approval. I understand this subscription agreement is for NorthStar Healthcare Income, Inc.

RIAs must complete the following:

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or any member of the RIA firm is a FINRA-licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

Registered Representatives must complete the following:

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

State

Signature of Registered Representative/RIA

Signature of Broker-Dealer or RIA Firm/Authorized Principal
(if required by Broker-Dealer)

Date

Date

8. Payment Instructions

By mail - Checks should be made payable to **NorthStar Healthcare Income, Inc.** Forward the Subscription Agreement and payment to:

Regular mail
NorthStar Healthcare
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, MO 64121-9923

Express/Overnight delivery
NorthStar Healthcare
c/o DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105-1407

Wire transfers - Please reference subscriber's name.

UMB Bank, N.A.
ABA Routing Number - 101000695
Account Number - 9871879666
Reference - NorthStar Heatlhcare Income, Inc.

HC-SUBDOC_03.2014

B-6

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered, other than selling commissions and the dealer manager fee. All amounts are estimated.

SEC registration fee	$116,100
FINRA filing fee	75,500
Accounting fees and expenses	2,000,000
Legal fees and expenses	3,500,000
Sales and advertising expenses	1,750,000
Blue Sky fees and expenses	150,000
Printing expenses	3,250,000
Miscellaneous	4,158,400
Total	$15,000,000

Item 32.	Sales to Special Parties.
Not Applicable.

Item 33.	Recent Sales of Unregistered Securities.
On June 13, 2014, we granted 2,500 shares of restricted stock to each of our three independent directors pursuant to our independent directors’ compensation plan in a private placement transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. All shares were issued at $9.00 per share and will generally vest over four years; provided, however, that the restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director’s service as a director due to his or her death or disability; or (ii) a change in our control.
On February 11, 2013 and November 7, 2013, pursuant to our independent directors’ compensation plan, we granted 5,000 and 2,500 restricted shares of our common stock, respectively, to each of our three independent directors in private placement transactions exempt from registration under Section 4(a)(2) of the Securities Act. All shares were issued at $9.00 per share and will generally vest over four years; provided, however, that the restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director’s service as a director due to his death or disability; or (ii) a change in our control.

Item 34.	Indemnification of Directors and Officers.
Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.
The Maryland General Corporation Law, or the MGCL, permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, the MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the matter giving rise to the proceedings and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.
Under the MGCL, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
However, our charter provides, subject to the limitations under the MGCL, that we will not indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us if: (i) the loss or liability was the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor; or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct; (ii) the indemnitee has not determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; or (iii) the indemnitee was not acting on our behalf or performing services for us. In addition, the indemnification or agreement to hold harmless must be recoverable only out of our net assets and not from our stockholders.
In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.
Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (i) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf; (ii) the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by the charter; (iii) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement.
It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act. Any indemnification or agreement to hold harmless may be paid only out of our net assets, and no portion may be recoverable from the stockholders.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also cover officers and directors under our directors’ and officers’ liability insurance, which we intend to obtain by the time our sponsor or its subsidiaries is not a majority owner.

Item 35.	Treatment of Proceeds from Securities Being Registered.
Not Applicable.

Item 36.    Financial Statements and Exhibits.

(a)	Financial Statements:
The following financial statements are incorporated into this registration statement by reference:

•
The consolidated balance sheets of NorthStar Healthcare Income, Inc. and subsidiaries as of December 31, 2013 and 2012, the related consolidated statements of operations, comprehensive income (loss), and cash flows for the period ended December 31, 2013, and the related consolidated statements of equity for each of the three years in the period ended December 31, 2013, included in the Registrant's Annual Report on Form 10-K, filed with the SEC on March 7, 2014;

•
The consolidated financial statements (unaudited) of the Registrant included in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on May 15, 2014;

•
The consolidated financial statements (unaudited) of the Registrant included in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed with the SEC on August 13, 2014;

•
The consolidated financial statements (unaudited) of the Registrant included in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, filed with the SEC on November 13, 2014;

•
The financial statements of Pinebrook, LLC, which comprise the balance sheets as of September 30, 2013 and December 31, 2012, and the related statements of operations, changes in member’s deficit, and cash flows for the nine months ended September 30, 2013 and the year ended December 31, 2012, and the unaudited pro forma financial information, included in the Registrant’s Current Report on Form 8-K/A, filed with the SEC on March 14, 2014;

•
The audited consolidated financial statements of Ranger Predecessor for the period from January 1, 2013 to June 27, 2013, the unaudited condensed consolidated financial statements of Ranger Predecessor for the three months ended March 31, 2013, the audited combined financial statements of Eclipse Predecessor for the year ended December 31, 2013, the unaudited condensed combined financial statements of Eclipse Predecessor for the three months ended March 31, 2014 and 2013 and the pro forma financial information, included in the Registrant’s Current Report on Form 8-K/A, filed with the SEC on July 22, 2014;

•
The audited financial statements of Five Long Island Properties, LLC as of and for the years ended December 31, 2013 and 2012, the unaudited condensed financial statements of Five Long Island Properties, LLC as of and for the six months ended June 30, 2014 and 2013, and the pro forma financial information, included in the Registrant’s Current Report on Form 8-K/A, filed with the SEC on October 2, 2014;

•
The audited consolidated financial statements of Griffin-American Healthcare REIT II, Inc. as of December 31, 2013 and December 31, 2012 and for each of the three years in the period ended December 31, 2013, the notes related thereto, the financial statement schedule for the year ended December 31, 2013 and the Report of the Independent Registered Public Accounting Firm, from its Annual Report on Form 10-K for the year ended December 31, 2013, included in the Registrant’s Current Report on Form 8-K, filed with the SEC on December 9, 2014;

•
The unaudited condensed consolidated financial statements of Griffin-American Healthcare REIT II, Inc. for the three and nine months ended September 30, 2014 and September 30, 2013 and the notes related thereto, from its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, included in the Registrant’s Current Report on Form 8-K, filed with the SEC on December 9, 2014; and

•	The unaudited pro forma financial information, included in the Registrant’s Current Report on Form 8-K, filed with the SEC on December 9, 2014.

(b)	Exhibits:
See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.
Item 37.    Undertakings.
The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and our offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
that, for the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4)	to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of our offering;

(5)	that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6)
that, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the registrant relating to our offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to our offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	the portion of any other free writing prospectus relating to our offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	any other communication that is an offer in our offering made by the registrant to the purchaser;

(7)
to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8)	to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9)
to file a sticker supplement pursuant to Rule 424(c) under the Securities Act describing each significant property that has not been identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated during the distribution period;

(10)
to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of our offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of our offering has ended; and

(11)
insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 11 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on January 20, 2015.

NorthStar Healthcare Income, Inc.

By:	/s/ RONALD J. JEANNEAULT
Name: Ronald J. Jeanneault
Title: Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 11 to the registration statement has been signed by the following persons in the following capacities and on January 20, 2015.

Signature	Title

/s/ RONALD J. JEANNEAULT	Chief Executive Officer and President
Ronald J. Jeanneault	(Principal Executive Officer)

/s/ DEBRA A. HESS	Chief Financial Officer and Treasurer
Debra A. Hess	(Principal Financial Officer and
Principal Accounting Officer)

/s/ DANIEL R. GILBERT	Executive Chairman
Daniel R. Gilbert

/s/ JAMES F. FLAHERTY III	Vice Chairman
James F. Flaherty III

*	Director
Daniel J. Altobello

*	Director
Gregory A. Samay

*	Director
Jack F. Smith, Jr.

* /s/ RONALD J. LIEBERMAN
Ronald J. Lieberman, as
attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1
Amended and Restated Dealer Manager Agreement (filed as Exhibit 1.1 to Pre-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

1.2
Form of Participating Dealer Agreement (filed as Exhibit 1.2 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

3.1
Articles of Amendment and Restatement of NorthStar Healthcare Income, Inc. (filed as Exhibit 3.1 to Pre-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

3.2
Certificate of Correction of the Articles of Amendment and Restatement of NorthStar Healthcare Income, Inc. (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 and incorporated herein by reference)

3.3
Fourth Amended and Restated Bylaws of NorthStar Healthcare Income, Inc. (filed as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 and incorporated herein by reference)

4.1	Form of Subscription Agreement (included in the prospectus as Appendix B and incorporated herein by reference)
4.2	Distribution Reinvestment Plan (included in the prospectus as Appendix C and incorporated herein by reference)
5.1
Opinion of Venable LLP as to the Legality of the Securities Being Registered (filed as Exhibit 5.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

8.1
Opinion of Alston & Bird LLP as to Federal Income Tax Matters (filed as Exhibit 8.1 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.1	Advisory Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 1, 2014 and incorporated herein by reference)
10.2
Amended and Restated Limited Partnership Agreement of NorthStar Healthcare Income Operating Partnership, LP (filed as Exhibit 10.3 to Pre-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.3
First Amendment to Amended and Restated Limited Partnership Agreement of NorthStar Healthcare Income Operating Partnership, LP (filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 and incorporated herein by reference)

10.4
Second Amendment to Amended and Restated Limited Partnership Agreement of NorthStar Healthcare Income Operating Partnership, LP (filed as Exhibit 10.4 to Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.5
NorthStar Healthcare Income, Inc. Amended and Restated Long Term Incentive Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 4, 2013 and incorporated herein by reference)

10.6	Amended and Restated Independent Directors Compensation Plan (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 4, 2013 and incorporated herein by reference)
10.7
Form of Restricted Stock Award Certificate (filed as Exhibit 10.6 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

Exhibit Number	Description
10.8
Third Amended and Restated Distribution Support Agreement, dated as of April 10, 2014, by and between NorthStar Realty Finance Corp. and NorthStar Healthcare Income, Inc. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 11, 2014 and incorporated herein by reference)

10.9
Form of Indemnification Agreement (filed as Exhibit 10.8 to Pre-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.10
Credit Agreement, dated as of November 13, 2013, by and among NorthStar Healthcare Income Operating Partnership, LP, KeyBank National Association, the other lending institutions which are parties thereto and the other lending institutions that may become parties thereto (filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 and incorporated herein by reference)

10.11
First Amendment to Credit Agreement and Other Loan Documents, dated as of February 28, 2014, by and among NorthStar Healthcare Income Operating Partnership, LP, NorthStar Healthcare Income, Inc. and KeyBank National Association (filed as Exhibit 10.41 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated herein by reference)

10.12
Second Amendment to Credit Agreement and Other Loan Documents, dated as of August 29, 2014, by and among NorthStar Healthcare Income Operating Partnership, LP, NorthStar Healthcare Income, Inc. and KeyBank National Association (filed as Exhibit 10.12 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.13
Unconditional Guaranty of Payment and Performance, dated as of November 13, 2013, made by NorthStar Healthcare Income, Inc. and each additional guarantor that may become a party thereto in favor of KeyBank National Association (filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 and incorporated herein by reference)

10.14
Mortgage Participation Agreement, dated as of April 5, 2013, by and between NRFC Cedar Creek Holdings, LLC, NRFC Cedar Creek Holdings, LLC and NS Healthcare Loan Holdings LLC (filed as Exhibit 10.10 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.15
First Amendment to Mortgage Participation Agreement, dated as of June 28, 2013, by and between NRFC Cedar Creek Holdings, LLC, NRFC Cedar Creek Holdings, LLC and NS Healthcare Loan Holdings LLC (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 and incorporated herein by reference)

10.16
Second Amendment to Mortgage Participation Agreement, dated as of August 2, 2013, by and between NRFC Cedar Creek Holdings LLC, NRFC Cedar Creek Holdings, LLC and NS Healthcare Loan Holdings, LLC (filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 and incorporated herein by reference)

10.17
Third Amendment to Mortgage Participation Agreement, dated as of August 16, 2013, by and between NRFC Cedar Creek Holdings LLC, NRFC Cedar Creek Holdings, LLC and NS Healthcare Loan Holdings, LLC (filed as Exhibit 10.13 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.18
Termination of Mortgage Participation Agreement, dated as of September 13, 2013, by and between NRFC Cedar Creek Holdings LLC and NS Healthcare Loan Holdings, LLC (filed as Exhibit 10.14 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.19
Membership Interest Purchase and Sale Agreement, dated as of October 29, 2013, by and between NorthStar Realty Healthcare, LLC, NRFC Blackhawk Holdings, LLC and NorthStar Healthcare Income Operating Partnership, LP (filed as Exhibit 10.15 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

Exhibit Number	Description
10.20
Membership Interest Purchase and Sale Agreement, dated as of October 29, 2013, by and between NorthStar Realty Healthcare, LLC, NRFC Grace Gardens Holdings, LLC, Hilltopper Assisted Living, LLC and NorthStar Healthcare Income Operating Partnership, LP (filed as Exhibit 10.16 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.21
Membership Interest Purchase and Sale Agreement, dated as of October 31, 2013 by and between NorthStar Realty Healthcare, LLC, NRFC Clinton Holdings, LLC and NorthStar Healthcare Income Operating Partnership, LP (filed as Exhibit 10.17 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.22
Commercial Loan Agreement, dated as of June 3, 2013, between Webster Bank, National Association, NRFC Clinton Holdings, LLC and Peregrine Way of CT, LLC (filed as Exhibit 10.18 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.23
Commercial Term Note, dated as of June 3, 2013, for NRFC Clinton Holdings, LLC paying to the order of Webster Bank, National Association (filed as Exhibit 10.19 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.24
Open-End Mortgage Deed, Security Agreement and Assignment, dated as of June 3, 2013, made by NRFC Clinton Holdings, LLC to Webster Bank, National Association (filed as Exhibit 10.20 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.25
Assignment of Leases and Rents, dated as of June 3, 2013, by NRFC Clinton Holdings, LLC to Webster Bank, National Association (filed as Exhibit 10.21 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.26
Security Agreement, dated June 3, 2013, by and between NRFC Clinton Holdings, LLC and Webster Bank, National Association (filed as Exhibit 10.22 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.27
Environmental Indemnification Agreement, dated as of June 3, 2013, by and among NRFC Clinton Holdings, LLC, Peregrine Way of CT, LLC and Webster Bank, National Association (filed as Exhibit 10.23 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.28
Pledge Agreement, dated as of June 3, 2013, by and between NRFC Clinton Holdings, LLC, Peregrine Way of CT, LLC and Webster Bank, National Association (filed as Exhibit 10.24 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

10.29
Limited Liability Company Agreement of Watermark Aqua Operator, LLC, dated as of December 27, 2013, by and between Watermark Aqua Investments, LLC and Aqua Operations NT-HCI, LLC (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

10.30
Purchase and Sale Agreement, dated as of November 19, 2013, by and between Wells Fargo Bank, National Association and Aqua Property NT-HCI, LLC (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

10.31
First Amendment to Purchase and Sale Agreement, dated as of December 18, 2013, by and between Wells Fargo Bank, National Association and Aqua Property NT-HCI, LLC (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

Exhibit Number	Description
10.32
Second Amendment Purchase and Sale Agreement, dated as of December 23, 2013, by and between Wells Fargo Bank, National Association and Aqua Property NT-HCI, LLC (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

10.33
Management Agreement, dated as of December 27, 2013, by and between Watermark Pinebrook LLC and Watermark Retirement Communities, Inc. (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

10.34
Loan Agreement, dated as of December 27, 2013, by and between General Electric Capital Corporation, Watermark Pinebrook Owner, LLC and Watermark Pinebrook LLC (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

10.35
Promissory Note, dated as of December 27, 2013, by and between Watermark Pinebrook Owner, LLC and GE Capital Bank (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

10.36
Open End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 27, 2013, by Watermark Pinebrook Owner, LLC to General Electric Capital Corporation (filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

10.37
Contribution Agreement, dated as of December 27, 2013, by and between NorthStar Healthcare Income Operating Partnership, LP, David Freshwater, The Diana and David Freshwater Living Trust U/D/T dated January 20, 2004, David Barnes and The Barnes Family Revocable Trust U/D/T dated November 15, 2007 (filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

10.38
Assignment and Assumption of Purchase and Sale Agreement, dated December 31, 2013, by and between The Freshwater Group, Inc., Watermark Harvard Square Owner, LLC and Watermark Harvard Square AP, LLC (filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

10.39
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of August 27, 2013, by and among Harvard Square, LLC, LDEV, LLC and The Freshwater Group, Inc. (filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

10.40
Twelfth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated as of December 27, 2013, by and among Harvard Square, LLC, LDEV, LLC and The Freshwater Group, Inc. (filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

10.41
Thirteenth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated as of December 30, 2013, by and among Harvard Square, LLC, LDEV, LLC and The Freshwater Group, Inc. (filed as Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

10.42
Agreement of Sale, dated December 27, 2013, by and between Vinings Senior Real Estate, LLC, Peregrine Way of GA, LLC and Golden Grove NT-HCI, LLC (filed as Exhibit 10.14 to the Company’s Current Report on Form 8-K filed on January 3, 2014 and incorporated herein by reference)

10.43
Assignment and Assumption of Purchase and Sale Agreement, dated January 15, 2014, by and between The Freshwater Group, Inc. and Watermark Parkview Owner, LLC (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 21, 2014 and incorporated herein by reference)

Exhibit Number	Description
10.44
Purchase and Sale Agreement, dated October 31, 2013, by and between The Freshwater Group, Inc. and Parkview Frisco, L.P. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 21, 2014 and incorporated herein by reference)

10.45
Third Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated January 10, 2014, by and between The Freshwater Group, Inc. and Parkview Frisco, L.P. (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on January 21, 2014 and incorporated herein by reference)

10.46
Fifth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated January 14, 2014, by and between The Freshwater Group, Inc. and Parkview Frisco, L.P. (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on January 21, 2014 and incorporated herein by reference)

10.47
Management Agreement, dated February 5, 2014, by and between Watermark Retirement Communities, Inc. and Watermark Parkview, LLC (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 11, 2014 and incorporated herein by reference)

10.48
Seniors Housing Loan and Security Agreement, dated February 5, 2014, by and between Watermark Parkview Owner, LLC and CBRE Capital Markets, Inc. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 11, 2014 and incorporated herein by reference)

10.49
Multifamily Note (CME), effective February 5, 2014, by Watermark Parkview Owner, LLC to pay CBRE Capital Markets, Inc. (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 11, 2014 and incorporated herein by reference)

10.50
Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, effective February 5, 2014, by and between Watermark Parkview Owner, LLC to Tamela K. Cooper for the benefit of CBRE Capital Markets, Inc. (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 11, 2014 and incorporated herein by reference)

10.51
Contribution Agreement, dated February 5, 2014, by and between NorthStar Healthcare Income Operating Partnership, LP, David Freshwater and David Barnes (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 11, 2014 and incorporated herein by reference)

10.52
Limited Liability Company Agreement of Eclipse Investment, LLC, dated as of May 7, 2014, by and between FC Eclipse Investment, LLC and Eclipse Health Holdings-T, LLC (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 13, 2014 and incorporated herein by reference)

10.53
Purchase and Sale Agreement, dated as of July 7, 2014, by and between Five Long Island Properties, LLC and Islandia NT-HCI, LLC (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 15, 2014 and incorporated herein by reference)

10.54
Purchase and Sale Agreement, dated as of October 22, 2014 by and between NorthStar Realty Finance Corp. and NorthStar Healthcare Income, Inc., including as Exhibit A the Form of Partnership Agreement of Healthcare GA Holdings, General Partnership (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 23, 2014 and incorporated herein by reference)

10.55
Equity Commitment Letter, dated as of November 7, 2014, by NorthStar Healthcare Income Operating Partnership, LP to FC Domino Acquisition, LLC (filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 and incorporated herein by reference)

10.56
Limited Guaranty, dated as of November 7, 2014, by NorthStar Healthcare Income Operating Partnership, LP, in favor of Extendicare International Inc. (filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 and incorporated herein by reference)

10.57
Interim Investors Agreement, dated as of November 7, 2014, by and among FC Domino Acquisition, LLC, Safanad Management Limited, NorthStar Healthcare Income Operating Partnership, LP and Formation Capital LLC (filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 and incorporated herein by reference)

10.58*	Amended and Restated Partnership Agreement of Healthcare GA Holdings, General Partnership, dated as of January 13, 2015
10.59
Loan Agreement dated as of December 3, 2014, among the Borrowers party thereto, as borrowers, and Citigroup Global Markets Realty Corp., JPMorgan Chase Bank, National Association, Barclays Bank PLC and Column Financial, Inc., as lenders (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 9, 2014 and incorporated herein by reference)

10.60
Facility Agreement, dated as of December 3, 2014, among GA HC REIT II CH U.K. Senior Housing Portfolio Limited (as Original Borrower upon its accession in accordance with the terms thereof), the Borrower and certain of its subsidiaries (as Original Guarantors upon their accession in accordance with the terms thereof), NorthStar Realty HealthCare, LLC (as Indemnitor) and arranged by Credit Suisse AG, London Branch (as Mandated Lead Arranger and Original Lender), with Elavon Financial Services Limited as Agent, and U.S. Bank Trustees Limited as Security Agent (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 9, 2014 and incorporated herein by reference)

10.61
Mezzanine A Loan Agreement dated as of December 3, 2014, among HC Mezz 1-T, LLC, Glenwood Owner MB1-T, LLC, Glenwood Ops MB2-T, LLC, MA Owner MB1-T, LLC, MA Ops MB2-T, LLC, CCRC Owner MB1-T, LLC AND CCRC Ops MB2-T, LLC, as borrowers, and Citigroup Global Markets Realty Corp., JPMorgan Chase Bank, National Association, Barclays Bank PLC and Column Financial, Inc., as lenders (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 9, 2014 and incorporated herein by reference)

10.62
Mezzanine B Loan Agreement dated as of December 3, 2014, among HC Mezz 2-T, LLC, Glenwood Owner MB2-T, LLC, Glenwood Ops MB3-T, LLC, MA Owner MB2-T, LLC, MA Ops MB3-T, LLC, CCRC Owner MB2-T, LLC AND CCRC Ops MB3-T, LLC, as borrowers, and Citigroup Global Markets Realty Corp., JPMorgan Chase Bank, National Association, Barclays Bank PLC and Column Financial, Inc., as lenders (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 9, 2014 and incorporated herein by reference)

10.63
Mezzanine C Loan Agreement dated as of December 3, 2014, among HC Mezz 3-T, LLC, Glenwood Owner MB3-T, LLC, Glenwood Ops MB4-T, LLC, MA Owner MB3-T, LLC, MA Ops MB4-T, LLC, CCRC Owner MB3-T, LLC AND CCRC Ops MB4-T, LLC, as borrowers, and Citigroup Global Markets Realty Corp., JPMorgan Chase Bank, National Association, Barclays Bank PLC and Column Financial, Inc., as lenders (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on December 9, 2014 and incorporated herein by reference)

21.1
Significant Subsidiaries of the Registrant (filed as Exhibit 21.1 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Grant Thornton LLP
23.3*	Consent of BDO USA, LLP
23.4*	Consent of Cerini & Associates, LLP
23.5*	Consent of Ernst & Young, LLP
23.6	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)
23.7	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)
24	Power of Attorney (included on the signature page to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) and incorporated herein by reference)

__________________________________
*    Filed herewith.